As filed with the Securities and Exchange Commission on July 25, 2019.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BAYCOM CORP

(Exact name of registrant as specified in its charter)

California	6022	37-1849111
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

500 Ygnacio Valley Road, Suite 200

Walnut Creek, CA 94596

(925) 476-1800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Keary L. Colwell

Senior Executive Vice President, Chief Financial Officer and Corporate Secretary

BayCom Corp

500 Ygnacio Valley Road, Suite 200

Walnut Creek, CA 94596

(925) 476-1800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Dave M. Muchnikoff, P.C. Michael S. Sadow, P.C. Silver, Freedman, Taff & Tiernan LLP 3299 K Street, N.W. Suite 100 Washington, DC 20007 (202) 295-4500	John Zeilinger Kevin Tracy Baird Holm LLP 1700 Farnam Street, Suite 1500 Omaha, NE 68102 (402) 344-0500

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement and upon consummation of the transactions described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer”, “non-accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, no par value	876,804 shares	N/A	$11,778,580	$1,428

(1)	Represents the maximum number of common shares of BayCom Corp (“BayCom”) estimated to be issuable upon completion of the merger with TIG Bancorp (“TIG”) that are currently outstanding. Pursuant to Rule 416, this Registration Statement also covers an indeterminate number of additional securities of BayCom as may be issuable as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and computed pursuant to Rule 457(f)(2) and (f)(3) under the Securities Act, by multiplying the book value of TIG Bancorp’s common stock of approximately $10.04 per share as of June 30, 2019, the latest practicable date prior to the date of filing this registration statement, by 3,183,400, the maximum number of shares of TIG Bancorp’s common stock to be cancelled in the merger described herein, less the estimated aggregate cash consideration to be paid in the merger of $20,182,756.
(3)	Calculated in accordance with Rule 457(f) under the Securities Act by multiplying the proposed maximum aggregate offering price by 0.0001212.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. We may not issue the securities offered by this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This document is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROXY STATEMENT/PROSPECTUS—SUBJECT TO COMPLETION—

DATED JULY 25, 2019

To the Shareholders of TIG Bancorp:

You are cordially invited to attend the special meeting of shareholders of TIG Bancorp, which we refer to as TIG. The special meeting will be held on [Weekday], September [•], 2019, at 10:00 a.m., Mountain Time at the main office of the Company’s subsidiary bank, First State Bank of Colorado, located at 8400 East Crescent Parkway, Suite 100, Greenwood Village, Colorado 80111.

As described in the enclosed proxy statement/prospectus, the board of directors of TIG has approved a merger agreement that provides for the merger of TIG with and into BayCom Corp, which we refer to as BayCom, with BayCom being the surviving entity in the merger. TIG will hold a special meeting of its stockholders in connection with the merger. TIG has two classes of common stock: voting common stock (“TIG voting common stock”), and non-voting common stock (“TIG non-voting common stock”), which are collectively referred to herein as “TIG common stock”. Holders of TIG voting common stock will be asked to vote to approve the merger agreement and the transactions contemplated thereby, as described in the accompanying proxy statement/prospectus. Approval of the merger agreement and the transactions contemplated thereby requires the affirmative vote of the holders of at least a majority of the outstanding shares of TIG voting common stock. All of the directors and executive officers of TIG, collectively holding an aggregate 228,400 of TIG voting common stock (or approximately 13.5% of the outstanding voting shares) and certain other TIG stockholders who collectively own an additional 510,500 shares of TIG voting common stock (or approximately 30.2% of the outstanding voting shares) as of the TIG record date, have signed voting agreements with BayCom agreeing to vote for approval of the merger agreement and the transactions contemplated thereby. Accordingly, the holders of approximately 43.7% of the outstanding voting shares entitled to vote on the merger have entered into voting agreements with BayCom to vote in favor of the merger agreement. We are seeking your vote on this important transaction, as well as the other matters to be considered at the special meeting.

Under the terms of the merger agreement, each holder of TIG common stock will have the right, with respect to each of their shares of TIG common stock, to receive (i) 0.27543 of a share of common stock, no par value per share, of BayCom (which we refer to in this proxy statement/prospectus as “BayCom common stock”), and (ii) $6.34, in cash, which we refer to as the merger consideration. As of June 28, 2019, the last trading day before public announcement of the merger, the merger consideration was valued at $12.37 per TIG common share or approximately $39.4 million in the aggregate based on BayCom’s closing stock price of $21.90 on that date. Based on the closing price of BayCom’s common stock of $[•] on [•], 2019, the latest practicable trading day before the printing of this proxy statement/prospectus, the value of the merger consideration payable to TIG shareholders was $[•] per share or $[•] in the aggregate.

The market value of the stock portion of the merger consideration to be paid to the holders of TIG common stock will vary from the closing price of BayCom common stock on the date BayCom and TIG announced the merger, on the date that this proxy statement/prospectus is mailed to TIG shareholders, on the date of the TIG special meeting and on the date the merger is completed and thereafter. However, there will not be any adjustment to the merger consideration for changes in the market price of BayCom common stock. Therefore, you will not know at the time of the TIG special meeting the precise aggregate merger consideration or the market value of the merger consideration you will receive upon completion of the merger. You should obtain current stock quotations for BayCom common stock. BayCom’s common stock trades on the NASDAQ Global Select Market under the symbol “BCML.”

We expect the transaction to be tax-free for TIG shareholders, except with respect to any cash received by them. After completion of the merger, based on the issued and outstanding BayCom common stock as of June 30, 2019 and the estimated BayCom common stock to be issued to TIG shareholders based on an exchange ratio of 0.27543, TIG shareholders would own approximately 6.8% of BayCom’s common shares (ignoring any BayCom common stock they may already own).

We cannot complete the merger unless the holders of a majority of the outstanding TIG voting common stock vote to approve the merger agreement. Your vote is very important. TIG will hold its special meeting of shareholders on September [•], 2019 to vote on the merger agreement. Your board of directors recommends that holders of TIG voting common stock vote FOR approval of the merger agreement and the other items to be considered at the special meeting. Whether or not you plan to attend the special meeting, please take the time to vote on the proposal to approve the merger agreement and the other matters to be considered by following the instructions that accompany your proxy card and casting your vote by returning your completed, signed, and dated proxy card in the enclosed envelope (please allow a minimum of 10 days for your proxy card to be processed). Please vote as soon as possible to make sure that your shares are represented at the special meeting. If you do not vote, it will have the same effect as voting against the merger agreement.

We encourage you to read carefully the detailed information about the merger contained in this proxy statement/prospectus, including the section entitled “Risk Factors” beginning on page 12.

We look forward to seeing you at the special meeting.

/s/Gary L. Webb

Gary L. Webb
Chairman of the Board
TIG Bancorp

Neither the Securities and Exchange Commission nor any state securities commission or bank regulatory agency has approved or disapproved the BayCom common stock to be issued in the merger or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The securities that BayCom is offering through this proxy statement/prospectus are not savings or deposit accounts or other obligations of any bank or nonbank subsidiary of BayCom or TIG, and they are not insured by the Federal Deposit Insurance Corporation or any other government agency.

This proxy statement/prospectus is dated [•], 2019 and is first being mailed to TIG shareholders or otherwise delivered to TIG shareholders on or about [•], 2019.

TIG Bancorp
8400 East Crescent Parkway

Suite 100

Greenwood Village, CO 80111

NOTICE OF SPECIAL MEETING OF TIG SHAREHOLDERS

•	Date:	September [•], 2019
•	Time:	10:00 a.m., Mountain Time
•	Place:	First State Bank of Colorado
8400 East Crescent Parkway
Suite 100
Greenwood Village, CO 80111

TO OUR SHAREHOLDERS:

We are pleased to notify you of and invite you to attend a special meeting of shareholders. At the special meeting, holders of TIG voting common stock will be asked to vote on the following matters:

•	approval of the Agreement and Plan of Merger, dated as of June 28, 2019, by and between BayCom Corp (“BayCom”) and TIG Bancorp (“TIG”) (the “merger agreement”). The merger agreement provides the terms and conditions under which it is proposed that TIG merge with and into BayCom, as described in the accompanying proxy statement/prospectus;

•	a proposal of the TIG board of directors to adjourn or postpone the special meeting, if necessary or appropriate to solicit additional proxies in favor of the merger agreement (which we refer to as the “adjournment proposal”); and

•	any other business that may be properly submitted to a vote at the special meeting or any adjournment or postponement of the special meeting.

There are two classes of TIG common stock: voting common stock, $0.00001 par value per share (“TIG voting common stock”) and non-voting common stock, $0.00001 par value per share (“TIG non-voting common stock”). Only holders of record of TIG voting common stock at the close of business on that date are entitled to notice of and to vote on the proposals at the TIG special meeting and any adjournments of the TIG special meeting. Approval of the merger proposal requires the affirmative vote of a majority of the outstanding shares of TIG voting common stock. As a result, abstentions and broker non-votes will have the same effect as votes against approval of the merger proposal. Approval of the TIG adjournment proposal requires the affirmative vote of a majority of the shares of TIG voting common stock present in person or represented by proxy. Abstentions will have the same effect as votes against approval of the TIG adjournment proposal, and broker non-votes will have no effect on the approval of the TIG adjournment proposal assuming a quorum has been established. All of the directors and executive officers of TIG, collectively holding an aggregate 228,400 shares of TIG voting common stock (or approximately 13.5% of the outstanding voting shares) and certain other TIG shareholders who collectively own an additional 510,500 shares of TIG voting common stock (or approximately 30.2% of the outstanding voting shares) as of the TIG record date, have signed voting agreements with BayCom agreeing to vote for approval of the merger agreement and the transactions contemplated thereby. Accordingly, the holders of approximately 43.7% of the outstanding voting shares entitled to vote on the merger have entered into voting agreements with BayCom to vote in favor of the merger proposal.

The merger agreement, which is attached as Appendix A to this proxy statement/prospectus, sets forth the terms of the merger. The transaction is also more fully described in the enclosed proxy statement/prospectus. You are urged to read these documents carefully and in their entirety. In particular, see “Risk Factors” beginning on page 12 of the accompanying proxy statement/prospectus.

TIG shareholders will be given the opportunity to exercise dissenters’ rights in accordance with certain procedures specified in the Colorado Revised Statutes Title 7, Article 113. If you meet all of the requirements under applicable Colorado law, and follow all of its required procedures, you may receive cash in the amount equal to the fair value of your shares. For additional details about dissenters’ rights, please refer to “Dissenters’ Rights” beginning on page 66 and Appendix C to this proxy statement/prospectus.

TIG’s board of directors has unanimously approved the merger agreement, believes that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of TIG and its shareholders, and unanimously recommends that holders of TIG voting common stock vote “FOR” the approval of the merger agreement proposal and “FOR” the adjournment proposal.

Your vote is very important. To ensure that your shares are voted at the special meeting, please follow the instructions that accompany your proxy card and cast your vote by returning your completed, signed, and dated proxy card in the enclosed envelope (please allow a minimum of 10 days for your proxy card to be processed).

BY ORDER OF THE BOARD OF DIRECTORS

/s/Boyd B. Hodges
[•], 2019	Boyd B. Hodges
Corporate Secretary

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about BayCom from documents filed with the Securities and Exchange Commission, or the SEC, that are not included in or delivered with this proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by BayCom, free of charge, from the SEC’s website at http://www.sec.gov. You may also request copies of these documents free of charge, by written or oral request by contacting BayCom at the following address:

BayCom Corp
Corporate Secretary
500 Ygnacio Valley Road, Suite 200

Walnut Creek, CA 94596

(925) 476-1800

TIG does not have a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, is not subject to the reporting requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and accordingly does not file documents or reports with the SEC.

All website addresses given in this proxy statement/prospectus are for information only and are not intended to be an active link or to incorporate any website information into this proxy statement/prospectus.

If you would like to request documents, please do so by [●], 2019 in order to receive them before TIG’s special meeting of shareholders (which we refer to as the “TIG special meeting”). The section of this proxy statement/prospectus entitled “Where You Can Find More Information” has additional information about obtaining copies of documents that BayCom has filed with the SEC.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the SEC by BayCom (File No. 333-[•]), constitutes a prospectus of BayCom under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of common stock, no par value per share, of BayCom (which we refer to as “BayCom common stock”) to be issued pursuant to the Agreement and Plan of Merger, dated as of June 28, 2019, by and among BayCom and TIG. This document also constitutes a proxy statement of TIG and also includes a notice with respect to the TIG special meeting. These proxy materials are furnished in connection with proxy solicitation being conducted by the board of directors of TIG.

Except where the context otherwise indicates, BayCom has supplied all information contained in this proxy statement/prospectus relating to BayCom, and TIG has supplied all information contained in this proxy statement/prospectus relating to TIG.

You should rely only on the information contained in, or incorporated by reference into, this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated [·], 2019, and you should assume that the information in this proxy statement/prospectus is accurate only as of such date. You should assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of the date of the document that includes such information. Neither the mailing of this proxy statement/prospectus to TIG shareholders nor the issuance by BayCom of BayCom common stock in connection with the merger will create any implication to the contrary.

This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

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Questions and Answers About the Merger AND THE TIG SPECIAL MEETING

The following are some of the questions that you, as a shareholder of TIG, may have and answers to those questions. These questions and answers, as well as the following summary, are not meant to be a substitute for the information contained in the remainder of this document, and this information is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this document. We urge you to read this document in its entirety prior to making any decision as to your TIG common stock and the merger agreement. In addition, we incorporate by reference into this document important business and financial information about BayCom. You may obtain the information incorporated by reference into this document without charge by following the instructions in the section entitled “Where You Can Find More Information.”

Q:	Why do TIG and BayCom want to merge?

A.	BayCom wants to merge to enter into the attractive Colorado markets TIG serves. Both companies believe the merger will benefit the communities in which TIG operates, its customers, employees and shareholders. We each have long been committed to serving our local customer base. In addition, for TIG, the merger will allow its customers access to a number of products and services that cannot be offered to them now on a cost-effective basis. The board of directors of TIG has considered a number of available strategic options and in the board’s opinion, none of these options, including TIG remaining independent, is likely to create value for TIG shareholders greater than that if TIG merges with BayCom. Please read the sections entitled “The Merger—Recommendation of the TIG Board of Directors and Reasons of TIG for the Merger” beginning on page 30, and “Reasons of BayCom for the Merger” on page 36.

Q:	What will TIG shareholders receive in the merger?

A:	Upon completion of the merger, each outstanding share (except for dissenting shares) of TIG voting common stock and TIG non-voting common stock (collectively, “TIG common stock”), will be converted into the right to receive, promptly following the completion of the merger, (i) 0.27543 of a BayCom common stock share (the “exchange ratio”) and (ii) $6.34 in cash (which we refer to as the “merger consideration”). BayCom will not issue any fractional shares of BayCom common stock in the merger. TIG shareholders who would otherwise be entitled to a fractional share of BayCom common stock upon completion of the merger will instead receive an amount in cash (rounded to the nearest cent) equal to the fractional share interest multiplied by $23.00.

Q:	Will the value of the merger consideration change between the date of this document and the time the merger is completed?

A:	Yes. Although the number of shares of BayCom common stock that TIG shareholders will receive in the merger will be fixed based on the exchange ratio, the value of the merger consideration will fluctuate between the date of this document and the completion of the merger based upon the market value of the BayCom common stock. Therefore, in these circumstances, any fluctuation in the market price of BayCom common stock after the date of this document will change the value of the BayCom common stock that TIG shareholders will receive.

Q:	What is being voted on at the TIG special meeting?

A:	Holders of the TIG voting common stock will be voting on the approval of the merger agreement, as well as any proposal of the TIG board of directors to adjourn or postpone the TIG special meeting, if necessary or appropriate to solicit additional proxies in favor of the merger agreement (which we refer to as the “adjournment proposal”).

Q:	Who is entitled to vote at the TIG special meeting?

A:	Holders of TIG voting common stock of record at the close of business on [Record Date], the record date for the special meeting, are entitled to receive notice of and to vote on matters that come before the TIG special meeting and any adjournments or postponements of the TIG special meeting. However, a holder of TIG voting common stock may only vote his or her shares if he or she is present in person or is represented by proxy at the TIG special meeting.

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Q:	How do I vote?

A:	After carefully reading and considering the information contained in this document, please follow the instructions that accompany your proxy card and cast your vote as soon as possible by returning your completed, signed, and dated proxy card in the enclosed envelope(please allow a minimum of 10 days for your proxy card to be processed). You may also attend the special meeting and vote in person. Even if you are planning to attend the special meeting, we request that you cast your vote by proxy card. For more detailed information, please see the section entitled “The Special Meeting of TIG Shareholders” beginning on page 25.

Q:	How many votes do I have?

A:	Each share of TIG voting common stock that you own as of the record date entitles you to one vote. As of the close of business on [Record Date], there were outstanding 1,692,300 shares of TIG voting common stock. As of that date, 228,400 of the outstanding TIG voting common stock shares entitled to vote were held by directors and executive officers of TIG and their respective affiliates.

Q:	What constitutes a quorum at the TIG special meeting?

A:	The presence of the holders of a majority of the shares entitled to vote at the special meeting constitutes a quorum. Presence may be in person or by proxy. You will be considered part of the quorum if you return a signed and dated proxy card, or if you vote in person at the special meeting.

Q:	Why is my vote important?

A:	If you do not vote by proxy or in person at the special meeting, it will be more difficult for TIG to obtain the necessary quorum to hold its special meeting. In addition, if you fail to vote, by proxy or in person, it will have the same effect as a vote against approval of the merger agreement. The merger agreement must be approved by the holders of a majority of the outstanding shares of TIG voting common stock entitled to vote at the special meeting. Certain holders of TIG voting common stock, including TIG directors, representing 43.7% of the outstanding TIG voting common stock have agreed to vote for approval of the merger agreement. If you are the record holder of TIG voting common stock (meaning a share certificate has been issued in your name and/or your name appears on TIG’s stock ledger) and you respond but do not indicate how you want to vote, your proxy will be counted as a vote in favor of approval of the merger agreement, as well as a vote in favor of approval of the adjournment proposal. If your shares are held in street name with a broker, your broker will vote your shares on the merger agreement proposal only if you provide instructions to it on how to vote. Shares that are not voted because you do not properly instruct your broker will have the effect of votes against approval of the merger agreement.

If you respond and abstain from voting, your abstention will have the same effect as a vote against approval of the merger agreement but will have no effect on the adjournment proposal.

Q:	What is the recommendation of the TIG board of directors?

A:	The TIG board of directors unanimously recommends a vote “FOR” approval of the merger agreement and “FOR” approval of the adjournment proposal.

Q:	What if I return my proxy but do not mark it to show how I am voting?

A:	If your proxy card is signed and returned without specifying your choice, your shares will be voted in favor of approval of both the merger agreement and adjournment proposal in accordance with the recommendation of the TIG board of directors.

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Q:	Can I change my vote after I have voted?

A:	Yes. If you are a holder of record of TIG voting common stock, you may revoke your proxy at any time before it is voted by:

•	signing and returning a proxy card with a later date,

•	delivering a written revocation of your proxy to TIG’s corporate secretary, or

•	attending the TIG special meeting in person and voting by ballot at the special meeting.

Attendance at the TIG special meeting by itself will not automatically revoke your proxy. TIG’s corporate secretary’s mailing address is: Corporate Secretary, TIG Bancorp, 8400 East Crescent Parkway, Suite 100, Greenwood Village, Colorado 80111. A revocation or later-dated proxy received by TIG after the vote is taken at the TIG special meeting will not affect your previously submitted proxy.

If your shares are held in “street name” through a bank or broker, you should contact your bank or broker to change your voting instructions.

Q:	What regulatory approvals are required to complete the merger?

A:	Promptly following the merger, TIG’s subsidiary bank, First State Bank of Colorado, will be merged with and into BayCom’s subsidiary bank, United Business Bank, which we often refer to in this document as the “bank merger.” In order to complete the merger, BayCom and TIG must first obtain all regulatory approvals, consents and orders required in connection with the merger and the bank merger. Accordingly, the parties must obtain the approval of or waiver by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and the California Department of Business Oversight (the “DBO”). As of the date of this proxy statement/prospectus, BayCom, United Business Bank and First State Bank of Colorado have submitted applications and notifications to obtain the required regulatory approvals. There can be no assurances that such approvals will be received on a timely basis, or as to the ability of BayCom, United Business Bank and First State Bank of Colorado to obtain the approvals on satisfactory terms or the absence of litigation challenging such approvals. The regulatory approvals to which completion of the merger are described in more detail under the section entitled “The Merger— Regulatory Approvals Required for the Merger” on page 37.

Q:	Do I have dissenters’ or appraisal rights with respect to the merger?

A:	Yes. TIG is a Colorado corporation. Under Colorado law, holders of TIG common stock have the right to assert dissenters’ rights and, rather than receive the merger consideration, demand the “fair value” of their shares. To do so, you must not vote in favor of the merger and must notify TIG of your intention to demand payment of the fair value of your shares, rather than the merger consideration, before the special meeting, in accordance the procedures set forth below under the section entitled “Dissenters’ Rights” beginning on page 66, and in Appendix C of this proxy statement/prospectus.

Q:	What are the material U.S. federal income tax consequences of the merger to me?

A:	The merger is expected to qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to throughout this proxy statement/prospectus as the Code. A TIG shareholder generally will recognize gain, but not loss, in an amount equal to the lesser of (1) the amount of gain realized (i.e., the excess, if any, of the sum of the cash received (other than cash received in lieu of a fractional share) and the fair market value of the BayCom common stock received pursuant to the merger over that holder’s adjusted tax basis in its shares of TIG common stock surrendered) and (2) the amount of cash received (other than cash received in lieu of a fractional share) pursuant to the merger. In addition, TIG shareholders will recognize gain or loss with respect to the receipt of cash in lieu of fractional shares. For further information concerning U.S. federal income tax consequences of the merger, see the section entitled “Material United States Federal Income Tax Consequences of the Merger” beginning on page 52.

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Q:	What risks should I consider before I vote on the merger?

A:	We encourage you to read carefully the detailed information about the merger contained in this document, including the section entitled “Risk Factors” beginning on page 12.

Q:	When do you expect to complete the merger?

A:	We are working to complete the merger in the quarter ending December 31, 2019. We must first obtain the necessary regulatory approvals and the approval of TIG’s shareholders entitled to vote at the special meeting. In the event of delays, the date for completing the merger can occur as late as December 31, 2019, after which TIG and BayCom would need to mutually agree to extend the closing date of the merger. We cannot assure you as to if and when all the conditions to the merger will be met nor can we predict the exact timing. It is possible we will not complete the merger.

Q:	What happens if the merger is not completed?

A:	If the merger is not completed, holders of TIG common stock will not receive any consideration for their shares in connection with the merger. Instead, TIG will remain an independent company. In addition, if the merger agreement is terminated in certain circumstances, a termination fee may be required to be paid by TIG. See “The Merger Agreement—Termination of the Merger Agreement” on page 49 for a complete discussion of the circumstances under which a termination fee would be required to be paid.

Q:	If I am a holder of TIG common stock in certificated form, should I send in my TIG share certificates now?

A:	No. Please do not send in your TIG share certificates with your proxy. After completion of the merger, the exchange agent will send you instructions for exchanging TIG share certificates for the merger consideration. See “The Merger Agreement—Exchange Procedures.”

Q:	What should I do if I hold my TIG common stock in book-entry form at a bank or broker?

A:	You are not required to take any special additional actions if your TIG common stock is held in book-entry form at a bank or broker. After the completion of the merger, the exchange agent will send you instructions for converting your book entry shares for the merger consideration. See “The Merger Agreement—Exchange Procedures.”

Q:	Whom should I contact with questions or to obtain additional copies of this document?

A:	TIG Bancorp
8400 East Crescent Parkway, Suite 100,
Greenwood Village, Colorado 80111
(303) 955-4495

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Summary

This summary highlights selected information about the merger but may not contain all of the information that may be important to you. You should carefully read this entire document for a more complete understanding of the matters being considered at the TIG special meeting. Unless we have stated otherwise, all references in this document to BayCom are to BayCom Corp, and its consolidated subsidiary, United Business Bank, unless the context otherwise requires. All references to TIG are to TIG Bancorp and its consolidated subsidiary First State Bank of Colorado, unless the context otherwise requires. All references to the merger agreement are to the Agreement and Plan of Merger, dated as of June 28, 2019, between BayCom and TIG, a copy of which is attached as Appendix A to this document. References to the “combined company,” means, following the merger, BayCom and its subsidiaries, including TIG. References to “we,” “us” and “our” in this document mean BayCom and TIG together.

The Companies

BayCom Corp
500 Ygnacio Valley Road, Suite 200
Walnut Creek, CA 94596
(925) 476-1800

BayCom is a bank holding company incorporated under the laws of the State of California and the parent company of United Business Bank, a state-chartered, FDIC-insured bank that provides a broad range of financial services to businesses and business owners as well as individuals through its network of 25 full service branches and one loan production office located in Northern and Central California, Seattle, Washington and Albuquerque and Central, New Mexico. BayCom believes the size, growth and increasing economic diversity of its market areas, when combined with its business-focused strategy of delivering relationship-driven financial services, provides BayCom with excellent opportunities for long-term sustainable growth. BayCom has implemented a growth strategy that includes strategic acquisitions that have either strengthened its presence in existing markets or expanded its operations into new markets with attractive business prospects in addition to organic loan growth and deposit generation. While not without risk, BayCom believes there are certain advantages resulting from mergers and acquisitions. These advantages include, among others, the diversification of its loan portfolio with seasoned loans, the expansion of its market areas and an effective method to augment its growth and risk management infrastructure through the retention of local lending personnel and credit administration personnel to manage the client relationships of the banks being acquired. Most recently, BayCom completed on May 24, 2019, the acquisition of Uniti Financial Corporation (“Uniti”) and Uniti Bank.

BayCom is subject to regulation by the Federal Reserve Board and United Business Bank is examined and regulated by the DBO and the Federal Reserve Board. BayCom had total consolidated assets of approximately $1.8 billion, total deposits of approximately $1.5 billion and total consolidated shareholders’ equity of approximately $234.6 million at June 30, 2019. BayCom’s principal executive offices are located at 500 Ygnacio Valley Road, Suite 200, Walnut Creek, CA 94596 and its telephone number is (925) 476-1800. BayCom completed its initial public offering (“IPO”) on May 8, 2018. BayCom trades on the Nasdaq Global Select Market under the symbol “BCML.”

TIG Bancorp

8400 East Crescent Parkway, Suite 100,

Greenwood Village, Colorado 80111
(303) 955-4495

TIG is a bank holding company for First State Bank of Colorado. TIG’s business activities generally are limited to passive investment activities and oversight of its investment in First State Bank of Colorado. As a bank holding company, TIG is subject to regulation by the Federal Reserve Board. First State Bank of Colorado is examined and regulated by the Federal Reserve Board and by the Colorado Department of Banking. TIG was formed in 2017 by experienced bank investors to acquire Custer Bancorp on November 3, 2017, the former holding company for First State Bank of Colorado. First State Bank of Colorado serves its communities through its Denver Tech Center Branch in Arapahoe County, its Fountain Branch in El Paso County, its Westcliffe Branch in Custer County and its four branches in the communities of Crawford, Delta, Hotchkiss and Paonia all in Delta County. TIG had total consolidated assets of approximately $230.5 million, total deposits of approximately $197.0 million and total consolidated shareholders’ equity of approximately $31.9 million at June 30, 2019. TIG’s principal executive offices are located at 8400 East Crescent Parkway, Suite 100, Greenwood Village, Colorado 80111, and its telephone number is (303) 955-4495.

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The Merger (Page 29)

We propose a merger in which TIG will merge with and into BayCom with BayCom as the surviving corporation. Immediately following the merger, TIG’s wholly owned subsidiary bank, First State Bank of Colorado, will merge with and into BayCom’s wholly owned subsidiary bank, United Business Bank, with United Business Bank as the surviving institution. As a result of the mergers, TIG will cease to exist as a separate corporation and First State Bank of Colorado will cease to exist as a separate financial institution.

Based on the number of BayCom common stock and TIG common stock outstanding as of [Record Date], TIG shareholders will collectively own up to approximately [•]% of the outstanding BayCom common stock after the merger. See the section entitled “The Merger Agreement—Consideration to be Received in the Merger.”

We expect the merger of TIG and BayCom to be completed during the quarter ending December 31, 2019. If the merger is not completed by December 31, 2019, TIG and BayCom would need to mutually agree to extend the closing date of the merger.

Approval of the merger agreement requires the affirmative vote, in person or by proxy, of a majority of the outstanding TIG voting common stock. As an inducement to and condition of BayCom’s willingness to enter into the merger agreement, certain of the shareholders of TIG, including each of its directors, agreed to vote all of their shares of TIG voting common stock in favor of approval of the merger agreement at the TIG special meeting. As of [Record Date], the voting agreements covered 738,900 shares of TIG voting common stock, constituting approximately 43.7% of TIG’s outstanding voting shares. The voting agreements terminate if the merger agreement is terminated in accordance with its terms. A copy of the form of voting agreement is attached as Exhibit A to the merger agreement attached as Appendix A to this proxy statement/prospectus.

No vote of BayCom shareholders is required (or will be sought) in connection with the merger.

The Merger Agreement (Page 41)

The merger agreement is described beginning on page 41. The merger agreement also is attached as Appendix A to this document. We urge you to read the merger agreement in its entirety because it contains important provisions governing the terms and conditions of the merger.

Consideration to be Received in the Merger (Page 41)

In the merger, TIG shareholders will have the right, with respect to each share of their TIG common stock, to receive 0.27543 of a BayCom common stock share and $6.34 in cash. The value of the consideration to be received by TIG shareholders in the merger will vary with the trading price of BayCom common stock between now and the completion of the merger. See “The Merger Agreement-Consideration to be Received in the Merger.”

TIG Shareholders Will Own Approximately 6.8% of the Outstanding BayCom Common Stock after the Merger (Page 41)

Based on the number of shares of BayCom common stock and TIG common stock outstanding as of [Record Date], TIG shareholders will collectively own approximately 6.8% of the outstanding BayCom common stock after the merger. See the section entitled “The Merger Agreement—Consideration to be Received in the Merger.”

Recommendation of the TIG Board of Directors and Reasons of TIG for the Merger (Page 30)

The TIG board of directors believes the merger is in the best interests of TIG and the TIG shareholders. The TIG board of directors unanimously recommends that holders of TIG voting common stock vote “FOR” the approval of the merger agreement. For the factors considered by the TIG board of directors in reaching its decision to approve the merger agreement and making its recommendation, see “The Merger—Recommendation of the TIG Board of Directors and Reasons of TIG for the Merger.”

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Opinion of TIG’s Financial Advisor (Page 31)

In connection with the merger, TIG’s financial advisor, Vining Sparks IBG, LP or Vining Sparks, delivered a written opinion, dated June 28, 2019, to the TIG board of directors as to the fairness, from a financial point of view and as of such date, to the holders of TIG common stock of the merger consideration in the merger. The full text of the opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Vining Sparks in preparing the opinion, is attached as Appendix B to this proxy statement/prospectus. You should read the opinion and the description of Vining Sparks’ opinion contained in this proxy statement/prospectus carefully in their entirety.

Vining Sparks’ opinion speaks only as of the date of the opinion. The opinion of Vining Sparks does not reflect any developments that may have occurred or may occur after the date of its opinion and prior to the completion of the merger. The opinion was for the information of, and was directed to, the TIG board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion does not constitute a recommendation to the TIG board of directors in connection with the merger, and it does not constitute a recommendation to any holder of TIG common stock or any shareholder of any other person as to how to vote in connection with the merger or any other matter. Vining Sparks’ opinion does not address the underlying business decision of TIG to engage in the merger or enter into the merger agreement, the form or structure of the merger, the relative merits of the merger as compared to any other alternative business strategies that might exist for TIG or the effect of any other transaction in which TIG might engage.

Share Price Information (Page 25)

BayCom’s common stock is traded on Nasdaq Global Select Market under the symbol “BCML.” TIG’s common stock is not listed on an exchange or quoted on any automated services, and there is no established trading market for shares of TIG common stock.

The following table sets forth (a) the last reported sale prices per share of BayCom common stock on (i) June 28, 2019, the last trading day preceding public announcement of the signing of the merger agreement and (ii) [•], 2019, the last practicable date prior to the mailing of this proxy statement/prospectus and (b) the equivalent price per TIG share, determined by multiplying the 0.27543 exchange ratio by such prices and then adding the cash consideration of $6.34 per share.

Date	BayCom Closing Price		Exchange Ratio	Cash payment per share	Value of Merger Consideration per share of TIG
June 28, 2019		$21.90	0.27543	$6.34		$12.37
[•],2019	$	[•]	0.27543	$6.34	$	[•]

TIG’s Directors and Executive Officers Have Interests in the Merger that Differ From, or are in Addition To, Your Interests in the Merger (Page 37)

You should be aware that some of the directors and executive officers of TIG have interests in the merger that are different from, or are in addition to, the interests of TIG shareholders. These interests may create potential conflicts of interest. TIG’s board of directors was aware of and considered these interests, among other matters, when making its decisions to approve the merger agreement and in recommending that TIG shareholders vote in favor of approving the merger agreement. These include the following:

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•	TIG’s director and the President of First State Bank of Colorado, Jeffrey A. Walker will become the President of the Colorado Division of United Business Bank at an annual base salary of $175,000.

•	Upon consummation of the merger, Jim Noble, Executive Vice President, Chief Operating Officer and Chief Financial Officer of First State Bank of Colorado will receive a cash bonus of $75,000, Josh Dearmore, Senior Vice President and Market President-Denver of First State Bank of Colorado will receive a cash bonus of $55,000 and Lina Lee, Assistant Vice President and Senior Credit Analyst of First State Bank of Colorado will receive a cash bonus of $35,000.

•	TIG’s directors and executive officers will receive indemnification from BayCom for their past acts and omissions in their capacities as directors and officers as well as continuing insurance coverage with respect thereto for a period of four years after completion of the merger, to the fullest extent permitted under TIG’s organizational documents and to the fullest extent otherwise permitted by law.

In addition, each TIG director has entered into a voting agreement in favor of BayCom agreeing to vote his TIG voting common stock for approval of the merger agreement and approval of the adjournment proposal.

For a more complete description of these interest interests, see “The Merger – Interests of Certain Persons in the Merger” on page 37.

Material United States Federal Income Tax Consequences of the Merger (Page 52)

The merger is expected to qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. As a result, a TIG shareholder generally will recognize gain, but not loss, in an amount equal to the lesser of (1) the amount of gain realized (i.e., the excess, if any, of the sum of the cash received (other than cash received in lieu of a fractional BayCom common share) and the fair market value of the BayCom common stock received pursuant to the merger over that holder’s adjusted tax basis in its shares of TIG common stock surrendered) and (2) the amount of cash received (other than cash received in lieu of a fractional BayCom common share) pursuant to the merger. In addition, TIG shareholders will recognize gain or loss with respect of the receipt of cash in lieu of fractional shares of BayCom common stock.

For further information concerning U.S. federal income tax consequences of the merger, please see “Material United States Federal Income Tax Consequences of the Merger” beginning on page 52.

Tax matters are very complicated and the consequences of the merger to any particular TIG shareholder will depend on that shareholder’s particular facts and circumstances. TIG shareholders are urged to consult their own tax advisors to determine their own tax consequences from the merger.

Accounting Treatment (Page 37)

The merger will be accounted for as an acquisition of TIG by BayCom under the acquisition method of accounting in accordance with U.S. generally accepted accounting principles.

In Order to Complete the Merger, We Must First Obtain Certain Regulatory Approvals (Page 48)

In order to complete the merger, BayCom and TIG must first obtain all regulatory approvals, consents or waivers required in connection with the merger and the bank merger. Accordingly, the parties must obtain the approval of the Federal Reserve Board and the DBO. The U.S. Department of Justice may review the impact of the merger and the bank merger on competition. As of the date of this proxy statement/prospectus, BayCom, United Business Bank and First Colorado Bank of Colorado have submitted applications and notifications to obtain the required regulatory approvals.

There can be no assurance as to whether all regulatory approvals will be obtained or as to the dates of the approvals. There also can be no assurance that the regulatory approvals received will not contain a condition or requirement that results in a failure to satisfy the conditions to closing set forth in the merger agreement. See the section entitled “The Merger Agreement—Conditions to Completion of the Merger” on page 48.

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TIG Shareholders Have Dissenters’ Rights (Page 66)

Under Colorado law, holders of TIG common stock have the right to assert dissenters’ rights and, rather than receive the merger consideration, demand the “fair value” of their shares. To do so, you must not vote in favor of the merger and must notify TIG of your intention to demand payment of the fair value of your shares, rather than the merger consideration, before the special meeting, in accordance the procedures set forth below under the section entitled “Dissenters’ Rights” beginning on page [65], and in Appendix C of this proxy statement/prospectus. Colorado law requires that the “fair value” of the shares be considered as of immediately prior to the effective time of the merger, and without considering the effect of the merger, and requires TIG to make the initial determination of fair value. If a shareholder objects to this determination, TIG may petition a court to determine fair value. The fair value determined by such a court may be greater than, equal to or less than the merger consideration. One condition to BayCom’s obligation to complete the merger is that the total number of dissenting shares of must be less than 5.0% of the total number of outstanding shares of TIG common stock.

Additional Conditions to Consummation of the Merger (Page 48)

In addition to the regulatory approvals, the consummation of the merger depends on a number of conditions being met, including, among others:

•	approval of the merger agreement by the holders of a majority of the outstanding shares of TIG voting common stock;

•	authorization of the BayCom common stock to be issued in the merger for listing on Nasdaq;

•	the effectiveness of a registration statement on Form S-4 with the SEC in connection with the issuance of BayCom common stock in the merger;

•	absence of any order, injunction, decree or law preventing or making illegal completion of the merger or the bank merger;

•	receipt by each party of an opinion from such party’s tax counsel that the merger will qualify as a tax-free reorganization for U.S. federal income tax purposes;

•	accuracy of the representations and warranties of TIG and BayCom, subject to the standards set forth in the closing conditions of the merger agreement;

•	performance in all material respects by TIG and BayCom of all obligations required to be performed by either of them under the merger agreement;

•	dissenting shares shall be less than 5% of the issued and outstanding TIG common shares; and

•	receipt of certain third-party consents by TIG.

Where the law permits, either BayCom or TIG could elect to waive a condition to its obligation to complete the merger although that condition has not been satisfied. We cannot be certain when (or if) the conditions to the merger will be satisfied or waived or that the merger will be completed.

In addition, after TIG’s shareholders have adopted the merger agreement, we may not amend the merger agreement to reduce the amount or change the form of consideration to be received by TIG shareholders in the merger without the approval of TIG shareholders as required by law.

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We May Decide Not to Complete the Merger (Page 49)

TIG and BayCom, by mutual consent, can agree at any time not to complete the merger, even if the shareholders of TIG have voted to approve the merger agreement. Also, either party can decide, without the consent of the other, not to complete the merger in a number of other situations, including:

•	if any governmental entity that must grant a required regulatory approval of the merger or the bank merger has denied such approval and such denial has become final and nonappealable, unless the denial is due to the failure of the party seeking to terminate the merger agreement to perform or observe the covenants and agreements of that party set forth in the merger agreement;

•	if any governmental entity of competent jurisdiction has issued a final nonappealable order, injunction or decree enjoining or otherwise prohibiting or making illegal the consummation of the merger or the bank merger;

•	failure to complete the merger by December 31, 2019, unless the failure of the closing to occur by that date is due to the failure of the party seeking to terminate the merger agreement to perform or observe the covenants or agreements of that party;

•	if the other party has breached any of its covenants, agreements, representations or warranties contained in the merger agreement based on the closing condition standards set forth in the merger agreement, and the party seeking to terminate is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement, and the breach is not cured within thirty (30) days following written notice to the party committing the breach, or which breach, by its nature, cannot be cured within such thirty (30) day period; and

•	if the approval of the shareholders of TIG contemplated by the merger agreement is not obtained by reason of the failure to obtain the vote required at the TIG special meeting, except this right may not be exercised by TIG if TIG or its board of directors has committed an act that would entitle BayCom to terminate the merger agreement and receive the termination fee specified in the merger agreement.

BayCom, without the consent of TIG, can terminate the merger agreement:

•	if the board of directors of TIG fails to recommend to its shareholders the approval of the merger agreement, or adversely changes, or publicly announces its intention to adversely change its recommendation.

TIG, without the consent of BayCom, can terminate the merger agreement:

•	prior to obtaining shareholder approval in order to enter into an agreement relating to a superior proposal; provided, however, that TIG has not materially breached the merger agreement provisions outlined in “The Merger Agreement—Agreement Not to Solicit Other Offers” on page 45.

Under some circumstances, TIG will be required to pay a termination fee to BayCom if the merger agreement is terminated (Page 49)

TIG must pay BayCom a termination fee of $1.2 million if:

•	BayCom terminates the merger agreement as a result of: (i) the TIG board of directors failing to recommend the approval of the merger agreement or adversely changing or publicly announcing its intention to adversely change its recommendation and the TIG shareholders failing to approve the merger agreement; (ii) TIG breaching its nonsolicitation or related obligations as provided in the merger agreement; or (iii) TIG refuses to call or hold the TIG special meeting for a reason other than that the merger agreement has been previously terminated;

•	TIG terminates the merger agreement prior to obtaining shareholder approval of the merger agreement in order to enter into an agreement relating to a superior proposal; provided, however, that TIG has not materially breached its nonsolicitation and related obligations as provided in the merger agreement; and

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•	the merger agreement is terminated by either party as a result of the failure of TIG’s shareholders to approve the merger agreement and if, prior to such termination, there is publicly announced a proposal for a tender or exchange offer, for a merger or consolidation or other business combination involving TIG or First State Bank of Colorado or for the acquisition of a majority of the voting power in, or a majority of the fair market value of the business, assets or deposits of, TIG or First State Bank of Colorado and, within one year of the termination, TIG or First State Bank of Colorado either enters into a definitive agreement with respect to that type of transaction or consummates that type of transaction.

Comparison of Shareholder Rights (Page 65)

The conversion of your TIG common stock into the right to receive BayCom common stock in the merger will result in differences between your rights as a TIG shareholder, which are governed by the Colorado Business Corporation Act, or CBCA and TIG’s Articles of Incorporation and Bylaws, and your rights as a BayCom shareholder, which are governed by the California General Corporation Law or CGCL and BayCom’s Articles of Incorporation and Bylaws.

The TIG Special Meeting (Page 25)

The TIG special meeting of TIG’s shareholders will be held on [Weekday], September [•], 2019, at 10:00 a.m., Mountain Time at the main office of TIG’s subsidiary bank, First State Bank of Colorado, located at 8400 East Crescent Parkway, Suite 100, Greenwood Village, Colorado 80111, unless adjourned or postponed. At the special meeting, holders of TIG voting common stock will be asked to:

•	approve the merger agreement; and

•	approve the adjournment proposal.

TIG shareholders entitled to vote will also be asked to act on any other business that may be properly submitted to a vote at the TIG special meeting or any adjournments or postponements of the TIG special meeting.

You may vote at the TIG special meeting if you owned TIG voting common stock as of the close of business on [Record Date]. You may cast one vote for each share of TIG voting common stock you owned at that time. Approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding TIG voting common stock. If you mark “ABSTAIN” on your proxy, or fail to submit a proxy and fail to vote in person at the TIG special meeting or if your shares are held in street name and you fail to instruct your bank or broker how to vote with respect to the merger agreement, it will have the same effect as a vote “AGAINST” the merger agreement. Certain shareholders of TIG, including each of its directors, representing 43.7% of the outstanding TIG voting common stock have agreed to vote for approval of the merger agreement.

Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast at the TIG special meeting. If you mark “ABSTAIN” on your proxy, or fail to submit a proxy and fail to vote in person at the TIG special meeting or if your shares are in street name and you fail to instruct your bank or broker how to vote with respect to the adjournment proposal, it will have no effect on such proposal.

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Risk Factors

By voting in favor of the merger agreement, you will be choosing to invest in the common shares of BayCom as combined with TIG. An investment in the combined company’s common shares involves a high degree of risk. In addition to the other information included in this proxy statement/prospectus, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” on page 16, you should carefully consider the matters described below in determining whether to vote in favor of approval of the merger agreement.

Risks Related to the Merger

Because the market price of BayCom common stock will fluctuate, TIG shareholders cannot be sure of the value of the merger consideration they will receive.

Upon completion of the merger, each share of TIG common stock will be converted into the right to receive merger consideration consisting of 0.27543 of a BayCom common stock share and $6.34 in cash pursuant to the terms of the merger agreement. Accordingly, the value of the merger consideration to be received by the TIG shareholders will be based on the value of BayCom common stock. The value of the shares of BayCom common stock to be received by TIG shareholders in the merger may vary from the value as of the date we announced the merger, the date that this document was mailed to TIG shareholders, the date of the TIG special meeting, and the closing date of the merger. Any change in the market price of BayCom common stock prior to completion of the merger will affect the value of the stock portion of the merger consideration that TIG shareholders will receive upon completion of the merger. Accordingly, at the time of the TIG special meeting, TIG shareholders will not know or be able to calculate the value of the stock portion of the merger consideration they would receive upon completion of the merger. Share price changes may result from a variety of factors, including general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations, among other things. Many of these factors are beyond the control of BayCom and TIG. Holders of TIG voting common stock should obtain current market quotations for BayCom common stock before voting their shares at the TIG special meeting.

TIG’s shareholders will have less influence as shareholders of BayCom than as shareholders of TIG.

Holders of TIG’s voting common stock currently have the right to vote in the election of the board of directors of TIG and on other matters affecting TIG. Following the merger, the holder of TIG common stock as a group will hold an ownership interest of  approximately 6.8% of BayCom. Upon completion of the merger, each TIG shareholder will become a shareholder of BayCom with a percentage ownership of the combined company much smaller than such shareholder’s percentage ownership of TIG. Because of this, TIG’s shareholders will have less influence on the management and policies of BayCom than they now have on the management and policies of TIG.

If BayCom is unable to integrate the combined operations successfully, its business and earnings may be negatively affected.

The merger involves the integration of companies that have previously operated independently. Successful integration of TIG’s operations will depend primarily on BayCom’s ability to consolidate operations, systems and procedures and to eliminate redundancies and costs. No assurance can be given that BayCom will be able to integrate its post-merger operations without encountering difficulties including, without limitation, the loss of key employees and customers, the disruption of the ongoing business of BayCom or TIG or possible inconsistencies in standards, controls, procedures and policies. Anticipated economic benefits of the merger are projected to come from various areas that BayCom’s management has identified through the due diligence and integration planning process. The elimination and consolidation of duplicate tasks are projected to result in annual cost savings. If BayCom has difficulties with the integration, it might not fully achieve the economic benefits it expects to result from the merger. In addition, BayCom may experience greater than expected costs or difficulties relating to the integration of the business of TIG, and/or may not realize expected cost savings from the merger within the expected time frame.

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The fairness opinion of TIG’s financial advisor received by TIG’s board of directors prior to signing of the merger agreement does not reflect changes in circumstances since the signing of the merger agreement.

Changes in the operations and prospects of BayCom or TIG or general market and economic conditions, and other factors that may be beyond the control of BayCom and TIG, may alter the value of BayCom or TIG or the price of BayCom common stock or TIG common stock by the time the merger is completed. The opinion of TIG’s financial advisor, dated June 28, 2019, does not speak as of the time the merger will be completed or as of any date other than the date of such opinion. For a description of the opinion of TIG’s financial advisor, please refer to “The Merger—Opinion of TIG’s Financial Advisor.” For a description of the other factors considered by the board of directors of TIG in determining to approve the merger agreement, please refer to “The Merger—Recommendation of the TIG Board of Directors and Reasons of TIG for the Merger.”

The merger agreement limits TIG’s ability to pursue alternatives to the merger.

The merger agreement contains non-solicitation provisions that, subject to limited exceptions, limit TIG’s ability to discuss, facilitate or commit to competing third-party proposals to acquire all or a significant part of TIG. Although TIG’s board of directors is permitted to take certain actions in connection with the receipt of a competing acquisition proposal if it determines in good faith that the failure to do so would violate its fiduciary duties, taking such actions could, and other actions (such as withdrawing or modifying its recommendation to TIG shareholders that they vote in favor of approval of the merger agreement) would, entitle BayCom to terminate the merger agreement and receive a termination fee of $1.2 million. See the section entitled “The Merger Agreement—Termination of the Merger Agreement” on page 49. These provisions might discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of TIG from considering or proposing that acquisition even if it were prepared to pay consideration with a higher per share price than that proposed in the merger, or might result in a potential competing acquiror proposing to pay a lower per share price to acquire TIG than it might otherwise have proposed to pay. The payment of the termination fee could also have an adverse impact on TIG’s financial condition.

TIG will be subject to business uncertainties and contractual restrictions while the merger is pending.

BayCom and TIG have operated and, until the completion of the merger, will continue to operate, independently. Uncertainty about the effect of the merger on employees and customers may have an adverse effect on TIG and consequently on BayCom. These uncertainties may impair TIG’s ability to attract, retain or motivate key personnel until the merger is consummated, and could cause customers and others that deal with TIG to seek to change existing business relationships with TIG. Retention of certain employees may be challenging during the pendency of the merger, as certain employees may experience uncertainty about their future roles with BayCom. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with BayCom, BayCom’s business following the merger could be harmed. In addition, the merger agreement restricts TIG from making certain acquisitions and taking other specified actions until the merger occurs without the consent of BayCom. These restrictions may prevent TIG from pursuing attractive business opportunities that may arise prior to the completion of the merger. See “The Merger Agreement—Conduct of Businesses Pending the Merger.”

TIG’s directors and executive officers have additional interests in the merger.

In deciding how to vote on the approval of the merger agreement, you should be aware that TIG’s directors and executive officers might have interests in the merger that are different from, or in addition to, the interests of TIG shareholders generally. See the section entitled “The Merger—Interests of Certain Persons in the Merger.” TIG’s board of directors was aware of these interests and considered them when it recommended approval of the merger agreement to the TIG shareholders.

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Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or that could have an adverse effect on BayCom following the merger.

Before the merger and the bank merger may be completed, BayCom and TIG must obtain approvals from the Federal Reserve Board and the DBO. Other approvals, waivers or consents from regulators may also be required. An adverse development in either party’s regulatory standing or other factors could result in an inability to obtain approvals or delay their receipt. These regulators may impose conditions on the completion of the merger or the bank merger or require changes to the terms of the merger or the bank merger. While BayCom and TIG do not currently expect that any such conditions or changes will be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying completion of the merger or imposing additional costs on or limiting the revenues of BayCom following the merger, any of which might have an adverse effect on BayCom following the merger. BayCom is not obligated to complete the merger if the regulatory approvals received in connection with the completion of the merger impose any unduly burdensome condition upon BayCom following the merger or United Business Bank following the bank merger. See “The Merger—Regulatory Approvals Required for the Merger” and “The Merger Agreement – Conditions to Completion of the Merger.”

The merger is subject to certain closing conditions that, if not satisfied or waived, will result in the merger not being completed, which may cause the price of BayCom common stock or TIG common stock to decline.

The merger is subject to customary conditions to closing, including the receipt of required regulatory approvals and approval of TIG’s shareholders. If any condition to the merger agreement is not satisfied or waived, to the extent permitted by law, the merger will not be completed. In addition, BayCom and TIG may terminate the merger agreement under certain circumstances, even if TIG’s shareholders approve the merger agreement. If BayCom and TIG do not complete the merger, the trading prices for BayCom common stock or the value of TIG common stock may decline. In addition, neither company would realize any of the expected benefits of having completed the merger. If the merger is not completed and TIG’s board of directors seeks another merger or business combination, TIG shareholders cannot be certain that TIG will be able to find a party willing to offer equivalent or more attractive consideration than the consideration BayCom has agreed to provide. If the merger is not completed, additional risks could materialize, which could materially and adversely affect the business, financial condition and results of BayCom and TIG, including the recognition of the expenses relating to the merger without realizing the economic benefits of the merger. For more information on closing conditions to the merger agreement, see “The Merger Agreement— Conditions to Completion of the Merger” included elsewhere in this proxy statement/prospectus.

Risks Related to BayCom Common Stock

The market price of BayCom common stock may be subject to substantial fluctuations, which may make it difficult for you to sell your shares at the volumes, prices, and times desired.

The trading price of BayCom common stock may be volatile, which may make it difficult for you to resell your shares at the volume, prices and times desired. There are many factors that may impact the market price and trading volume of BayCom common stock, including:

•	actual or anticipated fluctuations in BayCom’s operating results, financial condition, or asset quality;

•	market conditions in the broader stock market in general, or in BayCom’s industry in particular;

•	publication of research reports about BayCom, its competitors, or the bank and non-bank financial services industries generally, or changes in, or failure to meet, securities analysts’ estimates of BayCom’s financial and operating performance, or lack of research reports by industry analysts or ceasing of coverage;

•	future issuances of BayCom common stock or other securities;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures, or capital commitments by or involving BayCom’s competitors or it;

•	additions or departures of key personnel;

•	trades of large blocks of BayCom common stock;

•	economic and political conditions or events;

•	regulatory developments; and

•	other news, announcements, or disclosures (whether by BayCom or others) related to us, its competitors, its core markets, or the bank and non-bank financial services industries.

14

The stock market and, in particular, the market for financial institution stocks, has experienced substantial fluctuations in recent years, which in many cases have been unrelated to the operating performance and prospects of particular companies. In addition, significant fluctuations in the trading volume in BayCom common stock may cause significant price variations to occur. Increased market volatility may materially and adversely affect the market price of BayCom common stock, which could make it difficult to sell your shares at the volume, prices and times desired.

The trading volume in BayCom’s common stock is less than other larger financial institutions.

Although BayCom common stock is listed for trading on NASDAQ, the trading volume in BayCom’s common stock is less than that of other, larger financial services companies. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of willing buyers and sellers of BayCom common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which BayCom has no control. Given the lower trading volume of BayCom’s common stock, significant sales of BayCom common stock, or the expectation of these sales, could cause the price of BayCom common stock to decline.

Use of BayCom’s common stock for future acquisitions or to raise capital may be dilutive to existing stockholders.

When BayCom determines that appropriate strategic opportunities exist, it may acquire other financial institutions and related businesses, subject to applicable regulatory requirements. BayCom may use BayCom’s common stock for such acquisitions. BayCom may also seek to raise capital for such acquisitions through selling additional common stock. It is possible that the issuance of additional common stock in such acquisitions or capital transactions may be dilutive to the interests of BayCom’s existing stockholders.

A future issuance of stock could dilute the value of BayCom common stock.

BayCom may sell additional shares of BayCom common stock, or securities convertible into or exchangeable for such shares, in subsequent public or private offerings. Future issuance of any new shares could cause further dilution in the value of BayCom’s outstanding shares of BayCom common stock. BayCom cannot predict the size of future issuances of BayCom common stock, or securities convertible into or exchangeable for such shares, or the effect, if any, that future issuances and sales of shares of BayCom common stock will have on the market price of BayCom common stock. Sales of substantial amounts of BayCom common stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices of BayCom common stock.

BayCom has not historically declared or paid cash dividends on its common stock and does not expect to pay dividends on its common stock in the foreseeable future. Consequently, your only opportunity to achieve a return on your investment in the foreseeable future is if the price of its common stock appreciates.

BayCom’s board of directors has not declared a dividend on its common stock since its inception. BayCom’s ability to pay dividends on its common stock is dependent on United Business Bank’s ability to pay dividends to BayCom, which is limited by applicable laws and banking regulations. BayCom’s ability to pay dividends on its common stock may in the future be restricted by the terms of any debt or preferred securities BayCom may incur or issue. Payments of future dividends, if any, will be at the discretion of BayCom’s board of directors after taking into account various factors, including its business, operating results and financial condition, current and anticipated cash needs, plans for expansion and any legal or contractual limitations on its ability to pay dividends. In addition, if required payments on its outstanding debt obligations, including its junior subordinated debentures held by its unconsolidated subsidiary trusts, are not made or suspended, BayCom may be prohibited from paying dividends on our common stock.

BayCom may issue shares of preferred stock in the future, which could make it difficult for another company to acquire it or could otherwise adversely affect holders of its common stock, which could depress the price of our common stock.

Although there are currently no shares of BayCom preferred stock issued and outstanding, BayCom’s articles of incorporation authorize the issuance of up to 10,000,000 shares of one or more series of preferred stock. The board also has the power, without shareholder approval, to set the terms of any series of preferred stock that may be issued, including voting rights, dividend rights, preferences over our common stock with respect to dividends or in the event of a dissolution, liquidation or winding up and other terms. In the event that BayCom issues preferred stock in the future that has preference over its common stock with respect to payment of dividends or upon its liquidation, dissolution or winding up, or if BayCom issues preferred stock with voting rights that dilute the voting power of its common stock, the rights of the holders or the market price of BayCom common stock could be adversely affected. In addition, the ability of BayCom’s board of directors to issue shares of preferred stock without any action on the part of its shareholders may impede a takeover of BayCom and prevent a transaction perceived to be favorable to its shareholders.

15

Risks Relating to BayCom and BayCom’s Business

BayCom is, and will continue to be, subject to the risks described in BayCom’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” included elsewhere in this proxy statement/prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document, including information included or incorporated by reference in this document, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and BayCom and TIG intend for such forward-looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) statements about the benefits of the merger, including future financial and operating results, cost savings, enhancements to revenue and accretion to reported earnings that may be realized from the merger; (ii) statements about our respective plans, objectives, expectations and intentions and other statements that are not historical facts; (iii) statements about expectations regarding the timing of the closing of the merger and the ability to obtain regulatory approvals on a timely basis; and (iv) other statements identified by words such as “expects,” “projects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “possible,” “potential,” “strategy,” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of BayCom’s and TIG’s respective management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and beyond BayCom’s and TIG’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	our ability to successfully integrate any assets, liabilities, customers, systems, and personnel;

•	the required regulatory approvals for the merger and bank merger and/or the approval of the merger agreement by the shareholders of TIG might not be obtained or other conditions to the completion of the merger set forth in the merger agreement might not be satisfied or waived;

•	the growth opportunities and cost savings from the merger may not be fully realized or may take longer to realize than expected;

•	operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected;

•	adverse governmental or regulatory policies may be enacted;

•	the interest rate environment may change, causing margins to compress and adversely affecting net interest income;

•	the global financial markets may experience increased volatility;

16

•	we may experience adverse changes in our credit rating;

•	we may experience competition from other financial services companies in our markets; and

•	an economic slowdown may adversely affect credit quality and loan originations.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed under “Risk Factors” beginning on page 12 of this proxy statement/prospectus and in BayCom’s reports filed with the SEC.

For any forward-looking statements made in this proxy statement/prospectus, BayCom and TIG claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this proxy statement/prospectus or the date of the applicable document incorporated by reference in this proxy statement/prospectus. BayCom and TIG do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement/prospectus and attributable to BayCom, TIG or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus.

17

Selected Consolidated Financial Information of BayCom

The following tables set forth selected consolidated financial information of BayCom for the periods and at the dates indicated. The information at December 31, 2018 and 2017 and for the years ended December 31, 2018, 2017 and 2016 is derived in part from and should be read together with the audited consolidated financial statements and notes thereto of BayCom incorporated by reference into this proxy statement/prospectus from BayCom’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The information at December 31, 2016, 2015 and 2014 and for the fiscal years ended December 31, 2015 and 2014 is derived in part from audited consolidated financial statements and notes thereto of BayCom that are not incorporated by reference into or attached to this proxy statement/prospectus. The operating results for the six months ended June 30, 2019 and 2018 are not necessarily indicative of the operating results that may be expected for any future interim period or the year ending December 31, 2019. See the section entitled “Where You Can Find More Information” on page 67.

	At and For the Six Months Ended June 30,		At and For the Year Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
Selected Financial Condition Data:	(unaudited)
	(In thousands)
Total assets	$1,771,727	$1,345,672	$1,478,395	$1,245,794	$675,299	$623,304	$504,391
Cash and due from banks	351,594	319,512	327,561	251,596	130,213	111,391	145,281
Investments available-for-sale	100,271	54,433	99,796	40,505	13,918	23,615	17,540
FHLB stock and FRB stock, at cost	11,342	8,454	9,243	7,759	3,923	3,846	2,859
Loans receivable, net	1,213,527	908,463	970,189	886,864	504,264	460,208	322,908
Total liabilities	1,537,090	1,152,032	1,277,642	1,127,159	597,236	550,923	446,217
Deposits	1,505,382	1,138,168	1,257,768	1,104,305	590,759	543,304	437,941
Borrowed funds	8,201	5,417	8,161	11,387	—	—	6,000
Total equity	234,637	193,640	200,753	118,635	78,063	72,381	58,174

18

	At and For the Six Months Ended June 30,		At and For the Year Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
Selected Operating Data:	(unaudited)
	(Dollars in thousands, except per share data)

Interest and dividend income	$34,305	$27,303	$56,860	$44,253	$29,625	$25,715	$19,637
Interest expense	3,422	2,289	4,942	4,312	3,074	2,691	2,310
Net interest income before provision for loan losses	30,883	25,014	51,918	39,941	26,551	23,024	17,327
Provision for loan losses	722	497	1,842	462	598	1,412	1,074
Net interest income after provision for loan losses	30,161	24,517	50,076	39,479	25,953	21,612	16,253
Noninterest income	4,660	3,809	7,082	4,794	1,358	6,902	3,705
Noninterest expense	24,543	16,779	36,669	30,124	16,963	19,350	13,063
Income before provision for income taxes	10,278	11,547	20,489	14,149	10,348	9,164	6,895
Provision for income taxes	3,110	3,190	5,996	8,889	4,436	1,712	1,717
Net income	$7,168	$8,357	$14,493	$5,260	$5,912	$7,452	$5,178

Per Share Data:
Shares outstanding at end of period	12,052,266	10,869,275	10,869,275	7,496,995	5,472,426	5,493,209	4,875,787
Average diluted shares outstanding	11,139,287	8,495,230	9,692,009	6,520,230	5,449,998	5,466,468	4,740,152
Diluted EPS	$0.64	$0.99	$1.50	$0.81	$1.09	$1.37	$1.09
Book value per share	$19.47	$17.82	$18.47	$15.82	$14.26	$13.18	$11.93
Tangible book value per share(1)	$16.69	$16.48	$16.46	$13.81	$14.12	$12.96	$11.76
Dividends paid during period	—	—	—	—	—	—	—
Dividend payout ratio	—	—	—	—	—	—	—

(1)	BayCom calculates tangible book value per share, a non-GAAP financial measure, by dividing tangible common equity by the number of common shares outstanding at the end of the period. See “GAAP Reconciliation and Management Explanation of non-GAAP Financial Measures” for a reconciliation of non-GAAP measures to the most directly comparable GAAP financial measure.
19

	At and For the Six Months ended June 30,		At and For the Years Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(unaudited)
	(Dollars in thousands)
Selected Financial Ratios and Other Data:
Performance Ratios:
Return on average assets	0.93%	1.29%	1.07%	0.51%	0.91%	1.24%	1.13%
Return on average equity	6.79%	13.40%	8.28%	5.28%	7.87%	10.36%	10.02%
Yield on earning assets	4.78%	4.58%	4.54%	4.59%	4.74%	4.47%	4.55%
Rate paid on average interest bearing liabilities	0.79%	0.59%	0.62%	0.65%	0.73%	0.72%	0.89%
Interest rate spread(1)	4.00%	3.99%	3.92%	3.94%	4.01%	3.75%	3.66%
Net interest margin(2)	4.31%	4.19%	4.15%	4.14%	4.25%	4.00%	3.95%
Dividend payout ratio	-	-	-	-	-	-	-
Noninterest expense to average assets	3.18%	2.64%	2.78%	2.93%	2.61%	3.21%	2.79%
Average interest earning assets to average interest bearing liabilities	164.68%	153.73%	157.80%	144.87%	149.24%	153.08%	148.15%
Efficiency ratio(3)	69.05%	58.95%	62.15%	67.34%	60.78%	64.66%	62.11%

Capital Ratios(4):
Tier 1 leverage ratio - Bank	11.55%	9.46%	10.04%	8.92%	10.59%	10.59%	10.67%
Common equity tier 1 - Bank	16.22%	13.36%	14.63%	12.43%	13.43%	13.30%	15.78%
Tier 1 capital ratio - Bank	16.22%	13.36%	14.63%	12.43%	13.43%	13.30%	15.78%
Total capital ratio - Bank	16.73%	13.91%	15.17%	12.94%	14.18%	14.13%	16.50%
Equity to total assets at end of period	13.24%	14.39%	13.58%	14.68%	11.56%	11.61%	11.53%

Asset Quality Ratios:
Non-performing assets to total assets(5)	0.25%	0.07%	0.27%	0.01%	0.28%	0.05%	0.59%
Non-performing loans to total loans	0.31%	0.10%	0.32%	0.02%	0.22%	0.07%	0.01%
Allowance for loan losses to non- performing loans	153.85%	493.56%	164.32%	2,354.75%	343.18%	1,152.69%	84.49%
Allowance for loan losses to total loans	0.48%	0.50%	0.53%	0.47%	0.74%	0.83%	0.77%
Classified assets (graded substandard and doubtful)	$8,295	$7,906	$8,602	$7,017	$7,602	$9,620	$3,325
Total accruing loans 30-89 days past due	$4,957	$2,673	$2,707	$1,894	$625	$499	$399
Total loans 90 days past due and still accruing	$597	$122	—	—	$230	$334	$96

Other Data:
Number of full service offices	25	17	22	19	10	10	7
Number of full-time equivalent employees	262	165	214	158	110	103	78

(1)	Interest rate spread is calculated as the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(2)	Net interest margin is calculated as net interest income divided by total average earning assets.
(3)	Calculated by dividing noninterest expense by the sum of net interest income before provision for loan losses plus noninterest income.
(4)	Regulatory capital ratios are for United Business Bank only.
(5)	Non-performing assets consists of non-accruing loans and other real estate owned.

20

GAAP RECONCILIATION AND MANAGEMENT EXPLANATION OF
NON-GAAP FINANCIAL MEASURES

Tangible book value per share is a non-GAAP financial measure generally used by financial analysts and investment bankers to evaluate financial institutions. For tangible book value, the most directly comparable financial measure calculated in accordance with GAAP is book value. Tangible common shareholders’ equity is calculated by excluding goodwill and core deposit intangibles from shareholders’ equity. Tangible book value per share is calculated by dividing tangible common shareholders’ equity by the number of common shares outstanding at the end of the period. BayCom believes that this measure is consistent with the capital treatment by its bank regulatory agencies, which excludes intangible assets from the calculation of risk-based capital ratios and presents this measure to facilitate comparison of the quality and composition of BayCom’s capital over time and in comparison, to its competitors. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Further, this non-GAAP financial measure of tangible book value per share should not be considered in isolation or as a substitute for book value per share or total shareholders’ equity determined in accordance with GAAP and may not be comparable to a similarly titled measure reported by other companies.

The following table reconciles, as of the dates set forth below, total shareholders’ equity to tangible common equity and compares book value per common share to tangible book value per common share (dollars in thousands, except per share data).

	At or For the Six Months Ended June 30,		At or For the Years ended December 31,
Tangible Common Equity	2019	2018	2018	2017	2016	2015	2014
	(unaudited)
	(Dollars in thousands, except per share data)
Total shareholders’ equity	$234,637	$193,640	$200,753	$118,635	$78,063	$72,381	$58,174

Less:
Goodwill	(26,449)	(10,365)	(14,594)	(10,365)	—	—	—
Core deposit intangibles	(6,990)	(4,194)	(7,205)	(4,772)	(802)	(1,201)	(812)
Tangible common equity	$201,198	$179,081	$178,954	$103,498	$77,261	$71,180	$57,362
Common shares outstanding	12,052,266	10,869,275	10,869,275	7,496,995	5,472,426	5,493,209	4,875,787
Book value per common share (GAAP)	$19.47	$17.82	$18.47	$15.82	$14.26	$13.18	$11.93
Tangible book value per common share (non-GAAP)	$16.69	$16.48	$16.46	$13.81	$14.12	$12.96	$11.76

21

Selected Consolidated Financial Information of TIG

The following table summarizes selected historical consolidated financial data of TIG as of and for the years ended December 31, 2018 and 2017. TIG is providing the following information to aid you in your analysis of the financial aspects of the merger. TIG derived the information as of and for each of the two years ended December 31, 2018 and December 31, 2017 from its historical audited consolidated financial statements for these fiscal years. The historical consolidated financial data for the six months ended June 30, 2019 and 2018 is derived from unaudited consolidated financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation at such dates and for such periods have been made.

The operating results for the six months ended June 30, 2019 and 2018 are not necessarily indicative of the operating results that may be expected for any future interim period or the year ending December 31, 2019.

	At or For the Six Months Ended June 30,		At or For the Year Ended December 31,
	2019	2018	2018	2017(1)
	(unaudited)		(Dollars in thousands, except per share data)
Operations Data:
Interest income	$5,282	$4,940	$10,782	$1,640
Interest expense	352	323	661	108
Net interest income	4,930	4,617	10,121	1,532
Provision for loan losses	137	473	960	123
Noninterest income	487	780	1,330	154
Noninterest expense	3,726	3,668	7,526	3,041 (2)
Income tax expense (benefit)	377	306	723	(166)
Net income (loss)	1,176	950	2,242	(1,312)
Earnings (loss) per common share
Basic	$0.37	$0.30	$0.70	$(0.41)
Diluted	0.37	0.30	0.70	(0.41)
Dividend payout ratio to common shareholders	––	––	–	–
Performance Ratios:
Net interest spread(3)	4.31%	4.16%	4.33%	4.16%
Net interest margin(4)	4.87%	4.48%	4.64%	4.43%
Efficiency ratio(5)	68.79%	67.97%	65.73%	180.37%
Noninterest expense to average assets	3.18%	2.64%	3.16%	1.39%
Return on average assets	1.02%	0.83%	0.94%	-0.60%
Return on average common equity	8.33%	7.47%	8.31%	-5.36%

(1)	The December 31, 2017 operating results for TIG Bancorp represent two months of performance, November 1, 2017 through December 31, 2017. TIG Bancorp’s acquisition of Custer Bancorp was effective November 30, 2017.
(2)	December 31, 2017 financial information includes one-time merger related expenses of $1.6 million.
(3)	Net interest spread is the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities.
(4)	Net interest margin is net interest income divided by average interest earning assets.
(5)	The efficiency ratio is noninterest expense divided by the sum of net interest income and noninterest income.

22

	At or For the Six Months Ended June 30,		At or For the Year Ended December 31,
	2019	2018	2018	2017
	(unaudited)		(Dollars in thousands, except per share data)

Balance Sheet Data:
Total assets	$230,506	$229,274	$238,282	$218,849
Total loans receivable, net	144,576	155,636	151,028	144,603
Investment securities	32,601	42,751	37,376	47,035
Goodwill & CDI	3,818	4,123	3,872	4,155
Deposits	196,980	199,046	206,657	188,466
FHLB advances	—	—	—	—
Shareholders’ equity	31,952	29,085	30,458	28,538

Financial Measures:
Book value per common share	$10.04	$9.14	$9.57	$8.97
Stockholders’ equity to assets ratio	13.87%	12.69%	12.79%	13.04%
Net loans to deposits	73.40%	78.19%	73.08%	76.73%

Capital Ratios:(1)
Total risk-based capital ratio	19.53%	16.02%	17.51%	15.96%
Tier 1 risk-based capital ratio	18.72%	15.65%	16.85%	15.87%
Leverage ratio	11.78%	10.80%	10.77%	10.50%
Common equity tier 1 capital to risk weighted assets	18.72%	15.65%	16.85%	15.87%

Asset Quality Ratios:
Non-performing loans to loans receivable, net	0.75%	0.73%	0.63%	0.93%
Allowance for loan losses to nonperforming loans	107.00%	48.00%	104.00%	10.00%
Non-performing assets to total assets	0.53%	0.70%	0.53%	0.95%
Net (recoveries) charge-offs on loans to average loans receivable, net	(0.02)%	0.03%	0.06%	0.0%

Other Data:
Number of banking offices	7	7	7	7
Number of full-time equivalent employees	62	64	65	59
Deposits per branch	28,140	28,435	29,522	26,924
Assets per full-time equivalent	3,717	3,582	3,666	3,709

(1)	Regulatory capital ratios are for First State Bank of Colorado.

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UNAUDITED Pro Forma PER SHARE DATA

The table below sets forth the book value per common share and basic and diluted earnings per common share data for (i) each of BayCom, Uniti Financial Corporation (which BayCom acquired on May 24, 2019) and TIG on a historical basis, (ii) BayCom on a pro forma combined basis with Uniti, (iii) for BayCom on a pro forma combined basis with TIG and (iv) TIG on a pro forma combined basis per TIG equivalent share. The pro forma combined amounts and pro forma combined per equivalent share information gives effect to the merger as if the merger occurred on June 30, 2019, in the case of the book per common share value data, and as if the merger occurred on January 1, 2019 and operated in calendar year 2019 in the case of earnings per common share data. Uniti information is provided through May 24, 2019, the date of the BayCom acquisition. The Pro Forma Combined Amounts for BayCom and TIG reflect certain acquisition accounting adjustments, which are based on estimates that are subject to change depending on fair values as of the merger completion date. The Pro Forma Combined per TIG Equivalent Share data shows the effect of the merger from the perspective of an owner of TIG common stock. The pro forma financial data in the table below is provided for illustrative purposes, does not include any projected cost savings, revenue enhancements or other possible financial benefits of the merger to the combined company and does not attempt to suggest or predict future results. This information also does not necessarily reflect what the historical financial condition or results of operations of the combined company would have been had BayCom, Uniti and TIG been combined as of the dates and for the periods shown.

	BayCom Historical	Uniti Historical(3)	Pro Forma Combined Amounts for BayCom and Uniti	TIG Historical	Pro Forma Combined Amounts For BayCom and TIG	Pro Forma Combined Per TIG Equivalent Share(1)
At or For the Six Months Ended June 30, 2019:

Book value per common share(2)	$19.47	$3.08	$19.47	$10.04	$19.66	$11.76

Basic earnings per common share	$0.64	$(0.02)	$0.55	$0.37	$0.59	$0.04

Diluted earnings per common share	$0.64	$(0.02)	$0.55	$0.37	$0.59	$0.04

At or For the Year Ended December 31, 2018:

Book value per common share(2)	$18.47	$3.10	$18.61	$9.57	$19.07	$11.59

Basic earnings per common share	$1.50	$0.25	$1.60	$0.70	$1.60	$0.12

Diluted earnings per common share	$1.50	$0.24	$1.60	$0.70	$1.60	$0.12

(1)	Calculated by multiplying the Pro Forma Combined Amounts for BayCom and TIG by the exchange ratio of 0.27543 and, solely in the case of the book value per common share at June 30, 2019, adding to that result, $6.34, which is the per share cash merger consideration payable to holders of TIG common stock. See “The Merger Agreement – Consideration to be Received in the Merger” on page 41.

(2)	The pro forma combined book value and common shares for BayCom and TIG as of June 30, 2019 was $254.2 million and 12,929,070, respectively. The pro forma combined book value and common shares as of December 31, 2018 was $245.2 million and 12,861,085, respectively.

(3)	Earnings January 1, 2019 to May 24, 2019.

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Market Price Data and Dividend Information

BayCom’s common stock is listed on Nasdaq under the symbol “BCML.” Prior to the completion of BayCom’s initial public offering on May 8, 2018, BayCom’s common stock was quoted on the OTCQB, Over the Counter Marketplace, under the symbol “BCML.” TIG’s common stock is not listed on an exchange or quoted on any automated services, and thereto no established trading market for TIG common stock. The BayCom common stock shares issuable upon completion of the merger will be listed on the NASDAQ. The following table sets forth, for the calendar quarters indicated, the high and low sales prices per BayCom common share as reported on Nasdaq and the OTCQB. Neither BayCom nor TIG has paid any dividends since inception.

	BayCom

	Market Price
	High		Low
2019
Third quarter 2019 (through [•])	$		$
June 30, 2019		24.85		19.74
March 31, 2019		25.00		20.55
2018
December 31, 2018		$26.38		$19.43
September 30, 2018		26.71		23.83
June 30, 2018		25.21		21.35
March 31, 2018		23.50		19.25
2017
December 31, 2017		$19.75		$17.80
September 30, 2017		18.00		16.90
June 30, 2017		17.45		16.35
March 31, 2017		13.75		14.80

You should obtain current market quotations for BayCom common stock, as the market price of BayCom common stock will fluctuate between the date of this document and the date on which the merger is completed, and thereafter. You can get these quotations on the Internet, from a newspaper or by calling your broker. Current market quotations for TIG common stock are not available.

As of June 30, 2019, there were approximately 734 holders of record of BayCom common stock. As of June 30, 2019, there were approximately 56 holders of record of TIG common stock. These numbers do not reflect the number of persons or entities who may hold their stock in nominee or “street name” through brokerage firms.

Following the merger, the declaration of dividends will be at the discretion of BayCom’s board of directors and will be determined after consideration of various factors, including earnings, cash requirements, the financial condition of BayCom, applicable state law and government regulations and other factors deemed relevant by BayCom’s board of directors.

The Special meeting of TIG Shareholders

This proxy statement/prospectus constitutes the proxy statement of TIG for use at the TIG special meeting to be held on [Weekday], September [•], 2019 at 10:00 a.m. Mountain Time, at the main office of TIG’s subsidiary bank, First State Bank of Colorado, 8400 East Crescent Parkway, Suite 100, Greenwood Village, CO 80111.

At the TIG special meeting, the holders of TIG voting common stock will consider and vote upon (i) approval of the merger agreement; and (ii) approval of the adjournment proposal.

Pursuant to the merger agreement, TIG will merge with and into BayCom, and TIG’s wholly owned subsidiary, First State of Bank of Colorado, will merge with and into United Business Bank. We expect to complete the merger of TIG with and into BayCom during the quarter ending December 31, 2019.

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Upon completion of the merger, TIG shareholders will receive shares of BayCom common stock as merger consideration for each share of TIG common stock they own, as described in “The Merger Agreement—Consideration to be Received in the Merger” on page 41.

TIG has supplied all information contained in this proxy statement/prospectus with respect to TIG. BayCom has supplied all information contained in this proxy statement/prospectus with respect to BayCom.

This proxy statement/prospectus is first being provided to shareholders of TIG on or about [—], 2019.

Voting and Proxy Procedure

Shareholders Entitled to Vote. The close of business on [Record Date] was the record date for determining shareholders of TIG voting common stock entitled to receive notice of and to vote at the TIG special meeting. On the record date, there were 1,692,300 shares of TIG voting common stock outstanding held by 56 holders of record. TIG has no other class of voting securities outstanding. Each holder of TIG voting common stock is entitled to one vote for each share of TIG voting common stock held in that holder’s name on TIG’s books as of the record date on any matter submitted for a vote of shareholders at the TIG special meeting.

Voting Your Shares. Holders of record who receive this proxy statement/prospectus and proxy card from TIG can vote their shares using one of the following methods:

•	Complete and return a written proxy card (please allow a minimum of 10 days for your proxy card to be processed); or

•	Vote in person at the TIG special meeting.

Submitting your voting instructions by any of the methods mentioned above will not affect your right to attend the TIG special meeting and vote.

If you are a beneficial owner of TIG common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the TIG special meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your TIG voting common stock held in street name in person at the TIG special meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding TIG voting common stock entitled to vote is necessary to constitute a quorum at the TIG special meeting. Abstentions and broker non-votes will be counted as shares present and entitled to vote at the TIG special meeting for purposes of determining the existence of a quorum.

Proxies; Proxy Revocation Procedures. The TIG board of directors solicits proxies so that each holder of TIG voting common stock has the opportunity to vote on the merger agreement and any other proposal to be considered at the TIG special meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a shareholder of record attends the TIG special meeting and wishes to vote in person, he or she may vote by ballot. Where no instructions are indicated, proxies will be voted in accordance with the recommendations of the TIG board of directors. The board recommends a vote:

•	FOR approval of the merger agreement; and

•	FOR approval of the adjournment proposal.

TIG shareholders of record entitled to vote may revoke a proxy at any time by: (i) signing another proxy with a later date; (ii) giving written notice of the revocation of your proxy to the Secretary of TIG prior to the TIG special meeting; or (iii) voting in person at the TIG special meeting. Attendance at the TIG special meeting will not in and of itself constitute revocation of your proxy. Written notices of revocation or other communications about revoking your proxy should be addressed to TIG Bancorp, Attn: Corporate Secretary, 8400 East Crescent Parkway, Suite 100, Greenwood Village, Colorado 80111.  If your shares are held in “street name” through a bank, broker or other nominee, you must follow the instructions on the form you receive from your bank, broker or other nominee with respect to revoking your proxy.

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TIG shareholders who return a properly executed proxy but provide no instruction with respect on how to vote on the merger agreement will not be eligible to assert their dissenters’ rights.

Vote Required; Voting Agreements. Approval of the merger agreement will require the affirmative vote, in person or by proxy, of a majority of the outstanding TIG voting common stock.

The directors and certain shareholders of TIG have entered into voting agreements with BayCom with respect to the TIG common stock they own, representing 43.7% of the outstanding shares entitled to vote, in which they have agreed, among other things, to vote, or cause to be voted, all of their TIG voting common stock in favor of the merger agreement and the adjournment proposal. See the section entitled “The Merger Agreement—Voting Agreements” on page 51. Because approval of the merger agreement requires the affirmative vote of a majority of the outstanding shares of TIG voting common stock, failure to vote, abstentions and broker non-votes will have the same effect as a vote against the merger agreement.

The adjournment proposal will be approved if a majority of the votes cast at the special meeting are voted in favor of the adjournment proposal. The failure to vote, abstentions and broker non-votes on the adjournment proposal will have no effect on such proposal.

Proxy Solicitation

The accompanying proxy is being solicited by the board of directors of TIG. TIG will bear the entire cost of solicitation of proxies from holders of its common shares. In addition to the solicitation of proxies by mail, certain officers, directors and employees of TIG, without extra remuneration, may also solicit proxies in person, by telephone, facsimile or otherwise. TIG will pay printing, postage and mailing costs of the proxy statement/prospectus. All other costs, including legal and accounting fees, shall be borne by the party incurring such costs.

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Security Ownership of Management and Certain Beneficial Owners

The following table sets forth the beneficial ownership of TIG voting common stock as of [Record Date] by (i) each director of TIG, (ii) TIG’s executive officers, (iii) all directors and executive officers of TIG as a group and (iv) each shareholder known by TIG to beneficially own more than 5% of the outstanding TIG common stock. Unless otherwise specified, the address of each listed shareholder is c/o TIG Bancorp, 8400 East Crescent Parkway, Suite 100, Greenwood Village, Colorado 80111.

The percentage of beneficial ownership is calculated in relation to the total number of shares of TIG voting common stock that were issued and outstanding as of [Record Date], the voting record date. Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities. Unless otherwise indicated, and subject to the voting agreements entered into with BayCom in connection with the merger (see “The Merger Agreement—Voting Agreements”), to TIG’s knowledge, the persons or entities identified in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name	Number of Shares of Voting Common Stock Beneficially Owned (1)	Number of Shares of Non-Voting Common Stock Beneficially Owned	Percent of Shares of Voting Common Stock Outstanding (%)

Executive Officers and Directors
Gary Webb, Chairman and President	71,200	—	4.21%
Boyd Hodges, Vice Chairman and Secretary	81,100	—	4.79%
Jeffrey Walker, Director and President, First State Bank of Colorado	61,100	—	3.61%
Adam Desmond, Director	15,000	—	0.89%
Ben Mackovack, Director	—	—	—
Jason Ruggiero, Director	—	—	—
Martin Friedman, Director	—	—	—

All Executive Officers and Directors as a group (7 persons)	228,400	—	13.50%

Name of Beneficial Owner
Strategic Value Private Investors, LP(2)	167,500	502,400	9.90%
EJF Sidecar Fund Series, LLC- Small Financial Equity Series(3)	167,500	599,300	9.90%
Financial Hybrid Opportunity Fund LLC(4)	167,500	334,100	9.90%
Siena Capital Partners I, L.P.	165,100	54,400	9.76%
Mark and Sheri Urbanczyk	90,000	—	5.32%

* Does not exceed 1%.

(1)	The shares “beneficially owned” include shares owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other shares with respect to which the individual has or shares voting or investment power. Beneficial ownership may be disclaimed as to certain of the shares.
(2)	Mr. Mackovak is this owner’s representative on the board.
(3)	Mr. Ruggiero is this owner’s representative on the board.
(4)	Mr. Friedman is this owner’s representative on the board.

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The Merger

General

The boards of directors of BayCom and TIG have unanimously approved the merger agreement providing for the merger of TIG with and into BayCom, with BayCom being the surviving entity, and the merger of First State Bank of Colorado with and into United Business Bank, with United Business Bank being the surviving institution. We expect to complete the merger of TIG with and into BayCom during the quarter ending December 31, 2019.

Background of the Merger

As part of an ongoing effort to improve First State Bank of Colorado’s franchise and enhance shareholder value, TIG’s directors and management have periodically reviewed various strategic options. During these reviews, the board of directors evaluated the cost of adding additional financial products and locations in an effort to remain competitive in the marketplace, while implementing a growth strategy that provides acceptable returns to shareholders.

On July 20, 2018, TIG engaged GLC Advisors & Co. or GLC to serve as its exclusive financial advisor to explore a potential merger or sale of TIG. During July 2018, GLC assisted management with the preparation of a confidential information memorandum for use in informing prospective purchasers about TIG. On August 3, 2018, TIG’s board of directors approved the list of potential interested acquirers and merger partners. During August 2018, GLC contacted 23 potential interested parties and received 10 signed confidentiality agreements. On August 31, 2018, GLC received three preliminary proposals from interested parties.

On September 4, 2018, GLC presented an analysis of the preliminary offers to the board of directors of TIG. The board selected an investor group, PGC Bancorporation (“PGC”), and executed a letter of intent with PGC to conduct preliminary due diligence including a review of the loan portfolio. Between September and December 2018, PGC had several meetings with management and conducted on-site diligence and held numerous follow-up meetings and discussions with TIG to complete due diligence. On December 21, 2018, TIG and PGC executed a merger agreement with the execution of the merger agreement being made public on January 16, 2019. During January and February of 2019, PGC attempted to finalize its ongoing capital raising efforts and held meetings with various bank investors and potential equity partners. On January 25, 2019, PGC and GLC entered into an Amendment to the Agreement and Plan of Merger to extend the time period to which PCG would make available copies of binding subscriptions agreements from its investor group. PGC was unable to meet the amended deadline and could not satisfy the capital raise requirements, which resulted in the termination of the merger agreement.

In March 2019, GLC met with the TIG Board of Directors to review and discuss other potential interested acquirers and merger partners with the board of directors. During March and April of 2019, GLC contacted 25 potential interested parties (some parties were part of the initial outreach in August 2018) and received 13 signed confidentiality agreements. On April 10, 2019, GLC received four preliminary proposals from interested parties. On April 12, 2019, GLC presented an analysis of the preliminary offers to the board of directors of TIG. After instructing GLC to negotiate each of the initial offers, the board of directors selected to hold further discussions with Party A. In April, Party A held initial discussions with TIG’s board of directors and management. During this time, Party A and Party A’s financial advisor held negotiations with GLC regarding purchase price, consideration composition, and the board of directors.

On May 2, 2019, it was brought to GLC’s attention that BayCom was interested in entering Colorado through acquisitions. As a result, GLC introduced BayCom to the sale process and executed a non-disclosure agreement on that same day. On May 6, 2019, BayCom submitted a non-binding letter of intent. Following this, TIG requested both Party A and BayCom to present their best revised letters of intent. On May 10, 2019, the TIG board of directors met to discuss Party A and BayCom’s final letters of intent and voted to accept BayCom’s letter of intent based on superior shareholder liquidity.

During May and June 2019, BayCom held several meetings with management and conducted on-site diligence and held numerous follow-up meetings and discussions with TIG to complete due diligence. At the same time period, TIG conducted reverse due diligence on BayCom. During this period, the parties and their legal counsel negotiated the terms and conditions of the merger agreement and related documents.

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On June 20, 2019, the board of directors of TIG met in a special meeting and representatives from GLC and TIG’s legal counsel were in attendance. Vining Sparks delivered its financial analyses and oral opinion (subsequently confirmed in writing by Vining Sparks in a written opinion dated June 28, 2019) with respect to TIG and the proposed merger with BayCom to the effect that the merger consideration was fair, from a financial point of view, to TIG’s shareholders.

On June 27, 2019, the board of directors of TIG met to discuss acceptance of the merger agreement. Representatives from GLC and TIG’s legal counsel, Baird Holm LLP were in attendance. Counsel then reviewed with the board of directors the merger agreement and related agreements which had been distributed to the board of directors and discussed all of the key terms and conditions of the agreements. After further discussion, the board of directors approved the transaction and authorized the execution of the merger agreement and related agreements.

On June 28, 2019 BayCom’s board of directors held a special meeting to review and discuss the proposed merger and the merger agreement. At this meeting, BayCom’s board of directors received presentations from its legal counsel, Silver, Freedman, Taff and Tiernan LLP and its financial advisor, Janney Montgomery Scott LLC. Following this discussion, BayCom’s board of directors unanimously voted to approve the merger agreement and the other transactions contemplated by the merger agreement, including the merger, and authorized BayCom’s executives to execute the merger agreement.

The merger agreement and related documents were executed by the parties on June 28, 2019. The transaction was announced the morning of July 1, 2019, by a joint press release issued by both companies.

Recommendation of the TIG Board of Directors and Reasons of TIG for the Merger

TIG’s board of directors believes that the merger is in the best interest of TIG and its shareholders. Accordingly, TIG’s board of directors has unanimously approved the merger agreement and unanimously recommends that TIG’s shareholders vote “FOR” approval of the merger.

In reaching its decision to approve the merger agreement and related transactions, the TIG board of directors consulted with its senior management and financial advisor with respect to the financial aspects and fairness of the merger consideration, from a financial point of view, to the holders of shares of TIG common stock, and its outside legal counsel as to its legal duties and the terms of the merger agreement. The TIG board of directors believes that combining with BayCom will create a stronger and more diversified organization and is in the best interests of TIG, its shareholders and First State Bank of Colorado.

The terms of the merger agreement, including the consideration to be paid to TIG’s shareholders, were the result of arm’s length negotiations between representatives of TIG and representatives of BayCom. In arriving at its determination to approve the merger agreement, TIG’s board of directors considered a number of factors, including the following, which are not presented in order of priority:

•	the purchase price to be received by TIG shareholders;

•	that the transaction is expected to be tax-free to TIG shareholders to the extent that they receive BayCom stock in exchange for their shares of TIG common stock;

•	recent bank acquisition activity in the Colorado market and purchase prices paid in recent bank transactions;

•	results that could be expected to be obtained by TIG if it continued to operate the Bank independently, and the potential benefits to TIG's shareholders of such course, as compared with the value of the merger consideration being offered by BayCom;

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•	the possible effects of the proposed merger on employees of First State Bank of Colorado;

•	the belief of the TIG board of directors that BayCom stock represents an investment in a well-capitalized and Nasdaq listed institution with potential long-term value and increased liquidity for shareholders;

•	the opinion of Vining Sparks, financial advisor to the TIG board of directors, that, as of the date of such opinion, and based upon and subject to the assumptions, qualifications and limitations set forth in the written opinion, the merger consideration to be received by the TIG shareholders was fair to the TIG shareholders from a financial point of view, as more fully described under “— Opinion of TIG’s Financial Advisor,” below;

•	the possibility that the value of the stock consideration to be received by TIG shareholders could be higher or lower than the value disclosed when the agreement was first announced based on the trading performance of BayCom 's common stock price;

•	the existence of a mutual shareholder between BayCom and TIG; and

•	confidence in BayCom’s ability to complete the merger.

The foregoing discussion of the factors considered by the TIG board of directors is not intended to be exhaustive, but does set forth the principal factors considered by the board. Based on the factors described above, the TIG board of directors determined that the merger with BayCom would be advisable and in the best interests of TIG and its shareholders and approved the merger agreement and related transactions contemplated by the merger agreement. In view of the wide variety and complexity of factors considered by the TIG board of directors in connection with its evaluation of the merger, the board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any factor, was favorable or unfavorable to the ultimate determination of the board. Rather, the TIG board of directors made its recommendation based on the totality of information presented to, and the investigation conducted by, it. In considering the factors discussed above, individual directors may have given different weights to different factors. The TIG board of directors collectively made its determination with respect to the merger based on the conclusion reached by its members, based on the factors that each of them considered appropriate, that the merger is in the best interests of TIG shareholders and that the benefits expected to be achieved from the merger outweigh the potential risks and vulnerabilities.

This summary of the reasoning of TIG’s board of directors and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section entitled “Cautionary Statement Regarding Forward-Look Statements.”

Opinion of TIG’s Financial Advisor

TIG’s board of directors retained Vining Sparks to render financial advisory and investment banking services. Vining Sparks is a nationally recognized investment banking firm with substantial expertise in transactions similar to the proposed transaction and is familiar with TIG and its business. As part of its investment banking business, Vining Sparks is regularly engaged in the valuation of financial services companies and their securities in connection with mergers and acquisitions, private placements and valuations for estate, corporate and other purposes.

At the June 20, 2019 meeting of the TIG board of directors, Vining Sparks rendered its opinion to the TIG board of directors that the merger consideration to be received by the holders of TIG common stock in the proposed transaction is fair, from a financial point of view, to the holders of TIG common stock. The opinion was subsequently confirmed by Vining Sparks by delivery of its written opinion dated June 28, 2019. The full text of Vining Sparks’ opinion is attached as Appendix B to this proxy statement/prospectus and should be read in its entirety.

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Vining Sparks’ opinion was directed to TIG’s board of directors and is limited to the fairness, from a financial point of view, of the consideration to be received by holders of TIG common stock in the proposed transaction. It did not address TIG’s underlying business decision to proceed with the proposed transaction or constitute a recommendation to the TIG board of directors as to how it should vote on the merger and does not constitute a recommendation to any holder of TIG common stock as to how such shareholder should vote in connection with the merger.

Vining Sparks’ opinion was reviewed and approved by Vining Sparks’ Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

For purposes of Vining Sparks’ opinion and in connection with its review of the proposed transaction, Vining Sparks has, among other things:

•	reviewed the terms of the merger agreement made available to Vining Sparks;

•	reviewed certain publicly available financial statements, both audited (where available) and un-audited, and related financial information of TIG and BayCom, including those included in their respective annual reports for the past two years and their respective quarterly reports for the past two years;

•	reviewed publicly available consensus “street estimates” of BayCom earnings for 2019 and 2020 and reviewed publicly available research reports;

•	reviewed certain financial forecasts and projections of TIG, prepared by TIG management, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the merger discussed with TIG management;

•	held discussions with senior management of TIG concerning the past and current results of operations of TIG, its current financial condition and management’s opinion of its future prospects;

•	reviewed reported market prices and historical trading activity of BayCom common stock;

•	reviewed certain aspects of the financial performance of BayCom and compared such financial performance of BayCom, together with stock market data relating to BayCom common stock, with similar data available for certain other financial institutions the securities of which are publicly traded;

•	reviewed the financial terms of merger and acquisition transactions, to the extent publicly available, involving other financial institutions and financial institution holding companies that Vining Sparks deemed to be relevant;

•	reviewed the pro forma financial impact of the merger on TIG; and

•	reviewed such other information, financial studies, analyses and investigations, as Vining Sparks considered appropriate under the circumstances.

In conducting its review and arriving at its opinion, Vining Sparks has assumed and relied, without independent verification, upon the accuracy and completeness of all the financial and other information that has been provided to it by TIG and BayCom, and their respective representatives, and of the publicly available information that was reviewed by Vining Sparks. Vining Sparks is not an expert in the evaluation of the adequacy of allowances for loan losses and it did not independently verify the adequacy of such allowances. Vining Sparks assumed that the allowance for loan losses set forth in the financial statements of BayCom and TIG were adequate to cover such losses and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements. Vining Sparks did not conduct a physical inspection of any of the properties or facilities of TIG or BayCom, did not make any independent evaluation or appraisal of the assets, liabilities or prospects of TIG or BayCom, was not furnished with any such evaluation or appraisal, and did not review any individual credit files. Vining Sparks assumed that any projections provided by or approved by TIG were reasonably prepared and reflect the best currently available estimates and judgments of TIG management.

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Vining Sparks’ opinion is necessarily based on economic, market, and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Events occurring after the date thereof, including but not limited to, changes affecting the securities markets, the results of operations or material changes in the assets or liabilities of BayCom or TIG could materially affect the assumptions used in preparing the opinion. Vining Sparks assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either TIG or BayCom since the date of the last financial statements of each entity that were made available to Vining Sparks. Vining Sparks assumed that all of the representations and warranties contained in the merger agreement and all related agreements are true and correct, that each party to the merger agreement will perform all of the covenants required to be performed by each party under such agreement and that the conditions precedent in the merger agreement are not waived.

In delivering its opinion to the board of directors of TIG, Vining Sparks prepared and delivered to TIG’s board of directors written materials containing various analyses and other information. The following is a summary of the material financial analyses performed by Vining Sparks in connection with the preparation of its opinion and does not purport to be a complete description of all the analyses performed by Vining Sparks. The summary includes information presented in tabular format, which should be read together with the text that accompanies those tables. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, an opinion is not necessarily susceptible to partial analysis or summary description. Vining Sparks believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the processes underlying its opinion. In its analyses, Vining Sparks made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of TIG, BayCom and Vining Sparks. Any estimates contained in Vining Sparks’ analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold.

Vining Sparks’ opinion was based on information available to Vining Sparks through the date of its opinion and conditions as they existed and could be evaluated on the date thereof. Vining Sparks reviewed the financial terms of the proposed transaction set forth in the merger agreement and for purposes of the financial analyses described below and based on merger consideration of 0.27543 of a BayCom common stock share and $6.34 in cash for each outstanding share of TIG. Based on a stock price of $23.01 per share for BayCom common stock (the closing price on June 14, 2019), the merger consideration payable in exchange for each share of TIG common stock would equal $12.67 per share.

Selected Company Analysis - BayCom. Vining Sparks used publicly available information to compare selected financial information and stock pricing for BayCom with a selected group of financial institutions. The BayCom peer group consisted of publicly traded California banking organizations with total assets between $1 billion and $2.5 billion, excluding merger targets. While Vining Sparks believes that the companies listed below are similar to BayCom, none of these companies have the same composition, operations, size or financial profile as BayCom.

Company	Ticker	City	State
American Business Bank	AMBZ	Los Angeles	CA
Avidbank Holdings, Inc.	AVBH	San Jose	CA
Bank of Commerce Holdings	BOCH	Sacramento	CA
California BanCorp	CALB	Oakland	CA
CBB Bancorp, Inc.	CBBI	Los Angeles	CA
Central Valley Community Bancorp	CVCY	Fresno	CA
First Choice Bancorp	FCBP	Cerritos	CA
First Northern Community Bancorp	FNRN	Dixon	CA

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Company	Ticker	City	State
Malaga Financial Corporation	MLGF	Palos Verdes Estates	CA
Oak Valley Bancorp	OVLY	Oakdale	CA
OP Bancorp	OPBK	Los Angeles	CA
Pacific City Financial Corporation	PCB	Los Angeles	CA
Pacific Mercantile Bancorp	PMBC	Costa Mesa	CA
Provident Financial Holdings, Inc.	PROV	Riverside	CA
River City Bank	RCBC	Sacramento	CA
Seacoast Commerce Banc Holdings	SCBH	San Diego	CA

To perform this analysis, Vining Sparks used financial information as of March 31, 2019, a price of $23.01 per share of BayCom common stock (the closing price on June 14, 2019) and pricing data for the peer group as of June 14, 2019 obtained from S&P Global Market Intelligence. The following table sets forth the comparative financial and market data:

	BayCom		Peer Group Median
Total Assets (in millions)	$1,482.5		$1,198.3
Return on Average Assets	1.33%		1.33%
Return on Average Equity	9.69%		12.12%
Equity/Assets	13.92%		11.26%
Loans/Deposits	77.16%		91.87%
Loan Loss Reserve/Gross Loans	0.56%		1.07%
Nonperforming Assets/Assets	0.19%		0.16%
Efficiency Ratio	55.10%		61.05%
Price/Book Value Per Share	1.21	x	1.25	x
Price/Tangible Book Value Per Share	1.35	x	1.38	x
Price/LTM Earnings Per Share	15.9	x	11.6	x

Stock Trading History. Vining Sparks reviewed the closing per share market prices and volumes for BayCom common stock on a daily basis from December 14, 2018 to June 14, 2019. BayCom is listed for trading on NASDAQ under the symbol “BCML”. For the period between December 14, 2018 to June 14, 2019, the trading price of BayCom common stock ranged from a low of $17.19 to a high of $25.00 and the average closing price was $22.43. The closing price of BayCom common stock on June 14, 2019 was $23.01 per share. For the period between December 14, 2018 and June 14, 2019, the average daily trading volume for BayCom common stock was 22,146 shares.

Analysis of Selected Financial Institution Transactions. Vining Sparks reviewed certain publicly available information regarding selected merger and acquisition transactions (the “Comparable Transactions”) announced from January 1, 2017 to June 14, 2019 involving acquired financial institutions located in Colorado, New Mexico and Utah, with total assets under $400 million and a return on assets over 0.00%. The transactions included in the group are shown below. This data was obtained from S&P Global Market Intelligence.

Buyer	State	Seller	State
First Bancshares, Inc.	MO	Stockmens Bank	CO
Mid-America Financial Corp.	KS	Morgan Financial Corporation	CO
People’s Utah Bancorp	UT	Town & Country Bank, Inc.	UT
Guaranty Bancorp	CO	Castle Rock Bank Holding Company	CO

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Buyer	State	Seller	State
Triumph Bancorp, Inc.	TX	Valley Bancorp, Inc.	CO
FFP Group, Inc.	CO	Raton Capital Corporation	NM
BayCom Corp	CA	Bethlehem Financial Corporation	NM
Beresford Bancorporation, Inc.	SD	Western Bancshares of Alamogordo	NM
Glacier Bancorp, Inc.	MT	FNB Bancorp	UT

Vining Sparks reviewed the multiples of transaction value to tangible book value, transaction value to 2018 earnings, transaction value to assets and tangible book premium to core deposits, and calculated high, low and median multiples for the Comparable Transactions. These ratios were compared with corresponding transaction ratios for the proposed merger based on the transaction value of $12.67 for TIG common stock. The results of the analysis are set forth in the following table:

Transaction Multiples:	Proposed Transaction		Comparable Transaction Low		Comparable Transaction Median		Comparable Transaction High
Transaction Value/Tangible Book Value	1.45	x	1.16	x	1.46	x	2.16	x
Transaction Value/2018 Earnings	17.99	x	13.20	x	18.25	x	25.80	x
Transaction Value/Assets	17.56%		10.60%		15.00%		26.05%
Tangible Book Premium/Core Deposits	6.49%		2.70%		6.85%		17.51%

No company or transaction used as a comparison in the above analysis is identical to TIG or the proposed transaction. Accordingly, an analysis of these results is not strictly mathematical. An analysis of the results of the foregoing involves complex considerations and judgments concerning differences in financial and operating characteristics of TIG and the companies included in the Comparable Transactions.

Present Value Analysis. Vining Sparks calculated the present value of theoretical future earnings of TIG and compared the transaction value to the calculated present value of TIG’s common stock on a stand-alone basis. Based on projected earnings for TIG of $2.7 million in 2019, $3.0 million in 2020, $3.3 million in 2021, $3.6 million in 2022 and $3.9 million in 2023, discount rates ranging from 12% to 18%, and including a residual value, the stand-alone present value of TIG indicated an implied range of values per share of $6.70 to $11.36.

Discounted Cash Flow Analysis. Using a discounted cash flow analysis, Vining Sparks estimated the net present value of the future streams of after-tax cash flow that TIG could produce to benefit a potential acquirer, referred to as dividendable net income, and added a terminal value. Based on projected earnings for TIG for 2019 through 2023 (indicated above), we assumed after-tax distributions to a potential acquirer such that its tier 1 leverage ratio would be maintained at 9.00%. The terminal value for TIG was calculated based on TIG’s projected 2023 equity, the median price to tangible book multiple paid in the Comparable Transactions and utilized discount rate of 12%. This discounted cash flow analysis indicated an implied value of $11.12 per share.

Pro Forma Merger Analysis. Vining Sparks performed pro forma merger analyses to calculate the financial implications of the merger to the holders of TIG common stock. This analysis assumes, among other things, the terms of the transaction as indicated above, the merger closes at December 31, 2019 and cost savings and revenue enhancement opportunities of $2.5 million annually in the years 2020 through 2023, which approximates 35% of TIG’s total overhead expense in 2018. This analysis utilized earnings estimates of $2.05 per share in 2019, $2.29 per share in 2020 and $2.50 per share in 2021 for BayCom and earnings estimates of $0.85 per share in 2019, $0.94 per share in 2020 and $1.04 per share in 2021 for TIG. This analysis indicated that the merger could be accretive to TIG’s projected earnings per share in 2020 and 2021.

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In the two years prior to the issuance of this opinion, Vining Sparks engaged in securities and loan sales and trading activity with TIG and/or its subsidiary bank for which Vining Sparks was paid commissions or other fees, which may include mark-ups on the purchase or sale of loans and securities. In the two years prior to the issuance of this opinion, Vining Sparks has provided financial advisory services to BayCom and has engaged in securities and loan sales and trading activity with BayCom and/or its subsidiary bank for which Vining Sparks was paid commissions or other fees, which may include mark-ups on the purchase or sale of loans and securities. Pursuant to the terms of an engagement letter with TIG, Vining Sparks received a fee of $75,000 upon delivery of its opinion. Vining Sparks’ opinion fee is not contingent upon consummation of the proposed transaction. In addition, TIG has agreed to indemnify Vining Sparks against certain liabilities and expenses arising out of or incurred in connection with its engagement, including liabilities and expenses which may arise under the federal securities laws.

Based upon the foregoing analyses and other investigations and assumptions set forth in its opinion, without giving specific weightings to any one factor or comparison, Vining Sparks determined that the per share merger consideration to be paid in exchange for each share of TIG common stock in the merger was fair, from a financial perspective, to the TIG shareholders.

Reasons of BayCom for the Merger

The merger will enable BayCom to expand its commercial banking presence into the attractive Colorado markets First State Bank of Colorado serves. During its deliberation regarding the approval of the merger agreement, the board of directors of BayCom considered a number of factors, including, but not limited to, the following:

•	TIG’s strong existing commercial customer base and reputation for providing quality customer service;

•	the compatibility of the merger with BayCom’s long-term community banking strategy;

•	the ability to expand into the State of Colorado and First State Bank of Colorado’s locations in the Denver metropolitan area and nearby communities;

•	the ability of the combined company to offer a broader array of products and services to TIG’s customers;

•	TIG’s financial performance and strong asset quality;

•	potential opportunities to reduce operating costs and enhance revenue; and

•	BayCom management’s prior record of integrating acquired financial institutions.

BayCom based these assumptions on its present assessment of where savings could be realized based upon the present independent operations of TIG. Actual savings in some or all of these areas could be higher or lower than currently expected.

In reaching its decision to approve the merger agreement, BayCom’s board of directors also considered the risks associated with the transaction, and, after due consideration, concluded that the potential benefits of the proposed transaction outweighed the risks associated with the proposed transaction.

The foregoing information and factors considered by BayCom’s board of directors are not intended to be exhaustive. In view of the variety of factors and the amount of information considered, BayCom’s board of directors did not find it practicable to, and did not, quantify, rank or otherwise assign relative weights to the specific factors it considered in approving the transaction. In addition, individual members of BayCom’s board of directors may have given different weights to different factors. BayCom’s board of directors considered all of these factors as a whole, and overall considered them to be favorable to, and to support, its determination.

Conversion of Shares and Exchange of Certificates

As soon as reasonably practicable after the effective time of the merger, upon receipt and acceptance of your TIG common stock certificate (or book entry shares) with duly executed transmittal materials by OTR, Inc., as exchange agent, you shall be entitled to a statement evidencing shares of BayCom common stock issued as merger consideration and cash in lieu of any fractional share interest.

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Regulatory Approvals Required for the Merger

The closing of the merger is conditioned upon the receipt of all approvals of regulatory authorities required for the merger and the bank merger. Under the terms of the merger agreement, BayCom and TIG have agreed to use their commercially reasonable best efforts to obtain all necessary permits, consents, approvals and authorizations from any governmental authority necessary, proper or advisable to consummate the merger and the bank merger.

The merger and/or the bank merger is subject to prior approval by the DBO and the receipt of a waiver or prior approval from the Federal Reserve Board. Accordingly, the parties must obtain the approval of or waiver by the Federal Reserve Board and the approval of the DBO. As of the date of this proxy statement/prospectus, BayCom, United Business Bank and First State Bank of Colorado have submitted applications and notifications to obtain the required regulatory approvals.

There can be no assurance as to whether all regulatory approvals will be obtained or as to the dates of the approvals. There also can be no assurance that the regulatory approvals received will not contain a condition or requirement that results in a failure to satisfy the conditions to closing set forth in the merger agreement. See the section entitled “The Merger Agreement—Conditions to Completion of the Merger.”

Accounting Treatment

The costs incurred by BayCom related to the merger are expected to be approximately $2.9 million and are expensed as incurred. The merger will be accounted for under the acquisition method in accordance with accounting principles generally accepted in the United States. For purposes of preparing BayCom’s consolidated financial statements, BayCom will establish a new accounting basis for TIG’s assets and liabilities based upon their estimated fair values as of the acquisition date. BayCom will record any excess of the fair value of the aggregate consideration transferred over the fair value of the net assets, including any identifiable intangible assets, of TIG as goodwill. Goodwill will be periodically reviewed for impairment not less often than annually. Intangible assets with definite lives will be amortized against BayCom’s earnings following completion of the merger. The acquisition method of accounting will result in the operating results of TIG being included in the operating results of BayCom beginning from the date of completion of the merger.

Interests of Certain Persons in the Merger

In the merger, the directors and executive officers of TIG will receive the same consideration for their TIG shares as the other shareholders of TIG. In considering the recommendation of the TIG board of directors that you vote to approve the merger agreement, you should be aware that some of TIG’s executive officers and directors may have interests in the merger and may have arrangements, as described below, which may be considered to be different from, or in addition to, those of TIG’s shareholders generally. The TIG board of directors was aware of these interests and considered them, among other matters, in reaching its decisions to approve the merger agreement and to recommend that you vote in favor of approving the merger agreement. Further, pursuant to the merger agreement, each director of TIG has delivered to BayCom (i) an executed voting agreement, (ii) each independent director of TIG has delivered to BayCom a resignation, non-solicitation and non-disclosure agreement and (iii) each non-independent director has delivered a resignation, non-compete and non-disclosure agreement, each substantially in the forms attached as exhibits to the merger agreement for no additional consideration.

These interests include the following:

•	First State Bank of Colorado’s Chief Executive Officer and TIG director, Jeffrey A. Walker will become President of the Colorado Division of United Business Bank at an annual salary of $175,000 and will be entitled to severance benefits if he is terminated without cause within one year following the merger on the same basis as otherwise similarly situated employees of TIG and First State Bank of Colorado retained by BayCom after the closing date.

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•	Upon consummation of the merger, Jim Noble, Executive Vice President, Chief Operating Officer and Chief Financial Officer of First State Bank of Colorado will receive a cash bonus of $75,000, Josh Dearmore, Senior Vice President and Market President-Denver of First State Bank of Colorado will receive a cash bonus payment of $55,000 and Lina Lee, Assistant Vice President and Senior Credit Analyst of First State Bank of Colorado will receive a cash bonus of $35,000.

•	The current directors and executive officers of TIG, together with their affiliates, beneficially owned, as of the record date for the TIG special meeting, a total of 228,400 shares of TIG voting common stock, representing approximately 13.5% of the total outstanding TIG voting common stock entitled to vote. Each of TIG’s directors holding TIG voting common stock has executed a voting agreement, agreeing to vote his shares for approval of the merger agreement and the adjournment proposal. See “The Merger Agreement – Voting Agreements.”

•	As described under “The Merger Agreement—Indemnification and Continuance of Director and Officer Liability Coverage,” BayCom will indemnify (and advance expenses to) the directors and officers of TIG and its subsidiary, for a period of four years from and after the effective time of the merger, to the fullest extent permitted by any of the TIG’s or First State Bank of Colorado’s articles of incorporation or charter, bylaws, or applicable law, with respect to claims pertaining to matters occurring at or prior to the effective time of the merger. Prior to the completion of the merger, TIG shall purchase a prepaid tail policy for directors’ and officers’ liability insurance providing for coverage of up to four years after completion of the merger with respect to actions, omissions, events, matters, and circumstances occurring prior to the effective time provided that the cost thereof shall not exceed 200% of TIG’s current annual premium for such insurance. BayCom will cause such policy to be maintained in full force and effect for its full term and will cause all obligations thereunder to be honored by the combined company after the merger.

Voting Agreements

As described under the section entitled, “The Merger Agreement - Voting Agreements,” all of the TIG directors and executive officers holding TIG voting common stock and certain TIG shareholders holding TIG voting common stock have entered into voting agreements in favor of BayCom providing that they will vote their TIG voting common stock for approval of the merger agreement and forbear from taking other actions that would be inconsistent with such obligation or precludes their shares from being voted in favor of the merger agreement.

Director Agreements

Each non-independent TIG director has entered into a resignation, non-compete and non-disclosure agreement with BayCom whereby the director has agreed to resign as a director upon consummation of the merger and for one year thereafter the individual will not, subject to limited exceptions in certain cases, without the prior written consent of BayCom:

•	refer any customers to any financial institution other than the financial institution subsidiaries of BayCom;

•	solicit the business of any customer of First State Bank of Colorado for any other person or entity for the purpose of providing services on behalf of any person or entity other than BayCom or any of its financial institution subsidiaries;

•	induce any customer to terminate or reduce any aspects of its relationship with BayCom or any of its financial institution subsidiaries;

•	participate as an officer, director, employee or consultant, in any financial institution in the Colorado counties of Adams, Arapahoe, Custer, Delta, Denver, Douglas, El Paso and Jefferson, or

•	directly or indirectly, solicit or offer employment to any officer or employee of BayCom or any of its subsidiaries, or take any action intended or reasonably expected to cause any officer or employee or entity doing business with, BayCom or any of its subsidiaries to terminate his, her or its employment or business relationship with BayCom or any of its subsidiaries.

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The agreement also provides that the TIG director may not during the term of the agreement make derogatory statements about BayCom or any of its subsidiaries or any of their respective directors, officers, employees, agents, or representatives, in each case subject to standard exceptions. Each non-independent director has also agreed to release certain claims against TIG and First State Bank of Colorado due to their position as an executive officer and to not disclose confidential information about the TIG entities.

Mr. Walker has entered into a resignation, non-compete and non-disclosure Agreement in substantially the same form and substance as the agreements described above, except that Mr. Walker has also agreed to not receive a severance payment he is entitled to under his employment agreement, effective upon the closing of the merger.

Each independent director has entered into a resignation, non-solicitation and non-disclosure agreement to substantially the same form and substance as the agreement for non-independent directors except that these agreements do not provide for a release of claims or limitations on their ability to participate as an officer, director, employee or consultant, in any financial institution in the Colorado counties of Adams, Arapahoe, Custer, Delta, Denver, Douglas, El Paso and Jefferson.

Method of Effecting the Acquisition

Subject to the consent of TIG, which shall not be unreasonably withheld or delayed, BayCom may at any time change the method of effecting the acquisition of TIG (including by providing for the merger of a wholly-owned subsidiary of BayCom with TIG). However, no change may: (i) alter or change the amount or kind of consideration to be issued to holders of the TIG common stock, as provided for in the merger agreement; (ii) have an adverse effect on the tax treatment of the transaction to BayCom, TIG or TIG’s shareholders; or (iii) impede or materially delay completion of the transactions contemplated by the merger agreement.

Effective Time

The effective time of the merger will be the time and date when the merger becomes effective as set forth in the agreement of merger and statement of merger relating to the merger that will be filed with the Secretary of State of California and the Secretary of State of the State of Colorado on the closing date of the merger. The closing date will occur on a date to be specified by BayCom and TIG. Subject to applicable law, this date will be no later than the last day of the month (but no earlier than five (5) business days) after the latest to occur of: (i) receipt of all required regulatory approvals and the expiration of all required waiting periods; (ii) approval of the merger agreement by the voting shareholders of TIG and (iii) satisfaction or waiver (subject to applicable law) of the other closing conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied or waived at the closing), unless extended by mutual agreement of BayCom and TIG.

We anticipate that the merger will be completed during the quarter ending December 31, 2019. However, completion of the merger could be delayed if there is a delay in obtaining the required regulatory approvals or in satisfying other conditions to the merger. The date for completing the merger can occur as late as December 31, 2019, after which TIG or BayCom would need to mutually agree to extend the closing date of the merger. See the sections entitled “Regulatory Approvals Required for the Merger” and “The Merger Agreement—Conditions to Completion of the Merger.”

Declaration and Payment of Dividends and Stock Transfers

Holders of TIG common stock will not be paid dividends or other distributions declared after the effective time with respect to the BayCom common stock into which their TIG common stock has been converted until they surrender their TIG common stock certificates for exchange after the effective time. Upon surrender of those certificates after the effective time of the merger, the combined company will pay any unpaid dividends or other distributions, without interest. After the effective time of the merger, there will be no transfers on TIG’s stock transfer books of TIG common stock issued and outstanding immediately prior to the effective time. If certificates representing TIG common stock are presented for transfer after the effective time of the merger, they will be cancelled and exchanged for a statement evidencing the applicable number of shares of BayCom common stock issued as merger consideration, any cash in lieu of fractional shares and unpaid dividends or other distributions which respect to the shares of BayCom common stock represented thereby.

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No Fractional Shares

No fractional share interests will be issued to any shareholder of TIG upon completion of the merger. For each fractional share that would otherwise be issued, BayCom will pay cash in an amount equal to the fraction of a BayCom common share which the holder would otherwise be entitled to receive, multiplied by $23.00. No interest will be paid or accrued on cash payable to holders of those certificates in lieu of fractional shares.

Share Matters

None of BayCom, TIG, the exchange agent or any other person will be liable to any former shareholder of TIG for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

If a certificate for TIG common stock has been lost, stolen or destroyed, the exchange agent will issue the consideration properly payable under the merger agreement upon the making of an affidavit by the person claiming that loss, theft or destruction and the posting of a bond in an amount reasonably necessary as indemnity against any claim that may be made against BayCom with respect to that lost certificate.

For a description of BayCom common stock and a description of the differences between the rights of the holders of TIG common stock compared to the rights of the holders of BayCom common stock, see the sections entitled “Description of BayCom Capital Stock” and “Comparison of Rights of TIG Common Stock and BayCom Common Stock.”

Public Trading Markets

BayCom’s common shares are listed on Nasdaq under the symbol “BCML.” TIG’s common stock not listed on an exchange or quoted on any automated services, and there is no established trading market for shares of TIG common stock.” The shares of BayCom common stock issuable in the merger for TIG common shares will be listed on Nasdaq.

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THE MERGER AGREEMENT

The following is a summary of the material provisions of the merger agreement. This summary is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Appendix A to this proxy statement/prospectus and is incorporated herein by reference. You should read the merger agreement in its entirety, as it is the legal document governing the merger.

The Merger

The boards of directors of BayCom and TIG have each unanimously approved the merger agreement, which provides for the merger of TIG into BayCom, with BayCom as the surviving corporation of the merger. The merger agreement provides that after the effective time of the merger BayCom intends to merge First State Bank of Colorado, a wholly owned subsidiary of TIG, with and into United Business Bank, a wholly owned subsidiary of BayCom, with United Business Bank as the surviving institution.

Effective Time and Completion of the Merger

The merger agreement provides that unless both BayCom and TIG agree to a later date, the filings necessary to make the merger effective will be made on or before the last day of the month (but no earlier than five business days) after all of the conditions to completion of the merger have been satisfied or waived (other than those that by their nature are to be satisfied or waived at the closing of the merger).

We currently expect that the merger will be completed in the quarter ending December 31, 2019, subject to the approval of the merger agreement by the holders of TIG voting common stock, the receipt of all necessary regulatory approvals and the expiration of all regulatory waiting periods. However, completion of the merger could be delayed if there is a delay in obtaining the required regulatory approvals or in satisfying any other conditions to the merger. There can be no assurances as to whether, or when, BayCom and TIG will obtain the required approvals or complete the merger. See “—Conditions to Completion of the Merger.”

Consideration to be Received in the Merger

Under the terms of the merger agreement, upon completion of the merger, each share of TIG common stock that is outstanding immediately prior to the merger, other than shares described below, will be converted into the right to receive 0.27543 of a BayCom common stock share and $6.34 in cash.

Shares of TIG common stock for which dissenters’ rights have been properly exercised will not be converted into the merger consideration (See “Dissenters’ Rights” on page 65). Also, shares of TIG common stock, which are beneficially owned by TIG or BayCom, will be cancelled for no consideration.

If, prior to the effective time of the merger, the outstanding shares of BayCom common stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split or other similar change in capitalization, an appropriate and proportionate adjustment will be made to the exchange ratio.

The value of the BayCom common stock to be received by TIG shareholders in the merger may vary from the value as of the date we announced the merger, the date that this document was mailed to TIG shareholders, the date of the meeting of TIG shareholders and the date of completion of the merger. Any change in the market price of BayCom common stock prior to completion of the merger will affect the value of the merger consideration that TIG shareholders will receive upon completion of the merger. Accordingly, at the time of the TIG special meeting, TIG shareholders will not know or be able to calculate the value of the merger consideration they would receive upon completion of the merger. See “Risk Factors” on page 12.

No fractional share interests will be issued in connection with the merger. Instead, BayCom will make a cash payment to each TIG shareholder who would otherwise receive a fractional BayCom share in an amount equal to the fractional share multiplied by $23.00. A TIG shareholder also has the right to obtain the fair value of his or her TIG shares in lieu of receiving the merger consideration under the merger agreement by strictly following the procedures under Colorado law, as discussed under “Dissenters’ Rights” beginning on page 66.

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Exchange Procedures

Prior to the effective time of the merger, BayCom will appoint as the exchange agent under the merger agreement, its transfer agent, OTR, Inc. As soon as reasonably practicable after the effective time of the merger, the exchange agent will mail to each holder of record of TIG common stock who does not exercise dissenters’ rights a letter of transmittal and instructions for the surrender of the holder’s TIG share certificate(s) and/or conversion of book-entry shares for the merger consideration and cash in lieu of any fractional BayCom share. TIG shareholders should not send in their share certificates until they receive the letter of transmittal and instructions.

Upon surrender to the exchange agent of the certificate(s) representing his or her TIG common stock, accompanied by a properly completed letter of transmittal, a TIG shareholder will be entitled to promptly receive the merger consideration and cash in lieu of any fractional BayCom share. Until surrendered, each such certificate will represent after the effective time of the merger, for all purposes, only the right to receive, without interest, the merger consideration and cash in lieu of any fractional BayCom share. BayCom or the exchange agent will be entitled to deduct and withhold from any cash consideration payable under the merger agreement to any holder of TIG common stock, the amounts it is required to deduct and withhold under the Code or any provision of state, local or foreign tax law. If any such amounts are withheld and paid over to the appropriate governmental authority, these amounts will be treated for all purposes of the merger agreement as having been paid to the persons from whom they were withheld. Any reference to in this section to “TIG common stock certificate,” “certificate,” or “existing certificate” shall be deemed, as appropriate, to include reference to book-entry account statements relating to the ownership of TIG common stock, and any provisions herein relating to such certificates shall be interpreted in a manner that appropriately accounts for book-entry shares.

No dividends or other distributions with respect to BayCom common stock after completion of the merger will be paid to the holder of any unsurrendered TIG common stock certificates with respect to the BayCom common stock represented by those certificates until those certificates have been properly surrendered. Following the proper surrender of any such previously unsurrendered TIG common stock certificate, the holder of the certificate will be entitled to receive, without interest, (i) the amount of unpaid dividends or other distributions with a record date after the effective time of the merger payable with respect to the whole shares of BayCom common stock represented by that certificate and/or (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to BayCom common stock represented by that certificate with a record date after the effective time of the merger (but before the date on which the certificate is surrendered) and with a payment date subsequent to the issuance of the BayCom common stock issuable in exchange for that certificate.

The merger consideration and cash in lieu of any fractional BayCom share may be issued or paid in a name other than the name in which the surrendered TIG common stock certificate is registered if (i) the certificate surrendered is properly endorsed or otherwise in a proper form for transfer, and (ii) the person requesting the payment or issuance pays any transfer or other similar taxes due or establishes to the satisfaction of BayCom that such taxes have been paid or are not applicable.

After the effective time of the merger, there will be no transfers on the stock transfer books of TIG other than to settle transfers of TIG shares that occurred prior to the effective time. If, after the effective time of the merger, certificates for TIG common stock are presented for transfer to the exchange agent, the certificates will be cancelled and exchanged for the merger consideration, cash in lieu of any fractional share of BayCom common stock and any unpaid dividends or distributions on BayCom common stock deliverable with respect thereto, in each case without interest.

Any portion of the merger consideration and cash to be paid in lieu of fractional BayCom common stock shares that has been deposited with the exchange agent and remains unclaimed by TIG shareholders at the expiration of six months after the effective time of the merger may be returned to BayCom. In that case, former TIG shareholders who have not yet surrendered their TIG common stock certificates may after that point look only to BayCom with respect to the merger consideration, any cash in lieu of any fractional BayCom common stock shares and any unpaid dividends and distributions on the BayCom common stock to which they are entitled, in each case, without interest. None of BayCom, the exchange agent or any other person will be liable to any former TIG shareholder for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

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In the event any TIG common stock certificate is lost, stolen or destroyed, in order to receive the merger consideration and any cash in lieu of any fractional BayCom share, the holder of that certificate must provide an affidavit of that fact and, if reasonably required by BayCom or the exchange agent, post a bond in such amount as BayCom determines is reasonably necessary to indemnify it against any claim that may be made against it with respect to that certificate.

Conduct of Business Pending the Merger

Pursuant to the merger agreement, TIG and BayCom have agreed to certain restrictions on their activities until the merger is completed or terminated. In general, each party has agreed that, except as otherwise permitted by the merger agreement, or as required by applicable law or a governmental entity or with the prior written consent of the other party, it will:

•	use commercially reasonable best efforts to maintain and preserve intact its business organization and advantageous business relationships;

•	not take any action that is intended to or that would reasonably be expected to adversely affect or materially delay the ability of either party or its subsidiaries to obtain any necessary regulatory approvals or to complete the merger or the bank merger;

•	not take any action that is intended or that would reasonably be expected to cause the merger or the bank merger to fail to qualify as a reorganization under Section 368(a) of the Code or cause any of its representations and warranties in the merger agreement to be untrue in any material respect or any of the conditions in the merger agreement to be unsatisfied or to result in a violation of any provision of the merger agreement; and

•	not take any action that is likely to materially impair its ability to perform any of its obligations under the merger agreement or its subsidiary bank to perform any of its obligations under the bank merger agreement.

BayCom has also agreed that it will not and will not permit any of its subsidiaries to amend its articles of incorporation or bylaws in a manner that would materially and adversely affect the economic benefits of the merger to TIG’s shareholders.

TIG has also agreed that it will, and will cause each of its subsidiaries to, conduct its business in the ordinary course consistent with past practice. TIG has further agreed that it will not, and will not permit any of its subsidiaries, to do any of the following, except as required by law or a governmental entity, expressly contemplated or permitted by the merger agreement, or with the prior written consent of BayCom:

•	issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of its capital stock, other ownership interests or any warrants, options, other equity-based awards, convertible securities or other arrangements or commitments to acquire capital stock or other ownership interests;

•	issue any other capital securities, including trust preferred or other similar securities, voting debt securities or other securities;

•	pay any dividends or other distributions on its capital stock or other ownership interests, other than dividends from wholly owned subsidiaries to TIG or to another wholly owned subsidiary of TIG; or directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire any shares of its capital stock, other ownership interests, or rights with respect to the foregoing;

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•	(i) enter into, modify, renew or terminate any employment, consulting, severance, change in control or similar agreement or arrangement with any director, officer, employee, or service provider, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments) other than (A) at will agreements, (B) normal increases in salary to rank and file employees, (C) incentive bonuses as specified pursuant to the merger agreement, and (D) severance in accordance with past practice; (ii) hire any new officers; or (iii) promote any employee to a rank of vice president or higher;

•	establish, modify, renew or terminate any employee benefit plan or accelerate the vesting of benefits under any employee benefit plan;

•	sell, transfer, lease or encumber any of its assets, except in the ordinary course of business consistent with past practice, and in the case of a sale or transfer, at fair value, or with respect to Other Real Estate Owned and related properties in the ordinary course at a reasonable price; or sell or transfer any of its deposit liabilities;

•	enter into, modify or renew any data processing contract, service provider agreement or any lease, license or maintenance agreement relating to real or personal property or intellectual property or information technology assets, other than the annual renewal of an agreement that is necessary to operate its business in the ordinary course consistent with past practice, or permit to lapse its rights in any material intellectual property or information technology assets;

•	acquire the assets, business, deposits or properties of any person, other than pursuant to foreclosure, in a fiduciary capacity or in satisfaction of debts contracted prior to the date of the merger agreement;

•	sell or acquire any loans (excluding originations) or loan participations, except in the ordinary course of business consistent with past practice;

•	amend its articles of incorporation or bylaws or similar governing documents;

•	materially change its accounting principles, practices or methods, except as may be required by accounting principles generally accepted in the United States or any governmental entity;

•	enter into, materially modify, terminate or renew any TIG Contract (as such term is defined in the merger agreement);

•	settle any legal claims involving an amount in excess of $15,000, excluding amounts paid or reimbursed under any insurance policy;

•	foreclose upon any real property without obtaining a phase one environmental report, except for one- to four-family non-agricultural residential properties of five acres or less which it does not have reason to believe contains hazardous substances or might be in violation of or require remediation under environmental laws;

•	in the case of First State Bank of Colorado, (i) voluntarily make a material change in its deposit mix; (ii) increase or decrease the interest rate paid on its time deposits or certificates of deposit except in a manner consistent with past practice and competitive factors in the marketplace; (iii) incur any liability or obligation relating to retail banking and branch merchandising, marketing and advertising activities and initiatives except in the ordinary course of business consistent with past practice; (iv) open any new branch or deposit taking facility; or (v) close or relocate any existing branch or other facility;

•	acquire any investment securities outside of the limits specified in the merger agreement;

•	make capital expenditures outside the limits specified in the merger agreement;

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•	materially change its loan underwriting policies or make loans or extensions of credit in excess of amounts specified in the merger agreement;

•	invest in any new or existing joint venture or any new real estate development or construction activity;

•	materially change its interest rate and other risk management policies and practices;

•	incur any debt for borrowed funds other than in the ordinary course of business consistent with past practice with a term of one year or less, or guaranty any obligations or liabilities of any other person or entity other than the issuance of letters of credit in the ordinary course of business;

•	create any lien on any of its assets or properties other than pursuant to agreements with the Federal Home Loan Bank of Topeka and federal funds transactions;

•	make charitable contributions in excess of limits specified in the merger agreement;

•	enter into any new lines of business;

•	make, change or revoke any tax election, amend any tax return, enter into any tax closing agreement, or settle any liability with respect to disputed taxes; or

•	agree or commit to do any of the foregoing.

Agreement Not to Solicit Other Offers

TIG has agreed that, from the date of the merger agreement until the effective time of the merger or, if earlier, the termination of the merger agreement, it will not, and will cause its subsidiaries not to, directly or indirectly: (i) initiate, solicit, encourage or knowingly facilitate inquiries or proposals with respect to, or engage in any discussions or negotiations concerning, or provide to any person any confidential or nonpublic information concerning, its and its subsidiaries’ business, properties or assets; or (ii) have any discussions with any person or entity relating to an acquisition proposal.

Notwithstanding this agreement, if TIG receives an unsolicited written acquisition proposal prior to TIG shareholder approval of the merger agreement that TIG’s board of directors determines in good faith constitutes or is reasonably likely to constitute a transaction that is more favorable from a financial point of view to the shareholders of TIG than the merger with BayCom (referred to as a “superior proposal”), TIG may provide confidential information to and negotiate with the third party that submitted the acquisition proposal if the TIG board of directors determines in good faith, after consulting with counsel, that the failure to do so would violate the board’s fiduciary duties. In order to constitute a superior proposal, an acquisition proposal must be for a tender or exchange offer, for a merger or consolidation or other business combination involving TIG or First State Bank of Colorado or for the acquisition of a majority of the voting power in, or a majority of the fair market value of the business, assets or deposits of, TIG or First State Bank of Colorado. TIG must promptly advise BayCom of any acquisition proposal received and keep it apprised of any related developments.

The merger agreement generally prohibits the TIG board of directors from withdrawing or modifying in a manner adverse to BayCom the board’s recommendation that TIG’s shareholders vote to approve the merger agreement (referred to as a “change in recommendation”). At any time prior to the approval of the merger agreement by TIG’s shareholders, however, the TIG board of directors may effect a change in recommendation in response to a bona fide written unsolicited acquisition proposal that the board determines in good faith, after consultation with counsel, constitutes a superior proposal. The TIG board of directors may not make a change in recommendation in response to a superior proposal, or terminate the merger agreement to pursue a superior proposal, unless it has given BayCom at least four business days to propose a modification to the merger agreement and, after considering any such proposed modification, the TIG board of directors determines in good faith, after consultation with counsel, that the third party unsolicited proposal continues to constitute a superior proposal.

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If BayCom terminates the merger agreement based on a change in recommendation by the TIG board of directors or TIG terminates the merger agreement to pursue a superior proposal, TIG would be required to pay BayCom a termination fee of $1.2 million in cash. See “—Termination of the Merger Agreement.”

Representations and Warranties

The representations and warranties described below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, are solely for the benefit of BayCom and TIG, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between BayCom and TIG rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to shareholders. You should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of BayCom, TIG or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by BayCom or TIG. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement/prospectus.

The merger agreement contains customary representations and warranties of each of BayCom and TIG relating to their respective businesses. The representations and warranties in the merger agreement do not survive completion of the merger.

The representations and warranties made by each of TIG and BayCom in the merger agreement relate to a number of matters, including the following:

•	corporate matters, including due organization and qualification and subsidiaries;

•	capitalization;

•	authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger or bank merger;

•	required governmental and other regulatory filings, consents and approvals in connection with the merger and the bank merger;

•	reports to regulatory authorities;

•	financial statements, internal controls, books and records, and absence of undisclosed liabilities;

•	in the case of TIG, broker’s fees payable in connection with the merger;

•	the absence of certain changes or events;

•	legal proceedings;

•	tax matters;

•	employee benefit matters;

•	in the case of BayCom, filings with the SEC;

•	compliance with applicable laws;

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•	in the case of TIG, certain contracts;

•	absence of agreements with regulatory authorities;

•	derivative instruments and transactions;

•	environmental matters;

•	investment securities, commodities and, in the case of TIG, bank owned life insurance;

•	title to real property and other assets;

•	intellectual property and information technology assets;

•	in the case of TIG, related party transactions;

•	in the case of TIG, inapplicability of takeover statutes;

•	absence of action or circumstance that would prevent the merger or the bank merger from qualifying as a reorganization under Section 368(a) of the Code;

•	in the case of TIG, receipt of a fairness opinion from TIG’s financial advisor;

•	the accuracy of information supplied for inclusion in this proxy statement/prospectus and other documents;

•	loan matters;

•	insurance matters;

•	in the case of TIG, the proper administration of all fiduciary business;

•	in the case of TIG, the accuracy and completeness of corporate and stock ownership records; and

•	in the case of TIG, the absence of claims requiring indemnification;

•	absence of any known facts or circumstances that may prevent or unreasonably delay BayCom's or United Business Bank's receipt of the required regulatory approvals for the transactions contemplated;

•	in the case of BayCom, no financing contingencies; and

•	in the case of BayCom, as of the date of the merger agreement and immediately following closing of the transaction, compliance with all capital requirements, standards and ratios required by each regulatory agency having jurisdiction over them.

Certain representations and warranties of BayCom and TIG are qualified as to “materiality” or “material adverse effect” as defined in the merger agreement.

Special Meeting and Recommendation of TIG’s Board of Directors

 TIG has agreed to, and to cause its board of directors to take all action to, hold the special meeting for the purpose of voting upon the merger agreement and use commercially reasonable best efforts to obtain from its shareholders the vote required to approve the merger agreement, including by communicating to its shareholders its recommendation (and including such recommendation in this proxy statement/prospectus) that they approve the merger agreement.

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Notwithstanding any change in recommendation by the board of directors of TIG, unless the merger agreement has been terminated in accordance with its terms, TIG is required to convene the TIG special meeting and to submit the merger agreement to a vote of its shareholders. TIG will adjourn or postpone the TIG special meeting if there are insufficient shares of TIG voting common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting.

Conditions to Completion of the Merger

Mutual Closing Conditions. The obligations of BayCom and TIG to complete the merger are subject to the satisfaction of the following conditions:

•	approval of the merger agreement by TIG’s shareholders;

•	authorization for listing on Nasdaq of the BayCom common stock to be issued in the merger;

•	the Registration Statement on Form S-4, of which this proxy statement/prospectus is a part, being effective and not subject to any stop order by the SEC;

•	absence of any injunction or other legal restraint blocking the merger or the bank merger; and

•	required regulatory approvals are received without the imposition of any non-standard unduly burdensome condition or requirement as reasonably determined by the BayCom board of directors;

Additional Closing Conditions for the Benefit of BayCom. In addition to the mutual closing conditions, BayCom’s obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:

•	accuracy of the representations and warranties made by TIG subject to the closing condition standards set forth in the merger agreement and the receipt by BayCom of a certificate signed by the Chief Executive Officer or Chief Operating Officer of TIG to that effect;

•	performance in all material respects by TIG of the obligations required to be performed by it at or prior to the effective time of the merger and the receipt by BayCom of a certificate signed by the Chief Executive Officer or Chief Operating Officer of TIG to that effect;

•	the holders of less than 5% of the outstanding shares of TIG common stock exercising dissenters’ rights under Colorado law;

•	the receipt of consent from counterparties under specified contracts; and

•	the receipt by BayCom of an opinion of its legal counsel to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code.

Additional Closing Conditions for the Benefit of TIG. In addition to the mutual closing conditions, TIG’s obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:

•	accuracy of the representations and warranties made by BayCom subject to the closing condition standards set forth in the merger agreement and the receipt by TIG of a certificate signed by the Chief Executive Officer or Chief Financial Officer of BayCom to that effect;

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•	performance in all material respects by BayCom of the obligations required to be performed by it at or prior to the effective time of the merger and the receipt by TIG of a certificate signed by the Chief Executive Officer or Chief Financial Officer of BayCom to that effect; and

•	the receipt by TIG of an opinion of its legal counsel to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code.

Termination of the Merger Agreement

BayCom and TIG can jointly agree to terminate the merger agreement at any time. Either company may also terminate the merger agreement:

•	if a regulatory or other governmental authority has denied approval of the merger or the bank merger and such denial has become final and non-appealable, provided that the denial is not due to the failure of the company seeking termination to fulfill its obligations under the merger agreement, or if a court or regulatory other governmental authority issues a final, non-appealable order, injunction or decree permanently enjoining or otherwise prohibiting or making illegal the merger or the bank merger;

•	if the merger has not been completed by December 31, 2019, unless due to the failure of the company seeking termination to perform or observe its covenants and agreements set forth in the merger agreement;

•	if the other company breaches any representation, warranty, covenant or other agreement (provided that the terminating company is not then in material breach of representation, warranty, covenant or other agreement) , which breach results in a failure to satisfy the closing conditions of the company seeking termination and such breach is not cured within thirty (30) days following written notice to the breaching company or by its nature or timing cannot be cured within that time period;

•	if the provision giving BayCom the right to terminate the merger agreement as described in the next paragraph is not applicable and the shareholders of TIG fail to approve the merger agreement at the TIG special meeting.

In addition to the circumstances described above, BayCom may terminate the merger agreement if (i) the board of directors of TIG fails to recommend that TIG shareholders approve the merger agreement or makes a change in recommendation; (ii) TIG materially breaches any of the provisions relating to acquisition proposals, as described under “—Agreement Not to Solicit Other Offers”; or (iii) TIG refuses to call or hold the shareholder meeting for a reason other than that the merger agreement has been previously terminated. Immediately following such a termination by BayCom, TIG must pay to BayCom a termination fee of $1.2 million in same day funds.

In addition to the circumstances described above, TIG may terminate the merger agreement prior to obtaining shareholder approval in order to enter into an agreement relating to a superior proposal; provided, however, that TIG has (i) not materially breached the merger agreement provisions outlined in “—Agreement Not to Solicit Other Offers” and (ii) paid BayCom the $1.2 million termination fee.

TIG must also pay the $1.2 million termination fee to BayCom if the merger agreement is terminated by either party as a result of the failure of TIG’s shareholders to approve the merger agreement and if, prior to such termination, there is publicly announced a proposal for a tender or exchange offer, for a merger or consolidation or other business combination involving TIG or First State Bank of Colorado or for the acquisition of a majority of the voting power in, or a majority of the fair market value of the business, assets or deposits of, TIG or First State Bank of Colorado and, within one year of the termination, TIG or First State Bank of Colorado either enters into a definitive agreement with respect to that type of transaction or consummates that type of transaction.

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Employee and Benefit Plan Matters

Following the effective time of the merger, BayCom shall maintain or cause to be maintained employee benefit plans and compensation opportunities for the benefit of employees of TIG and its subsidiaries who continue their employment with BayCom after the merger closing date (referred to below as “covered employees”) which, provide employee benefits and compensation programs that are substantially comparable to the employee benefits and compensation programs that are made available to similarly situated employees of BayCom or its subsidiaries, as applicable. Until such time as BayCom causes covered employees to participate in the benefit plans that are made available to similarly situated employees of BayCom or its subsidiaries, a covered employee’s continued participation in employee benefit plans of TIG and its subsidiaries will be deemed to satisfy this provision of the merger agreement. In no event will any covered employee be eligible to participate in any closed or frozen plan of BayCom or its subsidiaries.

To the extent that a covered employee becomes eligible to participate in a BayCom benefit plan, BayCom shall cause the plan to recognize years of prior service of such covered employee with TIG, its subsidiary or their predecessors, for purposes of eligibility, participation, vesting and, in the case of vacation or paid time off plans only, for benefit accrual, but only to the extent such service was recognized immediately prior to the merger closing date under a comparable TIG benefit plan in which such covered employee was eligible to participate immediately prior to the effective time of the merger. This recognition of service will not duplicate any benefits of a covered employee with respect to the same period of service.

With respect to any BayCom benefit plan that is a health, dental, vision or similar plan, BayCom or a subsidiary of BayCom shall use commercially reasonable best efforts to:

•	cause the waiver of all limitations as to pre-existing conditions and waiting periods with respect to participation and coverage requirements applicable to the covered employees, to the extent such condition was or would have been covered under, or such waiting period was satisfied under, a TIG benefit plan maintained for such covered employees immediately prior to the merger closing date; and

•	recognize expenses incurred by a covered employee in the year that includes the closing date (or, if later, the year in which the covered employee is first eligible to participate) for purposes of any applicable deductible and annual out-of-pocket expense requirements.

TIG has agreed to take, and cause its subsidiaries to take, all actions reasonably requested by BayCom that may be necessary or appropriate to (i) cause the continuation on and after the effective time of the merger, of any contract, arrangement or insurance policy relating to any TIG benefit plan for such period as may be requested by BayCom, (ii) facilitate the merger of any TIG benefit plan into any employee benefit plan maintained by BayCom or a BayCom subsidiary, and/or (iii) amend or terminate any TIG benefit plan (to the extent permitted by the terms thereof and Section 409A of the Code) immediately prior to the effective time of the merger, except as otherwise provided in the merger agreement.

BayCom has agreed that it or its subsidiaries will honor all employment, change in control and severance agreements previously identified by TIG and all previously identified benefits vested under the other TIG benefit plans, in each case with respect to employees, officers, directors and consultants of TIG or any its subsidiary who are not retained immediately following the effective time of the merger, or who do not enter into new employment, change in control or severance agreements with BayCom prior to the effective time of the merger, except in the case of the executive employment agreement with Jeffrey Walker, which agreement will be terminated immediately prior to the effective time of the merger, with no severance payments or benefits to be provided under such agreement. Mr. Walker, First State Bank of Colorado’s Chief Executive Officer and TIG director, will become President of the Colorado Division of United Business Bank upon completion of the merger and will be entitled to severance benefits if he is terminated without cause within one year following the merger on the same basis as otherwise similarly situated employees of TIG and First State Bank of Colorado retained by BayCom after the closing date.

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Employees of TIG and First State Bank of Colorado who are terminated within one year after the merger (other than for cause, death, disability, normal retirement or voluntary resignation) will be entitled to receive (A) severance compensation based on the number of years of service with TIG and the employees’ base salary or weekly rate of pay, as applicable, subject to the timely execution (without revocation) of a general release and waiver of claims; (B) accrued benefits, including vacation pay, through the date of separation, and (C) any rights to continuation of medical coverage to the extent such rights are required under applicable federal or state law and subject to the employee’s compliance with all applicable requirements for such continuation coverage, including payment of all premiums or other expenses related to such coverage.

Indemnification and Continuance of Director and Officer Liability Coverage

 For a period of four years following the merger, BayCom will maintain and preserve the rights to indemnification of the current and former directors and officers of TIG and its subsidiaries to the maximum extent permitted by applicable organizational documents and to the fullest extent permitted by law, in connection with any claims arising out of or relating to matters existing or occurring at or prior to the effective time of the merger, including the transactions contemplated by the merger agreement.

Prior to the completion of the merger, TIG shall purchase a prepaid tail policy for directors’ and officers’ liability insurance for a coverage period up to four years with respect to actions, omissions, events, matters, and circumstances occurring prior to the effective time provided that the cost thereof shall not exceed 200% of TIG’s current annual premium for such insurance. BayCom will cause such policy to be maintained in full force and effect for its full term and will cause all obligations thereunder to be honored by the combined company after the merger.

Expenses

All expenses incurred in connection with the merger will be paid by the party incurring the expenses, except that TIG will bear the costs and expenses of printing and mailing this proxy statement/prospectus and BayCom has paid the filing fee for the Registration Statement on Form S-4 of which this proxy statement/prospectus is a part.

Amendment, Waiver and Extension of the Merger Agreement

 Subject to compliance with applicable law, the merger agreement may be amended by the parties at any time before or after approval of the merger agreement by the shareholders of TIG, except that after approval of the merger agreement by the shareholders of TIG, there may not be, without further approval of such shareholders, any amendment of the merger agreement that requires further approval of such shareholders under applicable law.

At any time prior to completion of the merger, the parties may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, and waive compliance with any of the agreements or satisfaction of any conditions contained in the merger agreement.

Voting Agreements

 As an inducement to BayCom to enter into the merger agreement, the directors and certain shareholders of TIG have entered into voting agreements with BayCom with respect to the shares of TIG voting common stock they beneficially own. The following summary of the voting agreements is qualified in its entirety by reference to the form of voting agreement, a copy of which is attached as Exhibit A to the merger agreement, which is included in Appendix A to this proxy statement/prospectus.

Pursuant to the voting agreements, the directors and certain shareholders of TIG have agreed:

•	to vote, or cause to be voted, all of the TIG voting common stock that he has, directly or indirectly, the right to vote or direct the voting (i) in favor of approval of the merger proposal; (ii) in favor of the adjournment proposal, if necessary, to solicit additional proxies to approve the merger proposal; (iii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of TIG contained in the merger agreement or of the shareholder contained in the voting agreement; and (iv) against any acquisition proposal, as described under “—Agreement Not to Solicit Other Offers,” or any other action, agreement or transaction that is intended, or could reasonably be expected, to impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the transactions contemplated by the merger agreement; and

•	not to sell, transfer or otherwise dispose of any TIG common stock until after shareholder approval of the merger proposal, excluding (i) a transfer where the transferee has agreed in writing to abide by the terms of the voting agreement in a form reasonably satisfactory to BayCom, (ii) a transfer by will or operation of law, or (iii) a transfer made with the prior written consent of BayCom.

The obligations under each voting agreement will terminate concurrently with any termination of the merger agreement.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCEs OF THE MERGER

This discussion addresses the material United States federal income tax consequences of the merger to U.S. holders (as defined below) of TIG common stock. The discussion is based on provisions of the Code, U.S. Treasury regulations, administrative rulings of the Internal Revenue Service, or IRS, and judicial decisions, all as currently in effect and all of which are subject to change (possibly with retroactive effect) and to differing interpretations.

For purposes of this discussion, we use the term “U.S. holder” to mean:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income taxation on its income regardless of its source.

This discussion applies only to U.S. holders that hold their TIG common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment), and does not address all aspects of U.S. federal income taxation that may be relevant to a particular U.S. holder in light of the holder’s particular circumstances or to U.S. holders subject to special treatment under the U.S. federal income tax laws, including without limitation the following:

•	banks and other financial institutions;

•	pass-through entities and investors therein;

•	persons liable for the alternative minimum tax;

•	insurance companies;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting;

•	persons that hold TIG common stock as part of a straddle, hedge, constructive sale, conversion or other integrated transaction;

•	mutual funds;

•	regulated investment companies;

•	real estate investment trusts;

•	retirement plans, individual retirement accounts or other tax-deferred accounts;

•	persons whose “functional currency” is not the U.S. dollar;

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•	U.S. expatriates and former residents of the United States; and

•	persons who acquired their TIG common stock through the exercise of an TIG option, through a tax qualified retirement plan or otherwise as compensation.

Furthermore, this discussion does not address any state, local, or non-U.S. tax consequences, or U.S. federal estate, gift, alternative minimum tax or other non-income tax consequences.

If a partnership or other entity taxed as a partnership for U.S. federal income tax purposes holds TIG common stock, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners in such a partnership should consult their tax advisors about the tax consequences of the merger to them.

The actual U.S. federal income tax consequences of the merger to you may be complex and will depend on your specific situation and on factors that are not within our control. This discussion does not constitute tax advice. You should consult with your own tax advisor as to the tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax, the estate and gift tax, and any state, local or non-U.S. and other tax laws and of changes in those laws.

Tax Consequences of the Merger Generally

It is a condition to TIG’s obligation to complete the merger that TIG receives a written opinion of Baird Holm LLP, dated as of the closing date, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to BayCom’s obligation to complete the merger that BayCom receives a written opinion of its special counsel, Silver, Freedman, Taff & Tiernan LLP, dated as of the closing date, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. These opinions will be based on the assumption that the merger will be completed in the manner set forth in the merger agreement and the registration statement on Form S-4 of which this proxy statement/prospectus forms a part, and on representation letters provided by officers of TIG and BayCom to be delivered at the time of the closing. Those opinions will also be based on the assumption that the representations set forth in the merger agreement and the representation letters are, as of the effective time of the merger, true and complete without qualification and that the representation letters are executed by appropriate and authorized officers of TIG and BayCom. If any of the assumptions or representations upon which such opinions are based is inconsistent with the actual facts with respect to the merger, the U.S. federal income tax consequences of the merger could be adversely affected.

In addition, neither of the tax opinions given in connection with the merger or in connection with the filing of the registration statement will be binding on the IRS. Neither TIG nor BayCom intends to request any ruling from the IRS as to the U.S. federal income tax consequences of the merger, and consequently, there is no assurance that the IRS will treat the merger as a “reorganization” within the meaning of Section 368(a) of the Code.

Assuming that the merger is completed in the manner set forth in the merger agreement and the registration statement on Form S-4 of which this proxy statement/prospectus forms a part, and that the representations found in the merger agreement and in the representation letters provided by officers of TIG and BayCom delivered at the time of closing will be true and complete without qualification as of the effective time of the merger, it is the opinion of each of Baird Holm LLP and Silver, Freedman, Taff & Tiernan LLP that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Based solely on the information set forth herein and subject to the assumptions, qualifications and limitations set forth herein and in their respective federal income tax opinions filed as exhibits to the registration statement on Form S-4, this discussion of the material U.S. federal income tax consequences of the merger, to the extent such discussion expresses conclusions as to the application of U.S. federal income tax law, constitutes the opinions of Baird Holm LLP, special counsel to TIG, and Silver, Freedman, Taff & Tiernan LLP, special counsel to BayCom. These respective tax opinions were rendered in reliance upon representations and covenants, including those contained in certificates of officers of TIG and BayCom, reasonably satisfactory in form and substance to Baird Holm LLP, and Silver, Freedman, Taff & Tiernan LLP. If any of the representations, covenants or assumptions upon which the opinions are based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected. Copies of the tax opinions are attached as Exhibits 8.1 and 8.2 to the registration statement on Form S-4.

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Subject to the foregoing, the material U.S. federal income tax consequences of the merger to U.S. holders of TIG common stock will be as follows:

•	gain (but not loss) will be recognized on the receipt of the merger consideration in exchange for TIG common stock pursuant to the merger in an amount equal to the lesser of (1) the amount by which the sum of the fair market value of the BayCom common stock on the date of the completion of the merger and cash (other than cash received instead of a fractional BayCom common share) received by a holder of TIG common stock exceeds such holder’s tax basis in its TIG common stock, and (2) the amount of cash received by such holder of TIG common stock (other than cash received instead of a fractional share of BayCom common stock, which will be taxed as discussed in the section entitled “Cash Received Instead of a Fractional Share of BayCom Common Stock” below);

•	the aggregate basis of the BayCom common stock received in the merger will be the same as the aggregate basis of the TIG common stock for which it is exchanged, decreased by the amount of cash received in the merger (except with respect to any cash received instead of a fractional share of TIG common stock), decreased by any basis attributable to a fractional share of TIG common stock for which cash is received, and increased by the amount of any gain recognized on the exchange (regardless of whether such gain is classified as capital gain, or as ordinary dividend income, as discussed below, but excluding any gain or loss recognized with respect to fractional interests in BayCom common stock for which cash is received); and

•	the holding period of BayCom common stock received in exchange for TIG common stock will include the holding period of the TIG common stock for which it is exchanged.

If a U.S. holder of TIG common stock acquired different blocks of TIG common stock at different times or at different prices, any gain or loss, when recognized, will be determined separately with respect to each block of TIG common stock and such holder’s basis and holding period will be determined by reference to each block of TIG common stock. If a U.S. holder determines that it has a loss with respect to any block of shares, such loss cannot be recognized as part of the merger and cannot be used to offset any gain recognized in the merger. Any such holder should consult its tax advisor regarding the manner in which gain or loss should be determined for each identifiable block of TIG common stock surrendered in the merger and with respect to determining the bases or holding periods of the BayCom common stock received in the merger.

Cash Received Instead of a Fractional Share of BayCom Common Stock

A U.S. holder of TIG common stock that receives cash in lieu of a fractional share of BayCom common stock will be treated as having received the fractional share pursuant to the merger and then as having exchanged the fractional share for cash in a redemption by BayCom. As a result, a U.S. holder generally will recognize gain or loss equal to the difference between the amount of cash received and the basis in the fractional share, as set forth above. This gain or loss will generally be long-term capital gain or loss if, as of the effective time of the merger, the holding period for such stock is greater than one year. The deductibility of capital losses is subject to limitations.

Cash Received on Exercise of Dissenters’ Rights

A U.S. holder of TIG common stock that receives cash in exchange for such holder’s TIG common stock upon exercise of dissenter’s rights will recognize gain or loss (assuming the TIG common stock is held as a capital asset) equal to the difference between the amount of cash received and the holder’s adjusted tax basis in the TIG common stock exchanged therefor. Each U.S. holder of TIG common stock is urged to consult such holder’s tax advisor regarding the manner in which gain or loss should be calculated among different blocks of TIG common stock exchanged in the merger. Such gain or loss will generally be long-term or short-term capital gain or loss, depending on the U.S. holder’s holding period in the TIG common stock exchanged. The tax consequences of cash received may vary depending upon your individual circumstances. Each holder of TIG common stock who contemplates exercising statutory dissenters’ rights should consult a tax adviser as to the possibility that all or a portion of the payment received pursuant to the exercise of such rights will be treated as dividend income.

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Possible Treatment of Gain as a Dividend

Any gain recognized by a U.S. holder of TIG common stock in connection with the merger generally will be capital gain unless such holder’s receipt of cash has the effect of a distribution of a dividend, in which case the gain will be treated as a dividend to the extent of such holder’s ratable share of TIG’s accumulated earnings and profits, as calculated for U.S. federal income tax purposes. For purposes of determining whether your receipt of cash has the effect of a distribution of a dividend, you will be treated as if you first exchanged all of your TIG common stock solely in exchange for BayCom common stock and then BayCom immediately redeemed a portion of those shares for the cash that you actually received in the merger (referred to herein as the “deemed redemption”). Receipt of cash will generally not have the effect of a dividend to you if such receipt is “not essentially equivalent to a dividend” or “substantially disproportionate,” each within the meaning of Section 302(b) of the Code. In order for the deemed redemption to be “not essentially equivalent to a dividend,” the deemed redemption must result in a “meaningful reduction” in your deemed percentage stock ownership of BayCom following the merger. The determination generally requires a comparison of the percentage of the outstanding stock of BayCom that you are considered to have owned immediately before the deemed redemption to the percentage of the outstanding stock of BayCom that you own immediately after the deemed redemption. The IRS has indicated in rulings that any reduction in the interest of a minority shareholder that owns a small number of shares in a publicly and widely held corporation and that exercises no control over corporate affairs would result in capital gain (as opposed to dividend) treatment. For purposes of applying the foregoing tests, a shareholder will be deemed to own the stock the shareholder actually owns and the stock the shareholder constructively owns under the attribution rules of Section 318 of the Code. Under Section 318 of the Code, a shareholder will be deemed to own the shares of stock owned by certain family members, by certain estates and trusts of which the shareholder is a beneficiary, and by certain affiliated entities, as well as shares of stock subject to an option actually or constructively owned by the shareholder or such other persons.

If, after applying these tests, the deemed redemption results in a capital gain, the capital gain will be long-term if your holding period for your TIG common stock is more than one year as of the date of the exchange. If, after applying these tests, the deemed redemption results in the gain recognized being classified as a dividend, such dividend will be treated as either ordinary income or qualified dividend income. Any gain treated as qualified dividend income will be taxable to you at the long-term capital gains rate, provided you held the shares giving rise to such income for more than 60 days during the 121-day period beginning 60 days before the effective time of the merger. The determination as to whether you will recognize a capital gain or dividend income as a result of your exchange of TIG common stock for a combination of BayCom common stock and cash in the merger is complex and is determined on a shareholder-by-shareholder basis. Accordingly, we urge you to consult your own tax advisor with respect to any such determination that is applicable to your individual situation.

Net Investment Income Tax

A Medicare contribution tax is imposed on the “net investment income” of certain individuals, estates and trusts with income exceeding certain threshold amounts. A U.S. holder of TIG common stock that is an individual is subject to a 3.8% tax on the lesser of: (1) his or her “net investment income” for the relevant taxable year, or (2) the excess of his or her modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000 depending on the individual’s U.S. federal income tax filing status). Estates and trusts are subject to similar rules. Net investment income generally would include any capital gain recognized in connection with the merger (including any gain treated as a dividend), as well as, among other items, other interest, dividends, capital gains and rental or royalty income received by such individual. Holders of TIG common stock should consult their tax advisors as to the application of this additional tax to their circumstances.

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Backup Withholding

A non-corporate U.S. holder may be subject to backup withholding (currently at a rate of 24%) on any cash received in the merger, including cash received in lieu of a fractional share of BayCom common stock. Backup withholding generally will not apply, however, to such U.S. holders who:

•	furnish a correct taxpayer identification number, certify that they are not subject to backup withholding on Form W-9 or successor form and otherwise comply with all the applicable requirements of the backup withholding rules; or

•	provide proof that they are otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Reporting Requirements

A U.S. holder receiving shares of BayCom common stock as a result of the merger will be required to retain records pertaining to the merger. Each U.S. holder that is required to file a U.S. federal income tax return and is a “significant holder” will be required to file a statement with the holder’s U.S. federal income tax return setting forth the holder’s basis (determined immediately before the exchange) in the TIG common stock surrendered and the fair market value (determined immediately before the exchange) of the TIG common stock that is exchanged by such holder pursuant to the merger. A “significant holder” is a U.S. holder that receives shares of BayCom common stock in the merger and that, immediately before the merger, owned at least 5% of the outstanding stock of TIG (by vote or value) or securities of TIG with a tax basis of $1 million or more.

The preceding discussion is intended only as a summary of material U.S. federal income tax consequences of the merger. Tax matters regarding the merger are very complicated, and the tax consequences of the merger to any particular TIG shareholder will depend on that shareholder’s particular situation. TIG shareholders are strongly encouraged to consult their own tax advisor as to the specific tax consequences resulting from the merger, including tax return reporting requirements, the applicability and effect of federal, state, local, and other tax laws and the effect of any proposed changes in the tax laws to them.

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DESCRIPTION OF BAYCOM CAPITAL STOCK

The following briefly summarizes the material terms of BayCom’s capital stock. In connection with this summary, we urge you to read BayCom’s articles of incorporation and bylaws in their entirety, copies of which have been filed with the SEC and are available, without charge, to any person by following the instructions listed under “Where You Can Find More Information.”

BayCom’s articles authorize the issuance of up to 100,000,000 shares of common stock, no par value, and up to 10,000,000 shares of preferred stock, no par value. At June 30, 2019, BayCom had issued and outstanding 12,052,266 shares of common stock, and no shares of preferred stock.

Common Stock

Governing Documents.   Holders of shares of BayCom common stock have the rights set forth in its articles, bylaws and California law.

Dividends and Distributions.   The payment of dividends is subject to the restrictions set forth in the CGCL. The CGCL provides that neither a company nor any of its subsidiaries shall make any distribution to its shareholders unless: (i) the amount of retained earnings of the company immediately prior to the distribution equals or exceeds the sum of  (A) the amount of the proposed distribution plus (B) the preferential dividends arrears amount, or (ii) immediately after the distribution, the value of the company’s assets would equal or exceed the sum of its total liabilities plus the preferential rights amount.

Further, it is the policy of the Federal Reserve Board that bank holding companies, such as BayCom, should generally pay dividends on common stock only out of income available over the past year, and only if prospective earnings retention is consistent with the organization’s expected future needs and financial condition. It is also the Federal Reserve Board’s policy that bank holding companies should not maintain dividend levels that undermine their ability to be a source of strength to its banking subsidiaries.

Holders of BayCom common stock may receive dividends when, as and if declared by its board of directors out of funds legally available for the payment of dividends, subject to any restrictions imposed by regulatory authorities and the payment of any preferential amounts to which any class of preferred stock may be entitled. BayCom has not paid any cash dividends since inception and has instead retained earnings for the purpose of increasing capital to support growth. The payment of dividends by BayCom will depend on the company’s net income, financial condition, regulatory requirements and other factors, including the results of the Bank’s operations. BayCom intends to continue to follow its existing policy of retaining earnings to increase capital for future growth and does not anticipate paying cash dividends in the foreseeable future.

Ranking.   BayCom’s common stock ranks junior with respect to dividend rights and rights upon liquidation, dissolution or winding up of BayCom to all other securities and indebtedness of BayCom.

Upon any voluntary or involuntary liquidation, dissolution or winding up of BayCom, the holders of its common stock are entitled to share equally, on a per share basis, in all of BayCom’s assets available for distribution, after payment to creditors and subject to any prior distribution rights granted to holders of any then outstanding shares of preferred stock.

Conversion Rights.  BayCom’s common stock is not convertible into any other shares of our capital stock.

Preemptive Rights.   Holders of BayCom common stock do not have any preemptive rights.

Voting Rights.   The holders of BayCom common stock are entitled to one vote per share on any matter to be voted on by the shareholders. The holders of BayCom common stock are entitled to cumulative voting rights with respect to the election of directors. This means that a shareholder has the right to vote the number of shares owned by him or her for as many candidates as there are directors to be elected, or to cumulate his or her shares and give one candidate as many votes as the number of directors multiplied by the number of shares owned shall equal, or to distribute them on the same principle among as many candidates as he or she deems appropriate. A plurality of the shares voted shall elect all of the directors then standing for election at a meeting of shareholders at which a quorum is present. This means the candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, are elected as directors.

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Redemption.   BayCom has no obligation or right to redeem its common stock.

Stock Exchange Listing.   BayCom’s common stock is listed on the NASDAQ Global Select Market under the symbol “BCML.”

Preferred Stock

Upon authorization of BayCom’s board of directors, BayCom may issue shares of one or more series of its preferred stock from time to time. BayCom’s board of directors may, without any action by holders of common stock and except as may be otherwise provided in the terms of any series of preferred stock of which there are shares outstanding, adopt resolutions to designate and establish a new series of preferred stock. Upon establishing such a series of preferred stock, the board will determine the number of shares of preferred stock of that series that may be issued and the rights and preferences of that series of preferred stock. The rights of any series of preferred stock may include, among others:

•	general or special voting rights;

•	preferential liquidation rights;

•	preferential cumulative or noncumulative dividend rights;

•	redemption or put rights; and

•	conversion or exchange rights.

BayCom may issue shares of, or rights to purchase shares of, one or more series of its preferred stock that have been designated from time to time, the terms of which might:

•	adversely affect voting or other rights evidenced by, or amounts otherwise payable with respect to, the common stock or other series of preferred stock;

•	discourage an unsolicited proposal to acquire BayCom; or

•	facilitate a particular business combination involving BayCom. Any of these actions could have an anti-takeover effect and discourage a transaction that some or a majority of BayCom’s shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over our then market price.

Anti-Takeover Considerations and Special Provisions of Our Articles, Bylaws and California Law

California law, federal banking regulations and certain provisions of our articles and bylaws could have the effect of delaying or deferring the removal of incumbent directors or delaying, deferring or discouraging another party from acquiring control of us, even if such removal or acquisition would be viewed by our shareholders to be in their best interests. These provisions, summarized below, are intended to encourage persons seeking to acquire control of us to first negotiate with our board of directors. These provisions also serve to discourage hostile takeover practices and inadequate takeover bids. BayCom believes that these provisions are beneficial because the negotiation they encourage could result in improved terms of any unsolicited proposal.

Federal Banking Regulations.   Provisions of federal banking laws, including regulatory approval requirements, could make it difficult for a third party to acquire us, even if doing so would be perceived to be beneficial to our shareholders. Acquisition of 10% or more of any class of voting stock of a bank holding company or depository institution, including shares of our common stock following completion of this offering, generally creates a rebuttable presumption that the acquirer “controls” the bank holding company or depository institution. Also, a bank holding company must obtain the prior approval of the Federal Reserve Board before, among other things, acquiring direct or indirect ownership or control of more than 5% of the voting shares of any bank, including our bank.

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California Law.   Under the CGCL, most business combinations, including mergers, consolidations and sales of substantially all of the assets of a California corporation, must be approved by the vote of the holders of at least a majority of the outstanding shares of common stock and any other affected class of stock of such corporation. The articles or bylaws of a California corporation may, but are not required to, set a higher standard for approval of such transactions. BayCom’s articles of incorporation and bylaws do not set higher limits.

BayCom is subject to the provisions of Section 1203 of the CGCL, which contains provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control in which our shareholders could receive a premium for their shares or other changes in our management. First, if an “interested person” makes an offer to purchase the shares of some or all of our existing shareholders, we must obtain an affirmative opinion in writing as to the fairness of the offering price prior to completing the transaction. California law considers a person to be an “interested person” if the person directly or indirectly controls BayCom, if the person is directly or indirectly controlled by one of our officers or directors, or if the person is an entity in which one of our officers or directors holds a material financial interest. If, after receiving an offer from such an “interested person”, BayCom receives a subsequent offer from a neutral third party, then BayCom must notify its shareholders of this offer and afford each of them the opportunity to withdraw their consent to the “interested person” offer.

Authorized But Unissued Capital Stock.   As of the date of this proxy statement/prospectus, BayCom has 87,947,734 shares of authorized but unissued common stock, of which BayCom has reserved 288,635 shares to be utilized for awards that remain available for grant and issuance under its 2017 Omnibus Equity Incentive Plan and up to 876,804 shares may be issued to TIG shareholders upon the closing of the merger. BayCom also has 10,000,000 shares of authorized but unissued preferred stock, and its board of directors may authorize the issuance of one or more series of preferred stock without shareholder approval. These shares could be used by the board of directors to make it more difficult or to discourage an attempt to obtain control of BayCom through a merger, tender offer, proxy contest or otherwise.

Limitation on Right to Call a Special Meeting of Shareholders.  BayCom’s bylaws provide that special meetings of shareholders may only be called by its board, the chairperson of its board, the president or by the holders of not less than 10% of our outstanding shares of capital stock entitled to vote for the purpose or purposes for which the meeting is being called.

Advance Notice Provisions.   Additionally, BayCom’s bylaws provide that nominations for directors must be made in accordance with the provisions of its bylaws, which generally require, among other things, that such nominations be provided in writing to BayCom’s president by the later of: (i) the close of business 21 days prior to the meeting of shareholders called for the election of directors, or (ii) 10 days after the date of mailing of the notice of meeting to shareholders, and that the notice to BayCom’s president contain certain information about the shareholder and the director nominee.

Filling of Board Vacancies; Removals.   Any vacancies in BayCom’s board of directors and any directorships resulting from any increase in the number of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting and until the director’s successor has been elected and qualified. However, a vacancy created on the board by the removal of a director may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present, or by the unanimous written consent of all shares entitled to vote thereon.

New or Amendment of the Bylaws.   New bylaws may be adopted or the bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. BayCom’s bylaws also provide that except for changing the range of directors which is currently set at five (5) to nine (9), the bylaws may be altered, amended or repealed by its board without prior notice to or approval by BayCom’s shareholders, except as otherwise may be required by California law.

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Voting Provisions.   BayCom’s articles do not provide for certain heightened voting thresholds needed to consummate a change in control transaction, such as a merger, the sale of substantially all of its assets or other similar transaction. Accordingly, BayCom will be able to consummate a change in control transaction or sell all or substantially all of its assets by obtaining the affirmative vote of the holders of shares of its capital stock having at least a majority of the voting power of all outstanding capital stock entitled to vote thereon.

Elimination of Liability and Indemnification.   BayCom’s articles of incorporation eliminate the personal liability of its directors for monetary damages to the fullest extent permitted under California law. A director’s liability, however, is not eliminated with respect to (i) intentional misconduct or knowing and culpable violation of law; (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director; (iii) receipt of an improper personal benefit; (iv) acts or omissions that show reckless disregard for the director’s duty to the corporation or its shareholders, where the director in the ordinary course of performing a director’s duties should be aware of a risk of serious injury to the corporation or its shareholders; (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation and its shareholders; (vi) transactions between the corporation and a director who has a material financial interest in such transaction; and (vii) liability for improper distributions, loans or guarantees. BayCom’s articles of incorporation and bylaws also provide, among other things, for the indemnification of its directors, officers and agents, and authorizes its board of directors to pay expenses incurred by, or to satisfy a judgment or fine rendered or levied against, such agents in connection with any personal legal liability incurred by the individual while acting for BayCom within the scope of his or her employment (subject to certain limitations). It is the policy of BayCom’s board of directors that its directors, officers and agents shall be indemnified to the maximum extent permitted under applicable law and BayCom’s articles of incorporation and bylaws, and BayCom has obtained director and officer liability insurance covering all of BayCom’s and the Bank’s officers and directors.

Transfer Agent

BayCom’s transfer agent is OTR Transfer, Inc. The transfer agent’s address is 1050 SW Sixth Ave, Ste 1230, Portland, Oregon 97204-1114 and the telephone number is (503) 225-0375.

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COMPARISON OF RIGHTS OF TIG COMMON STOCK AND

BAYCOM COMMON STOCK

When the merger becomes effective, shareholders of TIG who receive shares of BayCom common stock in exchange for their shares of TIG common stock will become shareholders of BayCom. BayCom is a California corporation and the rights of BayCom shareholders are governed by the CGCL, as well as the BayCom articles of incorporation and the BayCom bylaws. TIG is a Colorado corporation, and its shareholders’ rights are governed by the CBCA and the TIG articles of incorporation and TIG bylaws. You are urged to read carefully the relevant provisions of the CGCL and CBCA, as well as BayCom’s and TIG’s governing documents. To find out where copies of these documents can be obtained, see “Where You Can Find Additional Information.”

After the merger, as BayCom shareholders, the rights of former TIG shareholders will be governed by the BayCom articles of incorporation, the BayCom bylaws and the CGCL. The following is a summary of material differences between the rights of holders of BayCom common stock and holders of TIG common stock. The summary does not purport to be a complete statement of the provisions affecting, and differences between, the rights of holders of BayCom common stock and holders of TIG common stock. Rather, the summary is intended to provide a general overview of the differences in shareholders’ rights under the governing corporate instruments of BayCom and TIG, and other known material differences. For more detailed information with respect to BayCom, see “Description of BayCom Capital Stock” beginning on page 57.

TIG	BayCom

Authorized Capital Stock

TIG’s articles of incorporation state that the authorized capital stock of TIG consists of 3,500,000 shares of stock, par value 0.00001 per share, consisting of 2,000,000 shares of TIG voting common stock and 1,500,000 shares of TIG non-voting common stock. As of [Record Date] there were 1,692,300 shares of TIG voting common stock and 1,491,100 shares of TIG non-voting common stock outstanding. Subject to compliance with the CBCA, TIG’s articles of incorporation and bylaws, the TIG board of directors may authorize the issuance of additional shares of authorized TIG voting common stock and TIG non-voting common stock.	BayCom’s articles of incorporation states that the authorized capital stock of BayCom consists of 100,000,000 shares of common stock, without par value, and 10,000,000 shares of preferred stock, without par value. As of June 30, 2019 there were 12,052,266 shares of BayCom common stock outstanding. No shares of BayCom preferred stock are issued and outstanding or reserved for issuance. Subject to compliance with the CGCL, BayCom’s articles of incorporation and bylaws, the BayCom board of directors may authorize the issuance of additional shares of authorized common stock and preferred stock.

Voting Rights

Holders of TIG voting common stock have unlimited voting rights and are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of TIG common stock do not have cumulative voting rights in the election of directors. Holders of TIG non-voting common stock do not have any voting rights except as may otherwise be required from time to time by law.

In any election of directors, the candidates receiving the highest number of votes are elected.

Each BayCom shareholder entitled to vote is entitled to one vote for each share held on each matter submitted to a vote of shareholders. In the election of directors, each shareholder may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are normally entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder chooses.

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TIG	BayCom

No shareholder is entitled to cumulate votes in favor of any candidate or candidates unless such candidate’s or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder’s intention to cumulate the shareholder’s votes. If any one shareholder has given such notice, all shareholders may then cumulate their votes for candidates in nomination. In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected.

Number of Directors

TIG’s bylaws state that the number of directors that may serve on TIG’s board of directors cannot be less than one nor more than 10, provided, that the number of directors may be changed from time to time by resolution of the Board. There are currently seven members of the TIG board of directors.

BayCom’s bylaws state that the number of directors that may serve on BayCom’s board of directors cannot be less than five nor more than nine until changed by an amendment of the articles or a bylaw amendment duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of directors shall be fixed from time-to-time by a resolution adopted by BayCom’s board of directors or by a bylaw or an amendment of the bylaws adopted by a vote of a majority of the shares entitled to vote represented at a duly held meeting at which quorum is present, by the written consent of the holders of a majority of the outstanding share entitled to vote, or by shareholder approval by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum). The number of directors is fixed by the board of directors at eight, and there are currently eight members of the BayCom board of directors. Pursuant to the merger agreement, the directors of BayCom immediately prior to the effective time of the merger, will be the directors of BayCom following the closing of the merger.

Election of Directors

TIG’s bylaws provide that directors shall be elected annually by the shareholders at the annual meeting of the shareholders. If, for any reason, the annual meeting is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose. The term of office of the directors shall begin immediately after their election and continue until their respective successors are elected and qualified.	BayCom’s bylaws provide that directors shall be elected annually by the shareholders at the annual meeting of the shareholders. If, for any reason, the annual meeting is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose. The term of office of the directors shall begin immediately after their election and continue until their respective successors are elected and qualified.

Classification of Board of Directors

TIG’s bylaws do not provide for a classified board of directors.	BayCom’s bylaws do not provide for a classified board of directors.

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TIG	BayCom

Vacancies

TIG’s bylaws provide that when one or more directors resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations become effective. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the shareholders, the board of directors or a majority of the directors then in office.

BayCom’s bylaws provide that a vacancy on the board of directors, not including a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, even though less than a quorum, or by a sole remaining director. Any director so elected may hold office until the next annual meeting of shareholders and until such director’s successor is elected at an annual or special shareholders meeting. A vacancy created by the removal of a director shall be filled only by a person elected by a majority of the shareholders entitled to vote at a duly held meeting at which a quorum is present or by the unanimous written consent of the holders of the outstanding shares. The shareholders may elect a director at any time to fill any vacancy not filled by directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote.

Removal of Directors

A director may be removed from office with or without cause by a vote of shareholders but only if the number of votes cast in favor of removal exceeds the number of votes cast against removal. No reduction of the authorized number of directors shall have the effect of removing any director before his or her term of office expires.

A director may be removed from office without cause by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of directors; however, unless the entire board of directors is removed, an individual director shall not be removed if the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the total number of votes were cast, or, if such action is taken by written consent, all shares entitled to vote were voted, and the entire number of directors authorized at the time of the director’s most recent election were then being elected. In addition, a director may also be removed from office by the Superior Court of the county in which the principal office is located, at the suit of shareholders holding at least 10% of the number of outstanding shares of any class, in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the corporation, in the manner provided by the law. The Board of Directors may also declare vacant the office of a director who has been declared of unsound mind by a court order or convicted of a felony.

No reduction of the authorized number of directors shall have the effect of removing any director before his or her term of office expires.

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TIG	BayCom

Nomination of Director Candidates by Shareholders

TIG’s bylaws do not contain provisions for nomination of candidates for election as directors. Three of TIG's institutional shareholders have the contractual right, which they have exercised, to be represented on the board of directors of both TIG and its subsidiary bank by one director of its choice.	BayCom’s bylaws permit shareholders who are entitled to vote in the meeting of shareholders to nominate a director for election if written notice is delivered to the president of the corporation by the later of 21 days prior to any meeting of shareholders called for election of directors or 10 days following the day on which the notice of meeting was mailed.

Shareholder Action Without a Meeting

TIG’s bylaws provide that any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the number of shareholders whose affirmative vote would be required to take such action at a meeting at which all shares entitled to vote thereon were present and voted.	BayCom’s bylaws provide that any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the number of shareholders whose affirmative vote would be required to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unanimous written consent shall be required for election of directors to non-vacant positions.

Special Meetings of Shareholders

TIG may call a special shareholders meeting at any time upon the request of the board of directors, chairman of the board, the president, or of the TIG shareholders entitled to cast not less than 10% of the votes at such a meeting.	BayCom may call a special shareholders meeting at any time upon the request of the board of directors, chairman of the board, the president, or of the BayCom shareholders entitled to cast not less than 10% of the votes at such a meeting.

Indemnification of Directors and Officers

TIG's articles of incorporation provide that to the extent permitted by law, each director, whether or not then in office, officer, employee, or agent of TIG shall be indemnified by TIG against all costs and expenses reasonably incurred by or imposed upon him or her in connection with or resulting from any civil or criminal action, suit or proceeding to which he or she may be made a party by reason of his or her being or having been a director, officer, employee, or agent of TIG, except in relation to matters in which he or she has been finally adjudged in such action, suit or proceeding to have been derelict in the performance of his or her duties as such director. The foregoing right to indemnification shall include a right to reimbursement of the amounts paid and expenses incurred in settling, compromising or otherwise adjusting such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of TIG, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

BayCom’s articles of incorporation authorize BayCom to indemnify its directors, officers, employees and agents to the fullest extent permitted by California law.

BayCom’s bylaws provide that BayCom will indemnify its directors, officers, employees and agents or any person serving at the request of BayCom as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding against all expenses, liabilities, losses, judgments, fines, ERISA excise taxes and penalties, settlements, any interest, assessments and other charges, incurred in connection with any such proceeding, and any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of such foregoing payments. Further, the bylaws provide that such indemnification shall be in excess of that expressly permitted by Section 317 of the CGCL.

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TIG	BayCom

In addition, TIG's articles of incorporation provide that the foregoing indemnity provisions shall not be deemed to be exclusive of any other rights to which those indemnified may be otherwise entitled, nor shall such provisions be deemed to prohibit the TIG from extending its indemnification to cover other persons or activities to the extent permitted by law or pursuant to any provisions in its bylaws.

TIG’s bylaws provide more detailed indemnification for directors and executive officers of TIG, including procedures for determination and authorization of indemnification and advance payment of expenses incurred by directors and executive officers.

Certain of TIG's institutional shareholders have contractual indemnification rights.

Amendments to Articles of Incorporation and Bylaws

TIG’s bylaws generally may be amended or repealed by shareholders having at least a majority of the voting power or by the board of directors unless the CBCA reserves such power to the shareholders.

TIG’s articles of incorporation may be amended by the affirmative vote of the issued and outstanding shares entitled to vote.

BayCom’s bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote. BayCom’s bylaws may be amended or repealed by the board of directors other than a bylaw specifying or changing a fixed number of directors or the maximum or minimum number of directors or changing from a fixed to a variable board or vice versa.

BayCom’s articles of incorporation may be amended by the affirmative vote of the issued and outstanding shares entitled to vote.

Dissenters’ Rights

All outstanding shares of the capital stock of TIG generally have dissenters’ rights with respect to a business combination or other reorganization requiring their vote under the CBCA.	Under the CGCL, because BayCom common stock is listed on a national securities exchange certified by the DBO, holders of BayCom common stock do not have dissenters’ rights with respect to a business combination or other reorganization requiring their vote, unless their shares are subject to transfer restrictions or are exchanged for merger consideration other than solely securities listed on a national securities exchange certified by the California Commissioner of the Department of Business Oversight and cash in lieu of fractional shares.

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DISSENTERS’ RIGHTS

Article 113 of the CBCA provides that any TIG shareholder may dissent from the merger and obtain payment of the “fair value” of his, her or its shares as determined in accordance with Article 113 of the CBCA, provided that such shareholder complies with all of the provisions of Article 113. Holders of TIG common stock, whether or not they are entitled to vote on the merger agreement, are entitled to exercise dissenters’ rights.

The following is a brief summary of Article 113 of the CBCA which sets forth the procedures for demanding statutory dissenters’ rights. The full text of Article 113 is attached to this proxy statement/prospectus as Appendix C, and we incorporate that text into this proxy statement/prospectus by reference.

To be entitled to exercise dissenters’ rights, a TIG shareholder must not vote in favor of the merger agreement and must deliver written notice to TIG prior to the TIG special meeting to vote on the merger agreement of such shareholder’s intent to demand payment for his, her or its shares if the merger is effectuated.

If the merger is approved by holders of TIG voting common stock, then, within 10 days after shareholder approval, TIG is obligated to deliver to those shareholders who have not voted in favor of the merger agreement and have notified TIG of their intent to demand payment a written dissenters’ notice. The notice will state that the merger was approved and state the effective date or proposed effective date of the merger; state an address at which TIG will receive payment demands and the address of a place where stock certificates must be deposited; inform holders of uncertificated TIG shares to what extent transfer of the shares will be restricted after the payment demand is received; supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made; set the date by which TIG must receive the payment demand and the certificates for the shares, which date shall not be less than 30 days after the written dissenters’ notice is given by TIG; and be accompanied by a copy of Article 113 of the CBCA. A dissenting shareholder must, by the date set forth in the dissenters’ notice, demand payment and send his, her or its stock certificates to the address provided in the dissenters’ notice. The dissenting shareholders’ payment demand must certify whether the shareholder acquired beneficial ownership of the shares of capital stock before the date such shareholder was informed of the terms of the merger.

A shareholder who does not demand payment or deposit his, her or its certificates by the time specified in the dissenters’ notice will not be entitled to payment for his, her or its shares under the dissenters’ rights sections of the CBCA and will instead be entitled to receive the merger consideration.

Upon the later of completion of the merger or receipt of the payment demand, TIG will pay each dissenting shareholder who has complied with procedures described in Article 113 of the CBCA the amount that TIG estimates to be the “fair value” of the dissenting shareholder’s shares of stock, plus accrued interest. The payment must be accompanied by the latest audited annual financial statements of TIG, any interim financial statements of TIG, a statement of TIG’s estimate of the “fair value” of the shares, an explanation of how the interest was calculated, a statement of the dissenting shareholder’s right to demand payment if the dissenting shareholder is dissatisfied with the payment and a copy of Article 113 of the CBCA.

If (i) the dissenting shareholder believes that the amount paid by TIG is less than the “fair value” of his, her or its shares or that the interest due was incorrectly calculated, (ii) TIG fails to make payment within 60 days after the date set forth in the dissenters’ notice for demanding payment, or (iii) the merger is not completed and TIG does not return the deposited certificates and release the transfer restrictions imposed on uncertificated shares within 60 days after the date set in the dissenters’ notice for demanding payment, then the dissenting shareholder may notify TIG of his, her or its estimate of the “fair value” of his, her or its shares and the amount of interest due and demand payment of his, her or its estimate, less any payment previously received. The dissenting shareholder must notify TIG of his, her or its demand in writing within 30 days after TIG made or offered payment for the dissenting shareholder’s shares.

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If within 60 days after receipt by TIG of a demand described in the preceding paragraph, the demand remains unsettled, TIG is required to bring a special proceeding in Colorado state court and petition the court to determine the “fair value” of the shares and accrued interest. TIG is required to make all dissenting shareholders whose demands remain unsettled parties to the special proceeding. Each party to the special proceeding will be served a copy of the petition filed with the court. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of the “fair value” of the shares. Each dissenting shareholder will be entitled to judgment for the amount, if any, by which the court finds the fair value of his, her or its shares, plus interest, exceeds the amount paid by TIG. If TIG does not bring the special proceeding within such 60-day period, TIG will pay each dissenting shareholder whose claim remains unsettled the amount demanded.

Shareholders considering the exercise of dissenters’ rights should be aware that the “fair value” of their shares as determined under Article 113 of the CBCA could be more than, the same as or less than the merger consideration they would receive under the merger agreement if they did not dissent.

One condition to BayCom’s obligation to complete the merger is that the total number of dissenting shares must be less than 5.0% of the total number of issued and outstanding shares of TIG common stock.

FAILURE TO COMPLY STRICTLY WITH ALL OF THE PROCEDURES SET FORTH IN ARTICLE 113 OF THE CBCA WILL RESULT IN THE LOSS OF A SHAREHOLDER’S DISSENTERS’ RIGHTS. CONSEQUENTLY, ANY SHAREHOLDER WISHING TO EXERCISE DISSENTERS’ RIGHTS IS URGED TO CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS. ANY TIG SHAREHOLDER WHO FAILS TO STRICTLY COMPLY WITH ARTICLE 113 OF THE CBCA ATTACHED AS APPENDIX C TO THE PROXY STATEMENT/PROSPECTUS, WILL FORFEIT THE RIGHT TO EXERCISE DISSENTERS’ RIGHTS AND WILL, INSTEAD, RECEIVE THE CONSIDERATION TO BE ISSUED AND PAID IN CONNECTION WITH THE MERGER, AS SET FORTH IN THE MERGER AGREEMENT.

LEGAL MATTERS

The validity of the common shares offered hereby will be passed upon for BayCom by Silver, Freedman, Taff & Tiernan LLP. Certain U.S. federal income tax consequences relating to the merger will also be passed upon for BayCom by Silver, Freedman, Taff & Tiernan LLP and for TIG by Baird Holm LLP.

EXPERTS

The consolidated financial statements of BayCom Corp and subsidiary as of and for the year ended December 31, 2018 incorporated by reference in this proxy statement/prospectus from BayCom’s Annual Report on Form 10-K for the year ended December 31, 2018 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of BayCom Corp and subsidiary as of December 31, 2017 and for each of the years in the two-year period ended December 31, 2017 and 2016 have been incorporated by reference from BayCom’s Annual Report on Form 10-K for the year ended December 31, 2018 in reliance upon the report of Vavrinek, Trine, Day & Co., LLP, independent auditor, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

BayCom files annual, quarterly, and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains such reports, proxy statements and other information about public companies, including BayCom’s filings, which can be accessed on the website free of charge. The internet address of that site is www.sec.gov. BayCom’s internet address is www.unitedbusinessbank.com. The information on BayCom’s website is not part of this proxy statement/prospectus. You may obtain copies of the information that BayCom files with the SEC, free of charge, by accessing BayCom’s website at www.unitedbusinessbank.com under the tab “About Us” and then “Investor Relations” and then under “Documents”. Alternatively, these documents, when available, can be obtained free of charge from BayCom upon written request to BayCom Corp, Corporate Secretary, 500 Ygnacio Valley Road, Suite 200, Walnut Creek, CA 94596 or by calling (925) 476-1800.

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BayCom filed with the SEC a registration statement on Form S-4 under the Securities Act to register the shares of BayCom common stock to be issued to TIG’s shareholders upon completion of the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of BayCom in addition to being a proxy statement of TIG for the TIG special meeting. As permitted by the SEC rules, this proxy statement/prospectus does not contain all of the information that you can find in the registration statement or in the exhibits to the registration statement. The additional information may be inspected and copied as set forth above.

TIG does not have a class of securities registered under the Exchange Act, is not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act and accordingly does not file documents or reports with the SEC.

If you are TIG shareholder and have questions about the merger or submitting your proxy, or if you need additional copies of this proxy statement/prospectus or proxy cards, you should contact TIG’s corporate secretary at: TIG Bancorp, 8400 East Crescent Parkway, Suite 100, Greenwood Village, Colorado 80111. If you would like to request documents, please do so by [•] , 2019, to receive them before the TIG special meeting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows BayCom to incorporate by reference information into this proxy statement/prospectus. This means that BayCom can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this proxy statement/prospectus, however, any statement contained in this document or in a document incorporated or deemed to be incorporated into this document by reference will be deemed to be modified or superseded for purposes of this document to the extent that a statement contained in this document or in any subsequently filed document that is also incorporated into this document by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this document.

This proxy statement/prospectus incorporates by reference the documents set forth below that BayCom has filed previously with the SEC and any additional filings BayCom makes with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this proxy statement/prospectus and before the special meeting; provided, however, that this proxy statement/prospectus does not incorporate by reference any documents, portions of documents or other information that is deemed to have been “furnished” and not “filed” with the SEC:

•	BayCom’s Annual Report on Form 10-K for the year ended December 31, 2018;

•	the sections of BayCom’s Definitive Proxy Statement for the 2019 Annual Meeting of Shareholders filed with the SEC on May 9, 2019 that are incorporated by reference in BayCom’s Annual Report on Form 10-K for the year ended December 31, 2018;

•	BayCom’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019;

•	BayCom’s Current Reports on Form 8-K, filed with the SEC on May 9, May 28, May 29, June 19, and July 1, 2019; and

•	the description of BayCom common stock, which is registered under Section 12 of the Securities Exchange Act, in BayCom’s Form 8-A filed with the SEC on May 2, 2018, including any subsequently filed amendments and reports updating such description.

BayCom Corp has supplied all of the information contained in this proxy statement/prospectus relating to BayCom Corp and United Business Bank. TIG Bancorp has supplied all of the information contained in this proxy statement/prospectus relating to TIG Bancorp and First State Bank of Colorado.

You should rely only on the information contained in this proxy statement/prospectus to vote on the proposals to TIG shareholders in connection with the merger. Neither BayCom nor TIG has authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated [•], 2019. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any other date other than such date, and neither the mailing of this proxy statement/prospectus nor the issuance by BayCom of BayCom common stock shares in connection with the merger will create any implication to the contrary.

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APPENDIX A

AGREEMENT AND PLAN OF MERGER

by and between

BAYCOM CORP

and

TIG BANCORP

Dated as of June 28, 2019

A-i

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BAYCOM		A-23
4.1	Corporate Organization	A-23
4.2	Capitalization	A-24
4.3	Authority; No Violation	A-25
4.4	Consents and Approvals	A-25
4.5	Reports	A-25
4.6	Financial Statements and Internal Controls	A-26
4.7	Absence of Certain Changes or Events	A-27
4.8	Legal Proceedings	A-27
4.9	Taxes and Tax Returns	A-28
4.10	Employees	A-28
4.11	SEC Reports	A-29
4.12	Compliance with Applicable Law	A-29
4.13	Agreements with Regulatory Agencies	A-30
4.14	Risk Management Instruments	A-30
4.15	Environmental Matters	A-30
4.16	Investment Securities and Commodities	A-31
4.17	Title	A-31
4.18	Intellectual Property	A-31
4.19	Reorganization	A-32
4.20	BayCom Information	A-32
4.21	Loan Portfolio	A-32
4.22	Insurance	A-33
4.23	Regulatory Approval	A-33
4.24	No Financing Contingencies	A-33
4.25	Pro Forma Capital Requirements	A-33
4.26	Completeness of Representations	A-34
ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS		A-34
5.1	TIG Conduct of Businesses Prior to the Effective Time	A-34
5.2	TIG Forbearances	A-34
5.3	BayCom Conduct of Business Prior to the Effective Time	A-37
5.4	BayCom Forbearances	A-38
ARTICLE VI ADDITIONAL AGREEMENTS		A-38
6.1	Regulatory Matters	A-38
6.2	Access to Information; Current Information	A-40
6.3	Shareholder Meeting	A-41
6.4	Reservation of Common Stock; Nasdaq Listing	A-41
6.5	Employee Matters	A-42
6.6	Officers’ and Directors’ Tail Insurance; Indemnification	A-43
6.7	No Solicitation	A-44
6.8	Notification of Certain Matters	A-46
6.9	Correction of Information	A-46
6.10	Integration	A-46
6.11	Coordination; Integration	A-46
6.12	Delivery of Agreements	A-46
ARTICLE VII CONDITIONS PRECEDENT		A-47
7.1	Conditions to Each Party’s Obligations	A-47
7.2	Conditions to Obligations of BayCom	A-47
7.3	Conditions to Obligations of TIG	A-48
ARTICLE VIII TERMINATION AND AMENDMENT		A-49
8.1	Termination	A-49
8.2	Effect of Termination	A-50
8.3	Fees and Expenses	A-50

A-ii

8.4	Termination Fee	A-50
8.5	Amendment	A-51
8.6	Extension; Waiver	A-51
ARTICLE IX GENERAL PROVISIONS		A-51
9.1	Closing	A-51
9.2	Nonsurvival of Representations, Warranties and Agreements	A-52
9.3	Notices	A-52
9.4	Interpretation	A-53
9.5	Counterparts	A-53
9.6	Entire Agreement	A-53
9.7	Governing Law, Jurisdiction, Venue and Construction	A-54
9.8	Publicity	A-54
9.9	Assignment; Third Party Beneficiaries	A-54
9.10	Specific Performance; Time of the Essence	A-54
9.11	Disclosure Schedule	A-55
9.12	Waiver of Jury Trial	A-55

SIGNATURES		A-56

EXHIBITS

Exhibit A	Form of Voting Agreement
Exhibit B	Form of Non-Solicitation, Non-Competition and Non-Disclosure Agreement
Exhibit C	Form of Resignation, Non-Competition and Non-Disclosure Agreement
Exhibit D	Form of Walker Resignation, Non-Competition and Non-Disclosure Agreement
Exhibit E	Form of Bank Agreement of Merger
Exhibit F	Third Party Consents

A-iii

INDEX OF DEFINED TERMS

Definition	Page

Acceptable Confidentiality Agreement	45
Acquisition Proposal	45
Agreement	1
Bank Merger	4
Bank Merger Certificates	4
Bank Plan of Merger	4
BayCom	1
BayCom Articles	23
BayCom Benefit Plans	28
BayCom Bylaws	23
BayCom Common Stock	2
BayCom Disclosure Schedule	23
BayCom ERISA Affiliate	28
BayCom Leased Properties	31
BayCom Owned Properties	30
BayCom Real Property	31
BayCom Regulatory Agreement	30
BayCom Reports	29
BayCom Restricted Stock Award	24
BayCom Stock Plans	24
BayCom Subsidiary	24
BHC Act	7
California Secretary of State	1
Cancelled Shares	2
Cash Consideration	2
CBC	10
CCAA	1
CDB	10
CFC	1
CGCL	1
Change in Recommendation	45
Claim	44
Closing	51
Closing Date	51
Code	1
Colorado Secretary of State	1
Confidentiality Agreement	41
Covered Employees	42
CRA	23
DBO	10
Disclosure Schedule	55
Dissenting Shares	3
DPC Common Shares	2
Effective Time	1
Enforceability Exception	9
Environmental Laws	18
ERISA	13
Exchange Act	20
Exchange Agent	4
Exchange Agent Agreement	4

A-iv

Exchange Fund	4
Exchange Ratio	2
Existing Certificate	2
FDIC	8
Federal Reserve Board	10
FHLB	8
Form S-4	10
FSB	4
FSB Call Reports	11
GAAP	7
Governmental Entity	10
Intellectual Property	19
IRS	12
IT Assets	20
Letter of Transmittal	5
Liens	9
Loan Package	36
Loans	21
Material Adverse Effect	7
Merger	1
Merger Consideration	2
Monetary Liens	19
Multiemployer Plan	14
Multiple Employer Plan	14
Multiple Employer Welfare Arrangement	14
Nasdaq	9
Non-Compete Agreement	1
Parties	1
Permitted Encumbrances	19
Previously Disclosed	55
Proxy Statement	10
PTO	42
Regulatory Agencies	10
Requisite Regulatory Approvals	47
Sarbanes-Oxley Act	26
SEC	10
Securities Act	8
SRO	10
Subsidiary	7
Superior Proposal	46
Surviving Bank	4
Surviving Company	1
Takeover Statutes	21
Tax	13
Tax Return	13
Taxes	13
Termination Fee	50
TIG	1
TIG Articles	7
TIG Benefit Plans	13
TIG Board Recommendation	41
TIG Bylaws	7
TIG Common Stock	2

A-v

TIG Contract	17
TIG Disclosure Schedule	7
TIG ERISA Affiliate	13
TIG Financial Statements	10
TIG Indemnified Party	43
TIG Individuals	44
TIG Leased Properties	19
TIG Non-Voting Common Stock	2
TIG Owned Properties	19
TIG Qualified Plans	14
TIG Real Property	19
TIG Regulatory Agreement	18
TIG Representatives	44
TIG Shareholder Approval	9
TIG Shareholder Meeting	40
TIG Subsidiary	7
TIG Voting Common Stock	2
to the knowledge of BayCom	26
to the knowledge of TIG	10
Total Payments	42
Treasury	12
Trust Account Common Shares	2
Unduly Burdensome Condition	46
Voting Agreement	1

A-vi

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of June 28, 2019 (this “Agreement”), by and between BayCom Corp, a California corporation (“BayCom”), and TIG Bancorp, a Colorado corporation (“TIG”, and together with BayCom, the “Parties”).

RECITALS

A.           The respective Boards of Directors of each of the Parties have determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of their respective companies and shareholders with this Agreement providing for a business combination transaction in which TIG will, on the terms and subject to the conditions set forth in this Agreement, merge with and into BayCom (the “Merger”), with BayCom as the surviving corporation in the Merger (sometimes referred to in such capacity as the “Surviving Company”).

B.           As a condition to the willingness of BayCom to enter into this Agreement, all of the directors and executive officers of TIG and certain stockholders of TIG have entered into the Voting Agreement (“Voting Agreement”), substantially in the form attached hereto as Exhibit A, dated as of the date hereof, with BayCom.

C.           As a condition to the willingness of BayCom to enter into this Agreement, all of the independent directors of TIG have entered into a resignation, non-solicitation and non-disclosure agreement and each non-independent director has entered into a resignation, non-competition and non-disclosure agreement (each a “Non-Compete Agreement”), substantially in the form attached hereto as Exhibit B, Exhibit C or Exhibit D, dated as of the date hereof but effective upon consummation of the Merger, with BayCom.

D.           The Parties intend the Merger to be treated as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and intend for this Agreement to constitute a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g).

E.           The Parties desire to make certain covenants, representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, the Parties agree as follows:

ARTICLE I

THE MERGER

1.1           The Merger. Subject to the terms and conditions of this Agreement, in accordance with the California General Corporation Law, as amended (the “CGCL), the California Financial Code, as amended (“the CFC”), and the Colorado Corporations and Associations Act, as amended (the “CCAA) at the Effective Time (as defined in Section 1.2), TIG shall merge with and into BayCom. BayCom shall be the Surviving Company in the Merger and shall continue its existence as a corporation under the laws of the State of California. As of the Effective Time, the separate corporate existence of TIG shall cease.

1.2           Effective Time. Subject to the terms and conditions of this Agreement, simultaneously with the Closing (as defined in Section 9.1), the Parties shall execute, and BayCom shall cause to be filed an appropriate agreement of merger and statement of merger relating to the Merger with the Secretary of State of California (“the California Secretary of State”) and the Secretary of State of the State of Colorado (the “Colorado Secretary of State”), respectively. The Merger will become effective upon the filing of such agreement of merger and statement of merger or such later date and time as may be set forth in such filing (the time the Merger becomes effective being referred to as the "Effective Time. ")

1.3           Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the CGCL and CCAA.

1.4           Conversion of Stock. At the Effective Time, by virtue of the Merger and without any action on the part of TIG, BayCom or the holders of any of the following securities:

(a)          BayCom Common Stock. Each share of common stock, no par value, of BayCom (“BayCom Common Stock”) issued and outstanding immediately prior to the Effective Time shall continue to be one validly issued, fully paid and non-assessable share of common stock, no par value, of the Surviving Company.

(b)          TIG Common Stock. Subject to Sections 1.4(c) and 1.4(d), each share of voting common stock, $0.01 par value, of TIG (“TIG Voting Common Stock”) and each share of non-voting common stock, $0.01 par value, of TIG (“TIG Non-Voting Common Stock”) (TIG Voting Common Stock and TIG Non-Voting Common Stock are sometimes collectively referred to herein as “TIG Common Stock”) issued and outstanding immediately prior to the Effective Time, including Trust Account Common Shares and DPC Common Shares (as such terms are defined in Section 1.4(c)), but excluding any Cancelled Shares (as defined Section 1.4(c)) and Dissenting Shares (as defined in Section 1.4(d)), shall be converted, in accordance with the procedures set forth in Article II, into the right to receive (i) .27543 shares (the “Exchange Ratio”) of BayCom Common Stock and (ii) $6.34 in cash without interest (the “Cash Consideration”) (such consideration set forth in clauses (i) and (ii), the “ Merger Consideration”). All of the shares of TIG Common Stock converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of TIG Common Stock (each, an “Existing Certificate”) shall thereafter represent only the right to receive the Merger Consideration and any cash in lieu of a fractional share interest into which the shares of TIG Common Stock represented by such Existing Certificate have been converted pursuant to this Section 1.4 and Section 2.3(f), as well as any dividends as provided in Section 2.3(c). Any reference to an “Existing Certificate” in this Agreement shall be deemed, as appropriate, to include reference to book-entry account statements relating to the ownership of TIG Common Stock, and any provisions herein relating to Existing Certificates shall be interpreted in a manner that appropriately accounts for book-entry shares, including that, in lieu of delivery of an Existing Certificate and a letter of transmittal as specified herein, shares held in book-entry form may be transferred by means of an “agent’s message” or similar mechanism to the Exchange Agent (defined in Section 2.1) or such other similar evidence of transfer as the Exchange Agent may reasonably request).

(c)          Cancelled Shares. Shares of TIG Common Stock that are owned immediately prior to the Effective Time by TIG, any TIG Subsidiary, BayCom or any BayCom Subsidiary (other than shares of TIG Common Stock held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties (any such shares, “Trust Account Common Shares” and other than shares of TIG Common Stock held, directly or indirectly, by TIG, any TIG Subsidiary, BayCom or any BayCom Subsidiary in respect of a debt previously contracted (any such shares, “DPC Common Shares”)) shall be cancelled and shall cease to exist and no stock of BayCom or other consideration shall be delivered in exchange therefor (any such shares, the “Cancelled Shares”).

(d)          Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, all shares of TIG Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a shareholder that has demanded and perfected a demand for payment of the fair value of her, his or its TIG Common Stock pursuant to Section 7-113-101, et seq. of the CCAA, and as of the Effective Time has neither effectively withdrawn or lost such appraisal right (the “Dissenting Shares”) shall not be converted into or represent a right to receive the Merger Consideration hereunder, and the holder thereof shall be entitled only to such rights as are granted by the CCAA. TIG shall give BayCom prompt notice upon receipt by TIG of any such written demands for payment of the fair value of such shares of TIG Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the CCAA. If any holder of Dissenting Shares shall have effectively withdrawn or lost the right to dissent (through failure to perfect or otherwise), the Dissenting Shares held by such holder shall be converted on a share by share basis into the right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement, without any interest thereon. Any payments made in respect of Dissenting Shares shall be made by or at the direction of BayCom within the time period set forth in the CCAA. TIG shall give BayCom (i) prompt notice of any written notices of intent to demand payment under the CCAA or other written notices relating to the exercise of dissenters’ rights in respect of any shares of TIG Common Stock, attempted withdrawals of such notices and any other instruments served pursuant the CCAA and received by TIG relating to shareholders’ dissenters’ rights and (ii) the opportunity to participate in negotiations and proceedings with respect to demands for fair value under the CCAA. TIG shall not, except with the prior written consent of BayCom, which is not to be unreasonably withheld, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment. Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Article II to pay for shares of TIG Common Stock for which dissenters’ rights have been perfected shall be returned to BayCom upon demand.

(e)          Adjustment to Exchange Ratio. If, between the date of this Agreement and the Effective Time, the outstanding shares of BayCom Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the Exchange Ratio to provide the holders of TIG Common Stock converted into Merger Consideration the same economic effect as contemplated by this Agreement with respect to the stock portion of the Merger Consideration prior to such event.

1.5           Incorporation Documents and By-Laws of the Surviving Company. At the Effective Time, the articles of incorporation of BayCom in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Company until thereafter amended in accordance with applicable law. The by-laws of BayCom, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Company until thereafter amended in accordance with applicable law and the terms of such by-laws.

1.6           Directors and Officers. The directors of BayCom immediately prior to the Effective Time shall be the directors of the Surviving Company and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. The officers of BayCom immediately prior to the Effective Time shall be the officers of the Surviving Company and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

1.7           Additional Actions. If, at any time after the Effective Time, the Surviving Company shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Company its right, title or interest in, to or under any of the rights, properties or assets of TIG acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, TIG, and its proper officers and directors, shall be deemed to have granted to the Surviving Company an irrevocable power of attorney coupled with an interest to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Company and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Company are fully authorized in the name of TIG or the Surviving Company or otherwise to take any and all such action without limitation except as otherwise required by applicable law.

1.8           The Bank Merger. Immediately after the Effective Time, BayCom intends to merge First State Bank of Colorado (“FSB”), a Colorado-chartered commercial bank and wholly owned subsidiary of TIG, with and into United Business Bank, a California-chartered commercial bank and wholly owned subsidiary of BayCom (the “Bank Merger”) in accordance with the provisions of applicable state and federal banking laws and regulations, and United Business Bank shall be the resulting institution or surviving bank (the “Surviving Bank”). The Bank Merger shall have the effects as set forth under applicable state and federal banking laws and regulations and the Boards of Directors of the Parties shall approve, and shall cause the boards of directors of FSB and United Business Bank, respectively, to approve, a separate combination agreement/plan of merger (the “Bank Plan of Merger”) in substantially the form attached hereto as Exhibit E, and cause the Bank Plan of Merger to be executed and delivered as soon as practicable following the date of execution of this Agreement. In addition, TIG shall cause FSB, and BayCom shall cause United Business Bank, to execute and file in accordance with applicable state and federal banking laws and regulations such articles of merger or combination, corporate resolutions, and/or other documents and certificates as are necessary to make the Bank Merger effective (the “Bank Merger Certificates”).

1.9           Change in Structure. BayCom may at any time change the method of effecting the combination (including by providing for the merger of a wholly owned subsidiary of BayCom with TIG) if and to the extent requested by BayCom; provided, however, that no such change or amendment shall (i) alter or change the amount or kind of the Merger Consideration to be received by the shareholders of TIG, (ii) adversely affect the tax consequences of the Merger to the shareholders of TIG or the tax treatment of either party pursuant to this Agreement or (iii) impede or materially delay consummation of the transactions contemplated by this Agreement.

1.10         Tax Adjustment. If the Merger fails to satisfy the “continuity of interest” requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code, then BayCom shall reduce the Cash Consideration (and increase the Exchange Ratio accordingly) to the minimum extent necessary to enable the Merger to meet the requirements for reorganization under Section 368(a) of the Code. The number of shares of BayCom Common Stock by which the Exchange Ratio will be increased will be equal to the amount by which the Cash Consideration is reduced divided by $12.85.

ARTICLE II

EXCHANGE OF SHARES

2.1           Exchange Agent. Prior to the Effective Time, BayCom shall appoint BayCom’s transfer agent pursuant to an agreement (the “Exchange Agent Agreement”) to act as exchange agent (the “Exchange Agent”) hereunder.

2.2           BayCom to Make Merger Consideration Available. At or prior to the Effective Time, BayCom shall (i) deposit, or cause to deposited with the Exchange Agent, or authorize the Exchange Agent to issue, an aggregate number of shares of BayCom Common Stock equal to the aggregate stock portion of the Merger Consideration and (ii) shall establish an escrow account at United Business Bank for the benefit of the Exchange Agent, an amount in cash sufficient to pay the aggregate Cash Consideration payable to holders of TIG Common Stock and, to the extent determinable, any cash in lieu of fractional shares pursuant to Section 2.3(f), and, together with any dividends or distributions with respect thereto payable pursuant to Section 2.3(c),(collectively the (the “Exchange Fund”), and BayCom shall instruct the Exchange Agent to timely deliver the Merger Consideration upon receipt of a properly completed Letter of Transmittal (as defined below).

2.3           Exchange of Shares.

(a)          Subject to Section 1.4(d), as soon as reasonably practicable after the Effective Time (and in any event within five (5) business days thereafter), and subject to the receipt by the Exchange Agent of a list of TIG’s shareholders in a format that is reasonably acceptable to the Exchange Agent, the Exchange Agent shall mail to each holder of an Existing Certificate or Existing Certificates, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such Existing Certificate or Existing Certificates shall pass, only upon delivery of such Existing Certificate or Existing Certificates (or an affidavit of loss in lieu thereof to the Exchange Agent) in such form and substance as shall be prescribed by the Exchange Agent Agreement (the “Letter of Transmittal”) and (ii) instructions for use in surrendering such Existing Certificate or Existing Certificates in exchange for the Merger Consideration and any cash in lieu of a fractional share of BayCom Common Stock to be issued or paid in consideration therefor and any dividends or distributions to which such holder is entitled pursuant to Section 2.3(c).

(b)          As soon as reasonably practicable after surrender to the Exchange Agent of its Existing Certificate or Existing Certificates, accompanied by a properly completed Letter of Transmittal, such holder of TIG Common Stock will be entitled to receive the Merger Consideration, any cash in lieu of a fractional share of BayCom Common Stock to be issued or paid in consideration therefor, and any dividends or distributions to which such holder is entitled pursuant to Section 2.3(c), in respect of the shares of TIG Common Stock represented by such holder’s Existing Certificate or Existing Certificates. Until surrendered as contemplated by this Section 2.3, each Existing Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon surrender, without interest, the Merger Consideration and any cash in lieu of fractional shares or in respect of dividends or distributions as contemplated by this Section 2.3. TIG shall cause its transfer agent to cooperate with BayCom and the Exchange Agent to provide TIG shareholder records, as necessary and appropriate to effect the Closing.

(c)          No dividends or other distributions with respect to BayCom Common Stock shall be paid to the holder of any unsurrendered Existing Certificate with respect to the shares of BayCom Common Stock represented thereby, unless and until the surrender of such Existing Certificate in accordance with this Article II. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Existing Certificate or Existing Certificates in accordance with this Article II, the record holder thereof shall be entitled to receive, without interest, and in addition to the other amounts set forth herein, (i) the amount of dividends or other distributions with a record date after the Effective Time payable with respect to the whole shares of BayCom Common Stock represented by such Existing Certificate or Existing Certificates and not paid and (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to whole shares of BayCom Common Stock represented by such Existing Certificate or Existing Certificates with a record date after the Effective Time (but before such surrender date) and with a payment date subsequent to the issuance of the BayCom Common Stock issuable with respect to such Existing Certificate or Existing Certificates.

(d)          In the event of a transfer of ownership of an Existing Certificate prior to the Effective Time that is not registered in the stock transfer records of TIG, the Merger Consideration, any cash in lieu of a fractional share of BayCom Common Stock to be issued or paid in consideration therefor, and any dividends or distributions to which such holder is entitled, shall be issued or paid in exchange therefor to a person other than the person in whose name the Existing Certificate so surrendered is registered if the Existing Certificate formerly representing such TIG Common Stock shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment or issuance shall pay any transfer or other similar Taxes (as defined in Section 3.10(b)) required by reason of the payment or issuance to a person other than the registered holder of the Existing Certificate or establish to the satisfaction of BayCom that the Tax has been paid or is not applicable. The Exchange Agent (or, subsequent to the earlier of (x) six months after the Effective Time and (y) the expiration or termination of the Exchange Agent Agreement, BayCom) shall be entitled to deduct and withhold from the Cash Consideration and any cash in lieu of a fractional share of BayCom Common Stock or any other cash payable pursuant to this Agreement to any holder of TIG Common Stock such amounts as the Exchange Agent or BayCom, as the case may be, is required to deduct and withhold under the Code, or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent amounts are so withheld by the Exchange Agent or BayCom, as the case may be, and timely paid over to the appropriate Governmental Entity (as defined in Section 3.4), such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of TIG Common Stock in respect of whom such deduction and withholding was made by the Exchange Agent or BayCom, as the case may be.

(e)          After the Effective Time, there shall be no transfers on the stock transfer books of TIG of the shares of TIG Common Stock that were issued and outstanding immediately prior to the Effective Time other than to settle transfers of TIG Common Stock that occurred prior to the Effective Time. If, after the Effective Time, Existing Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration, any cash in lieu of fractional shares of BayCom Common Stock to be issued or paid in consideration therefor, and any dividends or distributions to which such holder is entitled, in accordance with the procedures set forth in this Article II.

(f)          Notwithstanding anything to the contrary contained in this Agreement, no fractional shares of BayCom Common Stock shall be issued upon the surrender of Existing Certificates for exchange, no dividend or distribution with respect to BayCom Common Stock shall be payable on or with respect to any fractional share, and such fractional share interest shall not entitle the owner thereof to vote or to any other rights of a shareholder of BayCom. In lieu of the issuance of any such fractional share, BayCom shall pay to each former shareholder of TIG who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by the Exchange Agent by multiplying (i) $23.00 by (ii) the fraction of a share (after taking into account all shares of TIG Common Stock held by such holder at the Effective Time and rounded to the nearest one ten thousandth when expressed in decimal form) of BayCom Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.4(b).

(g)          Any portion of the Exchange Fund that remains unclaimed by the former shareholders of TIG at the expiration of six months after the Effective Time shall be paid to BayCom. In such event, any former shareholders of TIG who have not theretofore complied with this Article II shall thereafter look only to BayCom with respect to the Merger Consideration, any cash in lieu of any fractional share interest and any unpaid dividends and distributions on the BayCom Common Stock deliverable in respect of the shares represented by an Existing Certificate such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of BayCom, TIG, the Surviving Company, the Exchange Agent or any other person shall be liable to any former holder of shares of TIG Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

(h)          In the event any Existing Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Existing Certificate to be lost, stolen or destroyed and, if required by BayCom or the Exchange Agent, the posting by such person of a bond in such amount as BayCom may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Existing Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Existing Certificate, the Merger Consideration, any cash in lieu of any fractional share interest and any dividends and distributions to which such person is entitled in respect thereof pursuant to this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF TIG

Except as disclosed in the disclosure schedule delivered by TIG to BayCom concurrently herewith (the “TIG Disclosure Schedule”); provided, that (a) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (b) the mere inclusion of an item in the TIG Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by TIG that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect (as defined in Section 3.1(a)) on TIG and (c) any disclosures made with respect to a section of Article III shall be deemed to qualify (1) any other section of Article III specifically referenced or cross-referenced and (2) other sections of Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections, TIG hereby represents and warrants to BayCom as follows:

3.1           Corporate Organization.

(a)          TIG is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). TIG has the corporate power and authority to own or lease all of its properties and assets as presently owned, operated or leased and to carry on its business as it is now being conducted. TIG is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on TIG. As used in this Agreement, the term “Material Adverse Effect” means, with respect to BayCom, or TIG, any effect, circumstance, occurrence or change that (i) is material and adverse to the financial position, results of operations, business or prospects of BayCom and its Subsidiaries taken as a whole or TIG and its Subsidiaries taken as a whole, as the case may be, or (ii) would materially impair the ability of either BayCom or TIG, respectively, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that a Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by Governmental Authorities, (b) changes in United States generally accepted accounting principles (“GAAP”) or regulatory accounting requirements applicable to banks and their holding companies generally, (c) changes in general economic conditions affecting banks and their holding companies generally, except to the extent that such changes disproportionately affect BayCom or TIG, as the case may be, (d) a decline in the trading price of BayCom’s or TIG’s common stock or the failure of either BayCom or TIG to meet earnings projections and (e) changes agreed to in writing by BayCom and TIG. As used in this Agreement, the word “Subsidiary” when used with respect to any party, means any corporation, partnership, limited liability company, bank or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes. True and complete copies of the articles of incorporation of TIG (the “TIG Articles”) and the bylaws of TIG (the “TIG Bylaws”), as in effect as of the date of this Agreement, have previously been made available by TIG to BayCom.

(b)          Each Subsidiary of TIG (a “TIG Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such concept is recognized under applicable law, is in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on TIG and (iii) has all requisite power and authority to own or lease its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any TIG Subsidiary to pay dividends or distributions except for statutory restrictions on dividends or distributions generally applicable to all entities of the same type and, in the case of a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities. The deposit accounts of FSB are insured by the Federal Deposit Insurance Corporation (“FDIC”) through the Deposit Insurance Fund (as defined in Section 3(y) of the Federal Deposit Insurance Act) to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened. Section 3.1(b) of the TIG Disclosure Schedule sets forth a true and complete list of all Subsidiaries of TIG as of the date hereof. Except as set forth in Section 3.3(b) of the TIG Disclosure Schedule, neither TIG nor any of its Subsidiaries owns any equity or profit-and-loss interest in any business enterprise, corporation, partnership or joint venture, limited liability company, association, joint-stock company, business trust or unincorporated organization, other than a Subsidiary, readily marketable securities, securities held-to-maturity in its investment portfolio, stock in the Federal Home Loan Bank of Topeka (the “FHLB”). FSB is not in material violation of any of its organizational documents.

3.2           Capitalization.

(a)          The authorized capital stock of TIG consists of 2,000,000 shares of TIG Voting Common Stock, and 1,500,000 shares of TIG Non-Voting Common Stock. As of the date of this Agreement, there are (i) 1,692,300 shares of TIG Voting Common Stock issued and outstanding, (ii) 1,491,100 shares of TIG Non-Voting Common Stock issued and outstanding, (iii) no shares of TIG Common Stock held as treasury stock, (iii) 5,000 shares of TIG Voting Common Stock reserved for issuance under the TIG Stock Plans, and (ii) no other shares of capital stock or other voting securities of TIG issued, reserved for issuance or outstanding. All of the issued and outstanding shares of TIG Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of TIG may vote. Except as set forth on Section 3.2 of the TIG Disclosure Schedule, there are no obligations of TIG or any of its Subsidiaries pursuant to which TIG or any of its Subsidiaries is or could be required pursuant to the terms thereof to register any of its securities under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”). No trust preferred or subordinated debt securities of TIG or any of its Subsidiaries are issued or outstanding. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating TIG to issue, transfer, sell, purchase, redeem or otherwise acquire, any shares of TIG Common Stock or any other of its securities. Except as set forth on Section 3.2 of the TIG Disclosure Schedule, there are no voting trusts, shareholder agreements, proxies or other agreements in effect with respect to the voting or transfer of TIG Common Stock to which TIG is a party. There are no equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of TIG or any of its Subsidiaries) outstanding.

(b)          TIG owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the TIG Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever (“Liens”), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to FSB, as provided under applicable law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No TIG Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

(c)          TIG does not have a dividend reinvestment plan or any shareholders’ rights plan.

3.3           Authority; No Violation.

(a)          TIG has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of TIG. The Board of Directors of TIG has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of TIG and its shareholders and has directed that this Agreement be submitted to TIG’s shareholders for approval at a meeting of such shareholders and has adopted a resolution to the foregoing effect. Except for the approval of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of TIG Voting Common Stock (the “TIG Shareholder Approval”), no other corporate proceedings on the part of TIG are necessary to approve this Agreement or to consummate the Merger. This Agreement has been duly and validly executed and delivered by TIG and (assuming due authorization, execution and delivery by BayCom) constitutes a valid and binding obligation of TIG, enforceable against TIG in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (the “Enforceability Exception”)).

(b)          Except as set forth in Section 3.3(b) of the TIG Disclosure Schedule, neither the execution and delivery of this Agreement by TIG or the Bank Plan of Merger by FSB, nor the consummation of the Merger by TIG or the Bank Merger by FSB, nor compliance by TIG or FSB with any of the terms and provisions of this Agreement or the Bank Plan of Merger, will (i) assuming the TIG Shareholder Approval is obtained, violate any provision of the TIG Articles or TIG Bylaws or the organization or governing documents of any TIG Subsidiary or (ii) assuming that the filings, notices, consents and approvals referred to in Section 3.4 are duly obtained and/or made, as applicable, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to TIG or any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of TIG or any of its Subsidiaries under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other material instrument or obligation to which TIG or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound.

3.4           Consents and Approvals. Except for (i) the filing of applications, filings and notices, as applicable, with the Nasdaq Stock Market, Inc. (the “Nasdaq”) and approval of such applications, filings and notices, (ii) the filing of applications, filings and notices, as applicable, with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) under the BHC Act and approval of such applications, filings and notices, (iii) the filing of applications, filings and notices, as applicable, with the California Department of Business Oversight—Division of Financial Institutions (the “DBO”) and approval of such applications, filings and notices, (iv) the filing of applications, filings and notices, as applicable, with the Colorado Division of Banking (the “CDB”) for the Bank Merger required under the Colorado Banking Code (the “CBC”), (v) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement in definitive form relating to the meeting of TIG’s shareholders to be held in connection with this Agreement (including any amendments or supplements thereto, the “Proxy Statement”), and of the registration statement on Form S-4 in which the Proxy Statement will be included as a prospectus, to be filed with the SEC by BayCom in connection with the transactions contemplated by this Agreement (the “Form S-4”), to among other things, register any securities issuable by BayCom in conjunction with the transactions contemplated by this Agreement with the SEC pursuant to the Securities Act and declaration of effectiveness of the Form S-4, (vi) the filings described in Section 1.2 with the California Secretary of State, the Colorado Secretary of State and the filing of the Bank Merger Certificates, and (vi) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of BayCom Common Stock pursuant to this Agreement and the approval of the listing of such BayCom Common Stock on the Nasdaq, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality or SRO (as defined in Section 3.5) (each a “Governmental Entity”) are necessary in connection with (A) the execution and delivery by TIG of this Agreement or (B) the consummation by TIG of the Merger or the consummation by FSB of the Bank Merger. As of the date hereof, TIG is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger and Bank Merger on a timely basis.

3.5           Reports. To the knowledge of TIG, TIG and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2016 with (i) any state regulatory authority, including the CDB, (ii) the Federal Reserve Board, (iii) the FDIC, (iv) any foreign regulatory authority and (v) any self-regulatory organization (an “SRO”) ((i) — (v) together with the SEC, collectively the “Regulatory Agencies”), including, without limitation, any report, registration or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the ordinary course of business of TIG and its Subsidiaries, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of TIG, investigation into the business or operations of TIG or any of its Subsidiaries since January 1, 2016. To the knowledge of TIG, there (a) is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of TIG or any of its Subsidiaries and (b) has been no formal or informal inquiries by, or disagreements or disputes with any Regulatory Agency with respect to business, operations, policies or procedures of TIG or any of its Subsidiaries since January 1, 2016. The phrase “to the knowledge of TIG” or any similar phrase means the actual knowledge of the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, or Chief Credit Officer of TIG or TIG Bank, after reasonable inquiry.

3.6           Financial Statements and Internal Controls.

(a)          The audited consolidated balance sheets (including related notes and schedules, if any) of TIG and its Subsidiaries as of December 31, 2018 and 2017 and the related consolidated statements of comprehensive operations, stockholders’ equity, and cash flows (including related notes and schedules, if any) of TIG and its Subsidiaries for each of the two years then ended, and the unaudited consolidated balance sheet, statement of operations and trial balance (including related notes and schedules, if any) of TIG and its Subsidiaries for the three month period ended March 31, 2019 (collectively, the “TIG Financial Statements”) have been previously made available to BayCom. The TIG Financial Statements fairly present the consolidated financial position and results of operations of TIG and its Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP consistently applied during the periods involved, except as indicated in the TIG Financial Statements or notes thereto and, in the case of unaudited financial statements, subject to normal year-end adjustments (which will not be material individually or in the aggregate) and the absence of footnotes. The financial and accounting books and records of TIG and its Subsidiaries have been maintained in all material respects in accordance with GAAP and all other applicable legal and accounting requirements, reflect only actual transactions, and there are no material misstatements, omissions, inaccuracies or discrepancies contained or reflected therein. Fortner, Bayens, Levkulich & Garrison, P.C. has not resigned (or informed TIG that it intends to resign) or been dismissed as independent public accountants of TIG as a result of or in connection with any disagreements with TIG on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b)          The call reports of FSB and accompanying schedules, as filed (or to be filed) with the FDIC, for each calendar quarter beginning with the quarter ended March 31, 2017 through the Closing Date (the “FSB Call Reports”) have been (or will be) prepared in accordance with regulatory requirements including applicable regulatory accounting principles and practices through the periods covered by such reports.

(c)          TIG on a consolidated basis has no liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected or reserved against on a balance sheet (or notes thereto) prepared in accordance with GAAP, except for liabilities, obligations and loss contingencies which (i) are fully reflected or reserved against on the most recent balance sheet included in the TIG Financial Statements (including any notes thereto), (ii) were incurred in the ordinary course business consistent with past practices since the date of the most recent balance sheet included in the TIG Financials Statements, or (iii) were incurred in connection with the Merger. None of TIG or any of its Subsidiaries is a party to any “off balance sheet arrangements” as defined in Item 303(a)(4) of Regulation S-K of the SEC.

(d)          The allowance for loan loss account of FSB as reflected in the FSB Call Report for the quarter ended March 31, 2019, was as of such date, and the amount thereof contained in the financial books and records of FSB as of the last day of the month immediately preceding the Closing Date will be as of such future date, in compliance with FSB’s existing methodology for determining the adequacy of its allowance for loan and lease losses as well as GAAP and applicable regulatory guidelines.

(e)          The records, systems, controls, data and information of TIG and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of TIG or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect on TIG’s (or any TIG Subsidiary’s) system of internal accounting controls. TIG has implemented and maintains a system of internal accounting controls effective to provide reasonable assurances that (i) transactions are executed in accordance with management’s general and specific authorizations, and (ii) transactions are recorded in accordance with GAAP consistently applied and with applicable law.

(f)          Since January 1, 2016, (i) neither TIG nor any of its Subsidiaries, nor to the knowledge of TIG, any director, officer, employee, auditor, accountant or any representative of TIG or any of its Subsidiaries has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write downs, charge offs and accruals) of TIG or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that TIG or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing TIG or any of its Subsidiaries, or any other person, whether or not employed by TIG or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or violation of banking or other laws by TIG or any of its Subsidiaries or any of their officers, directors, employees or agents to the Board of Directors of TIG or any of its Subsidiaries, or any committee thereof.

3.7           Broker’s Fees. With the exception of the engagement of GLC Advisors & Co., LLC, neither TIG nor any TIG Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions, finder’s fees, or advisory or fairness opinion fees in connection with the Merger or the Bank Merger. TIG has disclosed to BayCom as of the date hereof the aggregate fees provided for in connection with the engagement by TIG of GLC Advisors & Co., LLC related to the Merger and the Bank Merger.

3.8           Absence of Certain Changes or Events.

(a)          Since December 31, 2018, no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on TIG.

(b)           Except as set forth in Section 3.8(b) of the TIG Disclosure Schedule, since December 31, 2018, other than entering into this Agreement or in connection with this Agreement or the transactions contemplated hereby, TIG and its Subsidiaries have carried on their respective businesses solely in the ordinary course.

3.9           Legal Proceedings.

(a)          Neither TIG nor any of its Subsidiaries is a party to any, and there are no pending or, to TIG’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against TIG or any of its Subsidiaries or any of their directors or executive officers in their capacities as such involving a monetary claim in excess of twenty-five thousand dollars ($25,000) or seeking injunctive or other equitable relief, or challenging the validity or propriety of any of the transactions contemplated by this Agreement.

(b)          There is no injunction, order, judgment, decree or regulatory restriction (other than regulatory restrictions of general application to commercial banks and bank holding companies) imposed upon TIG, any of its Subsidiaries or the assets of TIG or any of its Subsidiaries (or that, upon consummation of the Merger or the Bank Merger, would apply to the Surviving Company or any of its Subsidiaries).

3.10         Taxes and Tax Returns.

(a)          Each of TIG and its Subsidiaries has duly and timely filed (including all applicable extensions) all Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. As of the date hereof, neither TIG nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return, other than with respect to ordinary course extensions that are or may hereafter be filed for the most recently completed tax year. All Taxes of TIG and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Each of TIG and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. Neither TIG nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any Tax that remains in effect. None of the federal income Tax Returns of TIG and its Subsidiaries have been audited by the Internal Revenue Service (the “IRS”). Neither TIG nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any Taxes, and there are no threatened or pending disputes, claims, audits, examinations or other proceedings regarding any Tax of TIG or its Subsidiaries or the assets of TIG or its Subsidiaries. TIG has made available to BayCom true and complete copies of any private letter ruling requests, closing agreements or gain recognition agreements with TIG or its Subsidiaries with respect to Taxes requested or executed in the last six (6) years. Neither TIG nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among TIG and its Subsidiaries). Neither TIG nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was TIG) or (B) has any liability for the Taxes of any person or entity (other than TIG or any of its Subsidiaries) under U.S. Department of the Treasury (“Treasury”) Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither TIG nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code. Neither TIG nor any of its Subsidiaries has participated in a “reportable or listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b). At no time during the applicable period specified in Code §897(c)(1)(A)(ii) has TIG been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. No claim has been made in the last ten (10) years by any Governmental Entity in a jurisdiction where TIG or a TIG Subsidiary does not file Tax Returns that TIG or such Subsidiary is or may be subject to taxation by that jurisdiction. Neither TIG nor any of its Subsidiaries has filed an election under Section 338(g) or 338(h)(10) of the Code for which the statute of limitations for audit or examination has not expired. There has not been any ownership change, as defined in Section 382(g) of the Code, of TIG or any TIG Subsidiary that occurred during or after any taxable period in which TIG or any such TIG subsidiary incurred an operating loss that carries over to any taxable period ending on or before the Effective Time. Except as set forth in Section 3.10(a) of the TIG Disclosure Schedule, neither TIG nor any TIG Subsidiary has agreed, nor is it required, to make any adjustment under Section 481(a) of the Code.

(b)          As used in this Agreement, the term “Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, capital, sales, transfer, use, license, payroll, employment, social security, Medicare, severance, unemployment, withholding, duties, excise, windfall profits, intangibles, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

(c)          As used in this Agreement, the term “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Entity.

3.11         Employees.

(a)          Section 3.11(a) of the TIG Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, and all stock option, stock purchase, restricted stock, restricted stock unit, phantom stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, or other benefit plans, programs or arrangements, and all employment, retention, bonus, termination, change in control and severance plans, programs, arrangements or agreements, and other similar contracts or agreements to or with respect to which TIG, any TIG Subsidiary or affiliate, or any trade or business of TIG or any of its Subsidiaries or affiliates, whether or not incorporated, all of which together with TIG would be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of Section 414 of the Code (each, a “TIG ERISA Affiliate”), is a party or has any current or future obligation or that are maintained, contributed to or sponsored by TIG or any of its Subsidiaries or any TIG ERISA Affiliate for the benefit of any current or former employee, officer, director or independent contractor of TIG or any of its Subsidiaries or any TIG ERISA Affiliate (all such plans, programs, arrangements, contracts or agreements, collectively, the “TIG Benefit Plans”).

(b)          TIG has heretofore made available to BayCom true and complete copies of each of the TIG Benefit Plans and related material documents, including, but not limited to, (i) all summary plan descriptions, amendments, modifications or material supplements to the most recent versions of any TIG Benefit Plan, (ii) the annual reports (Forms 5500), if any, filed with the IRS for the last two (2) plan years, (iii) the most recently received IRS determination or opinion letters, if any, relating to a TIG Benefit Plan, and (iv) the most recently prepared actuarial report for each TIG Benefit Plan (if applicable) for each of the last two (2) years.

(c)          Each TIG Benefit Plan has been established, operated and administered in all material respects substantially in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code. None of TIG and its Subsidiaries or any TIG ERISA Affiliate has any corrective action pending or within the prior three years made a filing under any voluntary correction program of the IRS, United States Department of Labor or any other Governmental Entity with respect to any TIG Benefit Plan, and neither TIG nor any of its Subsidiaries has any knowledge of any plan defect that would qualify for correction under any such program.

(d)          Section 3.11(d) of the TIG Disclosure Schedule identifies each TIG Benefit Plan that is intended to be qualified under Section 401(a) of the Code (collectively, the “TIG Qualified Plans”). The IRS has issued a favorable determination letter, or an opinion letter for a prototype or volume submitter plan upon which TIG may rely, for the most recent period for which such determination letter was available from the IRS with respect to each TIG Qualified Plan and the related trust, which letter has not been revoked (nor has revocation been threatened), and, to the knowledge of TIG, there are no existing circumstances and no events have occurred that could adversely affect the qualified status of any TIG Qualified Plan or the related trust or increase the costs relating thereto. No trust funding any TIG Benefit Plan is intended to meet the requirements of Section 501(c)(9) of the Code.

(e)          Each TIG Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) and any award thereunder, in each case that is subject to Section 409A of the Code, has (i) since January 1, 2005, been maintained and operated, in all material respects, in good faith compliance with Section 409A of the Code and IRS Notice 2005-1 and (ii) since January 1, 2008, been, in all material respects, in documentary and operational compliance with Section 409A of the Code (or has properly corrected any such errors in accordance with IRS Notice 2008-113 and applicable guidance).

(f)          None of TIG, any of its Subsidiaries or any TIG ERISA Affiliate sponsors, maintains, administers or contributes to, or has, has had or could have any liability with respect to, any TIG Benefit Plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, or any tax-qualified “defined benefit plan” (as defined in Section 3(35) of ERISA). No TIG Benefit Plan is underfunded when comparing the present value of accrued liabilities under such plan to the market value of plan assets.

(g)          None of TIG and its Subsidiaries nor any TIG ERISA Affiliate has ever contributed to or been obligated to contribute to any plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”), a plan that is a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA (a “Multiple Employer Welfare Arrangement”), or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), and none of TIG and its Subsidiaries nor any TIG ERISA Affiliate has incurred any liability to a Multiemployer Plan, Multiple Employer Welfare Arrangements, or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) from a Multiemployer Plan, Multiple Employer Welfare Arrangement or Multiple Employer Plan. With respect to any multiple employer plan in which TIG or any of its Subsidiaries or any TIG ERISA Affiliate has participated in at any time since December 31, 2013, such plan and each participating employer in such plan has complied with all requirements of the Code and ERISA applicable to such plan and each participating employer in such plan at all times since December 31, 2013, and TIG and its Subsidiaries may withdraw from such plan without incurring any liability associated with such withdrawal.

(h)          None of TIG and its Subsidiaries nor any TIG ERISA Affiliate sponsors, has sponsored or has any obligation with respect to any employee benefit plan that provides for any post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code.

(i)          All contributions required to be made to any TIG Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any TIG Benefit Plan, have been timely made or paid in full or, to the extent not required to be made or paid, have been fully reflected on the books and records of TIG.

(j)          There are no pending or, to the knowledge of TIG, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to TIG’s knowledge, no set of circumstances exists which are reasonably likely to give rise to a claim or lawsuit, against any TIG Benefit Plan, any fiduciaries thereof with respect to their duties to a TIG Benefit Plan or the assets of any of trust under any TIG Benefit Plans which could reasonably be expected to result in any liability of TIG, any of its Subsidiaries, or any TIG ERISA Affiliate to any Governmental Entity, any Multiemployer Plan, any Multiple Employer Welfare Arrangement, any Multiple Employer Plan, any participant in a TIG Benefit Plan, or any other party.

(k)          None of TIG and its Subsidiaries nor any TIG ERISA Affiliate nor any other person, including any fiduciary, has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the TIG Benefit Plans or their related trusts, TIG, any of its Subsidiaries, any TIG ERISA Affiliate or any person that TIG or any of its Subsidiaries has an obligation to indemnify, to any Tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

(l)          Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the vesting, exercisability or delivery of, or increase in the amount or value of, any payment, right or other benefit to any employee, officer, director or other service provider of TIG, any of its Subsidiaries, or any TIG ERISA Affiliate, or result in any limitation on the right of TIG, any of its Subsidiaries, or any TIG ERISA Affiliate, to amend, merge, terminate or receive a reversion of assets from any TIG Benefit Plan or related trust. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by TIG, any of its Subsidiaries or any TIG ERISA Affiliate, in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code or will not be deductible under Section 162(m) of the Code. None of TIG and its Subsidiaries nor any TIG ERISA Affiliate maintains or contributes to a rabbi trust or similar funding vehicle, and the transactions contemplated by this Agreement will not cause or require TIG, any of its Subsidiaries, or any TIG ERISA Affiliate to establish or make any contribution to a rabbi trust or similar funding vehicle. No TIG Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 4999 or 409A of the Code, or otherwise. TIG has made available to BayCom copies of Section 280G calculations (whether or not final) with respect to any disqualified individual in connection with the transactions contemplated hereby and TIG shall provide updated Section 280G calculations to BayCom at least five (5) days prior to the Closing Date.

(m)         There are no pending or, to TIG’s knowledge, threatened material labor grievances or unfair labor practice claims or charges against TIG or any of its Subsidiaries, or any TIG ERISA Affiliate, or any strikes or other labor disputes against TIG any of its Subsidiaries or any TIG ERISA Affiliate. None of TIG and its Subsidiaries nor any TIG ERISA Affiliate is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of TIG, any of its Subsidiaries or any TIG ERISA Affiliate and, to the knowledge of TIG, there are no organizing efforts by any union or other group seeking to represent any employees of TIG, any of its Subsidiaries, or any TIG ERISA Affiliate.

(n)          With regard to the TIG Benefit Plans, none of TIG and its Subsidiaries nor any TIG ERISA Affiliate has any liabilities to employees or former employees that are not reflected in the TIG Benefit Plans.

(o)          No condition exists as a result of which TIG or any of its Subsidiaries, or any TIG ERISA Affiliate would have any liability, whether absolute or contingent, under any TIG Benefit Plan with respect to any misclassification of a person performing services for TIG, any of its Subsidiaries, or any TIG ERISA Affiliate as an independent contractor rather than as an employee. All individuals participating in the TIG Benefit Plans are in fact eligible and authorized to participate in such TIG Benefit Plan.

3.12         Compliance with Applicable Law.

(a)          TIG and each of its Subsidiaries hold, and TIG, since the date of its incorporation and each Subsidiary, at all times since January 1, 2016, held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), and to the knowledge of TIG, no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened. To the knowledge of TIG, TIG and each of its Subsidiaries have complied in all material respects with, and are not in material default or violation under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to TIG or any of its Subsidiaries, including without limitation all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. FSB has a Community Reinvestment Act rating of “satisfactory” or better. Without limitation, none of TIG, or its Subsidiaries, or to the knowledge of TIG, any director, officer, employee, agent or other person acting on behalf of TIG or any of its Subsidiaries has, directly or indirectly, (i) used any funds of TIG or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of TIG or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, the Iran Threat Reduction and Syria Human Rights Act of 2012 or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of TIG or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of TIG or any of its Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business or to obtain special concessions for TIG or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for TIG or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the Treasury.

3.13         Certain Contracts.

(a)          Except as set forth in Section 3.13(a) of the TIG Disclosure Schedule, as of the date hereof, neither TIG nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees, (ii) which, upon the execution or delivery of this Agreement, TIG Shareholder Approval or the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from BayCom, TIG, the Surviving Company, or any of their respective Subsidiaries to any director, officer, employee or independent contractor thereof, (iii) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (iv) which contains a non-compete or client or customer non-solicit requirement or any other provision that restricts the conduct of any line of business by TIG or any of its Subsidiaries or affiliates or their respective ability to engage, employ, or provide products and services to, any person, or upon consummation of the Merger or the Bank Merger will restrict the ability of the Surviving Company or any of its Subsidiaries or affiliates to do so, (v) in respect of any collective bargaining or similar agreement, with or to a labor union or guild, (vi) (including any TIG Benefit Plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of the execution and delivery of this Agreement, TIG Shareholder Approval or the consummation of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (vii) that relates to the incurrence of indebtedness by TIG or any of its Subsidiaries (other than deposit liabilities, trade payables, federal funds purchased, advances and loans from the FHLB and securities sold under agreements to repurchase, in each case incurred in the ordinary course of business consistent with past practice) including any sale and leaseback transactions, capitalized leases and other similar financing transactions, (viii) that grants any right of first refusal, right of first offer or similar right with respect to any assets, rights or properties of TIG or its Subsidiaries, (ix) that involves the payment by TIG or any of its Subsidiaries of more than $15,000 per annum or $50,000 in the aggregate (other than any such contracts which are terminable by TIG or any of its Subsidiaries on sixty (60) days or less notice without any required payment or other conditions, other than the condition of notice), (x) that pertains to the leasing of real property, (xi) that obligates TIG or any of its Subsidiaries to conduct business with a third party on an exclusive or preferential basis, (xii) that imposes potential recourse obligations on TIG or any of its Subsidiaries in connection with sale of loans or loan participations (other than as a result of the breach of customary representations, warranties or covenants), (xiii) for the subservicing of loans, or (xiv) that provides for contractual indemnification to any director, officer, employee or independent contractor. Each contract, arrangement, commitment or understanding of the type described in this Section 3.13(a), whether or not set forth in the TIG Disclosure Schedule, is referred to herein as a “TIG Contract,” and neither TIG nor any of its Subsidiaries knows of, or has received notice of, any material violation of the above by any of the other parties thereto.

(b)          To the knowledge of TIG, (i) each TIG Contract is valid and binding on TIG or one of its Subsidiaries, as applicable, and in full force and effect, (ii) TIG and each of its Subsidiaries has performed all material obligations required to be performed by it under each TIG Contract, (iii) each third-party counterparty to each TIG Contract has performed all material obligations required to be performed by it under such TIG Contract, and (iv) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of TIG or any of its Subsidiaries under any such TIG Contract.

(c)          Neither TIG nor any TIG Subsidiary is a party to any oral or written (A) consulting agreement not terminable without penalty on thirty (30) days’ or less notice, or (B) agreement which requires the payment of referral fees or commissions or other fees in connection with deposits, loans or any other business.

3.14         Agreements with Regulatory Agencies. Neither TIG nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2016, a recipient of any supervisory letter from, or since January 1, 2016, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity that (with respect to any of the foregoing) currently restricts in any material respect the conduct of its business or that in any manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the TIG Disclosure Schedule, a (“TIG Regulatory Agreement”), nor has TIG or any of its Subsidiaries been advised since January 1, 2016, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such TIG Regulatory Agreement.

3.15         Risk Management Instruments. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of TIG, any of its Subsidiaries or for the account of a customer of TIG or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable rules, regulations and policies of any Regulatory Agency and with counterparties believed to be financially responsible at the time and as of the date hereof (assuming due authorization, execution and delivery by the applicable counterparty) are legal, valid and binding obligations of TIG or one of its Subsidiaries enforceable in accordance with their terms, subject to the Enforceability Exception, and are in full force and effect. TIG and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to TIG’s knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

3.16         Environmental Matters. To the knowledge of TIG, TIG and its Subsidiaries are in material compliance, and have at all times materially complied, with any federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (i) the protection or restoration of the environment, health and safety as it relates to hazardous substance exposure or natural resource damages, (ii) the handling, use, presence, disposal, release or threatened release of, or exposure to, any hazardous substance, and (iii) noise, odor, wetlands, indoor air, pollution, contamination or any injury to persons or property from exposure to any hazardous substance (collectively, “Environmental Laws”). There are no legal, administrative, arbitral or other proceedings, claims or actions or, to the knowledge of TIG, any private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose on TIG or any of its Subsidiaries any liability or obligation arising under any Environmental Law, pending or, to the knowledge of TIG, threatened against TIG or any of its Subsidiaries. To the knowledge of TIG, there is no reasonable basis for any such proceeding, claim, action or governmental investigation. Neither TIG nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter agreement or memorandum of agreement by or with any Governmental Entity or third party imposing any liability or obligation with respect to the foregoing. To the knowledge of TIG, there are no underground storage tanks located at any TIG Real Property (as defined in Section 3.18).

3.17         Investment Securities, and Commodities.

(a)          Each of TIG and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements), free and clear of any Lien, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of TIG or its Subsidiaries. Such securities and commodities are valued on the books of TIG in accordance with GAAP.

(b)          TIG and its Subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures that TIG believes are prudent and reasonable in the context of such businesses. Prior to the date of this Agreement, TIG has made available to BayCom the material terms of such policies, practices and procedures.

3.18         Title. TIG or a TIG Subsidiary (a) has good and marketable title to all the real property reflected in the most recent audited balance sheet included in the TIG Financial Statements as being owned by TIG or a TIG Subsidiary or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “TIG Owned Properties”), free and clear of all Liens except those Liens reflected in the most financial statements included in the TIG Financial Statements, and (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet due and payable, (iii) easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (iv) such imperfections or irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (collectively, “Permitted Encumbrances”), and (b) is the lessee of all leasehold estates reflected in the most recent audited financial statements included in such TIG Financial Statements or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) (the “TIG Leased Properties” and, collectively with the TIG Owned Properties, the “TIG Real Property”), free and clear of all Liens of any nature whatsoever, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to TIG’s knowledge, the lessor. There are no pending or, to the knowledge of TIG, threatened condemnation proceedings against any TIG Real Property. TIG or a TIG Subsidiary has good and marketable title to the other assets reflected in the most recent audited balance sheet included in the TIG Financial Statements as being owned by TIG or a TIG Subsidiary or acquired after the date thereof (except assets sold or disposed of since the date thereof), free and clear of any Liens other than (x) Permitted Encumbrances, (y) Liens securing FHLB advances and other borrowings (including capital lease obligations, if any) (“Monetary Liens”) reflected on such balance sheet or the notes thereto and (z) Monetary Liens, if any, with respect to assets acquired after the date of such balance sheet.

3.19         Intellectual Property.

(a)          TIG and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property necessary for the conduct of its business as currently conducted. Except as would not reasonably be expected to have a Material Adverse Effect on TIG: (i) (A) the use of any Intellectual Property by TIG and its Subsidiaries does not infringe, misappropriate or otherwise violate the rights of any person or entity and is in accordance with any applicable license pursuant to which TIG or any TIG Subsidiary acquired the right to use any Intellectual Property and (B) no person or entity has asserted in writing to TIG that TIG or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person or entity, (ii) no person or entity is challenging, infringing on or otherwise violating any right of TIG or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to TIG or its Subsidiaries, and (iii) neither TIG nor any TIG Subsidiary has received any written notice of any pending claim with respect to any Intellectual Property owned by TIG or any TIG Subsidiary, and TIG and its Subsidiaries have taken commercially reasonable actions to avoid the abandonment, cancellation or unenforceability of all Intellectual Property owned or licensed, respectively, by TIG and its Subsidiaries. For purposes of this Agreement, “Intellectual Property” means trademarks, service marks, brand names, internet domain names, logos, symbols, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), all improvements thereto, and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and know-how, including processes, technologies, protocols, formulae, prototypes and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not and whether in published or unpublished works, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; computer programs, whether in source code or object code form (including any and all software implementation algorithms), databases and compilations (including any and all data and collections of data); and any similar intellectual property or proprietary rights.

(b)          To the knowledge of TIG, the IT Assets operate and perform as required by TIG and its Subsidiaries in connection with their respective businesses and have not malfunctioned or failed within the past three (3) years. To the knowledge of TIG, the IT Assets do not contain any “time bombs”, “Trojan horses”, “back doors”, “trap doors”, “worms”, viruses, bugs, faults or other devices or effects that (i) enable or assist any person to access without authorization the IT Assets or (ii) otherwise adversely affect the functionality of the IT Assets. To the knowledge of TIG, no person has gained unauthorized access to the IT Assets. To the knowledge of TIG, TIG and its Subsidiaries maintain and utilize the IT Assets in accordance with all applicable licenses, agreements and other contracts. TIG and its Subsidiaries have implemented and maintain reasonable backup, security and disaster recovery technology. TIG and its Subsidiaries take reasonable measures, which are to the knowledge of TIG, adequate to comply with all applicable law and their respective contractual and privacy commitments, to protect the confidentiality of customer financial and other data. For purposes of this Agreement, “IT Assets” means the computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communication lines, and all other information technology equipment, and all associated documentation of a party and its Subsidiaries.

3.20         Related Party Transactions. Except as set forth in Section 3.20 of the TIG Disclosure Schedule, there are no “covered transactions” between FSB or any of its Subsidiaries and any “affiliate” (as those terms are defined in Section 23A of the Federal Reserve Act) and there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions between TIG or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Securities and Exchange Act of 1934 (“Exchange Act”) of TIG or any of its Subsidiaries, or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) 5% or more of the issued and outstanding TIG Common Stock (or such person’s immediate family members or entities controlled by such person) (other than Subsidiaries of TIG), on the other hand, except those of a type available to employees of TIG or its Subsidiaries generally or those related to compensation solely resulting from an employment relationship.

3.21         State Takeover Laws. Either this Agreement and the transactions contemplated hereby are exempt from, or the Board of Directors of TIG has approved this Agreement and the transactions contemplated hereby as required to render inapplicable to this Agreement and such transactions, the restrictions on “business combinations” set forth in any “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law (any such laws, “Takeover Statutes”) applicable to TIG or any of its Subsidiaries.

3.22         Reorganization. Neither TIG nor any TIG Subsidiary has taken any action and is not aware of any fact or circumstance that would reasonably be expected to prevent the Merger or the Bank Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

3.23         Opinion of Financial Advisor. Prior to the execution of this Agreement, the Board of Directors of TIG has received an opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) from Vining-Sparks Community Bank Advisory Group, to the effect that, as of the date thereof and based upon and subject to the factors, assumptions and limitations set forth therein, the Merger Consideration is fair from a financial point of view to the holders of TIG Common Stock. Such opinion has not been amended or rescinded as of the date of this Agreement.

3.24         TIG Information. The information relating to TIG and its Subsidiaries which is provided by TIG or its representatives for inclusion in the Proxy Statement and the Form S-4, or in any other document filed with any other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading and will comply in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

3.25         Loan Portfolio.

(a)          Except as set forth in Section 3.25(a) of the TIG Disclosure Schedule, neither TIG nor any of its Subsidiaries is a party to any written or oral (i) loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) in which TIG or any TIG Subsidiary is a creditor which, as of May 31, 2019, was over ninety (90) days or more delinquent in payment of principal or interest, or (ii) Loans with any director, executive officer or 5% or greater shareholder of TIG or any of its Subsidiaries, or to the knowledge of TIG, any entity directly or indirectly controlled by any of the foregoing. Set forth in Section 3.25(a) of the TIG Disclosure Schedule is a true, correct and complete list of (A) all of the Loans of TIG and its Subsidiaries that, as of May 31, 2019, were classified by TIG as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, together with the aggregate principal amount of such Loans by category of Loan (e.g., commercial, consumer, etc.), and (B) each asset of TIG or any of its Subsidiaries that, as of May 31, 2019, was classified as “Other Real Estate Owned” and the book value thereof.

(b)          To the knowledge of TIG, each Loan of TIG and its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of TIG and its Subsidiaries as a secured Loan, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exception.

(c)          Each outstanding Loan originated, administered and/or serviced by TIG or any of its Subsidiaries was originated, administered and/or serviced, by TIG or a TIG Subsidiary, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of TIG and its Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules.

(d)          With respect to Loans serviced by TIG or any of its Subsidiaries on behalf of others: (i) such Loans have been serviced and administered in accordance with all applicable guidelines, relevant laws and investor requirements and (ii) there have been no repurchases of any such Loans or losses incurred with respect to any such Loans during the past two years.

(e)          Except as set forth in Section 3.25(e) of the TIG Disclosure Schedule, none of the agreements pursuant to which TIG or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

(f)          There are no outstanding Loans made by TIG or any of its Subsidiaries to any “executive officer” or other “insider” (as each such term is defined in Regulation O promulgated by the Federal Reserve Board) of TIG or its Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom.

(g)          Neither TIG nor any of its Subsidiaries is now nor has it been since January 1, 2016, subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Entity relating to the origination, sale or servicing of mortgage or consumer Loans.

(h)          Except as set forth in Section 3.6 or in the foregoing provisions of Section 3.25, no representation or warranty is made with respect to the adequacy of the collateral or to the collectability of any loan or extension of credit by TIG or any TIG Subsidiary.

3.26         Insurance. (a) TIG and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of TIG reasonably has determined to be prudent and consistent with industry practice, and TIG and its Subsidiaries are in compliance with their insurance policies and are not in default under any of the terms thereof, (b) each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of TIG and its Subsidiaries, TIG or the relevant Subsidiary thereof is the sole beneficiary of such policies, and (c) all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion.

3.27         Fiduciary Business. Each of TIG and each TIG Subsidiary has properly administered all accounts for which it acts as fiduciary, including accounts for which it serves as trustee, agent, custodian, personal representative, guardian, conservator or investment adviser, in accordance in all material respects with the terms of the applicable governing documents and applicable laws and regulations.

3.28         Books and Records. The corporate record books (in all material respects) and stock (ownership) record books (in all respects) of TIG and its Subsidiaries are complete and accurate and reflect all meetings, consents, other actions of the board of directors and shareholders (owners) of TIG and its Subsidiaries, and all transactions that have been reported to TIG or its transfer agent relating to the capital stock and ownership interests (including profit interests) in such entities.

3.29         Indemnification. To the knowledge of TIG, no action or failure to take action by any present or former director, officer, employee or agent of TIG or any of its Subsidiaries has occurred which is expected to give rise to a claim by any such individual for indemnification from TIG or any of its Subsidiaries.

3.30         Regulatory Approval. To the knowledge of TIG, as of the date of this Agreement, there do not exist any facts or circumstances that may prevent or unreasonably delay BayCom's or United Business Bank's receipt of the required regulatory approvals for the transactions contemplated by this Agreement, including any Community Reinvestment Act (“CRA”) issues, anticompetitive issues, anti-money laundering compliance issues or other bank regulatory compliance issues affecting TIG or FSB or their respective officers, directors or controlling shareholders.

3.31         Completeness of Representations. No representation or warranty made by or with respect to TIG or its Subsidiaries in this Agreement (or in the TIG Disclosure Schedules) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in this Agreement (or in such TIG Disclosure Schedules) or in such representation or warranty not misleading. No investigation by BayCom of the business and affairs of TIG will affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BAYCOM

Except (i) as disclosed in the disclosure schedule delivered by BayCom to TIG concurrently herewith (the “BayCom Disclosure Schedule”); provided, that (a) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (b) the mere inclusion of an item in the BayCom Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by BayCom that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on BayCom, and (c) any disclosures made with respect to a section of Article IV shall be deemed to qualify (1) any other section of Article IV specifically referenced or cross-referenced and (2) other sections of Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections or (ii) as disclosed in any BayCom Reports (as defined in Section 4.11) filed with the SEC by BayCom prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), BayCom hereby represents and warrants to TIG as follows:

4.1           Corporate Organization.

(a)          BayCom is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is a bank holding company duly registered under the BHC Act.  BayCom has the corporate power and authority to own or lease all of its properties and assets as presently owned, operated or leased and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on BayCom.  True and complete copies of the articles of incorporation of BayCom (the “BayCom Articles”) and the bylaws of BayCom (the “BayCom Bylaws”), as in effect as of the date of this Agreement, have previously been made available by BayCom to TIG.

(b)          Each Subsidiary of BayCom (a “BayCom Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such concept is recognized under applicable law, is in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on BayCom, and (iii) has all requisite power and authority to own or lease its properties and assets and to carry on its business as now conducted.  There are no restrictions on the ability of any Subsidiary of BayCom to pay dividends or distributions except for statutory restrictions on dividends or distributions generally applicable to all entities of the same type and, in the case of a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities.  The deposit accounts of United Business Bank are insured by the FDIC through the Deposit Insurance Fund (as defined in Section 3(y) of the Federal Deposit Insurance Act) to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened.  Section 4.1(b) of the BayCom Disclosure Schedule sets forth a true and complete list of all Subsidiaries of BayCom as of the date hereof. United Business Bank is not in material violation of any of its organizational documents.

4.2           Capitalization.

(a)          The authorized capital stock of BayCom consists of 100,000,000 shares of BayCom Common Stock, and 10,000,000 shares of preferred stock, no par value per share, of which no shares of preferred stock are issued or outstanding.  As of May 31, 2019, there were (i)  12,052,266 shares of BayCom Common Stock issued and outstanding, including 148,548 shares of BayCom Common Stock granted in respect of outstanding awards of restricted BayCom Common Stock under the BayCom Stock Plans (as defined below) (a “BayCom Restricted Stock Award”), (ii) 283,235 shares of BayCom Common Stock reserved for issuance pursuant to future grants under the BayCom Stock Plans, and (iii) no other shares of capital stock or other voting securities of BayCom issued, reserved for issuance or outstanding.  As used herein, the “BayCom Stock Plans” means all employee and director equity incentive plans of BayCom in effect as of the date of this Agreement.  All of the issued and outstanding shares of BayCom Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.  As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of BayCom may vote.  Other than BayCom Restricted Stock Awards issued prior to the date of this Agreement, as of the date hereof, except as set forth in Section 4.2 (a) of the BayCom Disclosure Schedule, there were no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating BayCom to issue, transfer, sell, purchase, redeem or otherwise acquire, any shares of BayCom Common Stock or any other of its securities.  There are no voting trusts, shareholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the BayCom Common Stock.  Other than the BayCom Restricted Stock Awards outstanding on the date of this Agreement, no equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of BayCom or any of its Subsidiaries) are outstanding on the date of this Agreement.

(b)          BayCom owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the BayCom Subsidiaries, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to United Business Bank, as provided under applicable law) and free of preemptive rights, with no personal liability attaching to the ownership thereof.  No BayCom Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

4.3           Authority; No Violation.

(a)          BayCom has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of BayCom and no other corporate action on the part of BayCom is necessary to approve the Merger.  This Agreement has been duly and validly executed and delivered by BayCom and (assuming due authorization, execution and delivery by TIG) constitutes a valid and binding obligation of BayCom, enforceable against BayCom in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exception).  The BayCom Common Stock to be issued in the Merger have been validly authorized by the Board of Directors of BayCom and when issued, will be validly issued, fully paid and nonassessable, and no current or past shareholder of BayCom will have any preemptive right or similar rights in respect thereof.

(b)          Neither the execution and delivery of this Agreement by BayCom or the Bank Plan of Merger by United Business Bank, nor the consummation of the Merger by BayCom or the Bank Merger by United Business Bank, nor compliance by BayCom or United Business Bank with any of the terms of this Agreement or the Bank Plan of Merger, will (i) violate any provision of the BayCom Articles or BayCom Bylaws or the organization or governing documents of any BayCom Subsidiary, or (ii) assuming that the filings, notices, consents and approvals referred to in Section 4.4 are duly obtained and/or made, as applicable, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to BayCom, any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of BayCom or any of its Subsidiaries under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other material instrument or obligation to which BayCom or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound.

4.4           Consents and Approvals. Except for the filings, notices, consents and approvals referred to in Section 3.4 hereof, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (i) the execution and delivery by BayCom of this Agreement or (ii) the consummation by BayCom of the Merger and the consummation by United Business Bank of the Bank Merger. As of the date hereof, BayCom is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger and Bank Merger on a timely basis.

4.5           Reports. To the knowledge of BayCom, it and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2016 with any Regulatory Agencies, including, without limitation, any report, registration or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith.  Except for normal examinations conducted by a Regulatory Agency in the ordinary course of business of BayCom and its Subsidiaries, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of BayCom, investigation into the business or operations of BayCom or any of its Subsidiaries since January 1, 2016. To the knowledge of BayCom, (a) there is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of BayCom or any of its Subsidiaries and (b) has been no formal or informal inquiries by, or disagreements or disputes with any Regulatory Agency with respect to business, operations, policies or procedures of BayCom or any of its Subsidiaries since January 1, 2016.

4.6           Financial Statements and Internal Controls.

(a)          The financial statements of BayCom and its Subsidiaries included (or incorporated by reference) in the BayCom Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of BayCom and its Subsidiaries, (ii) fairly present in accordance with GAAP the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of BayCom and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount and the absence of notes), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto.  The books and records of BayCom and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements, reflect only actual transactions and there are no material misstatements, omissions, inaccuracies or discrepancies contained or reflected therein.  Moss Adams LLP has not resigned (or informed BayCom that it intends to resign) or been dismissed as independent public accountants of BayCom as a result of or in connection with any disagreements with BayCom on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b)          As of the date of this Agreement, neither BayCom nor any of its Subsidiaries has any liability, obligation or loss contingency of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that is required to be reflected or reserved against on a balance sheet (or notes thereto) prepared in accordance with GAAP, except for those liabilities, obligations or loss contingencies that are reflected or reserved against on the consolidated balance sheet of BayCom included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 (including any notes thereto) and for liabilities, obligations or loss contingencies incurred in the ordinary course of business consistent with past practice since March 31, 2019, or related to or in connection with this Agreement, the transactions contemplated hereby, or the recent acquisition of Uniti Financial Corporation and its subsidiaries.

(c)          The records, systems, controls, data and information of BayCom and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of BayCom or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect on BayCom.  BayCom (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to BayCom, including its Subsidiaries, is made known to the Chief Executive Officer and the Chief Financial Officer of BayCom by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to BayCom’s outside auditors and the audit committee of BayCom’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect BayCom’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in BayCom’s internal controls over financial reporting.  These disclosures were made in writing by management to BayCom’s auditors and audit committee.  There is no reason to believe that BayCom’s outside auditors and its Chief Executive Officer and Chief Financial Officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(d)          Since January 1, 2016, (i) neither BayCom nor any of its Subsidiaries, nor, to the knowledge of BayCom, any director, officer, employee, auditor, accountant or representative of BayCom or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of BayCom or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that BayCom or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing BayCom or any of its Subsidiaries, or other person, whether or not employed by BayCom or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty, material violation of banking or other laws, or similar material violation by BayCom, or any of its Subsidiaries or any of their officers, directors, employees or agents to the Board of Directors or senior management of BayCom or any of its Subsidiaries or any committee thereof. The phrase “to the knowledge of BayCom” or any similar phrase means the actual knowledge of the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, or Chief Credit Officer of BayCom or United Business Bank, after reasonable inquiry.

4.7           Absence of Certain Changes or Events.

(a)          Since December 31, 2018, no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on BayCom.

(b)          Since December 31, 2018 to the date of this Agreement, other than completing the acquisition of Uniti Financial Corporation and its subsidiaries and entering into this Agreement, or in connection with this Agreement or the transactions contemplated hereby, BayCom and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

4.8           Legal Proceedings.

(a)          Neither BayCom nor any of its Subsidiaries is a party to any, and there are no pending or, to BayCom’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against BayCom or any of its Subsidiaries or any of their current or former directors or executive officers in their capacities as such that is reasonably likely to have a Material Adverse Effect on BayCom, or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b)          There is no material injunction, order, judgment, decree or regulatory restriction (other than regulatory restrictions of general application to banks and bank holding companies) imposed upon BayCom, any of its Subsidiaries or the assets of BayCom or any of its Subsidiaries (or that, upon consummation of the Merger or the Bank Merger would apply to the Surviving Company or any of its Subsidiaries or affiliates).

4.9           Taxes and Tax Returns. Each of BayCom and its Subsidiaries has duly and timely filed (including all applicable extensions) all Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, except for jurisdictions where neither BayCom nor any of its Subsidiaries would have any material Tax Liability. All such Tax Returns are true, correct, and complete in all material respects.  All Taxes of BayCom and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid.  Each of BayCom and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party.  Neither BayCom nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any Tax that remains in effect.  The federal income Tax Returns of BayCom and its Subsidiaries for all years to and including the tax year ended December 31, 2014 have been examined by the IRS or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired.  Neither BayCom nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any amount of Taxes, and there are no threatened or pending disputes, claims, audits, examinations or other proceedings regarding any Tax of BayCom or its Subsidiaries or the assets of BayCom or its Subsidiaries.  BayCom has made available to TIG true and complete copies of any private letter ruling requests, closing agreements or gain recognition agreements with respect to Taxes requested or executed in the last six (6) years.  Neither BayCom nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among BayCom and its Subsidiaries).  Neither BayCom nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code.  Neither BayCom nor any of its Subsidiaries has participated in a “reportable or listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).  At no time during the applicable period specified in Code §897(c)(1)(A)(ii) has BayCom been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

4.10         Employees.

(a)          As used in this Agreement, the term “BayCom Benefit Plans” means all equity, incentive, deferred compensation, medical or life insurance, retirement, or other benefit plans, programs or arrangements with respect to which BayCom, any BayCom Subsidiary, or any trade or business of BayCom or any of its Subsidiaries, whether or not incorporated, all of which together with BayCom would be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of Section 414 of the Code (each, a “BayCom ERISA Affiliate”), that are currently available to employees joining BayCom or any of its Subsidiaries or any BayCom ERISA Affiliate.

(b)          Each BayCom Benefit Plan has been established, operated and administered in all material respects substantially in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code.

(c)           No BayCom Benefit Plan is subject to Title IV or Section 302 of ERISA.

(d)          All contributions required to be made to any BayCom Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any BayCom Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of BayCom.

(e)          There are no pending or, to the knowledge of BayCom, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to BayCom’s knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against any BayCom Benefit Plan, any fiduciaries thereof with respect to their duties to a BayCom Benefit Plan or the assets of any trust under any BayCom Benefit Plan which could reasonably be expected to result in any material liability of BayCom or any of its Subsidiaries to any Governmental Entity, any Multiemployer Plan, a Multiple Employer Plan, any participant in a BayCom Benefit Plan, or any other party.

(f)          There are no pending or, to BayCom’s knowledge, threatened material labor grievances or material unfair labor practice claims or charges against BayCom or any of its Subsidiaries, or any strikes or other labor disputes against BayCom or any of its Subsidiaries.  Neither BayCom nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of BayCom or any of its Subsidiaries and, to the knowledge of BayCom, there are no organizing efforts by any union or other group seeking to represent any employees of BayCom or any of its Subsidiaries.

4.11         SEC Reports. BayCom has previously made available to TIG an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC since January 1, 2018 and prior to the date hereof by BayCom pursuant to the Securities Act or the Exchange Act (the “BayCom Reports”) and (b) communication mailed by BayCom to its shareholders since January 1, 2018 and prior to the date hereof, and no such BayCom Report, as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date.  All BayCom Reports filed under the Securities Act and the Exchange Act complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto.  As of the date of this Agreement, no executive officer of BayCom has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act.  As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the BayCom Reports.

4.12         Compliance with Applicable Law. BayCom and each of its Subsidiaries hold, and have at all times since January 1, 2016, held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), and to the knowledge of BayCom, no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened.  To the knowledge of BayCom, BayCom and each of its Subsidiaries have complied in all material respects with, and are not in material default or violation under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to BayCom or any of its Subsidiaries, including without limitation all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans.  United Business Bank has a Community Reinvestment Act rating of “satisfactory” or better.  Without limitation, none of BayCom, or its Subsidiaries, or to the knowledge of BayCom, any director, officer, employee, agent or other person acting on behalf of BayCom or any of its Subsidiaries has, directly or indirectly, (i) used any funds of BayCom or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of BayCom or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, the Iran Threat Reduction and Syria Human Rights Act of 2012 or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of BayCom or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of BayCom or any of its Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business or to obtain special concessions for BayCom or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for BayCom or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the Treasury.

4.13         Agreements with Regulatory Agencies. Neither BayCom nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity, that (with respect to any of the foregoing) currently restricts in any material respect the conduct of its business or that in any manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the BayCom Disclosure Schedule, a “BayCom Regulatory Agreement”), nor has BayCom or any of its Subsidiaries been advised since January 1, 2016, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such BayCom Regulatory Agreement.

4.14         Risk Management Instruments. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of BayCom, any of its Subsidiaries or for the account of a customer of BayCom or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable rules, regulations and policies of any Regulatory Agency and with counterparties believed to be financially responsible at the time and as of the date hereof (assuming due authorization, execution and delivery by the applicable counterparty) are legal, valid and binding obligations of BayCom or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by the Enforceability Exception), and are in full force and effect.  BayCom and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to BayCom’s knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

4.15         Environmental Matters. To the knowledge of BayCom, except as would not reasonably be expected to have a Material Adverse Effect on BayCom, BayCom and its Subsidiaries are in compliance, and have complied, with all Environmental Laws.  There are no legal, administrative, arbitral or other proceedings, claims or actions or, to the knowledge of BayCom, any private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on BayCom or any of its Subsidiaries of any material liability or obligation arising under any Environmental Law, pending or threatened against BayCom or any of its Subsidiaries.  To the knowledge of BayCom, there is no reasonable basis for any such proceeding, claim, action or governmental investigation.  Neither BayCom nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter agreement or memorandum of agreement by or with Governmental Entity or third party imposing any liability or obligation with respect to the foregoing.

4.16         Investment Securities and Commodities.

(a)          Each of BayCom and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements), free and clear of any Lien, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of BayCom or its Subsidiaries.  Such securities and commodities are valued on the books of BayCom in accordance with GAAP.

(b)          BayCom and its Subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures that BayCom believes are prudent and reasonable in the context of such businesses.  Prior to the date of this Agreement, BayCom has made available to TIG the material terms of such policies, practices and procedures.

4.17         Title. BayCom or a BayCom Subsidiary (a) has good and marketable title to all the real property reflected in the most recent audited balance sheet included in the BayCom Reports as being owned by BayCom or a BayCom Subsidiary or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “BayCom Owned Properties”), free and clear of all Liens, except for Liens reflected in the BayCom Reports and Permitted Encumbrances, and (b) is the lessee of all leasehold estates reflected in the most recent audited financial statements included in such BayCom Reports or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) (the “BayCom Leased Properties” and, collectively with the BayCom Owned Properties, the “BayCom Real Property”), free and clear of all Liens of any nature whatsoever, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to BayCom’s knowledge, the lessor.  There are no pending or, to the knowledge of BayCom, threatened condemnation proceedings against any BayCom Real Property. BayCom or a BayCom Subsidiary has good and marketable title to the other assets reflected in the most recent audited balance sheet included in the BayCom Reports as being owned by BayCom or a BayCom Subsidiary or acquired after the date hereof (except assets sold or disposed of since the date thereof), free and clear of any Liens other than (x) Permitted Encumbrances, (y) Monetary Liens reflected on such balance sheet or the notes thereto and (z) Monetary Liens, if any, with respect to assets acquired after the date of such balance sheet.

4.18         Intellectual Property.

(a)          BayCom and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property necessary for the conduct of its business as currently conducted.  Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on BayCom: (i) (A)  the use of any Intellectual Property by BayCom and its Subsidiaries does not infringe, misappropriate or otherwise violate the rights of any person or entity and is in accordance with any applicable license pursuant to which BayCom or any BayCom Subsidiary acquired the right to use any Intellectual Property and (B) no person or entity has asserted in writing to BayCom that BayCom or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person or entity, (ii)  no person or entity is challenging, infringing on or otherwise violating any right of BayCom or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to BayCom or its Subsidiaries, and (iii) neither BayCom nor any BayCom Subsidiary has received any written notice of any pending claim with respect to any Intellectual Property owned by BayCom or any BayCom Subsidiary, and BayCom and its Subsidiaries have taken commercially reasonable actions to avoid the abandonment, cancellation or unenforceability of all Intellectual Property owned or licensed, respectively, by BayCom and its Subsidiaries.

(b)          To the knowledge of BayCom, the IT Assets operate and perform as required by BayCom and its Subsidiaries in connection with their respective businesses, and have not malfunctioned or failed within the past three (3) years. To the knowledge of BayCom, the IT Assets do not contain any “time bombs”, “Trojan horses”, “back doors”, “trap doors”, “worms”, viruses, bugs, faults or other devices or effects that (i) enable or assist any person to access without authorization the IT Assets or (ii) otherwise adversely affect the functionality of the IT Assets. To the knowledge of BayCom, no person has gained unauthorized access to the IT Assets. To the knowledge of BayCom, BayCom and its Subsidiaries maintain and utilize the IT Assets in accordance with all applicable licenses, agreements and other contracts. BayCom and its Subsidiaries have implemented and maintain reasonable backup, security and disaster recovery technology. BayCom and its Subsidiaries take reasonable measures, which are to the knowledge of BayCom, adequate to comply with all applicable law and their respective contractual and privacy commitments, to protect the confidentiality of customer financial and other data.

4.19         Reorganization.  Neither BayCom nor any BayCom Subsidiary has taken any action and is not aware of any fact or circumstance that would reasonably be expected to prevent the Merger or the Bank Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

4.20         BayCom Information.  The information relating to BayCom and its Subsidiaries to be contained in the Proxy Statement and the Form S-4, and the information relating to BayCom and its Subsidiaries that is provided by BayCom or its representatives for inclusion in any other document filed with any other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, and will comply in all materials respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder  The Form S-4 (except for such portions thereof that relate only to TIG or any of its Subsidiaries) will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

4.21         Loan Portfolio.

(a)          Except as set forth in Section 4.21(a) of the BayCom Disclosure Schedule, neither BayCom nor any of its Subsidiaries is a party to any Loan in which BayCom or any Subsidiary of BayCom is a creditor which, as of May 31, 2019, was over ninety (90) days or more delinquent in payment of principal or interest.  Set forth in Section 4.21(a) of the BayCom Disclosure Schedule is a true, correct and complete list of (A) all of the Loans of BayCom and its Subsidiaries that, as of May 31, 2019, were classified by BayCom as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” or words of similar import, together with the principal amount of each such Loan and the identity of the borrower thereunder, together with the aggregate principal amount of such Loans by category of Loan (e.g., commercial, consumer, etc.), and (B) each asset of BayCom or any of its Subsidiaries that, as of May 31, 2019, was classified as “Other Real Estate Owned” and the book value thereof.

(b)          To BayCom’s knowledge, each Loan of BayCom and its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of BayCom and its Subsidiaries as a secured Loan, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exception.

(c)          To the knowledge of BayCom, each outstanding Loan originated, administered and/or serviced by BayCom or any of its Subsidiaries was originated, administered and/or serviced, by BayCom or a BayCom Subsidiary, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of BayCom and its Subsidiaries and with all applicable federal, state and local laws, regulations and rules.

(d)          None of the agreements pursuant to which BayCom or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

(e)          There are no outstanding Loans made by BayCom or any of its Subsidiaries to any “executive officer” or other “insider” (as each such term is defined in Regulation O promulgated by the Federal Reserve Board) of BayCom or its Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom.

(f)          Neither BayCom nor any of its Subsidiaries is now nor has it been since January 1, 2016 subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Entity relating to the origination, sale or servicing of mortgage or consumer Loans.

(g)          Except as set forth in Section 4.6 or in the foregoing provisions of Section 4.21, no representation or warranty is made with respect to the adequacy of the collateral or to the collectability of any loan or extension of credit by BayCom or any BayCom Subsidiary.

4.22         Insurance. Except as would not reasonably be expected to have a Material Adverse Effect on BayCom, (a) BayCom and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of BayCom reasonably has determined to be prudent and consistent with industry practice, and BayCom and its Subsidiaries are in compliance with their insurance policies and are not in default under any of the terms thereof, (b) each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of BayCom and its Subsidiaries, BayCom or the relevant Subsidiary thereof is the sole beneficiary of such policies, and (c) all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion.

4.23         Regulatory Approval. To the knowledge of BayCom, as of the date of this Agreement, there do not exist any facts or circumstances that may prevent or unreasonably delay BayCom's or United Business Bank's receipt of the required regulatory approvals for the transactions contemplated by this Agreement, including any CRA issues, anticompetitive issues, anti-money laundering compliance issues or other bank regulatory compliance issues affecting BayCom or United Business Bank or their respective officers, directors or controlling shareholders.

4.24         No Financing Contingencies. There are no conditions or contingencies to financing BayCom's obligations under this Agreement.

4.25         Pro Forma Capital Requirements. BayCom and United Business Bank are as of the date of this Agreement, and will be immediately following the Closing, in compliance with all capital requirements, standards and ratios required by each Regulatory Agency having jurisdiction over them.

4.26         Completeness of Representations. No representation or warranty made by or with respect to BayCom or its Subsidiaries in this Agreement (or in the BayCom Disclosure Schedules) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in this Agreement (or in such BayCom Disclosure Schedules) or in such representation or warranty not misleading.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1           TIG Conduct of Businesses Prior to the Effective Time. Except as expressly contemplated or permitted by this Agreement or as required by applicable law or a Governmental Entity, or with the prior written consent of BayCom, during the period from the date of this Agreement to the Effective Time, TIG shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course consistent with past practice, (b) use commercially reasonable best efforts to maintain and preserve intact its business organization and advantageous business relationships, and (c) take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of TIG or BayCom or any of their respective Subsidiaries to obtain any Requisite Regulatory Approvals (as defined in Section 7.1(e)) or to consummate the transactions contemplated hereby.

5.2           TIG Forbearances. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, or as required by applicable law or a Governmental Entity, TIG shall not, and shall not permit any of its Subsidiaries to without the prior written consent of BayCom (which shall not be unreasonably withheld or delayed with respect to subsections (h), (m), (n),(o) or (s)):

(a)          Equity Securities. Issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of its capital stock, other ownership interests or any warrants, options, other equity-based awards, convertible securities or other similar arrangements; or commitment to acquire any shares of the capital stock or other ownership interests except upon the exercise of TIG Stock Options that are outstanding as of the date of this Agreement.

(b)          Other Securities. Issue any other capital securities, including trust preferred or other similar securities, indebtedness with voting rights, or other securities, debentures or subordinated notes.

(c)          Dividends, Etc. (i) Make, declare, pay or set aside for payment any dividend or distribution on its capital stock or other ownership interests (other than dividends from wholly owned Subsidiaries to TIG or to another wholly owned TIG Subsidiary; or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock, other ownership interests, or rights with respect to the foregoing.

(d)          Compensation; Employment, Etc. Enter into, amend, renew or accelerate the vesting or payment under, any employment, consulting, severance, change in control, bonus, salary continuation or other similar agreements, arrangements or benefit plans with any current or former director, officer or employee or grant any salary or wage increase or award any incentive or other bonus payment or increase any employee benefit (including incentive or bonus payments), except (i) for other changes that are required by applicable law, (ii) to satisfy contractual obligations existing as of the date hereof as described and set forth in Section 5.2(d) of the TIG Disclosure Schedule, or (iii) normal annual merit salary increases made in the ordinary course of business consistent in amount and timing with past practices to employees (other than executive officers).

(e)          Hiring. Hire any person as an employee of or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof as described and set forth in Section 5.2(e) of the TIG Disclosure Schedule or (ii) to fill any vacancies arising after the date hereof and whose employment is terminable at will and who are not subject to or eligible for any severance or similar benefits or payments that would become payable as a result of the transactions contemplated hereby or the consummation thereof.

(f)          Benefit Plans. Enter into, establish, adopt, modify or amend (except as may be required to conform to applicable law), renew, or terminate any TIG Benefit Plan, or take any action to accelerate the vesting of benefits payable thereunder, other than as may be contemplated by the terms of this Agreement.

(g)          Dispositions. Sell, transfer, mortgage, lease or encumber any of its assets or properties except in the ordinary course of business consistent with past practice, and in the case of a sale or transfer, at fair value or with respect to Other Real Estate Owned and related properties in the ordinary course and at a price determined to be reasonable under the circumstances; or sell or transfer any portion of its deposit liabilities.

(h)          Certain Agreements, Leases or Licenses. Enter into, modify, amend or renew any data processing contract, service provider agreement, or any lease, license or maintenance agreement relating to real or personal property, Intellectual Property or IT Assets other than the annual renewal of an agreement that is necessary to operate its business in the ordinary course consistent with past practice; or permit to lapse its rights in any material Intellectual Property or IT Assets, provided that prior to committing to enter into, modify, amend or renew any such agreement with annual payments in excess of fifteen thousand dollars ($15,000), FSB shall provide the Chief Operating Officer of United Business Bank or her designee with a copy of the agreement. FSB shall consider any comments that may be raised by United Business Bank within two (2) business days after the agreement is delivered to such individual.

(i)          Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts contracted prior to the date hereof in good faith, in each case in the ordinary course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any person or entity.

(j)          Loans, Loan Participations and Servicing Rights. Sell or acquire any Loans (excluding originations) or Loan participations, except in the ordinary course of business consistent with past practice.

(k)          Governing Documents. Amend its organizational documents (or similar governing documents).

(l)          Accounting Methods. Implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by GAAP or any Governmental Entity.

(m)         Contracts. Enter into or terminate any TIG Contract or amend or modify in any material respect or renew any existing TIG Contract.

(n)          Claims. Except in the ordinary course of business consistent with past practice and involving an amount not in excess of fifteen thousand dollars ($15,000) (exclusive of any amounts paid directly or reimbursed to TIG or any of its Subsidiaries under any insurance policy maintained by TIG or any of its Subsidiaries), settle any claim, action or proceeding against it. Notwithstanding the foregoing, no settlement shall be made if it involves a precedent for other similar claims, which in the aggregate, could reasonably be determined to be material to TIG and its Subsidiaries, taken as a whole.

(o)          Foreclose. Foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon; provided, however, that neither TIG nor any of its Subsidiaries shall be required to obtain such a report with respect to one- to four-family, non-agricultural residential property of five acres or less to be foreclosed upon unless it has reason to believe that such property contains Hazardous Substances or might be in violation of or require remediation under Environmental Laws.

(p)          Deposit Taking and Other Bank Activities. In the case of FSB (i) voluntarily make any material changes in or to its deposit mix; (ii) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with past practice and competitive factors in the marketplace; (iii) incur any liability or obligation relating to retail banking and branch merchandising, marketing and advertising activities and initiatives except in the ordinary course of business consistent with past practice; (iv) open any new branch or deposit taking facility; or (v) close or relocate any existing branch or other facility.

(q)          Investments. Enter into any securities transactions for its own account or purchase or otherwise acquire any investment security for its own account other than investment securities with an “AA” rating or better with a projected average life of less than four (4) years in the ordinary course of business consistent with past practice; enter into or acquire any derivatives contract or structured note; or enter into any new, or modify, amend or extend the terms of any existing contracts relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreements relating to the hedging of interest rate risk.

(r)          Capital Expenditures. Purchase or lease any fixed assets where the amount paid or committed therefor is in excess of twenty-five thousand dollars ($25,000) individually or fifty thousand dollars ($50,000) in the aggregate, except for emergency repairs or replacements.

(s)          Lending. (i) Make any material changes in its policies concerning Loan underwriting or which classes of persons may approve Loans or approve exceptions to Loan policies in effect during calendar year 2019; or (ii) make, renew, modify or extend any Loans or extensions of credit except in the ordinary course of business consistent with past practice and FSB’s existing lending policies as of the date of this Agreement, provided that (a) any unsecured Loan or extension of credit in excess of two hundred fifty thousand dollars ($250,000), (b) any secured Loan or extension of credit in excess of three million dollars ($3,000,000) and (c) any Loan or extension of credit that would result in FSB’s aggregate direct or indirect exposure to the borrowing relationship exceeding three million dollars ($3,000,000), prior to committing to make, renew, modify or extend such Loan, FSB shall provide the Chief Credit Officer of United Business Bank or his designee with a copy of the loan underwriting analysis and credit memo of FSB with respect to such Loan (the “Loan Package”) via email to: dfunkhouser@ubb-us.com and cschroeder@ubb-us.com. FSB shall consider any comments that may be raised by United Business Bank within two (2) business days after the Loan Package is so delivered and if no comments are received by FBS within such time period the Loan Package shall be deemed approved.

(t)          Joint Ventures and Real Estate Development Operations. Engage in any new joint venture, partnership or similar activity; make any new or additional investment in any existing joint venture or partnership; or engage in any new real estate development or construction activity.

(u)          Adverse Actions. Take any action that is intended or is reasonably likely to result in (i) the Merger or the Bank Merger failing to qualify as a “reorganization” under Section 368(a) of the Code; (ii) any of TIG’s representations and warranties set forth in this Agreement being or becoming untrue in any material respect (disregarding any materiality qualifications contained therein); (iii) any of the conditions set forth in Article VII not being satisfied; or (iv) a violation of any provision of this Agreement.

(v)         Risk Management. Except as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

(w)          Indebtedness and Guaranties. Incur any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice with a term not in excess of one year; or incur, assume or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise) of any other person or entity, other than the issuance of letters of credit in the ordinary course of business and in accordance with the restrictions set forth in Section 5.2(r).

(x)          Liens. Subject any of its assets or properties to any Lien (other than in connection with securing advances, repurchase agreements and other borrowings from the FHLB and transactions in “federal funds”).

(y)          Charitable Contributions. Make any charitable or similar contributions, except consistent with past practice and in amounts not to exceed ten thousand dollars ($10,000) individually, and thirty thousand dollars ($30,000) in the aggregate.

(z)          New Lines of Business. Develop, market or implement any new line of business.

(aa)         Tax Matters. Make, change or revoke any tax election, file any amended Tax Return, enter into any Tax closing agreement, or settle or agree to compromise any liability with respect to disputed Taxes.

(bb)         Performance of Obligations. Take any action that is likely to materially impair TIG’s ability to perform any of its obligations under this Agreement or FSB to perform any of its obligations under the Bank Plan of Merger.

(cc)         Commitments. Agree or commit to do any of the foregoing.

Notwithstanding anything to the contrary contained in this Agreement, TIG will use its reasonable good faith efforts to consult with (but shall not have to obtain the approval of) BayCom before engaging in any activities involving any material changes, not contemplated by TIG’s annual budget or TIG’s strategic plan (a true and correct copy of which has been provided to BayCom), to TIG’s (i) interest rate risk strategies; (ii) asset liability management; (iii) investment strategy; or (iv) funding strategy, including any changes in investments or funding that would constitute a deviation from current approved policies and internal limitations on investment and funding and any material increases or decreases in total investments or total borrowings. TIG agrees to meet at least monthly with BayCom to discuss the status of the forgoing matters.

5.3           BayCom Conduct of Business Prior to the Effective Time. Except as expressly contemplated or permitted by this Agreement or as required by applicable law or a Governmental Entity, or with the prior written consent of TIG, during the period from the date of this Agreement to the Effective Time, BayCom shall, and shall cause each of its Subsidiaries to, (a) use commercially reasonable best efforts to maintain and preserve intact its business organization and advantageous business relationships, and (b) take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of TIG or BayCom or any of their respective Subsidiaries to obtain any Requisite Regulatory Approvals or to consummate the transactions contemplated hereby.

5.4           BayCom Forbearances. Except as expressly permitted or contemplated by this Agreement, or as required by applicable law or a Governmental Entity, or with the prior written consent of TIG during the period from the date of this Agreement to the Effective Time, BayCom shall not, and shall not permit any of its Subsidiaries to:

(a)          Governing Documents. Amend the BayCom Articles or BayCom Bylaws in a manner that would materially and adversely affect the economic benefits of the Merger to the holders of TIG Common Stock (upon their receipt of BayCom Common Stock in the Merger).

(b)          Adverse Actions. Take any action that is intended or is reasonably likely to result in (i) the Merger or the Bank Merger failing to qualify as a “reorganization” under Section 368(a) of the Code; (ii) any of BayCom’s representations and warranties set forth in this Agreement being or becoming untrue in any material respect (disregarding any materiality qualifications contained herein); (iii) any of the conditions set forth in Article VII not being satisfied; or (iv) a violation of any provision of this Agreement.

(c)          Performance Obligations. Take any action that is likely to materially impair BayCom’s ability to perform any of its obligations under this Agreement or United Business Bank to perform any of its obligations under the Bank Plan of Merger.

(d)          Commitments. Agree or commit to do any of the foregoing.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1           Regulatory Matters.

(a)          As promptly as practicable following the date of this Agreement, BayCom shall prepare and file with the SEC the Form S-4, in which the Proxy Statement, which will be prepared jointly by BayCom and TIG, will be included. Each of BayCom and TIG shall use its commercially reasonable best efforts to respond as promptly as practicable to any written or oral comments from the SEC or its staff with respect to the Form S-4 or any related matters. BayCom shall use its commercially reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and to maintain such effectiveness for as long as necessary to consummate the Merger and the other transactions contemplated by this Agreement. Upon the Form S-4 being declared effective, TIG shall thereafter mail or deliver the Proxy Statement to its shareholders. BayCom shall also use its commercially reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and TIG shall furnish all information concerning TIG and the holders of TIG Common Stock as may be reasonably requested in connection with any such action. If at any time prior to the Effective Time any event occurs or information relating to TIG or BayCom, or any of their respective affiliates, directors or officers, should be discovered by TIG or BayCom that should be set forth in an amendment or supplement to either the Form S-4 or the Proxy Statement so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable law, disseminated to TIG’s shareholders.

(b)          In addition to their obligations pursuant to Section 6.1(a), TIG and BayCom shall make all necessary filings with respect to the Merger and the other transactions contemplated by this Agreement under the Securities Act, the Exchange Act and applicable foreign or state securities or “Blue Sky” laws and regulations promulgated thereunder and provide each other with copies of any such filings. BayCom shall advise TIG, promptly after receipt of notice thereof, of (and provide copies of any notices or communications with respect to) the time of the effectiveness of the Form S-4, the filing of any supplement or amendment thereto, the issuance of any stop order relating thereto, the suspension of the qualification of BayCom Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC or its staff for amendment to the Proxy Statement or the Form S-4, comments thereon from the SEC’s staff and responses thereto or request of the SEC or its staff for additional information. No amendment or supplement to the Proxy Statement or the Form S-4 shall be filed without the approval of each of TIG and BayCom, which approval shall not be unreasonably withheld, delayed or conditioned.

(c)          Subject to the terms and conditions set forth in this Agreement, BayCom and TIG shall, and shall cause their respective Subsidiaries to, use commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (i) the satisfaction of the conditions precedent to the obligations of TIG (in the case of BayCom) or BayCom (in the case of TIG) to the Merger, (ii) the obtaining of all necessary consents or waivers from third parties, (iii) the obtaining of all necessary actions or no-actions, expirations or terminations of waiting periods under antitrust laws, waivers, consents, authorizations, permits, orders and approvals from, or any exemption by, any Governmental Entities and the taking of all commercially reasonable steps as may be necessary to obtain expirations or terminations of waiting periods under antitrust laws, an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, and (iv) the execution and delivery of any additional instruments necessary to consummate the Merger, the Bank Merger and to fully carry out the purposes of this Agreement. The Parties shall cooperate with each other and use their respective commercially reasonable best efforts to promptly prepare and file, and cause their respective Subsidiaries to prepare and file, all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties, Regulatory Agencies and other Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger and the Bank Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties, Regulatory Agencies or other Governmental Entities. TIG and BayCom shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the confidentiality of information, all the information relating to TIG or BayCom, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party, Regulatory Agency or other Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Parties shall act reasonably and as promptly as practicable. The Parties shall consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties, Regulatory Agencies and other Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, (i) BayCom shall furnish TIG and its legal counsel for review and comment draft copies of the public portions of BayCom's and United Business Bank's applications to banking Regulatory Agencies at least three (3) business days prior to filing such applications, and (ii) as promptly as possible, but in no event later than twenty (20) business days after the date of this Agreement (subject to timely cooperation and provision of information by TIG and its legal counsel), BayCom shall make all required applications and filings with banking Regulatory Agencies for approval of the Merger and the Bank Merger, and shall furnish copies of the public portions of such applications and filings to TIG and its legal counsel within three business days after such filings. In addition, BayCom shall furnish to TIG and its legal counsel within three business days after BayCom's receipt thereof, copies of all non-confidential correspondence from banking Regulatory Agencies with respect to such applications and filings.

(d)          Each of BayCom and TIG shall, upon request, furnish to the other all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Form S-4 or any other statement, filing, notice or application made by or on behalf of BayCom, TIG or any of their respective Subsidiaries to any Regulatory Agency or other Governmental Entity in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement.

(e)          Each of BayCom and TIG shall promptly advise the other upon receiving any communication from any Regulatory Agency or other Governmental Entity the consent or approval of which is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval may be materially delayed, or that any such approval may contain an Unduly Burdensome Condition (as defined in Section 7.1(e)).

6.2           Access to Information; Current Information.

(a)          Upon reasonable notice and subject to applicable laws, each of BayCom and TIG, for the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel, IT Assets, and records, and each shall cooperate with the other party in preparing to execute after the Effective Time conversion or consolidation of systems and business operations generally, and, during such period, each of BayCom and TIG shall, and shall cause its respective Subsidiaries to, make available to the other party, all other information concerning its business, properties and personnel as such party may reasonably request. TIG shall also provide the officers of BayCom and/or United Business Bank with access to the lending personnel of FSB relating to post Merger duties, responsibilities and potential contractual arrangements to be effective on or after the Effective Time. Neither BayCom nor TIG nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of BayCom’s or TIG’s, as the case may be, customers, jeopardize the attorney-client privilege of the party in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The Parties will use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b)          Subject to applicable law and regulations, during the period from the date hereof to the Effective Time, TIG shall, upon the request of BayCom, cause one or more of its designated officers to confer on a monthly basis (or more frequently if the Parties reasonably agree that it is necessary) with officers of BayCom regarding the financial condition, operations and business of TIG and its Subsidiaries and matters relating to the completion of the transactions contemplated by this Agreement. FSB shall also provide the Chief Credit Officer of United Business Bank or his or her designee with all materials provided to members of TIG Bank’s loan (or similar) committee within two (2) business days following the meeting of such committee. As soon as reasonably available, but in no event more than five (5) business days after filing, TIG will deliver to BayCom all reports filed by it or any of its Subsidiaries with any Regulatory Agency or other Governmental Entity subsequent to the date hereof including all FSB Call Reports and regulatory information filed with the Federal Reserve Board, the FDIC and the CDB. TIG will also deliver to BayCom as soon as practicable all quarterly and annual financial statements of TIG and its Subsidiaries prepared with respect to periods ending on or after June 30, 2019. As soon as practicable after the end of each month, TIG will deliver to BayCom in electronic form (i) the monthly deposit and loan trial balances of TIG Bank, (ii) the monthly analysis of TIG Bank’s investment portfolio, (iii) monthly balance sheet and income statement of TIG and its Subsidiaries, and (iv) to the extent available, an update of all of the information set forth in Section 3.25(a) of the TIG Disclosure Schedule for the then current period.

(c)          During the period from the date hereof to the Effective Time, TIG shall provide BayCom with board or committee packages and minutes of meetings of the boards of directors or committees thereof of TIG and FSB within a reasonable period following any board or committee meeting; provided however, that the board and committee packages and minutes provided to BayCom may exclude (i) any materials relating to the transactions contemplated by this Agreement or an Acquisition Proposal (as defined in Section 6.7(e)), (ii) any materials if the disclosure of such materials to BayCom would or could reasonably be expected to result in a violation of applicable law, regulation or orders, decrees or determinations of a Government Entity, or (iii) any materials that are otherwise reasonably deemed by the TIG Board of Directors to be confidential.

(d)          All information and materials provided pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement entered into between BayCom and GLC Advisors & Co., LLC on behalf of TIG as of May 2, 2019 (the “Confidentiality Agreement”).

(e)          No investigation by a party hereto or its representatives shall affect the representations and warranties of the other party set forth in this Agreement.

6.3           Shareholder Meeting. TIG shall, and shall cause its Board of Directors to, (i) take all action in accordance with the securities laws, the laws of the State of Colorado, the TIG Articles and the TIG Bylaws necessary to (A) call and give notice of a special meeting of its shareholders (the “TIG Shareholder Meeting”) for the purpose of seeking the TIG Shareholder Approval within ten (10) business days following the date the Form S-4 is declared effective under the Securities Act and (B) schedule the TIG Shareholder Meeting to take place on a date that is within forty (40) days after the notice date; (ii) subject to Section 6.7, use its commercially reasonable best efforts to (x) cause the TIG Shareholder Meeting to be convened and held on the scheduled date and (y) obtain the TIG Shareholder Approval; and (iii) subject to Section 6.7, include in the Proxy Statement the recommendation that the TIG shareholders approve this Agreement and the Merger (the “TIG Board Recommendation”). TIG shall adjourn or postpone the TIG Shareholder Meeting, if, as of the time for which such meeting is originally scheduled there are insufficient shares of TIG Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting. Notwithstanding anything to the contrary herein, unless this Agreement has been terminated pursuant to Section 8.1 prior to the scheduled time of the TIG Shareholder Meeting, the TIG Shareholder Meeting shall be convened and this Agreement shall be submitted to the shareholders of TIG at the TIG Shareholder Meeting for the purpose of voting on the adoption of this Agreement and the other matters contemplated hereby, and nothing contained herein shall be deemed to relieve TIG of such obligation.

6.4           Reservation of Common Stock; Nasdaq Listing.

(a)          BayCom agrees at all times from the date of this Agreement until the Merger Consideration has been paid in full to reserve a sufficient number of shares of BayCom Common Stock to fulfill its obligations under this Agreement.

(b)           BayCom shall use its commercially reasonable best efforts to cause the shares of BayCom Common Stock to be issued to the holders of TIG Common Stock in the Merger to be authorized for listing on the Nasdaq, subject to official notice of issuance, prior to the Effective Time.

6.5           Employee Matters.

(a)          Following the Effective Time, BayCom shall maintain or cause to be maintained employee benefit plans for the benefit of employees of TIG and its Subsidiaries who continue their employment after the Effective Time (“Covered Employees”) that provide employee benefits which are substantially comparable with respect to all material features to the employee benefits that are made available to similarly situated employees of BayCom or its Subsidiaries (other than TIG and its Subsidiaries), as applicable; provided that (i) in no event shall any Covered Employee be eligible to participate in any closed or frozen plan of BayCom or its Subsidiaries; and (ii) until such time as BayCom shall cause Covered Employees to participate in the benefit plans that are made available to similarly situated employees of BayCom or its Subsidiaries (other than TIG and its Subsidiaries), a Covered Employee’s continued participation in employee benefit plans of TIG and its Subsidiaries that are continued by BayCom or a BayCom Subsidiary shall be deemed to satisfy the foregoing provisions of this sentence (it being understood that participation in the BayCom Benefit Plans may commence at different times with respect to each BayCom Benefit Plan).

(b)          To the extent that a Covered Employee becomes eligible to participate in a BayCom Benefit Plan, BayCom shall cause such BayCom Benefit Plan to (i) recognize prior service of such Covered Employee with TIG, its Subsidiaries or their predecessors for purposes of eligibility, participation, and vesting but not for the purposes of benefit accruals, but only to the extent that such service was recognized immediately prior to the Effective Time under a comparable TIG Benefit Plan in which such Covered Employee was eligible to participate immediately prior to the Effective Time; provided that such recognition of service shall not operate to duplicate any benefits of a Covered Employee with respect to the same period of service; (ii) with respect to any BayCom Benefit Plan that is a health, dental, vision plan or other similar plan in which any Covered Employee is eligible to participate for the plan year in which such Covered Employee is first eligible to participate, BayCom or its applicable Subsidiary shall use its commercially reasonable best efforts to (A) cause any pre-existing condition limitations or eligibility waiting periods under such BayCom or Subsidiary plan to be waived with respect to such Covered Employee to the extent such condition was or would have been covered under the TIG Benefit Plan in which such Covered Employee participated immediately prior to the Effective Time, or to the extent the Covered Employee has or had satisfied the applicable eligibility waiting period under the TIG Benefit Plan, and (B) recognize any health, dental, vision or other similar expenses incurred by such Covered Employee in the year that includes the Closing Date (or, if later, the year in which such Covered Employee is first eligible to participate) for purposes of any applicable deductible and annual out-of-pocket expense requirements under any such health, dental, vision or other welfare plan; and (iii) for purposes of vacation or paid time off (“PTO”) benefits, BayCom will treat service of a Covered Employee at TIG or FSB as equivalent to service at BayCom for determining such Covered Employee’s eligibility and participation under the BayCom vacation or PTO plan, and any vacation or PTO taken prior to the Closing Date (or such later date when PTO plans or programs are integrated) shall be subtracted under the BayCom plan from the Covered Employee’s maximum vacation or PTO entitlement for the calendar year in which the Closing Date occurs.

(c)          Prior to the Effective Time, TIG shall take, and shall cause its Subsidiaries to take, all actions reasonably requested by BayCom that may be necessary or appropriate to (i) cause the continuation on and after the Effective Time of any contract, arrangement or insurance policy relating to any TIG Benefit Plan for such period as may be requested by BayCom, (ii) facilitate the merger of any TIG Benefit Plan into any employee benefit plan maintained by BayCom or a BayCom Subsidiary, and/or (iii) amend or terminate one or more TIG Benefit Plans (to the extent permitted by the terms thereof and Section 409A of the Code) immediately prior to the Effective Time, other than as provided in other subsections of this Section 6.5. All resolutions, notices, or other documents issued, adopted or executed in connection with the implementation of this Section 6.5(d) shall be subject to BayCom’s prior review and approval, which shall not be unreasonably withheld.

(d)          All employment, change in control and severance agreements listed in Section 3.11(a) of the TIG Disclosure Schedule and the benefits vested under the other TIG Benefit Plans, in each case with respect to employees, officers, directors and consultants of TIG or any of its Subsidiaries or affiliates who are not retained immediately following the Effective Time, or who do not enter into new employment, change in control or severance agreements with BayCom prior to the Effective Time, shall be honored by the Surviving Company or a BayCom Subsidiary, except that FSB shall terminate its Executive Employment Agreement with Jeffrey Walker dated June 21, 2017 immediately prior to the Effective Time of the Merger, with no severance payments or benefits to be provided under such agreement. Any employee of TIG or FSB that becomes an employee of BayCom or United Business Bank at the Effective Time who is terminated on or within one year following the Closing (other than for cause, death, disability, normal retirement or voluntarily resignation) shall receive a severance payment calculated in accordance with the retention policy set forth on Section 6.5(e) of the BayCom Disclosure Schedule.

(e)          Nothing in this Agreement shall confer upon any employee, officer, director or consultant of BayCom or TIG or any of their Subsidiaries or affiliates any right to continue in the employ or service of the Surviving Company, TIG, BayCom or any Subsidiary or affiliate thereof, or shall interfere with or restrict in any way the rights of the Surviving Company, TIG, BayCom or any Subsidiary or affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of BayCom or TIG or any of their Subsidiaries or affiliates at any time for any reason whatsoever, with or without cause.  Nothing in this Agreement shall be deemed to alter or limit the ability of the Surviving Company or any of its Subsidiaries or affiliates to amend, modify or terminate any particular TIG Benefit Plan, BayCom Benefit Plan, or any other benefit or employment plan, program, agreement or arrangement after the Effective Time.  Without limiting the generality of the final sentence of Section 9.9, nothing in this Section 6.5, express or implied, is intended to or shall confer upon any third party, including without limitation any current or former employee, officer, director or consultant of BayCom or TIG or any of their Subsidiaries or affiliates, any right, benefit or remedy of any nature whatsoever under or by reason of this Section 6.5.

(f)          In the event that any disqualified individual of TIG or its Subsidiaries receives any payments, benefits or acceleration of vesting (the “Total Payments”) in connection with the Merger that would constitute an “excess parachute payment” within the meaning of Section 280G of the Code that is subject to the Tax imposed by Section 4999 of the Code, then TIG will take all steps necessary to ensure that the Total Payments will be reduced such that the value of the Total Payments that each counterparty is entitled to receive shall be $1.00 less than the maximum amount which the counterparty may receive without becoming subject to the excise tax or resulting in a disallowance of a deduction of the payment of such amount under Section 280G of the Code.

6.6           Officers’ and Directors’ Tail Insurance; Indemnification.

(a)          TIG shall purchase, prior to the Effective Time, a prepaid “tail” policy providing single limit equivalent coverage to its current officers’ and directors’ liability insurance coverage with respect to actions, omissions, events, matters and circumstances occurring prior to the Effective Time for a period of up to four (4) years following the Effective Time for a premium cost not to exceed 200% of the annual premium for its current insurance coverage. If such prepaid “tail” policy has been obtained by TIG prior to the Effective Time, BayCom shall cause such policy to be maintained in full force and effect for its full term, and shall cause all obligations thereunder to be honored by BayCom and no other party shall have any further obligation to purchase or pay for insurance hereunder. The officers and directors of TIG may be required to make application and provide customary representations and warranties to TIG’s insurance carrier for the purpose of obtaining such insurance.

(b)          For four (4) years from and after the Effective Time, BayCom shall indemnify and hold harmless each person who is now, or who has been at any time before the date of this Agreement, or who becomes before the Effective Time, a director or officer of TIG or any of its Subsidiaries (each, an “TIG Indemnified Party”) against all losses, claims, damages, costs, expenses (including reasonable attorneys’ fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of BayCom, which consent shall not be unreasonably withheld, conditioned or delayed) of or in connection with any claim, action, suit, proceeding, investigation or other legal proceeding, whether civil, criminal, administrative or investigative or investigation (each, a “Claim”), in which a TIG Indemnified Party is, or is threatened to be made, a party or witness or arising out of the fact that such person is or was a director or officer of TIG or any of its Subsidiaries if such Claim pertains to any matter of fact arising, existing or occurring at or before the Effective Time (including the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time, to the fullest extent permitted under the organizational documents of TIG and its Subsidiaries and to the fullest extent otherwise permitted by law.

(c)          In connection with the indemnification provided pursuant to Section 6.6(b), BayCom and/or a BayCom Subsidiary (i) will advance expenses, promptly after statements therefor are received, to each TIG Indemnified Party to the fullest extent permitted by law and Governmental Entities (provided the individual to whom expenses are advanced provides an undertaking to repay such advance if it is ultimately determined that such individual is not entitled to indemnification), including the payment of the fees and expenses of one counsel with respect to a matter, and one local counsel in each applicable jurisdiction, if necessary or appropriate, selected by such TIG Indemnified Party or multiple TIG Indemnified Parties, it being understood that they collectively shall only be entitled to one counsel and one local counsel in each applicable jurisdiction where necessary or appropriate (unless a conflict shall exist between them in which case they may retain separate counsel), all such counsel shall be reasonably satisfactory to BayCom and (ii) will cooperate in the defense of any such matter.

(d)          This Section 6.6 shall survive the Effective Time, is intended to benefit each TIG Indemnified Party (each of whom shall be entitled to enforce this Section against BayCom), and shall be binding on all successors and assigns of BayCom.

(e)          In the event BayCom or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving company or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to one or more other persons or entities, then, and in each such case, proper provision shall be made so that the successors and assigns of BayCom assume the obligations set forth in this Section 6.6.

6.7           No Solicitation.

(a)          TIG agrees that, except as expressly permitted by Section 6.7(b), from the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with Section 8.1, it will not, and will cause its Subsidiaries and the officers, directors, and employees of TIG and its Subsidiaries (the “TIG Individuals”) not to, and will use its commercially reasonable best efforts to cause TIG’s and its Subsidiaries’ agents, advisors and controlled affiliates, accountants, legal counsel, and financial advisors (the “TIG Representatives”) not to, initiate, solicit, encourage or knowingly facilitate inquiries or proposals with respect to, or engage in any discussions or negotiations concerning, or provide any confidential or nonpublic information or data concerning its and/or its Subsidiaries business, properties or assets (“TIG Confidential Information”) to, or have any discussions with, any person or entity relating to, any Acquisition Proposal. TIG will immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any persons or entities other than BayCom with respect to any Acquisition Proposal and will use its commercially reasonable best efforts, subject to applicable law, to enforce any confidentiality or similar agreement relating to such an Acquisition Proposal.

(b)          Notwithstanding anything to the contrary in Section 6.7(a), at any time from the date of this Agreement and prior to obtaining the TIG Shareholder Approval, in the event TIG receives an unsolicited Acquisition Proposal and the Board of Directors of TIG determines in good faith that such Acquisition Proposal may constitute a Superior Proposal (as defined below) or is reasonably likely to result in a Superior Proposal, TIG may, and may permit its Subsidiaries and the TIG Individuals and the TIG Representatives to, (i) negotiate the terms of, and enter into, a confidentiality agreement with terms and conditions no less favorable to TIG than the Confidentiality Agreement (an “Acceptable Confidentiality Agreement”), (ii) furnish or cause to be furnished TIG Confidential Information to the person or entity making such Acquisition Proposal pursuant to an Acceptable Confidentiality Agreement, and (iii) negotiate and participate in such negotiations or discussions with the person or entity making such Acquisition Proposal concerning such Acquisition Proposal, if the Board of Directors of TIG determines in good faith (following consultation with counsel) that failure to take such actions would result in a violation of its fiduciary duties under applicable law.

(c)          The Board of Directors of TIG shall not (nor shall any committee thereof) withdraw or modify, in a manner adverse to BayCom, the TIG Board Recommendation or make or cause to be made any third party or public communication proposing or announcing an intention to withdraw or modify in any manner adverse to BayCom the TIG Board Recommendation (any such action, a “Change in Recommendation”). Notwithstanding the foregoing, the Board of Directors of TIG (including any committee thereof) may, at any time prior to obtaining the TIG Shareholder Approval, effect a Change in Recommendation in response to a bona fide written unsolicited Acquisition Proposal made after the date of this Agreement that the Board of Directors of TIG determines in good faith (after consultation with TIG’s outside legal counsel) constitutes a Superior Proposal; provided, however, that the Board of Directors of TIG may not make a Change in Recommendation, or terminate this Agreement pursuant to Section 8.1(f), with respect to an Acquisition Proposal until it has given BayCom at least four (4) business days, following BayCom’s initial receipt of written notice that the Board of Directors of TIG has determined that such Acquisition Proposal is a Superior Proposal and the reasons therefor, to respond to any such Acquisition Proposal and, taking into account any amendment or modification to this Agreement proposed by BayCom, the Board of Directors of TIG determines in good faith (after consultation with counsel) that such Acquisition Proposal continues to constitute a Superior Proposal.

(d)          TIG will promptly (and in any event within two (2) business days) advise BayCom in writing following receipt of any Acquisition Proposal and the substance thereof (including the identity of the person or entity making such Acquisition Proposal), and will keep BayCom apprised of any related developments, discussions and negotiations (including the terms and conditions, whether written or oral, of the Acquisition Proposal) on a current basis.

(e)          As used in this Agreement, the following terms have the meanings set forth below:

“Acquisition Proposal” means a tender or exchange offer, proposal for a merger, consolidation or other business combination involving TIG or FSB or any proposal or offer to acquire in any manner more than 20% of the voting power in, or more than 20% of the fair market value of the business, assets or deposits of, TIG or FSB, other than the transactions contemplated by this Agreement.

“Superior Proposal” means a written Acquisition Proposal that the Board of Directors of TIG concludes in good faith to be more favorable from a financial point of view to its shareholders than the Merger, (i) after receiving the advice of its financial advisors, (ii) after taking into account the likelihood of consummation of such transaction on the terms set forth therein and (iii) after taking into account all legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal and any other relevant factors permitted under applicable law; provided, however, that for purposes of the definition of “Superior Proposal,” the references to “more than 20%” in the definition of Acquisition Proposal shall be deemed to be references to “a majority”.

6.8           Notification of Certain Matters. Each of the Parties shall give prompt written notice to the other of any fact, event or circumstance known to it that (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (b) would cause or constitute a breach of any of its representations, warranties, covenants or agreements contained herein. Each of TIG and BayCom shall promptly inform the other in writing upon receiving notice of any claim, demand, cause of action or investigation by any Governmental Entity or third party against, or threatened against, it or any of its Subsidiaries or any of their respective assets, properties, or any of their respective directors, officers or employees in their individual capacities as such.

6.9           Correction of Information. Each of TIG and BayCom shall promptly correct and supplement in writing any information furnished under this Agreement so that such information shall be correct and complete in all material respects at all times, without taking into account any Material Adverse Effect qualification, and shall include all facts necessary to make such information correct and complete in all material respects at all times; provided, however, that in each case, such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or any failure of a condition under Article VII, or to otherwise limit or affect in any way the remedies available hereunder to any party receiving such notice.

6.10         Integration. From and after the date hereof, TIG shall, and shall cause FSB and its and TIG Bank’s directors, officers and employees to, make all commercially reasonable best efforts (without undue disruption to either business) to (i) cooperate in order to permit United Business Bank to train FSB employees who are expected to continue employment with United Business Bank, including excusing such employees from their duties for the purpose of training and orientation by United Business Bank following reasonable advance notice and (ii) cause FSB’s data processing consultants and software providers to, cooperate and assist FSB and United Business Bank in connection with reasonable requests as to scope, timing and content related to the planned electronic and systematic conversion of all applicable data of FSB to the United Business Bank system to occur after the Effective Time, in each case without undue disruption to FSB’s business, during normal business hours and at the expense of BayCom or United Business Bank (not to include FSB’s regular employee payroll).

6.11         Coordination; Integration. Subject to applicable law, during the period from the date hereof until the Effective Time, TIG shall cause the Chief Executive Officer, Chief Operating Officer, Chief Credit Officer, and Chief Financial Officer of FSB, as may be appropriate, to assist and confer with the officers of United Business Bank, on a periodic basis, relating to the development, coordination and implementation of the post-Merger operating and integration plans of United Business Bank, as the resulting bank in the Bank Merger.

6.12         Delivery of Agreements. TIG shall cause each of the Voting Agreements and the Non-Compete Agreements to be executed and delivered to BayCom prior to or simultaneously with the execution of this Agreement.

ARTICLE VII

CONDITIONS PRECEDENT

7.1           Conditions to Each Party’s Obligations. The respective obligations of the Parties to effect the Merger shall be subject to the satisfaction or, to the extent permitted by law, waiver by each of TIG and BayCom, at or prior to the Closing Date of the following conditions:

(a)          Shareholder Approval. The TIG Shareholder Approval shall have been obtained.

(b)          Nasdaq Listing. The shares of BayCom Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq, subject to official notice of issuance.

(c)          Form S-4. The Form S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

(d)          No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing or making illegal the consummation of the Merger or the Bank Merger shall be in effect.

(e)          Regulatory Approvals. All regulatory authorizations, consents, orders or approvals from Regulatory Agencies and other Governmental Entities required to consummate the Merger and the Bank Merger shall have been obtained without the imposition of any non-standard condition or requirement, which individually or in the aggregate, is reasonably deemed unduly burdensome by the Board of Directors of BayCom including any condition that would increase the minimum regulatory capital requirements of BayCom or United Business Bank (an “Unduly Burdensome Condition”) and such authorizations, consents, orders and approvals shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to as the “Requisite Regulatory Approvals”).

7.2           Conditions to Obligations of BayCom. The obligation of BayCom to effect the Merger is also subject to the satisfaction, or, to the extent permitted by law, waiver by BayCom, at or prior to the Closing Date, of the following conditions:

(a)          Representations and Warranties. The representations and warranties of TIG set forth in this Agreement shall be (i) true and correct in all material respects as of the date of this Agreement, and (ii) true and correct in all material respects as of the Closing Date as though made on the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct in all material respects as of such date); provided, however, that

(A)	the representations and warranties in Sections 3.2 (Capitalization) (other than inaccuracies that are de minimis in amount and effect), Section 3.7 (Broker’s Fees), and Section 3.8(a) (Absence of Certain Changes or Events) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on the Closing Date;

(B)	the representations and warranties in Section 3.3 (Authority; No Violation), Section 3.8 (Books and Records) as to stock and ownership records and Section 3.24 (TIG Information) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on the Closing Date; and

(C)	no other representation or warranty of TIG shall be deemed untrue or incorrect as of the Closing Date as a consequence of events or circumstances arising after the date hereof, unless such event or circumstance, individually or taken together with other facts, events or circumstances inconsistent with any representation or warranty of TIG has had or would reasonably be expected to result in a Material Adverse Effect on TIG;

provided, further, that for purposes of clause (C) above, any qualification or exception for, or reference to, materiality (including the terms “material,” “materially,” “in all material respects” or similar terms or phrases) or Material Adverse Effect in any such representation or warranty shall be disregarded; and BayCom shall have received a certificate signed on behalf of TIG by the Chief Executive Officer or the Chief Operating Officer of TIG to the foregoing effect.

(b)          Performance of Obligations of TIG. TIG shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and BayCom shall have received a certificate signed on behalf of TIG by the Chief Executive Officer or the Chief Operating Officer of TIG to such effect.

(c)          Dissenting Shares. Dissenting Shares shall be less than five percent (5%) of the issued and outstanding shares of TIG Common Stock.

(d)          Third Party Consents. TIG shall have obtained the written consent of the counterparties to the contracts set forth on Exhibit F in form and substance reasonably satisfactory to BayCom, to enable BayCom or a BayCom Subsidiary to receive the full benefit under such contracts following the consummation of the transaction contemplated by this Agreement without the payment of any penalty or premium.

(e)          Opinion of Tax Counsel. BayCom shall have received an opinion from Silver, Freedman, Taff & Tiernan LLP, special counsel to BayCom, dated the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering its opinion, Silver, Freedman, Taff & Tiernan LLP may require and rely upon representations contained in letters from each of BayCom and TIG.

7.3           Conditions to Obligations of TIG. The obligation of TIG to effect the Merger is also subject to the satisfaction, or to the extent permitted by law, waiver by TIG, at or prior to the Closing Date, of the following conditions:

(a)          Representations and Warranties. The representations and warranties of BayCom set forth in this Agreement shall be (i) true and correct in all material respects as of the date of this Agreement, and (ii) true and correct in all material respects as of the Closing Date as though made on the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct in all material respects as of such date); provided, however, that

(A)	the representations and warranties in Section 4.2 (Capitalization) (other than inaccuracies that are de minimis in amount and effect), and Section 4.7(a) (Absence of Certain Changes or Events) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except the representations in Section 4.2 that speak specifically as the date of this Agreement or another specified date shall be true and correct as of such date;

(B)	the representations and warranties in Section 4.3 (Authority; No Violation) and Section 4.20 (BayCom Information) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on the Closing Date; and

(C)	no other representation or warranty of BayCom shall be deemed untrue or incorrect as of the Closing Date as a consequence of events or circumstances arising after the date hereof, unless such event or circumstance, individually or taken together with other facts, events or circumstances inconsistent with any representation or warranty of BayCom has had or would reasonably be expected to result in a Material Adverse Effect on BayCom;

provided, further, that for purposes of clause (C) above, any qualification or exception for, or reference to, materiality (including the terms “material,” “materially,” “in all material respects” or similar terms or phrases) or Material Adverse Effect in any such representation or warranty shall be disregarded; and TIG shall have received a certificate signed on behalf of BayCom by the Chief Executive Officer or the Chief Financial Officer of BayCom to the foregoing effect.

(b)          Performance of Obligations of BayCom. BayCom shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and TIG shall have received a certificate signed on behalf of BayCom by the Chief Executive Officer or the Chief Financial Officer of BayCom to such effect.

(c)          Opinion of Tax Counsel. TIG shall have received an opinion from Baird Holm LLP, special counsel to TIG, dated the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering its opinion, Baird Holm LLP may require and rely upon representations contained in letters from each of BayCom and TIG.

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1           Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the TIG Shareholder Approval, by action of the Board of Directors of a party, as follows:

(a)          by the written mutual consent of TIG and BayCom;

(b)          by either TIG or BayCom, if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger or the Bank Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable order, injunction or decree permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger or the Bank Merger, unless the failure to obtain a Requisite Regulatory Approval shall be due to the failure of the party seeking to terminate this Agreement to perform any covenant or agreement in this Agreement required to be performed prior to the Effective Time;

(c)          by either TIG or BayCom, if the Merger shall not have been consummated on or before December 31, 2019, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth in this Agreement;

(d)          by either TIG or BayCom (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of TIG, in the case of a termination by BayCom, or BayCom, in the case of a termination by TIG, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 7.2 or 7.3, as the case may be, and which is not cured within thirty (30) days following written notice to the party committing such breach or by its nature or timing cannot be cured within such time period;

(e)          by BayCom if (i) the Board of Directors of TIG (or any committee thereof) shall have failed to make the TIG Board Recommendation or made a Change in Recommendation or (ii) TIG shall have materially breached any of the provisions set forth in Section 6.7 or (iii) TIG shall have refused to call or hold the TIG Shareholder Meeting (unless this Agreement is terminated prior to the TIG Shareholder Meeting pursuant to Section 8.1(f);

(f)          by TIG prior to obtaining the TIG Shareholder Approval in order to enter into an agreement relating to a Superior Proposal in accordance with Section 6.7; provided, however, that TIG has (i) not materially breached the provisions of Section 6.7, and (ii) complied with its payment obligation under Section 8.4(a); or

(g)          by either TIG or BayCom, if the provisions of Section 8.1(e) are not applicable and the shareholders of TIG fail to provide the TIG Shareholder Approval at a duly held meeting of shareholders or at an adjournment or postponement thereof.

8.2           Effect of Termination. In the event of termination of this Agreement by either TIG or BayCom as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of TIG, BayCom, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated by this Agreement, except that (i) Sections 8.2, 8.3, 8.4, 9.3, 9.4, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10 and 9.11 and the Confidentiality Agreement shall survive any termination of this Agreement, and (ii) if this Agreement is terminated under Section 8.1(d), the non-terminating party shall not, except as provided in Section 8.4(c), be relieved or released from any liabilities or damages arising out of its willful and material breach of any provision of this Agreement.

8.3           Fees and Expenses. Except with respect to costs and expenses of printing and mailing the Proxy Statement, which shall be borne by TIG, and all filing and other fees in connection with any filing with the SEC and Regulatory Agencies, which shall be borne by BayCom, all fees and expenses incurred in connection with the Merger, the Bank Merger, this Agreement, and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

8.4           Termination Fee.

(a)          If this Agreement is terminated pursuant to Section 8.1(e) or (f), then (i) in the case of termination under Section 8.1(e), TIG shall immediately following such termination pay BayCom an amount equal to $1.2 million (the “Termination Fee”), and (ii) in the case of termination under Section 8.1(f), TIG shall, simultaneously with such termination and as a condition thereof, pay BayCom the Termination Fee, in each case in same-day funds.

(b)          If this Agreement is terminated by either party under Section 8.1(g), and prior thereto there has been publicly announced an Acquisition Proposal, then if within one year of such termination TIG or FSB either (A) enters into a definitive agreement with respect to an Acquisition Proposal or (B) consummates an Acquisition Proposal, TIG shall immediately pay BayCom the Termination Fee set forth in Section 8.4(a) in same-day funds. For purposes of clauses (A) and (B) above, the reference to 20% in the definition of Acquisition Proposal shall be 50%.

(c)          The payment of the Termination Fee shall fully discharge TIG from any and all liability under this Agreement and related to the transactions contemplated herein, and BayCom shall not be entitled to any other relief or remedy against TIG. If the Termination Fee is payable pursuant to Section 8.1(e)(ii) or (iii), BayCom shall have the right to pursue any and all remedies available to it against TIG on account of the willful and material breach by TIG of Section 6.7 in lieu of accepting the Termination Fee under Section 8.4(a).

(d)          With respect to the Termination Fee provided in this Section, the Parties hereto agree that it would be impracticable or extremely difficult to fix actual damages. Each party acknowledges that the agreements contained in this Section 8.4 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other parties would not enter into this Agreement; accordingly, if the party that owes a payment pursuant to this Section 8.4 fails to promptly pay the amount due pursuant to this Section 8.4, and, in order to obtain such payment, another party commences a suit that results in a final, nonappealable judgment against such owing party for the applicable amount set forth in this Section 8.4 or any portion of such fee, such owing party shall pay to the other party its costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on the amount of the fee at the prime rate published in The Wall Street Journal on the date such payment was required to be made through the date of payment.

8.5           Amendment. This Agreement may be amended by the Parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with Merger by the shareholders of TIG; provided, however, that after any approval of the transactions contemplated by this Agreement by the shareholders of TIG, there may not be, without further approval of such shareholders, any amendment of this Agreement that requires further approval by the shareholders of TIG under applicable law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

8.6           Extension; Waiver. At any time prior to the Effective Time, the Parties, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE IX

GENERAL PROVISIONS

9.1           Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) shall take place on a date no later than the last day of the month (but no earlier than five (5) business days) after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied or waived at the Closing), unless extended by mutual agreement of the Parties (the “Closing Date”).

9.2           Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for Section 6.6 and for those other covenants and agreements contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Effective Time.

9.3           Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to BayCom, to:

BayCom Corp
500 Ygnacio Valley Road, Suite 200
Walnut Creek, California 94956
Attention: George J. Guarini, President and Chief Executive Officer
Email: gguarini@bcb-ca.com

with a copy to:

Silver, Freedman, Taff & Tiernan LLP
3299 K Street, N.W.
Suite 100
Washington, D.C. 20007
Attention: Dave M. Muchnikoff
Email: dmm@sfttlaw.com

(b)	if to TIG, to:

TIG Bancorp
8400 East Crescent Parkway, Suite 100
Greenwood Village, CO 80111
Attn: Gary L. Webb, Chairman and Chief Executive Officer
Email: gary.webb@tigbancorp.com

with a copy to:

First State Bank of Colorado
8400 East Crescent Parkway, Suite 100
Greenwood Village, CO 80111
Attn: Jeff Walker, President
Email: jwalker@firststatebank-co.com

with a copy (which by itself shall not constitute notice) to:

Baird Holm LLP
1700 Farnam St., Ste. 1500
Omaha, NE 68102
Attn: John S. Zeilinger and Kevin P. Tracy
Email: jzeilinger@bairdholm.com and ktracy@bairdholm.com

9.4           Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All schedules and exhibits hereto shall be deemed part of this Agreement and included in any reference to this Agreement. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that any provision, covenant or restriction is invalid, void or unenforceable, it is the express intention of the Parties that such provision, covenant or restriction be enforced to the maximum extent permitted.

9.5           Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

9.6           Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement), together with the Confidentiality Agreement, constitutes the entire agreement and supersedes all prior written, and prior or contemporaneous oral, agreements and understandings, between the Parties with respect to the subject matter of this Agreement, other than the Confidentiality Agreement.

9.7           Governing Law, Jurisdiction, Venue and Construction. This Agreement shall be governed and construed in accordance with the laws of the State of California and applicable to contracts made and performed entirely within such state, without regard to any applicable conflicts of law principles or any other principle that could require the application of the application of the law of any other jurisdiction. The Parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Colorado. Each of the Parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. This Agreement has been negotiated and prepared by the Parties and their respective counsel. This Agreement shall be fairly interpreted in accordance with its terms and without any strict construction in favor or against either party.

9.8           Publicity. Neither TIG nor BayCom shall, and neither TIG nor BayCom shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the prior consent (which shall not be unreasonably withheld or delayed) of BayCom, in the case of a proposed announcement or statement by TIG, or TIG, in the case of a proposed announcement or statement by BayCom; provided, however, that either party may, without the prior consent of the other party (but after prior consultation with the other party to the extent practicable under the circumstances) issue or cause the publication of any press release or other public announcement to the extent required by law or by the rules and regulations of the Nasdaq.

9.9           Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by either of the Parties (whether by operation of law or otherwise) without the prior written consent of the other party (which shall not be unreasonably withheld or delayed). Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the Parties and their respective successors and assigns. Except for Section 6.6, which is intended to benefit each indemnified person referenced therein, or as otherwise specifically provided herein, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the Parties hereto any rights or remedies under this Agreement.

9.10         Specific Performance; Time of the Essence. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the Parties shall be entitled specific performance of the terms hereof, without the necessity of demonstrating irreparable harm or posting of any bond or security, in addition to any other remedies to which they are entitled at law or equity. Time is of the essence for performance of the agreements, covenants and obligations of the Parties herein.

9.11         Disclosure Schedule. Before entry into this Agreement, each party delivered to the other a schedule (each a “Disclosure Schedule”) that sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties of the disclosing party contained in Article III or Article IV, as applicable, and, in the case of TIG, to one or more of its covenants contained herein; provided, however, that notwithstanding anything in this Agreement to the contrary, (a) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect and (b) the mere inclusion of an item as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance. For purposes of this Agreement, “Previously Disclosed” means information set forth by a party in the applicable paragraph of its Disclosure Schedule, or any other paragraph of its Disclosure Schedule (so long as it is reasonably clear from the context that the disclosure in such other paragraph of its Disclosure Schedule is also applicable to the section of this Agreement in question).

9.12         Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

BayCom and TIG have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

BAYCOM CORP

By:	/s/ George J. Guarini
	Name:	George J. Guarini
	Title:	President and Chief Executive Officer

TIG BANCORP

By:	/s/ Gary L. Webb
	Name:	Gary L. Webb
	Title:	Chairman and Chief Executive Officer

EXHIBIT A

FORM OF TIG BANCORP

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is dated as of June 28, 2019, by and between the undersigned holder (“Shareholder”) of common stock of TIG Bancorp, a Colorado corporation (“TIG”), and BayCom Corp, a California corporation (“BayCom”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (defined below).

RECITALS:

WHEREAS, concurrently with the execution of this Agreement, BayCom and TIG are entering into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the “Merger Agreement”), pursuant to which TIG will merge with and into BayCom, with BayCom as the surviving entity, (the “Merger”), and in connection with the Merger, each outstanding share of TIG Common Stock will be converted into the right to receive the Merger Consideration and cash in lieu of fractional shares of BayCom Common Stock;

WHEREAS, Shareholder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and is entitled to dispose of (or direct the disposition of) and to vote (or direct the voting of) directly or indirectly the number of shares of TIG Voting Common Stock indicated on the signature page of this Agreement under the heading “Total Number of Shares of TIG Voting Common Stock Subject to this Agreement” (such shares, together with any additional shares of TIG Common Stock subsequently acquired by Shareholder during the term of this Agreement, including through conversion of TIG Non-Voting Common Stock, or the exercise of any stock option or other equity award, warrant or similar instrument, being referred to collectively as the “Shares”); and

WHEREAS, it is a material inducement to the willingness of BayCom to enter into the Merger Agreement that Shareholder execute and deliver this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of, and as a material inducement to, BayCom entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by BayCom in connection therewith, Shareholder and BayCom agree as follows:

Section 1.          Agreement to Vote Shares. Shareholder agrees that, while this Agreement is in effect, at the TIG Shareholder Meeting or at any adjournment thereof, or in any other circumstances in which Shareholder is entitled to vote, consent or give any other approval, except as otherwise agreed to in writing in advance by BayCom, Shareholder shall:

(a)          appear at each such meeting in person or by proxy or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(b)          vote (or cause to be voted), in person or by proxy, all the Shares as to which the Shareholder has, directly or indirectly, the right to vote or direct the voting, (i) in favor of adoption and approval of the Merger Agreement (including any amendments or modifications of the terms thereof approved by the board of directors of TIG and adopted in accordance with the terms thereof); (ii) in favor of any proposal to adjourn or postpone such meeting, if necessary, to solicit additional proxies to approve the Merger Agreement; (iii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of TIG contained in the Merger Agreement or of Shareholder contained in this Agreement; and (iv) against any Acquisition Proposal (as defined in the Merger Agreement) or any other action, agreement or transaction that is intended, or could reasonably be expected, to impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the transactions contemplated by the Merger Agreement.

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Shareholder further agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of TIG, to approve or adopt the Merger Agreement unless this Agreement shall have been terminated in accordance with its terms.

Section 2.           No Transfers. Until the earlier of (i) the termination of this Agreement pursuant to Section 6 and (ii) receipt of the TIG Shareholder Approval, Shareholder agrees not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares (including any shares of TIG Non-Voting Common Stock), except the following transfers shall be permitted: (a) transfers by will or operation of law, in which case this Agreement shall bind the transferee, (b) transfers pursuant to any pledge agreement, subject to the pledgee agreeing in writing, prior to such transfer, to be bound by the terms of this Agreement, (c) transfers in connection with estate and tax planning purposes, including transfers to relatives, trusts and charitable organizations, subject to each transferee agreeing in writing, prior to such transfer, to be bound by the terms of this Agreement and (d) such transfers as BayCom may otherwise permit in its sole discretion. Any transfer or other disposition in violation of the terms of this Section 2 shall be null and void.

Section 3.          Representations and Warranties of Shareholder. Shareholder represents and warrants to and agrees with BayCom as follows:

(a)          Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.

(b)          This Agreement has been duly executed and delivered by Shareholder, and assuming the due authorization, execution and delivery by BayCom, constitutes the valid and legally binding obligation of Shareholder enforceable against Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)          The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.

(d)          Shareholder is the record owner of, beneficial owner of, and/or is the trustee that is the record holder of and whose beneficiaries are the beneficial owners of, and has good title to all of the Shares, and the Shares are owned free and clear of any Liens. Shareholder has the right to vote the Shares, and none of the Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares, except as contemplated by this Agreement. Shareholder does not own, of record or beneficially, any shares of capital stock of TIG other than the Shares or any other securities convertible into or exercisable or exchangeable for such capital stock, other than the number of shares of TIG Non-Voting Common Stock indicated on the signature page of this Agreement under the heading “Total Number of Shares of TIG Non-Voting Common Stock Subject to this Agreement”.

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Section 4.           No Solicitation. From and after the date hereof until the termination of this Agreement pursuant to Section 6, Shareholder, in his, her or its capacity as a shareholder of TIG, shall not, nor shall such Shareholder authorize any partner, officer, director, advisor or representative of, such Shareholder or any of his, her or its affiliates to, directly or indirectly (and, to the extent applicable to Shareholder, such Shareholder shall use commercially reasonable efforts to prohibit any of his, her or its representatives or Affiliates to), (a) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (b) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any person (other than BayCom) any information or data with respect to TIG or otherwise relating to an Acquisition Proposal, (c) enter into any agreement, agreement in principle or letter of intent with respect to an Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal, (d) solicit proxies with respect to an Acquisition Proposal (other than the Merger Agreement) or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, or (e) initiate a shareholders’ vote or action by consent of TIG’s shareholders with respect to an Acquisition Proposal.

Section 5.           Specific Performance; Remedies; Attorneys’ Fees. Shareholder acknowledges that it is a condition to the willingness of BayCom to enter into the Merger Agreement that Shareholder execute and deliver this Agreement and that it will be impossible to measure in money the damage to BayCom if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, BayCom will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that BayCom has an adequate remedy at law. Shareholder further agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with BayCom’ seeking or obtaining such equitable relief. In addition, after discussing the matter with Shareholder, BayCom shall have the right to inform any third party that BayCom reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of BayCom hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder’s agreement with BayCom set forth in this Agreement may give rise to claims by BayCom against such third party.

Section 6.          Term of Agreement; Termination. The term of this Agreement shall commence on the date hereof. This Agreement may be terminated at any time prior to consummation of the transactions contemplated by the Merger Agreement by the mutual written agreement of the parties hereto, and shall be automatically terminated upon the earlier to occur of (a) the Effective Time, or (b) termination of the Merger Agreement. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

Section 7.          Entire Agreement. This Agreement represents the entire understanding of the parties and thereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made.

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Section 8.          Modification and Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by each party. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior subsequent time.

Section 9.          Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 10.         Capacity as Shareholder. This Agreement shall apply to Shareholder solely in his, her or its capacity as a shareholder of TIG and it shall not apply in any manner to Shareholder in his, her or its capacity as a director of TIG, if applicable. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of Shareholder to comply with his, her or its fiduciary duties as a director of TIG, if applicable.

Section 11.           Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of California, without regard for conflict of law provisions.

Section 12.          Disclosure. Shareholder hereby authorizes TIG and BayCom to publish and disclose in any announcement or disclosure required by the Securities and Exchange Commission and in the Proxy Statement-Prospectus such Shareholder’s identity and ownership of the Shares, including any TIG Non-Voting Common Stock, and the nature of Shareholder’s obligations under this Agreement.

Section 13.         Counterparts. This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

BAYCOM CORP

Name:	George J. Guarini
Title:	President and Chief Executive Officer

SHAREHOLDER

Printed or Typed Name of Shareholder

By:
Name:
Title:

Total Number of Shares of TIG Common Stock Subject to this Agreement:

Total Number of Shares of TIG Non-Voting Common Stock Subject to this Agreement:

Signature Page – Voting Agreement

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EXHIBIT B

RESIGNATION, NON-Solicitation, AND NON-DISCLOSURE AGREEMENT

This Resignation, Non-Solicitation and Non-Disclosure Agreement (“Agreement”), is dated as of June 28, 2019, by and between ________________________, an individual resident of the State of _____________ (“Director”), and BayCom Corp, a California corporation and its wholly-owned subsidiary, United Business Bank (collectively “BayCom”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (defined below).

RECITALS:

WHEREAS, concurrently with the execution of this Agreement, BayCom and TIG Bancorp, a Colorado corporation (“TIG”), are entering into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the “Merger Agreement”), pursuant to which TIG will merge with and into BayCom, with BayCom as the surviving entity (the “Merger”);

WHEREAS, Director is a shareholder of TIG and, as a result of the Merger and pursuant to the transactions contemplated by the Merger Agreement, Director is expected to receive significant consideration in exchange for the shares of TIG Common Stock held by Director;

WHEREAS, the goodwill associated with the acquisition of Director’s shares of TIG by BayCom through the Merger is of significant value and is critical to BayCom’s decision to consummate the Merger.

WHEREAS, prior to the date hereof, Director has served as a member of the Board of Directors of TIG or its wholly owned subsidiary, First State Bank of Colorado (“FSB”), and, therefore, Director has knowledge of the Confidential Information and Trade Secrets (as hereinafter defined);

WHEREAS, as a result of the Merger, BayCom will succeed to all of the Confidential Information and Trade Secrets, for which BayCom as of the Effective Time will have paid valuable consideration and desires reasonable protection; and

WHEREAS, it is a material prerequisite to the consummation of the Merger that each director of TIG and FSB, including Director, execute and deliver this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of these premises and the mutual covenants and undertakings herein contained, BayCom and Director, each intending to be legally bound, covenant and agree as follows:

Section 1.          Resignation. The Director does hereby resign, to the extent applicable, as a member of the board of directors and, if applicable, as an executive officer of TIG at the Effective Time and, to the extent applicable, as a member of the board of directors and as an executive officer of FSB at the time of the consummation of the merger of FSB with and into United Business Bank; provided, that, such resignation as an executive officer shall have no effect on any agreements then in effect between the Director, on the one hand, and TIG, FSB, BayCom and/or United Business Bank, on the other hand.

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Section 2.           Restrictive Covenants.

(a)          BayCom and the Director acknowledge and agree that: (i) various business connections, clientele and customers have been established by TIG and FSB (collectively the “TIG Entities”) and will be maintained at a great expense to BayCom; (ii) by virtue of the Director's service as a member of the boards of directors and/or executive officer of the TIG Entities, the Director has become familiar with the identity and the business needs of the customers and clientele of the TIG Entities; and (iii) BayCom will sustain great loss and damage if the Director violates the covenants and agreements hereinafter set forth, for which loss and damage BayCom does not have an adequate remedy at law. Director acknowledges that (i) BayCom has separately bargained for the restrictive covenants in this Agreement; and (ii) the types and periods of restrictions imposed by the covenants in this Agreement are fair and reasonable to Director and such restrictions will not prevent Director from earning a livelihood.

(b)          Having acknowledged the foregoing, solely in the event that the Merger is consummated, Director expressly covenants and agrees with BayCom as follows:

(i)          For a period beginning at the Effective Time and ending one (1) year after the Effective Time (the “Restricted Period”), the Director shall not, unless acting with the prior written consent of BayCom, whether for the Director’s own benefit or for the benefit of any other person, firm, corporation or other business organization (each a “Person”), (A) refer any customer, as of the Effective Time, including but not limited to loan, deposit and asset management customers, of the TIG Entities to any Competing Business (as defined in this Section below) other than the financial institution subsidiaries of BayCom; (B) except as expressly provided on Schedule I to this Agreement, solicit the business or patronage of any TIG Entity customer as of the Effective Time, including actively sought prospective customers of FSB, for the purpose of providing products or services by a Competing Business; (C) induce any TIG Entity customer as of the Effective Time to terminate or reduce any aspect of its relationship with BayCom or any of its financial institution subsidiaries in any material respect; or (D) solicit or recruit or attempt to solicit or recruit, directly or by assisting others, any employee of BayCom or any of its financial institution subsidiaries, whether or not such employee is a full-time employee or a temporary employee, whether or not such employment is pursuant to a written agreement and whether or not such employment is for a determined period or is at will, or take any action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of, or vendor or service provider doing business with, BayCom or any of its financial institution subsidiaries to terminate his, her or its employment or independent contractor relationship with BayCom or any of its financial institution subsidiaries; provided that the foregoing will not prevent the placement of any general solicitation for employment not specifically directed towards employees of BayCom or any of its financial institution subsidiaries or hiring any such person as a result thereof. For purposes of this Section (b)(i), the following terms shall be defined as set forth below:

(a)	“Competing Business” means any business, enterprise, operation, activity or service that provides the same or similar to the products or services of BayCom, United Business Bank or the TIG Entities as such exist or are contemplated as of the Effective Time; and

(b)	“financial institution” includes any business engaged in the business of banking or that of owning or managing or controlling a bank or banks (which term shall include, but is not limited to, commercial banks, mortgage companies, savings and loan associations, credit unions and savings banks, or a holding company thereof).

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(ii)         Director will not disclose or use for his or her personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any Person other than BayCom and its financial institution subsidiaries at all times after the Effective Time, any confidential information regarding the business methods, business policies, procedures, techniques, research or development projects or results, trade secrets, or other knowledge or processes of or developed by any of the TIG Entities or any names and addresses of customers or any data on or relating to past, present or prospective customers or suppliers, financial data, financial plans, product plans or any other information relating to or dealing with the business operations or activities of any of the TIG Entities (including that which gives FSB an opportunity to obtain an advantage over competitors who do not know or use it), made known to the Director or learned or acquired by the Director while an employee or director of any of the TIG Entities that is not commonly known by or available to competitors of FSB or United Business Bank or the public (“Confidential Information” and “Trade Secrets”) for so long as such information remains Confidential Information or a Trade Secret, as applicable; provided, however, that the foregoing restrictions shall not apply to (a) any such data or information which is or comes into the public domain other than through the fault or negligence of the Director, (b) to any disclosure ordered by a court of competent jurisdiction or as otherwise required by law, (c) information that has been independently developed and disclosed by others, or (d) information that has otherwise entered the public domain through lawful means. In the event that Director is required by law to disclose any Confidential Information and Trade Secrets, Director will: (A) if and to the extent permitted by such law provide BayCom with prompt notice of such requirement prior to the disclosure so that BayCom may waive the requirements of this Agreement or seek an appropriate protective order at BayCom’s sole expense; and (B) use commercially reasonable efforts to obtain assurances that any Confidential Information and Trade Secrets disclosed will be accorded confidential treatment substantially on the same basis as provided in this Agreement. If, in the absence of a waiver or protective order, Director is nonetheless, in the opinion of his or her counsel, required to disclose Confidential Information and Trade Secrets, disclosure may be made only as to that portion of the Confidential Information and Trade Secrets that counsel advises Director is required to be disclosed. Nothing in this Agreement shall be interpreted or applied to prohibit Director from providing information to the auditors of TIG or BayCom or to any regulator, governmental agency or other governmental entity having jurisdiction over TIG, BayCom or their respective subsidiaries, or from participating in an investigation by any such entity, or from providing disclosure in compliance with a lawful subpoena. In addition, pursuant to the Defend Trade Secrets Act of 2016, 18 U.S.C. §1833(b), Director understands that an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a Trade Secret that (i) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.  Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer's Trade Secrets to the attorney and use the Trade Secret information in the court proceeding if the individual (y) files any document containing the Trade Secret under seal; and (z) does not disclose the Trade Secret, except pursuant to court order.

(iii)        During the Restricted Period, the Director will not make any remarks or statements, whether orally or in writing, about BayCom or any of its financial institution subsidiaries, any of their respective products or services, or any of their respective directors, officers, employees, agents or representatives that are derogatory. The restrictions in this subparagraph, however, do not prohibit the Director from taking any action relating to the enforcement of his or her rights under the Merger Agreement and the related documents.

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Section 3.           Specific Performance. Director acknowledges that irreparable loss and injury would result to BayCom upon the breach of any of the covenants contained in this Agreement and that damages arising out of such breach would be difficult to ascertain. Director hereby agrees that, in addition to all other remedies provided at law or in equity, BayCom may petition and obtain from a court of law or equity, without the necessity of proving actual damages and without posting any bond or other security, both temporary and permanent injunctive relief to prevent a breach by Director of this Agreement, and shall be entitled to an equitable accounting of all earnings, profits and other benefits arising out of any such breach. Moreover, if the Director has violated any of the provisions of Section 2, BayCom’s right to injunctive relief shall include, without limitation, the imposition of an additional period of time during which the Director will be required to comply with the violated provisions thereof, which period of time shall not be less than the period of time the Director was in violation of said provisions of Section 2. In the event of any legal action between the Director and BayCom under this Agreement, the prevailing party in such action shall be entitled to recover from the non-prevailing party reasonable fees and disbursements of his, her or its counsel (plus any court costs) incurred by such prevailing party in connection with such legal action.

Section 4.          Termination. This Agreement may be terminated at any time by the written consent of BayCom and the Director, and this Agreement shall be automatically terminated upon the earlier of (i) termination of the Merger Agreement in accordance with its terms; or (ii) one (1) year following the Effective Time, subject to any extension of the time period under Section 3. Upon termination of this Agreement, no party shall have any further obligations or liabilities hereunder, except that termination of this Agreement will not relieve a breaching party from liability for any breach of any provision of this Agreement occurring prior to the termination of this Agreement.

Section 5.          Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed properly given if delivered (a) personally, (b) by registered or certified mail (return receipt requested), with adequate postage prepaid thereon, (c) by properly addressed electronic mail delivery (with confirmation of delivery receipt), or (d) by reputable courier service to such party at its address set forth below, or at such other address or addresses as such party may specify from time to time by notice in like manner to the parties hereto. All notices shall be deemed effective upon delivery.

If to BayCom:	BayCom Corp.
500 Ygnacio Valley Road, Suite 200
Walnut Creek, California 94956
Attn: George J. Guarini, President and Chief Executive Officer
E-mail: gguarini@ubb-us.com

If to Director:	The address of the Director’s principal residence as it appears in TIG’s records as of the date hereof, as subsequently modified by the Director’s provision of notice regarding the same to BayCom.

Section 6.          Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of California, without regard for conflict of law provisions.

Section 7.          Modification and Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Director and BayCom. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior or subsequent time.

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Section 8.          Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be unreasonable as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, range of activities or subjects as to which such provision shall be valid and enforceable under applicable Law. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the purposes and intents of this Agreement.

Section 9.          Counterparts. This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.

Section 10.         Entire Agreement; Binding Effect. This Agreement is entered into as a condition to consummation of the Merger under the Merger Agreement and represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith. This Agreement shall be binding upon and inure to the benefit of the parties and BayCom’s successors in interest.

Section 11.         Construction; Interpretation. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The headings in this Agreement are for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

BAYCOM CORP

By:
Name:	George J. Guarini
Title:	President and Chief Executive Officer

DIRECTOR

Signature Page – Non-Solicitation and Non-Disclosure Agreement

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Schedule I

For avoidance of doubt, the parties acknowledge and agree that the restrictions set forth in subsection (B) of Section 2(b)(i) shall not apply to any of the following activities of Director:

1.	The provision of legal services by Director to any Person.

2.	The offer and sale of insurance products by Director to any Person.

3.	The provision of investment advisory and brokerage services by Director to any Person.

4.	The provision of private equity/venture capital financing by Director to any Person.

5.	The provision of accounting services by Director to any Person.

6.	The provision of automobile financing in connection with the operation of auto dealerships.

7.	Obtaining banking-related services or products for entities owned or controlled by the Director as of the date of this Agreement.

8.	Referrals of clients or obtaining banking-related services in connection with the conduct of real estate businesses.

9.	Activities that are incidental to the Director’s performance of his or her current profession as of the date of this Agreement so long as such activities are not a scheme to circumvent the restrictions contained in this Agreement.

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EXHIBIT C

RESIGNATION, NON-COMPETITION, AND NON-DISCLOSURE AGREEMENT

This Resignation, Non-Competition and Non-Disclosure Agreement (“Agreement”), is dated as of June 28, 2019, by and between ___________________, an individual resident of the State of Colorado (“Director”), and BayCom Corp, a California corporation (together with its wholly-owned subsidiary, United Business Bank, collectively “BayCom”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (defined below).

RECITALS:

WHEREAS, concurrently with the execution of this Agreement, BayCom and TIG Bancorp, a Colorado corporation (“TIG”), are entering into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the “Merger Agreement”), pursuant to which TIG will merge with and into BayCom, with BayCom as the surviving entity (the “Merger”);

WHEREAS, Director is a shareholder of TIG and, as a result of the Merger and pursuant to the transactions contemplated by the Merger Agreement, Director is expected to receive significant consideration in exchange for the shares of TIG Common Stock held by Director;

WHEREAS, the goodwill associated with the acquisition of Director’s shares of TIG by BayCom through the Merger is of significant value and is critical to BayCom’s decision to consummate the Merger.

WHEREAS, prior to the date hereof, Director has served as a member of the Board of Directors of TIG or its wholly owned subsidiary, First State Bank of Colorado (“FSB”), and as an executive officer of FSB, and, therefore, Director has knowledge of the Confidential Information and Trade Secrets (as hereinafter defined);

WHEREAS, as a result of the Merger, BayCom will succeed to all of the Confidential Information and Trade Secrets, for which BayCom as of the Effective Time will have paid valuable consideration and desires reasonable protection; and

WHEREAS, it is a material prerequisite to the consummation of the Merger that each director of TIG and FSB, including Director, execute and deliver this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of these premises and the mutual covenants and undertakings herein contained, BayCom and Director, each intending to be legally bound, covenant and agree as follows:

Section 1.          Resignation. The Director does hereby resign, to the extent applicable, as a member of the board of directors and, if applicable, as an executive officer of TIG at the Effective Time and, to the extent applicable, as a member of the board of directors and as an executive officer of FSB at the time of the consummation of the merger of FSB with and into United Business Bank; provided, that, such resignation as an executive officer shall have no effect on any agreements then in effect between the Director, on the one hand, and TIG, FSB, BayCom and/or United Business Bank, on the other hand.

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Section 2.           Restrictive Covenants.

(a)          BayCom and the Director acknowledge and agree that: (i) various business connections, clientele and customers have been established by TIG and FSB (collectively the “TIG Entities”) and will be maintained at a great expense to BayCom; (ii) by virtue of the Director's service as a member of the boards of directors and/or executive officer of the TIG Entities, the Director has become familiar with the identity and the business needs of the customers and clientele of the TIG Entities; and (iii) BayCom will sustain great loss and damage if the Director violates the covenants and agreements hereinafter set forth, for which loss and damage BayCom does not have an adequate remedy at law. Director acknowledges that (i) BayCom has separately bargained for the restrictive covenants in this Agreement; and (ii) the types and periods of restrictions imposed by the covenants in this Agreement are fair and reasonable to Director and such restrictions will not prevent Director from earning a livelihood.

(b)          Having acknowledged the foregoing, solely in the event that the Merger is consummated, Director expressly covenants and agrees with BayCom as follows:

(i)          For a period beginning at the Effective Time and ending one (1) year after the Effective Time (the “Restricted Period”), the Director shall not, unless acting with the prior written consent of BayCom, whether for the Director’s own benefit or for the benefit of any other person, firm, corporation or other business organization (each a “Person”), (A) refer any customer, as of the Effective Time, including but not limited to loan, deposit and asset management customers, of the TIG Entities to any Competing Business (as defined in this Section below) other than the financial institution subsidiaries of BayCom; (B) except as expressly provided on Schedule I to this Agreement, solicit the business or patronage of any TIG Entity customer as of the Effective Time, including actively sought prospective customers of FSB, for the purpose of providing products or services by a Competing Business; (C) induce any TIG Entity customer as of the Effective Time to terminate or reduce any aspect of its relationship with BayCom or any of its financial institution subsidiaries in any material respect; (D) except as an officer, director, employee or consultant of BayCom or any of its financial institution subsidiaries, and as expressly provided on Schedule I to this Agreement, participate as a director, manager, officer or employee or consultant of a Competing Business that has an office located within the Restricted Territory (as defined in this Section below), or (E) solicit or recruit or attempt to solicit or recruit, directly or by assisting others, any employee of BayCom or any of its financial institution subsidiaries, whether or not such employee is a full-time employee or a temporary employee, whether or not such employment is pursuant to a written agreement and whether or not such employment is for a determined period or is at will, or take any action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of, or vendor or service provider doing business with, BayCom or any of its financial institution subsidiaries to terminate his, her or its employment or independent contractor relationship with BayCom or any of its financial institution subsidiaries; provided that the foregoing will not prevent the placement of any general solicitation for employment not specifically directed towards employees of BayCom or any of its financial institution subsidiaries or hiring any such person as a result thereof. For purposes of this Section (b)(i), the following terms shall be defined as set forth below:

(a)	“Competing Business” means any business, enterprise, operation, activity or service that provides the same or similar to the products or services of BayCom, United Business Bank or the TIG Entities as such exist or are contemplated as of the Effective Time;

(b)	“financial institution” includes any business engaged in the business of banking or that of owning or managing or controlling a bank or banks (which term shall include, but is not limited to, commercial banks, mortgage companies, savings and loan associations, credit unions and savings banks, or a holding company thereof); and

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(c)	"Restricted Territory" means the Colorado Counties of Adams, Arapahoe, Custer, Delta, Denver, Douglas, El Paso and Jefferson.

(ii)         Director will not disclose or use for his or her personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any Person other than BayCom and its financial institution subsidiaries at all times after the Effective Time, any confidential information regarding the business methods, business policies, procedures, techniques, research or development projects or results, trade secrets, or other knowledge or processes of or developed by any of the TIG Entities or any names and addresses of customers or any data on or relating to past, present or prospective customers or suppliers, financial data, financial plans, product plans or any other information relating to or dealing with the business operations or activities of any of the TIG Entities (including that which gives FSB an opportunity to obtain an advantage over competitors who do not know or use it), made known to the Director or learned or acquired by the Director while an employee or director of any of the TIG Entities that is not commonly known by or available to competitors of FSB or United Business Bank or the public (“Confidential Information” and “Trade Secrets”) for so long as such information remains Confidential Information or a Trade Secret, as applicable; provided, however, that the foregoing restrictions shall not apply to (a) any such data or information which is or comes into the public domain other than through the fault or negligence of the Director, (b) to any disclosure ordered by a court of competent jurisdiction or as otherwise required by law, (c) information that has been independently developed and disclosed by others, or (d) information that has otherwise entered the public domain through lawful means. In the event that Director is required by law to disclose any Confidential Information and Trade Secrets, Director will: (A) if and to the extent permitted by such law provide BayCom with prompt notice of such requirement prior to the disclosure so that BayCom may waive the requirements of this Agreement or seek an appropriate protective order at BayCom’s sole expense; and (B) use commercially reasonable efforts to obtain assurances that any Confidential Information and Trade Secrets disclosed will be accorded confidential treatment substantially on the same basis as provided in this Agreement. If, in the absence of a waiver or protective order, Director is nonetheless, in the opinion of his or her counsel, required to disclose Confidential Information and Trade Secrets, disclosure may be made only as to that portion of the Confidential Information and Trade Secrets that counsel advises Director is required to be disclosed. Nothing in this Agreement shall be interpreted or applied to prohibit Director from providing information to the auditors of TIG or BayCom or to any regulator, governmental agency or other governmental entity having jurisdiction over TIG, BayCom or their respective subsidiaries, or from participating in an investigation by any such entity, or from providing disclosure in compliance with a lawful subpoena. In addition, pursuant to the Defend Trade Secrets Act of 2016, 18 U.S.C. §1833(b), Director understands that an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a Trade Secret that (i) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.  Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer's Trade Secrets to the attorney and use the Trade Secret information in the court proceeding if the individual (y) files any document containing the Trade Secret under seal; and (z) does not disclose the Trade Secret, except pursuant to court order.

(iii)        During the Restricted Period, the Director will not make any remarks or statements, whether orally or in writing, about BayCom or any of its financial institution subsidiaries, any of their respective products or services, or any of their respective directors, officers, employees, agents or representatives that are derogatory. The restrictions in this subparagraph, however, do not prohibit the Director from taking any action relating to the enforcement of his or her rights under the Merger Agreement and the related documents.

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Section 3.          Release.

(a)          From and after the Effective Time, in consideration of the substantial benefits that Director will receive upon consummation of the transactions contemplated by the Merger Agreement, Director on Director’s own behalf and on behalf of Director’s past, present and future affiliates, agents, attorneys, administrators, heirs, executors, spouses, trustees, beneficiaries, representatives, successors and assigns claiming by or through Director (collectively, the “Releasing Parties”), hereby absolutely, unconditionally and irrevocably RELEASES and FOREVER DISCHARGES (the “Release”) TIG and FSB and their respective current and former affiliates, subsidiaries, subdivisions, officers, directors, employees, managers, partners, principals, advisors, agents, stockholders, members, investors, equity holders or other representatives (including attorneys, accountants, consultants, bankers and financial advisors), successors (including BayCom and its subsidiary United Business Bank), predecessors or assigns (each, a “Released Party” and collectively, the “Released Parties”) from the following (collectively, the “Releasing Party Claims”): any and all claims, demands, allegations, assertions, complaints, controversies, charges, duties (fiduciary or otherwise), breaches of duties, grievances, rights, causes of action, actions, suits, liabilities, debts, obligations, promises, commitments, agreements, guarantees, endorsements, duties, damages, costs, losses, debts and expenses (including attorneys’ fees and costs incurred) of any nature whatsoever (whether direct or indirect, known or unknown, disclosed or undisclosed, matured or unmatured, accrued or unaccrued, asserted or unasserted, absolute or contingent, determined or conditional, express or implied, fixed or variable and whether vicarious, derivative, joint, several or secondary) relating to the Released Parties, including, without limitation, any and all actions, activities, assets, liabilities and the ownership of any securities, whether known or unknown, suspected or unsuspected, absolute or contingent, direct or indirect or nominally or beneficially possessed or claimed by Director, whether the same be in administrative proceedings, in arbitration, at law, in equity or mixed, which Director ever had, now has or hereafter may have against any or all of the Released Parties, in respect of any and all agreements, liabilities or obligations entered into or incurred on or prior to the date hereof, or in respect of any event occurring or circumstances existing on or prior to the date hereof, whether or not relating to claims pending on, or asserted after, the date hereof; provided, however, that the foregoing release does not extend to, include or restrict or limit in any way, and each Releasing Party hereby reserves such Releasing Party’s rights, if any, and the right of the other Releasing Parties, if any, to pursue any and all Releasing Party Claims that such Releasing Party may now or in the future have solely on account of (a) any existing rights of such Releasing Party under any severance agreement, employment agreement or other employee benefit plan of TIG or FSB of which Director is a party or is otherwise a beneficiary thereof, (b) any rights or claims for benefits (other than any severance or deferred compensation) under benefit plans of FSB (or its successor) (including, without limiting the generality of the foregoing, COBRA benefits and rights to account balances and earnings thereon), (c) rights under any applicable workers’ compensation statutes arising out of compensable job related injuries, (d) any claims relating to salary, vacation pay or other compensation received in the ordinary course of business consistent with past practice, (e) any rights to indemnification for serving as an officer, director, agent or employee of FSB or any affiliates of FSB, provided that such rights exist as a matter of law or contract or pursuant to the corporate documents of such applicable company, (f) any rights under the Merger Agreement to the Merger Consideration, and (g) any claim which, as a matter of applicable Law, cannot be released.

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(b)          The Release does not govern any rights or claims that may arise under the federal Age Discrimination in Employment Act (“ADEA”), as amended by the Older Workers Benefit Protection Act of 1990, which is set forth at 29 U.S.C.§§ 621, et seq. Prior to receiving any severance under any severance agreement, employment agreement or other employee benefit plan of TIG or FSB, Director acknowledges and agrees that he will be required to sign a subsequent release that covers any rights or claims that he may have under the ADEA as amended.

(c)          Director agrees that because the Release specifically covers known and unknown claims, Director waives any and all rights under Section 1542 of the California Civil Code, or under any comparable law of any other jurisdiction. Section 1542 states:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

Director hereby expressly waives any rights Director may have under Section 1542 of the California Civil Code or any other applicable law to preserve Releasing Party Claims which Director does not know or suspect to exist in Director’s favor at the time of executing the Release. Director understands and acknowledges that Director may discover facts different from, or in addition to, those which Director knows or believes to be true with respect to the claims released herein, and agrees that the Release shall be and remain effective in all respects notwithstanding any subsequent discovery of different or additional facts. If Director discovers that any fact relied upon in entering into the Release was untrue, or that any fact was concealed, or that an understanding of the facts or law was incorrect, Director shall not be entitled to any relief as a result thereof, and Director surrenders any rights Director might have to rescind the Release on any ground. Such Release is intended to be and is final and binding regardless of any claim of misrepresentation, promise made with the intention of performing, concealment of fact, mistake of law, or any other circumstances whatsoever.

(d)          Director hereby irrevocably covenants to refrain from, and shall cause each of the other Releasing Parties to refrain from, asserting any claim or demand, or commencing, instituting or causing to be commenced, any suit, proceeding or manner of action of any kind against any Released Party based upon any Releasing Party Claim. If Director (or any of the other Releasing Parties) does any of the things mentioned in the immediately preceding sentence, then Director shall indemnify the Released Parties (or any of them) in the amount of the value of any final judgment or settlement (monetary or other) and any related cost (including reasonable legal fees) entered against, paid or incurred by the Released Parties (or any of them).

(e)          Director acknowledges that Director (a) has read the Release, (b) has been provided a full and ample opportunity to study it, (c) has been advised by FSB to consult with an attorney with respect to the terms of the Release, and (d) is signing the Release voluntarily with full knowledge that it is intended, to the maximum extent permitted by law, as a complete release and waiver of any and all claims, excluding any claims under ADEA. To revoke, Director must send a written notice of revocation to BayCom at the address set forth in Section 6 of this Agreement.

(f)          Director represents and warrants to the Released Parties that there has been no assignment or other transfer of any interest in any Releasing Party Claim.

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Section 4.           Specific Performance. Director acknowledges that irreparable loss and injury would result to BayCom upon the breach of any of the covenants contained in this Agreement and that damages arising out of such breach would be difficult to ascertain. Director hereby agrees that, in addition to all other remedies provided at law or in equity, BayCom may petition and obtain from a court of law or equity, without the necessity of proving actual damages and without posting any bond or other security, both temporary and permanent injunctive relief to prevent a breach by Director of this Agreement, and shall be entitled to an equitable accounting of all earnings, profits and other benefits arising out of any such breach. Moreover, if the Director has violated any of the provisions of Section 2, BayCom’s right to injunctive relief shall include, without limitation, the imposition of an additional period of time during which the Director will be required to comply with the violated provisions thereof, which period of time shall not be less than the period of time the Director was in violation of said provisions of Section 2. In the event of any legal action between the Director and BayCom under this Agreement, the prevailing party in such action shall be entitled to recover from the non-prevailing party reasonable fees and disbursements of his, her or its counsel (plus any court costs) incurred by such prevailing party in connection with such legal action.

Section 5.          Termination. This Agreement may be terminated at any time by the written consent of BayCom and the Director, and this Agreement shall be automatically terminated upon the earlier of (i) termination of the Merger Agreement in accordance with its terms; or (ii) one (1) year following the Effective Time, subject to any extension of the time period under Section 4. Upon termination of this Agreement, no party shall have any further obligations or liabilities hereunder, except that termination of this Agreement will not relieve a breaching party from liability for any breach of any provision of this Agreement occurring prior to the termination of this Agreement.

Section 6.          Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed properly given if delivered (a) personally, (b) by registered or certified mail (return receipt requested), with adequate postage prepaid thereon, (c) by properly addressed electronic mail delivery (with confirmation of delivery receipt), or (d) by reputable courier service to such party at its address set forth below, or at such other address or addresses as such party may specify from time to time by notice in like manner to the parties hereto. All notices shall be deemed effective upon delivery.

If to BayCom:	BayCom Corp.
500 Ygnacio Valley Road, Suite 200
Walnut Creek, California 94956
Attn: George J. Guarini, President and Chief Executive Officer
E-mail: gguarini@ubb-us.com

If to Director:	The address of the Director’s principal residence as it appears in TIG’s records as of the date hereof, as subsequently modified by the Director’s provision of notice regarding the same to BayCom.

Section 7.          Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of California, without regard for conflict of law provisions.

Section 8.          Modification and Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Director and BayCom. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior or subsequent time.

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Section 9.          Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be unreasonable as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, range of activities or subjects as to which such provision shall be valid and enforceable under applicable Law. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the purposes and intents of this Agreement.

Section 10.         Counterparts. This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.

Section 11.         Entire Agreement; Binding Effect. This Agreement is entered into as a condition to consummation of the Merger under the Merger Agreement and represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith. This Agreement shall be binding upon and inure to the benefit of the parties and BayCom’s successors in interest.

Section 12.         Construction; Interpretation. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The headings in this Agreement are for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

BAYCOM CORP

By:
Name:	George J. Guarini
Title:	President and Chief Executive Officer

DIRECTOR

By:
Name:

Signature Page – Non-Competition and Non-Disclosure Agreement

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Schedule I

For avoidance of doubt, the parties acknowledge and agree that the restrictions set forth in subsections (B) and (D) of Section 2(b)(i) shall not apply to any of the following activities of Director:

1.	The provision of legal services by Director to any Person.

2.	The offer and sale of insurance products by Director to any Person.

3.	The provision of investment advisory and brokerage services by Director to any Person.

4.	The provision of private equity/venture capital financing by Director to any Person.

5.	The provision of accounting services by Director to any Person.

6.	The provision of automobile financing in connection with the operation of auto dealerships.

7.	Obtaining banking-related services or products for entities owned or controlled by the Director as of the date of this Agreement.

8.	Referrals of clients or obtaining banking-related services in connection with the conduct of real estate businesses.

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EXHIBIT d

RESIGNATION, NON-COMPETITION, AND NON-DISCLOSURE AGREEMENT

This Resignation, Non-Competition and Non-Disclosure Agreement (“Agreement”), is dated as of June 28, 2019, by and between ___________________, an individual resident of the State of Colorado (“Director”), and BayCom Corp, a California corporation (together with its wholly-owned subsidiary, United Business Bank, collectively “BayCom”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (defined below).

RECITALS:

WHEREAS, concurrently with the execution of this Agreement, BayCom and TIG Bancorp, a Colorado corporation (“TIG”), are entering into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the “Merger Agreement”), pursuant to which TIG will merge with and into BayCom, with BayCom as the surviving entity (the “Merger”);

WHEREAS, Director is a shareholder of TIG and, as a result of the Merger and pursuant to the transactions contemplated by the Merger Agreement, Director is expected to receive significant consideration in exchange for the shares of TIG Common Stock held by Director;

WHEREAS, the goodwill associated with the acquisition of Director’s shares of TIG by BayCom through the Merger is of significant value and is critical to BayCom’s decision to consummate the Merger.

WHEREAS, prior to the date hereof, Director has served as a member of the Board of Directors of TIG or its wholly owned subsidiary, First State Bank of Colorado (“FSB”), and as an executive officer of FSB, and, therefore, Director has knowledge of the Confidential Information and Trade Secrets (as hereinafter defined);

WHEREAS, as a result of the Merger, BayCom will succeed to all of the Confidential Information and Trade Secrets, for which BayCom as of the Effective Time will have paid valuable consideration and desires reasonable protection; and

WHEREAS, it is a material prerequisite to the consummation of the Merger that each director of TIG and FSB, including Director, execute and deliver this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of these premises and the mutual covenants and undertakings herein contained, BayCom and Director, each intending to be legally bound, covenant and agree as follows:

Section 1.          Resignation. The Director does hereby resign, to the extent applicable, as a member of the board of directors and, if applicable, as an executive officer of TIG at the Effective Time and, to the extent applicable, as a member of the board of directors and as an executive officer of FSB at the time of the consummation of the merger of FSB with and into United Business Bank; provided, that, such resignation as an executive officer shall have no effect on any agreements then in effect between the Director, on the one hand, and TIG, FSB, BayCom and/or United Business Bank, on the other hand.

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Section 2.           Restrictive Covenants.

(a)          BayCom and the Director acknowledge and agree that: (i) various business connections, clientele and customers have been established by TIG and FSB (collectively the “TIG Entities”) and will be maintained at a great expense to BayCom; (ii) by virtue of the Director's service as a member of the boards of directors and/or executive officer of the TIG Entities, the Director has become familiar with the identity and the business needs of the customers and clientele of the TIG Entities; and (iii) BayCom will sustain great loss and damage if the Director violates the covenants and agreements hereinafter set forth, for which loss and damage BayCom does not have an adequate remedy at law. Director acknowledges that (i) BayCom has separately bargained for the restrictive covenants in this Agreement; and (ii) the types and periods of restrictions imposed by the covenants in this Agreement are fair and reasonable to Director and such restrictions will not prevent Director from earning a livelihood.

(b)          Having acknowledged the foregoing, solely in the event that the Merger is consummated, Director expressly covenants and agrees with BayCom as follows:

(i)          For a period beginning at the Effective Time and ending one (1) year after the Effective Time (the “Restricted Period”), the Director shall not, unless acting with the prior written consent of BayCom, whether for the Director’s own benefit or for the benefit of any other person, firm, corporation or other business organization (each a “Person”), (A) refer any customer, as of the Effective Time, including but not limited to loan, deposit and asset management customers, of the TIG Entities to any Competing Business (as defined in this Section below) other than the financial institution subsidiaries of BayCom; (B) except as expressly provided on Schedule I to this Agreement, solicit the business or patronage of any TIG Entity customer as of the Effective Time, including actively sought prospective customers of FSB, for the purpose of providing products or services by a Competing Business; (C) induce any TIG Entity customer as of the Effective Time to terminate or reduce any aspect of its relationship with BayCom or any of its financial institution subsidiaries in any material respect; (D) except as an officer, director, employee or consultant of BayCom or any of its financial institution subsidiaries, and as expressly provided on Schedule I to this Agreement, participate as a director, manager, officer or employee or consultant of a Competing Business that has an office located within the Restricted Territory (as defined in this Section below), or (E) solicit or recruit or attempt to solicit or recruit, directly or by assisting others, any employee of BayCom or any of its financial institution subsidiaries, whether or not such employee is a full-time employee or a temporary employee, whether or not such employment is pursuant to a written agreement and whether or not such employment is for a determined period or is at will, or take any action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of, or vendor or service provider doing business with, BayCom or any of its financial institution subsidiaries to terminate his, her or its employment or independent contractor relationship with BayCom or any of its financial institution subsidiaries; provided that the foregoing will not prevent the placement of any general solicitation for employment not specifically directed towards employees of BayCom or any of its financial institution subsidiaries or hiring any such person as a result thereof. For purposes of this Section (b)(i), the following terms shall be defined as set forth below:

(a)	“Competing Business” means any business, enterprise, operation, activity or service that provides the same or similar to the products or services of BayCom, United Business Bank or the TIG Entities as such exist or are contemplated as of the Effective Time;

(b)	“financial institution” includes any business engaged in the business of banking or that of owning or managing or controlling a bank or banks (which term shall include, but is not limited to, commercial banks, mortgage companies, savings and loan associations, credit unions and savings banks, or a holding company thereof); and

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(c)	"Restricted Territory" means the Colorado Counties of Adams, Arapahoe, Custer, Delta, Denver, Douglas, El Paso and Jefferson.

(ii)         Director will not disclose or use for his or her personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any Person other than BayCom and its financial institution subsidiaries at all times after the Effective Time, any confidential information regarding the business methods, business policies, procedures, techniques, research or development projects or results, trade secrets, or other knowledge or processes of or developed by any of the TIG Entities or any names and addresses of customers or any data on or relating to past, present or prospective customers or suppliers, financial data, financial plans, product plans or any other information relating to or dealing with the business operations or activities of any of the TIG Entities (including that which gives FSB an opportunity to obtain an advantage over competitors who do not know or use it), made known to the Director or learned or acquired by the Director while an employee or director of any of the TIG Entities that is not commonly known by or available to competitors of FSB or United Business Bank or the public (“Confidential Information” and “Trade Secrets”) for so long as such information remains Confidential Information or a Trade Secret, as applicable; provided, however, that the foregoing restrictions shall not apply to (a) any such data or information which is or comes into the public domain other than through the fault or negligence of the Director, (b) to any disclosure ordered by a court of competent jurisdiction or as otherwise required by law, (c) information that has been independently developed and disclosed by others, or (d) information that has otherwise entered the public domain through lawful means. In the event that Director is required by law to disclose any Confidential Information and Trade Secrets, Director will: (A) if and to the extent permitted by such law provide BayCom with prompt notice of such requirement prior to the disclosure so that BayCom may waive the requirements of this Agreement or seek an appropriate protective order at BayCom’s sole expense; and (B) use commercially reasonable efforts to obtain assurances that any Confidential Information and Trade Secrets disclosed will be accorded confidential treatment substantially on the same basis as provided in this Agreement. If, in the absence of a waiver or protective order, Director is nonetheless, in the opinion of his or her counsel, required to disclose Confidential Information and Trade Secrets, disclosure may be made only as to that portion of the Confidential Information and Trade Secrets that counsel advises Director is required to be disclosed. Nothing in this Agreement shall be interpreted or applied to prohibit Director from providing information to the auditors of TIG or BayCom or to any regulator, governmental agency or other governmental entity having jurisdiction over TIG, BayCom or their respective subsidiaries, or from participating in an investigation by any such entity, or from providing disclosure in compliance with a lawful subpoena. In addition, pursuant to the Defend Trade Secrets Act of 2016, 18 U.S.C. §1833(b), Director understands that an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a Trade Secret that (i) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.  Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer's Trade Secrets to the attorney and use the Trade Secret information in the court proceeding if the individual (y) files any document containing the Trade Secret under seal; and (z) does not disclose the Trade Secret, except pursuant to court order.

(iii)        During the Restricted Period, the Director will not make any remarks or statements, whether orally or in writing, about BayCom or any of its financial institution subsidiaries, any of their respective products or services, or any of their respective directors, officers, employees, agents or representatives that are derogatory. The restrictions in this subparagraph, however, do not prohibit the Director from taking any action relating to the enforcement of his or her rights under the Merger Agreement and the related documents.

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(iv)         Director acknowledges and agrees that, immediately prior to the effective time of the Merger, his Executive Employment Agreement with FSB dated June 21, 2017 shall be terminated, with no severance payments or benefits to be provided under such agreement.

Section 3.          Release.

(a)          From and after the Effective Time, in consideration of the substantial benefits that Director will receive upon consummation of the transactions contemplated by the Merger Agreement, Director on Director’s own behalf and on behalf of Director’s past, present and future affiliates, agents, attorneys, administrators, heirs, executors, spouses, trustees, beneficiaries, representatives, successors and assigns claiming by or through Director (collectively, the “Releasing Parties”), hereby absolutely, unconditionally and irrevocably RELEASES and FOREVER DISCHARGES (the “Release”) TIG and FSB and their respective current and former affiliates, subsidiaries, subdivisions, officers, directors, employees, managers, partners, principals, advisors, agents, stockholders, members, investors, equity holders or other representatives (including attorneys, accountants, consultants, bankers and financial advisors), successors (including BayCom and its subsidiary United Business Bank), predecessors or assigns (each, a “Released Party” and collectively, the “Released Parties”) from the following (collectively, the “Releasing Party Claims”): any and all claims, demands, allegations, assertions, complaints, controversies, charges, duties (fiduciary or otherwise), breaches of duties, grievances, rights, causes of action, actions, suits, liabilities, debts, obligations, promises, commitments, agreements, guarantees, endorsements, duties, damages, costs, losses, debts and expenses (including attorneys’ fees and costs incurred) of any nature whatsoever (whether direct or indirect, known or unknown, disclosed or undisclosed, matured or unmatured, accrued or unaccrued, asserted or unasserted, absolute or contingent, determined or conditional, express or implied, fixed or variable and whether vicarious, derivative, joint, several or secondary) relating to the Released Parties, including, without limitation, any and all actions, activities, assets, liabilities and the ownership of any securities, whether known or unknown, suspected or unsuspected, absolute or contingent, direct or indirect or nominally or beneficially possessed or claimed by Director, whether the same be in administrative proceedings, in arbitration, at law, in equity or mixed, which Director ever had, now has or hereafter may have against any or all of the Released Parties, in respect of any and all agreements, liabilities or obligations entered into or incurred on or prior to the date hereof, or in respect of any event occurring or circumstances existing on or prior to the date hereof, whether or not relating to claims pending on, or asserted after, the date hereof; provided, however, that the foregoing release does not extend to, include or restrict or limit in any way, and each Releasing Party hereby reserves such Releasing Party’s rights, if any, and the right of the other Releasing Parties, if any, to pursue any and all Releasing Party Claims that such Releasing Party may now or in the future have solely on account of (a) any existing rights of such Releasing Party under any severance agreement, employment agreement or other employee benefit plan of TIG or FSB of which Director is a party or is otherwise a beneficiary thereof, (b) any rights or claims for benefits (other than any severance or deferred compensation) under benefit plans of FSB (or its successor) (including, without limiting the generality of the foregoing, COBRA benefits and rights to account balances and earnings thereon), (c) rights under any applicable workers’ compensation statutes arising out of compensable job related injuries, (d) any claims relating to salary, vacation pay or other compensation received in the ordinary course of business consistent with past practice, (e) any rights to indemnification for serving as an officer, director, agent or employee of FSB or any affiliates of FSB, provided that such rights exist as a matter of law or contract or pursuant to the corporate documents of such applicable company, (f) any rights under the Merger Agreement to the Merger Consideration, and (g) any claim which, as a matter of applicable Law, cannot be released.

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(b)          The Release does not govern any rights or claims that may arise under the federal Age Discrimination in Employment Act (“ADEA”), as amended by the Older Workers Benefit Protection Act of 1990, which is set forth at 29 U.S.C.§§ 621, et seq. Prior to receiving any severance under any severance agreement, employment agreement or other employee benefit plan of TIG or FSB, Director acknowledges and agrees that he will be required to sign a subsequent release that covers any rights or claims that he may have under the ADEA as amended.

(c)          Director agrees that because the Release specifically covers known and unknown claims, Director waives any and all rights under Section 1542 of the California Civil Code, or under any comparable law of any other jurisdiction. Section 1542 states:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

Director hereby expressly waives any rights Director may have under Section 1542 of the California Civil Code or any other applicable law to preserve Releasing Party Claims which Director does not know or suspect to exist in Director’s favor at the time of executing the Release. Director understands and acknowledges that Director may discover facts different from, or in addition to, those which Director knows or believes to be true with respect to the claims released herein, and agrees that the Release shall be and remain effective in all respects notwithstanding any subsequent discovery of different or additional facts. If Director discovers that any fact relied upon in entering into the Release was untrue, or that any fact was concealed, or that an understanding of the facts or law was incorrect, Director shall not be entitled to any relief as a result thereof, and Director surrenders any rights Director might have to rescind the Release on any ground. Such Release is intended to be and is final and binding regardless of any claim of misrepresentation, promise made with the intention of performing, concealment of fact, mistake of law, or any other circumstances whatsoever.

(d)          Director hereby irrevocably covenants to refrain from, and shall cause each of the other Releasing Parties to refrain from, asserting any claim or demand, or commencing, instituting or causing to be commenced, any suit, proceeding or manner of action of any kind against any Released Party based upon any Releasing Party Claim. If Director (or any of the other Releasing Parties) does any of the things mentioned in the immediately preceding sentence, then Director shall indemnify the Released Parties (or any of them) in the amount of the value of any final judgment or settlement (monetary or other) and any related cost (including reasonable legal fees) entered against, paid or incurred by the Released Parties (or any of them).

(e)          Director acknowledges that Director (a) has read the Release, (b) has been provided a full and ample opportunity to study it, (c) has been advised by FSB to consult with an attorney with respect to the terms of the Release, and (d) is signing the Release voluntarily with full knowledge that it is intended, to the maximum extent permitted by law, as a complete release and waiver of any and all claims, excluding any claims under ADEA. To revoke, Director must send a written notice of revocation to BayCom at the address set forth in Section 6 of this Agreement.

(f)          Director represents and warrants to the Released Parties that there has been no assignment or other transfer of any interest in any Releasing Party Claim.

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Section 4.          Specific Performance. Director acknowledges that irreparable loss and injury would result to BayCom upon the breach of any of the covenants contained in this Agreement and that damages arising out of such breach would be difficult to ascertain. Director hereby agrees that, in addition to all other remedies provided at law or in equity, BayCom may petition and obtain from a court of law or equity, without the necessity of proving actual damages and without posting any bond or other security, both temporary and permanent injunctive relief to prevent a breach by Director of this Agreement, and shall be entitled to an equitable accounting of all earnings, profits and other benefits arising out of any such breach. Moreover, if the Director has violated any of the provisions of Section 2, BayCom’s right to injunctive relief shall include, without limitation, the imposition of an additional period of time during which the Director will be required to comply with the violated provisions thereof, which period of time shall not be less than the period of time the Director was in violation of said provisions of Section 2. In the event of any legal action between the Director and BayCom under this Agreement, the prevailing party in such action shall be entitled to recover from the non-prevailing party reasonable fees and disbursements of his, her or its counsel (plus any court costs) incurred by such prevailing party in connection with such legal action.

Section 5.          Termination. This Agreement may be terminated at any time by the written consent of BayCom and the Director, and this Agreement shall be automatically terminated upon the earlier of (i) termination of the Merger Agreement in accordance with its terms; or (ii) one (1) year following the Effective Time, subject to any extension of the time period under Section 4. Upon termination of this Agreement, no party shall have any further obligations or liabilities hereunder, except that termination of this Agreement will not relieve a breaching party from liability for any breach of any provision of this Agreement occurring prior to the termination of this Agreement.

Section 6.          Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed properly given if delivered (a) personally, (b) by registered or certified mail (return receipt requested), with adequate postage prepaid thereon, (c) by properly addressed electronic mail delivery (with confirmation of delivery receipt), or (d) by reputable courier service to such party at its address set forth below, or at such other address or addresses as such party may specify from time to time by notice in like manner to the parties hereto. All notices shall be deemed effective upon delivery.

If to BayCom:	BayCom Corp.
500 Ygnacio Valley Road, Suite 200
Walnut Creek, California 94956
Attn: George J. Guarini, President and Chief Executive Officer
E-mail: gguarini@ubb-us.com

If to Director:	The address of the Director’s principal residence as it appears in TIG’s records as of the date hereof, as subsequently modified by the Director’s provision of notice regarding the same to BayCom.

Section 7.          Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of California, without regard for conflict of law provisions.

Section 8.          Modification and Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Director and BayCom. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior or subsequent time.

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Section 9.          Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be unreasonable as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, range of activities or subjects as to which such provision shall be valid and enforceable under applicable Law. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the purposes and intents of this Agreement.

Section 10.         Counterparts. This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.

Section 11.         Entire Agreement; Binding Effect. This Agreement is entered into as a condition to consummation of the Merger under the Merger Agreement and represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith. This Agreement shall be binding upon and inure to the benefit of the parties and BayCom’s successors in interest.

Section 12.         Construction; Interpretation. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The headings in this Agreement are for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

BAYCOM CORP

By:
Name:	George J. Guarini
Title:	President and Chief Executive Officer

DIRECTOR

By:
Name:

Signature Page – Non-Competition and Non-Disclosure Agreement

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Schedule I

For avoidance of doubt, the parties acknowledge and agree that the restrictions set forth in subsections (B) and (D) of Section 2(b)(i) shall not apply to any of the following activities of Director:

1.	The provision of legal services by Director to any Person.

2.	The offer and sale of insurance products by Director to any Person.

3.	The provision of investment advisory and brokerage services by Director to any Person.

4.	The provision of private equity/venture capital financing by Director to any Person.

5.	The provision of accounting services by Director to any Person.

6.	The provision of automobile financing in connection with the operation of auto dealerships.

7.	Obtaining banking-related services or products for entities owned or controlled by the Director as of the date of this Agreement.

8.	Referrals of clients or obtaining banking-related services in connection with the conduct of real estate businesses.

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EXHIBIT E

BANK AGREEMENT OF MERGER

This AGREEMENT OF MERGER, dated as of _______, 2019 (this “Merger Agreement”), is made and entered into by and between United Business Bank, a California state-chartered banking corporation and wholly-owned subsidiary of BayCom Corp (“United Business Bank”) and First State Bank of Colorado , a Colorado state-chartered bank (“First State Bank”).

WHEREAS, BayCom Corp, a California corporation and bank holding company of United Business Bank and TIG Bancorp, a Colorado corporation and bank holding company of First State Bank, have entered into an Agreement and Plan of Merger, dated as of ___________________, 2019 (the “Plan of Merger”), providing, among other things, for the merger of First State Bank with and into United Business Bank, with United Business Bank surviving the merger (the “Bank Merger”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Plan of Merger.

NOW, THEREFORE, in consideration of the premises and mutual agreements contained in this Merger Agreement and the Plan of Merger, the parties to this Merger Agreement hereby agree that First State Bank shall be merged with and into United Business Bank in accordance with the provisions of the laws of the State of California and upon the terms and subject to the conditions set forth as follows:

1.	The Bank Merger.

(a)          Effective Time. The Bank Merger shall be pursuant to the provisions of, and with the effect provided in, the California General Corporation Law and the California Financial Code, and the Bank Merger shall become effective upon the filing of a copy of this Merger Agreement (bearing the certification of the Secretary of State of the State of California) and all other requisite accompanying certificates in the office of the California Commissioner of Business Oversight (the “Bank Merger Effective Time”).

.

(b)          Effect of the Merger. At the Bank Merger Effective Time, First State Bank shall be merged with and into United Business Bank and the separate corporate existence of First State Bank shall cease. United Business Bank shall be the Surviving Bank (the “Surviving Bank”) in the Bank Merger. At such time, without other transfer, all the property, rights, privileges, powers and franchises of First State Bank shall vest in the Surviving Bank, and all debts, liabilities, obligations, restrictions, disabilities and duties of First State Bank Bank shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Bank. The separate existence of the Surviving Bank as a California corporation, with all its purposes, objects, rights, powers, privileges and franchises, shall continue unaffected and unimpaired by the Bank Merger.

(c)          Name. The name of the Surviving Bank shall be “United Business Bank.”

2.	Corporate Governance.

(a)          Articles of Incorporation; Bylaws. From and after the Bank Merger Effective Time and until thereafter amended in accordance with applicable law, (i) the articles of incorporation of United Business Bank as in effect immediately prior to the Bank Merger Effective Time shall be the articles of incorporation of the Surviving Bank; and (ii) the bylaws of United Business Bank as in effect immediately prior to the Bank Merger Effective Time shall be the bylaws of the Surviving Bank.

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(b)          Board of Directors. At the Bank Merger Effective Time, the directors and corporate officers of the Surviving Bank shall be those persons who are the directors and corporate officers of United Business Bank immediately prior to the Bank Merger Effective Time, and they shall continue to hold office from and after the Bank Merger Effective Time until they shall have resigned or shall have been legally removed or until respective successors shall have been elected and qualified.

3.	Effect of Merger on Outstanding Shares.

In and by virtue of the Bank Merger and at the Bank Merger Effective Time, pursuant to this Merger Agreement, the shares of United Business Bank common stock (“United Business Bank Stock”) and the shares of First State Bank common Stock (“First State Bank Stock”) outstanding at the Bank Merger Effective Time shall be treated as follows:

(a)          United Business Bank Stock. Each share of United Business Bank Stock issued and outstanding immediately prior to the Bank Merger Effective Time shall remain an issued and outstanding share of common stock of United Business Bank and shall not be affected by the Bank Merger.

(b)          First State Bank Stock. Each share of First State Bank Stock issued and outstanding immediately prior to the Bank Merger Effective Time shall cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor.

4.	General Provisions.

(a)          Termination and Agreement. The obligations of the parties to effect the Bank Merger shall be subject to all the terms and conditions contained in the Plan of Merger. Notwithstanding shareholder approval of this Merger Agreement, this Merger Agreement shall terminate forthwith in the event that the Plan of Merger shall be terminated as therein provided prior to the Bank Merger Effective Time.

(b)          Amendment. Subject to applicable law, this Merger Agreement may be amended by First State Bank and United Business Bank at any time prior to the Bank Merger Effective Time. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

(c)          Successors and Assigns. This Merger Agreement shall be binding upon and enforceable by the parties hereto and their respective successors, assigns and transferees, but this Merger Agreement may not be assigned by any party hereto without the written consent of the other.

(d)          Governing Law. This Merger Agreement has been executed in the state of California, and the laws of the state of California shall govern the validity and interpretation hereof and the performance by the parties hereto.

(e)          Counterparts. This Merger Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

UNITED BUSINESS BANK

By:
Name:	George J. Guarini
Title:	President/CEO

By:
Name:	Keary L. Colwell
Title:	Corporate Secretary

FIRST STATE BANK OF COLORADO

By:
Name:
Title:	President/CEO

By:
Name:
Title:	Corporate Secretary

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Certificate of Approval

of

Agreement of Merger

George J. Guarini and Keary L. Colwell certify that:

1.	They are the President and the Corporate Secretary, respectively, of United Business Bank, a California state-chartered bank.

2.	The principal terms of the Agreement of Merger in the form attached were duly approved by the board of directors.

3.	No shareholder approval was required for the Agreement of Merger pursuant to Section 1201(b) of the California Corporations Code as all the shareholders of United Business Bank immediately prior to the merger will continue to own all the outstanding shares of United Business Bank after the merger.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: _______________, 2019
George J. Guarini, President

Keary L. Colwell, Corporate Secretary

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Certificate of Approval

of

Agreement of Merger

____________________ and ___________________certify that:

1.	They are the President/CEO and the Corporate Secretary of First State Bank of Colorado, a Colorado state-chartered bank.

2.	The principal terms of the Agreement of Merger in the form attached were duly approved by the board of directors of First State Bank of Colorado.

3.	First State Bank of Colorado has only one class of shares outstanding and the total number of outstanding shares entitled to vote on the merger is __________ shares of common stock.

4.	The principal terms of the Agreement of Merger in the form attached hereto were approved by the vote of the sole shareholder of First State Bank of Colorado which equaled 100% of the outstanding shares. The vote required was 100% of the outstanding shares.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: _____________, 2019
___________________, President

___________________, Corporate Secretary

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Appendix B

June 28, 2019

Board of Directors

TIG Bancorp

73 South Tamarron Drive, Suite 865

Durango, Colorado 81301

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock of TIG Bancorp, Durango, Colorado (“TIG”) of the consideration (the “Merger Consideration”) to be received by shareholders of TIG in the proposed merger of TIG with and into BayCom Corp, Walnut Creek, California (“BayCom”), pursuant to the Agreement and Plan of Merger (the “Agreement”).

Pursuant to the terms of the Agreement, each share of common stock of TIG (“TIG Common Stock”) issued and outstanding immediately prior to the Effective Time, including Trust Account Common Shares and DPC Common Shares (as such terms are defined in Section 1.4(c) of the Agreement), but excluding any Cancelled Shares and Dissenting Shares, shall be converted, in accordance with the procedures set forth in Article II, into the right to receive (i) 0.27543 shares (the “Exchange Ratio”) of BayCom Common Stock and (ii) $6.34 in cash without interest (the “Cash Consideration”) (such consideration set forth in clauses (i) and (ii), the “Merger Consideration”). All capitalized items used in this letter shall have the meanings ascribed to them in the Agreement. The terms of the Merger are more fully set forth in the Agreement.

For purposes of this opinion and in connection with our review of the proposed transaction, we have, among other things:

Vining-Sparks Community Bank Advisory Group

1601 W. 38th Street • Suite 207 • Austin, Texas 78731

(512) 495-9890 • Fax (512) 495-9894

Member FINRA/SIPC

B-1

Board of Directors

TIG Bancorp

June 28, 2019

1.	Reviewed the terms of the Agreement;

2.	Reviewed certain publicly available financial statements, both audited (where available) and un-audited, and related financial information of BayCom and TIG, including those included in their respective annual reports for the past two years and their respective quarterly reports for the past two years;

3.	Reviewed publicly available consensus “street estimates” of BayCom earnings for 2019 and 2020 and reviewed publicly available research reports;

4.	Reviewed certain financial forecasts and projections of TIG, prepared by TIG management, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Merger discussed with TIG management;

5.	Held discussions with senior management of TIG concerning the past and current results of operations of TIG, its current financial condition and management’s opinion of its future prospects;

6.	Reviewed reported market prices and historical trading activity of BayCom common stock;

7.	Reviewed certain aspects of the financial performance of BayCom and compared such financial performance of BayCom, together with stock market data relating to BayCom common stock, with similar data available for certain other financial institutions and certain of their publicly traded securities;

8.	Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

9.	Reviewed the potential pro forma impact of the Merger; and

10.	Reviewed such other information, financial studies, analyses and investigations, as we considered appropriate under the circumstances.

B-2

Board of Directors

TIG Bancorp

June 28, 2019

In giving our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all of the financial and other information that has been provided to us by TIG and BayCom, and their respective representatives, and of the publicly available information that was reviewed by us. We are not experts in the evaluation of allowances for loan losses and have not independently verified such allowances. We assumed that the allowance for loan losses set forth in the financial statements of TIG and BayCom is adequate to cover such losses and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements. We were not retained to and we did not conduct a physical inspection of any of the properties or facilities of TIG or BayCom, did not make any independent evaluation or appraisal of the assets, liabilities or prospects of TIG or BayCom, were not furnished with any such evaluation or appraisal, and did not review any individual credit files. Our opinion is necessarily based on economic, market, and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, it is important to understand that although subsequent developments may affect its opinion, we do not have any obligation to further update, revise, or reaffirm our opinion. Furthermore, our opinion is based upon the current trading range for BayCom Common Stock and does not take into account potential significant changes to the BayCom Common Stock price between the date hereof and the Effective Time. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger, as set forth in the Agreement, to be consummated. No opinion is expressed as to whether any alternative transaction might be more favorable to holders of TIG common stock than the Merger.

Vining Sparks IBG, L.P. (“Vining Sparks”), as part of its investment banking business, is regularly engaged in the valuation of banks and bank holding companies, thrifts and thrift holding companies, and various other financial services companies, in connection with mergers and acquisitions and valuations for other purposes. In rendering this fairness opinion, we have acted on behalf of the Board of Directors of TIG and will receive a fee for our services, which is payable upon delivery of this opinion.

Vining Sparks’ opinion as expressed herein is limited to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of shares of TIG common stock in the Merger and does not address TIG’s underlying business decision to proceed with the Merger. We have been retained on behalf of the Board of Directors of TIG, and our opinion does not constitute a recommendation to any director of TIG as to how such director should vote with respect to the Agreement. In rendering this opinion, we express no opinions with respect to the amount or nature of any compensation to any officers, directors, or employees of TIG or BayCom, or any class of such persons relative to the consideration to be received by the holders of shares of TIG common stock in the transaction or with respect to the fairness of any such compensation.

B-3

Board of Directors

TIG Bancorp

June 28, 2019

In the two years prior to the issuance of this opinion, Vining Sparks engaged in securities and loan sales and trading activity with TIG and/or its subsidiary bank for which Vining Sparks was paid commissions or other fees, which may include mark-ups on the purchase or sale of loans and securities. In the two years prior to the issuance of this opinion, Vining Sparks has provided financial advisory services to BayCom and has engaged in securities and loan sales and trading activity with BayCom and/or its subsidiary bank for which Vining Sparks was paid commissions or other fees, which may include mark-ups on the purchase or sale of loans and securities.

Except as hereinafter provided, this opinion may not be disclosed, communicated, reproduced, disseminated, quoted or referred to at any time, to any third party or in any manner or for any purpose whatsoever without our prior written consent, which consent will not be unreasonably withheld, based upon review by us of the content of any such public reference, which shall be satisfactory to us in our reasonable judgment. This letter is addressed and directed to the Board of Directors of TIG in your consideration of the Merger and is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. This opinion was approved by the fairness opinion committee of Vining Sparks. Subject to the foregoing and based on our experience as investment bankers, our activities as described above, and other factors we have deemed relevant, we are of the opinion as of the date hereof that the Merger Consideration to be received by the holders of shares of TIG common stock is fair, from a financial point of view.

Sincerely,

Vining Sparks IBG, L.P.

B-4

APPENDIX C

COLORADO DISSENTERS’ RIGHTS STATUTE

7-113-101. Definitions.

For purposes of this article:

(1) “Beneficial shareholder” means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

(3) “Dissenter” means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

(4) “Fair value”, with respect to a dissenter’s shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

(6) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

(7) “Shareholder” means either a record shareholder or a beneficial shareholder.

7-113-102. Right to dissent

(1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the corporation is a party if:

(I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

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(II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

(b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

(c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1);

(d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102 (2);

(c) Consummation of a conversion in which the corporation is the converting entity as provided in section 7-90-206 (2);

(f) An amendment, conversion, or merger described in section 7-101-504 (3); and

(g) Consummation of a plan by which a public benefit corporation terminates public benefit corporation status by merger or conversion into a corporation that has not elected public benefit corporation status as provided in section 7-101-504 (4) or by amendment of its articles of incorporation.

(1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares that either were listed on a national securities exchange registered under the federal “Securities Exchange Act of 1934”, as amended, or were held of record by more than two thousand shareholders, at the time of:

(a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders’ meeting at which the corporate action is submitted to a vote;

(b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

(c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder’s shares, pursuant to the corporate action, anything except:

(a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

(b) Shares of any other corporation which, at the effective date of the plan of merger or share exchange, either will be listed on a national securities exchange registered under the federal “Securities Exchange Act of 1934”, as amended, or will be held of record by more than two thousand shareholders;

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(c) Cash in lieu of fractional shares; or

(d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

(2) (Deleted by amendment, L. 96, p. 1321, § 30, effective June 1, 1996.)

(2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

(3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

(4) A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

7-113-103. Dissent by nominees and beneficial owners

(1) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the record shareholder’s name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters’ rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters’ rights as to the shares held on the beneficial shareholder’s behalf only if:

(a) The beneficial shareholder causes the corporation to receive the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

(3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters’ rights as to all such shares as to which there is no limitation on the ability to exercise dissenters’ rights. Any such requirement shall be stated in the dissenters’ notice given pursuant to section 7-113-203.

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7-113-201. Notice of dissenters’ rights

(1) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is submitted to a vote at a shareholders’ meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters’ rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders’ meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder’s shares under this article by reason of the shareholder’s failure to comply with the provisions of section 7-113-202 (1).

(2) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters’ rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders’ meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder’s shares under this article by reason of the shareholder’s failure to comply with the provisions of section 7-113-202 (2).

7-113-202. Notice of intent to demand payment

(1) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is submitted to a vote at a shareholders’ meeting and if notice of dissenters’ rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (1), a shareholder who wishes to assert dissenters’ rights shall:

(a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder’s intention to demand payment for the shareholder’s shares if the proposed corporate action is effectuated; and

(b) Not vote the shares in favor of the proposed corporate action.

(2) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters’ rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (2), a shareholder who wishes to assert dissenters’ rights shall not execute a writing consenting to the proposed corporate action.

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(3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder’s shares under this article.

7-113-203. Dissenters’ notice

(1) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized, the corporation shall give a written dissenters’ notice to all shareholders who are entitled to demand payment for their shares under this article.

(2) The dissenters’ notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters’ rights under section 7-113-102 and shall:

(a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

(b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

(c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

(e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

(f) State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and

(g) Be accompanied by a copy of this article.

7-113-204. Procedure to demand payment

(1) A shareholder who is given a dissenters’ notice pursuant to section 7-113-203 and who wishes to assert dissenters’ rights shall, in accordance with the terms of the dissenters’ notice:

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(a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2) (d), duly completed, or may be stated in another writing; and

(b) Deposit the shareholder’s certificates for certificated shares.

(2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder’s exercise of dissenters’ rights and has only the right to receive payment for the shares after the effective date of such corporate action.

(3) Except as provided in section 7-113-207 or 7-113-209 (1) (b), the demand for payment and deposit of certificates are irrevocable.

(4) A shareholder who does not demand payment and deposit the shareholder’s share certificates as required by the date or dates set in the dissenters’ notice is not entitled to payment for the shares under this article.

7-113-205. Uncertificated shares

(1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

(2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

7-113-206. Payment

(1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters’ rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares, the amount the corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest.

(2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

(a) The corporation’s balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders’ equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

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(b) A statement of the corporation’s estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter’s right to demand payment under section 7-113-209; and

(e) A copy of this article.

7-113-207. Failure to take action

(1) If the effective date of the corporate action creating dissenters’ rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2) If the effective date of the corporate action creating dissenters’ rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters’ notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

7-113-208. Special provisions relating to shares acquired after announcement of proposed corporate action

(1) The corporation may, in or with the dissenters’ notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters’ rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter’s payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters’ rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters’ rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

(2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).

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7-113-209. Procedure if dissenter is dissatisfied with payment or offer

(1) A dissenter may give notice to the corporation in writing of the dissenter’s estimate of the fair value of the dissenter’s shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation’s offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

(a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

(b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

(c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207 (1).

(2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter’s shares.

7-113-301. Court action

(1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

(2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court for the county in this state in which the street address of the corporation’s principal office is located, or, if the corporation has no principal office in this state, in the district court for the county in which the street address of its registered agent is located, or, if the corporation has no registered agent, in the district court for the city and county of Denver. If the corporation is a foreign corporation without a registered agent, it shall commence the proceeding in the county in which the domestic corporation merged into, or whose shares were acquired by, the foreign corporation would have commenced the action if that corporation were subject to the first sentence of this subsection (2).

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter’s payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares, or as provided by law.

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(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

(5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter’s shares for which the corporation elected to withhold payment under section 7-113-208.

7-113-302. Court costs and counsel fees

(1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with part 2 of this article; or

(b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

California General Corporation Law. Under Section 317 of the California Corporations Code, or the CGCL, a California corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was an agent of the corporation, against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a California corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders, provided that no indemnification shall be made for any of the following (1) with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine; (2) of amounts paid in settling or otherwise disposing of a pending action without court approval; or (3) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

Section 317 of the CGCL also provides that, to the extent that an agent of a corporation has been successful on the merits in the defense of any proceeding referred to in either of the foregoing paragraphs or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Section 317 of the CGCL also provides that to the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to above or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Except as provided in the paragraph above, any indemnification under this section shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth above, by any of the following: (1) a majority vote of a quorum consisting of directors who are not parties to such proceeding, (2) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion, (3) approval of the shareholders (Section 153), with the shares owned by the person to be indemnified not being entitled to vote thereon, or (4) The court in which the proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the corporation.

Articles of Incorporation and Bylaws. BayCom’s articles of incorporation provide that the liability of the directors of BayCom for monetary damages shall be eliminated to the fullest extent permissible under California law. BayCom’s articles of incorporation and bylaws also provide that it is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits of such excess indemnification set forth in Section 204 of the Corporations Code.

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Insurance. BayCom has also obtained officers’ and directors’ liability insurance which insures against liabilities that officers and directors may, in such capacities, incur. Section 317 of the CGCL provides that a California corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in any that capacity or arising out of the agent’s status as such whether or not the corporation would have the power to indemnify the agent against that liability under CGCL Section 317.

Item 21. Exhibits.

(a)	Exhibits.

Exhibit No.	Description and Method of Filing

2.1	Agreement and Plan of Merger by and between BayCom Corp and TIG Bancorp dated June 28, 2019 (included as Appendix A to the proxy statement/prospectus contained in this Registration Statement).
2.2	Agreement and Plan of Merger by and between BayCom Corp and Uniti Financial Corporation dated December 7, 2018.(1)
2.3	Agreement and Plan of Merger, between BayCom Corp, BC Merger Company, United Business Bank, Bethlehem Financial Corporation, and MyBank dated as of August 10, 2018.(2)
2.4	Agreement and Plan of Reorganization and Merger, between BayCom Corp, Bay Commercial Bank, First ULB Corp. and United Business Bank, FSB dated as of December 14, 2016.(3)
2.5	Agreement and Plan of Merger, between BayCom Corp, Bay United Business Bank, and Plaza Bank dated as of June 26, 2017.(3)
3.1	Articles of Incorporation of BayCom Corp(3)
3.2	Amended and Restated Bylaws of BayCom Corp(3)
4.1	Form of common stock certificate of BayCom Corp(3)
5.1	Opinion of Silver, Freedman, Taff & Tiernan LLP regarding the legality of the shares of common stock being registered.
8.1	Opinion of Silver, Freedman, Taff & Tiernan LLP as to U.S. Federal income tax matters.
8.2	Opinion of Baird Holm LLP as to U.S. Federal income tax matters.
23.1	Consent of Moss Adams LLP, as the Registrant’s independent registered public accounting firm.
23.2	Consent of Vavrinek, Trine, Day & Co., LLP, as the Registrant’s independent registered public accounting firm.
23.3	Consent of Silver, Freedman, Taff & Tiernan LLP (included in Exhibit 5.1 and Exhibit 8.1).
23.4	Consent of Baird Holm LLP re: U.S. Federal income tax opinion (included in Exhibit 8.2)
24.1	Power of Attorney (included on signature page of the Registration Statement).
99.1	Form of Proxy of TIG Bancorp.
99.2	Consent of Vining Sparks, IBG, L.P.

+	Pursuant to Item 601(b)(2) of Regulation S-K, BayCom agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Agreement and Plan of Merger to the SEC upon request.

(1)	Incorporated by reference herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on December 10, 2018. (File No. 001-38483).

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(2)	Incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on August 13, 2018 (file No. 001-38483).

(3)	Incorporated herein by reference to the Registration Statement on Form S-1 filed on April 11, 2018 (file No. 333-224236).

(b)       Financial Statement Schedules. Not applicable.

(c)       Reports, Opinions or Appraisals. Not applicable.

Item 22. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(6) That every prospectus (i) that is filed pursuant to paragraph (5) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment has become effective, and that for the purpose of determining liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4 Registration Statement, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

(9) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Walnut Creek, State of California, on July 25, 2019.

BAYCOM CORP

By	/s/ George J. Guarini
Name: George J. Guarini
Title: President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George J. Guarini and Keary L. Colwell, and each of them, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George J. Guarini	President, Chief Executive Officer and	July 25, 2019
George J. Guarini	Director (Principal Executive Officer)

/s/ Lloyd W. Kendall	Chairman of the Board and Director	July 25, 2019
Lloyd W. Kendall

/s/ James S. Camp	Director	July 25, 2019
James S. Camp

/s/ Harpreet S. Chaudhary	Director	July 25, 2019
Harpreet S. Chaudhary

/s/ Rocco Davis	Director	July 25, 2019
Rocco Davis

/s/Malcolm F. Hotchkiss	Director	July 25, 2019
Malcolm F. Hotchkiss

/s/Robert G. Laverne	Director	July 25, 2019
Robert G. Laverne

/s/David M. Spatz	Director	July 25, 2019
David M. Spatz

/s/Keary L. Colwell	Senior Executive Vice President and	July 25, 2019
Keary L. Colwell	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)